                                                                  EXHIBIT 99.475

                                    [GRAPH]

                 CALIFORNIA POWER EXCHANGE PX SYSTEMS PROPOSAL

                                    APPENDIX

                                    [GRAPH]

APPENDIX A

APPENDIX A

APPENDIX A

VOLUME II, SECTION 1

                                                               CONFOR-
                                            PROP.               MANCE
SECTION                 SECTION            SECTION              CODE
NUMBER                    NAME               REF.              S-C-E-A           REMARKS
--------------------------------------------------------------------------------------------------------------------
II.1.0            INTRODUCTION               N/A
--------------------------------------------------------------------------------------------------------------------
II.1.1            Background                 N/A                  C
--------------------------------------------------------------------------------------------------------------------
II.1.2            PX Systems                 N/A                  C
                  Functionality
--------------------------------------------------------------------------------------------------------------------
II.1.3            Time-Phased                N/A                  C
                  Implementation
--------------------------------------------------------------------------------------------------------------------
II.1.4            General Requirements       ALL                  S
--------------------------------------------------------------------------------------------------------------------
II.1.5            Contractor's General       ALL                  C
                  Obligations
--------------------------------------------------------------------------------------------------------------------
II.1.6            PX's General               N/A                  C
                  Obligations
--------------------------------------------------------------------------------------------------------------------
II.1.7            PX Participation           N/A                  C
--------------------------------------------------------------------------------------------------------------------

VOLUME II, SECTION 2

                                                         CONFOR-
                                            PROP.         MANCE
SECTION                 SECTION            SECTION        CODE
NUMBER                    NAME               REF.        S-C-E-A                               REMARKS
--------------------------------------------------------------------------------------------------------------------------------
II.2.0            HARDWARE                   3.0            S        The Alliance has brought to bear experience from both first
                  REQUIREMENTS                                       hand electricity pool operations from around the world and experience running the largest Oracle distributed system in the world to ensure risk is managed and the correct solution is selected for the California power pool.
--------------------------------------------------------------------------------------------------------------------------------
II.2.1            General Requirements      3.2.1           C        By selecting a highly flexible solution, the PX Alliance is able to offer unparalleled flexibility and resilience.
--------------------------------------------------------------------------------------------------------------------------------
II.2.2            Processors                3.2.3           S        Processors have been selected for flexibility, resilience and performance. The Digital range of processors currently
                                                                     offers the highest performance with Oracle's RDBMS and
                                                                     provides unparalleled resilience through use of a tried and tested fail-over mechanism known as "Truecluster."
--------------------------------------------------------------------------------------------------------------------------------
II.2.2.1          Main Memory (RAM)         3.2.3           S        The processors have been configured for optimum
                                                                     performance. The processor configuration proposed utilizes sufficient RAM to enable optimum performance during peak
                                                                     load conditions.
--------------------------------------------------------------------------------------------------------------------------------
II.2.3            Local Area Networks       3.2.4           S        It is recognized that a significant amount of information is required to be passed from the Wide Area Network -- WEnet--
                                                                     to the Local Area Network, especially as the hour ahead and day ahead markets close. In order to ensure that the PX
                                                                     operating systems are able to focus on processing the
                                                                     information, in an effective and efficient manner, a Local
                                                                     Area Network designed using ATM technology is proposed.
                                                                     This ensures the optimum throughput of information by
                                                                     matching peak loading levels from WEnet and providing high performance data channels to each processing unit.

                                                                     The PX's in-house PC workstations are supported by a Fast
                                                                     Ethernet LAN running at 100Mbps.
--------------------------------------------------------------------------------------------------------------------------------

                              PROP.    CONFORMANCE
SECTION        SECTION       SECTION      CODE
NUMBER          NAME          REF.       S-C-E-A                         REMARKS
----------------------------------------------------------------------------------------------------
II.2.4    Processor           3.2.5         S        Processors interconnections are made utilizing
          Interconnections                           two appropriate technologies which it is
                                                     believed provide a distinct advantage to the PX
                                                     operating systems.

                                                     "Hot standby" processors are connected by means
                                                     of Digital's Micro-channel Truecluster
                                                     technology. Digital are leaders in the
                                                     implementation of proven clustering technology.
                                                     Built from years of experience in the operation
                                                     of VAX CI clusters, often operating within
                                                     mission critical environments, the Truecluster
                                                     affords clustering capabilities to Digital's
                                                     UNIX range of power processors. Truecluster
                                                     enables the almost seamless fail-over to the
                                                     Hot standby processor should the primary
                                                     machine fail. The cluster specification
                                                     proposed which enables the PX to add, no only
                                                     further CPU's to the front-end systems, but the
                                                     doubles the processing unit to enable a maximum
                                                     capability of 24 fast ALPHA 437Mhz processors
                                                     to be brought to bear upon the work load at
                                                     hand, while maintaining the ability to provide
                                                     a total mirror hot standby system in the event
                                                     of processor failure.

                                                     Processor interconnections made between the
                                                     front-end and back-end processor groups is by
                                                     means of ATM technology. This enables the
                                                     155Mbps to be sustained between processors. As
                                                     a resilance feature, and to enable fast
                                                     communication with the PX's client PC
                                                     workstations, a 100Mbps Fast Ethernet LAN is
                                                     provided.
----------------------------------------------------------------------------------------------------
II.2.5    Auxiliary Memory    3.2.6         S        Auxiliary memory is provided by means of fully
                                                     resilent disk subsystems. RAID 5 (Redundant
                                                     Array of Inexpensive
----------------------------------------------------------------------------------------------------

                               PROP.    CONFORMANCE
SECTION        SECTION        SECTION      CODE
NUMBER           NAME          REF.       S-C-E-A                         REMARKS
-----------------------------------------------------------------------------------------------------
                                                      Disks) are utilized to provide not only the
                                                      capability for Hot swapping of failed drives,
                                                      but also the ability to grow the disk subsystem
                                                      to terabytes of storage at a relatively low
                                                      cost. The RAID 5 devices are accessed by means
                                                      of multiple Fast SCSI-2 controllers to enable
                                                      optimum data transfer. The front-end processor
                                                      cabinets have been selected to provide, not
                                                      only unrivaled flexibility, but to exploit the
                                                      extremely fast internal I/O throughput of the
                                                      Digital 8400 system. Our experience has shown
                                                      that the I/O transfer speed is often the
                                                      limiting factor in computer intensive OLTP
                                                      systems and that often systems are proposed to
                                                      meet perceived budgetary constraints at the
                                                      cost of acceptable performance.

                                                      Storage sizing has been performed by combining
                                                      the PX Alliance's unique experience in pool
                                                      operation from multiple installations with
                                                      their understanding of the requirements for the
                                                      California pool as specified in the Functional
                                                      Requirements Document.
-----------------------------------------------------------------------------------------------------
II.2.6    Data Archive Units   3.2.7         S        Data archiving is performed by means of a
                                                      series of fash tape storage and optical disk
                                                      storage systems. The tape systems have been
                                                      designed to provide quality low cost mass
                                                      storage of the RAID units. Each mass storage
                                                      tape system have been specified to combine high
                                                      storage with low operator intervention, thus
                                                      enabling PX the maintain a lean operating
                                                      staff.
-----------------------------------------------------------------------------------------------------
II.2.7    Printers             3.2.8         S        Printers have been specified to enable the
                                                      production of both in-house reports and
                                                      external bill generation information. All
                                                      printers specified meet the specifications
                                                      defined.
-----------------------------------------------------------------------------------------------------

                                                   CONFOR-
                                         PROP.      MANCE
 SECTION            SECTION            SECTION      CODE
  NUMBER             NAME                REF.      S-C-E-A                             REMARKS
-----------   ----------------------  ----------   --------   ----------------------------------------------------------------
II.2.8        Consoles                  3.2.9         C       Each processor has a dedicated ascii console to enable
                                                              specific processor operation. In addition operations
                                                              workstations have been specified to enable multiple
                                                              machines to be managed from a single or multiple locations including the remote disaster recovery site.
                                                              Alpha stations are provided to enable the PX operations
                                                              team to administer the processor groups and to switch
                                                              processors are required. This is achieved by utilizing a
                                                              graphical "point-and-click" interface.
------------------------------------------------------------------------------------------------------------------------------

II.2.8.1      Workstations              3.2.9        C        Workstations are to be provided for use on the system. The workstations are specified as Pentium processor Personal
                                                              Computers with 32Mb RAM and 1GB of auxiliary storage.
                                                              The units have been designed to provide optimum
                                                              performance while maintaining a flexible upgrade.
                                                              Personal Computers utilized will be selected from
                                                              mainstream suppliers and utilize defacto and industry
                                                              standard components.
------------------------------------------------------------------------------------------------------------------------------

II.2.8.2      Monitors                  3.2.9        C        Monitors will be 20 or 21 inch and be provided to industry and defacto standards to enable fast replacement and
                                                              ensure compatibility with mainstream off-the shelf software.

------------------------------------------------------------------------------------------------------------------------------

II.2.8.3      Keyboards                 3.2.9        S        Keyboards will meet the specification required and will be provided, as recommended, by the workstation vendor.
------------------------------------------------------------------------------------------------------------------------------

II.2.8.4      Mouse                     3.2.9        S        The mouse will be a non-optical unit tracking by means of a mechanical ball unit. The mouse will be provided with three buttons for user application support as specified.
------------------------------------------------------------------------------------------------------------------------------

II.2.8.5      Audible Alarm Outputs     3.2.9        S        All workstations will have the ability to emit sounds from the internal speaker to provide an audible alarm as required.

------------------------------------------------------------------------------------------------------------------------------

II.2.9        Video Copiers             3.2.10       S        Video copying will be effected through the use of screen print capabilities of the workstation proposed in conjunction with quality laser color output devices. This combination not only
------------------------------------------------------------------------------------------------------------------------------

                                            PROP.            CONFOR-
SECTION             SECTION                 SECTION          MANCE                                       REMARKS
NUMBER              NAME                    REF.             CODE
                                                             S-C-E-A
====================================================================================================================================

                                                                         enables basic video copying, but also provides the ability to produce quality color reports and slides if required.
                                                                         The printers provided will produce output on plain "Letter"
                                                                         sized copier quality paper as a minimum.
------------------------------------------------------------------------------------------------------------------------------------
II.2.10             Other Peripheral       3.2.11              S         In addition to the peripherals specified, the system will
                    Devices                                              also be provided with Microsoft NT servers for use as a
                                                                         common storage device shared printer controller and
                                                                         security administration for the in-house LAN-based
                                                                         workstation users.
------------------------------------------------------------------------------------------------------------------------------------
II.2.11             Consumable Supplies    3.2.12              S         Consumable supplies will be provided to support the
                                                                         initial test and trial period as specified.
------------------------------------------------------------------------------------------------------------------------------------
II.2.12             Hardware                  3.4              S         The Hardware configuration has been specified to enable the
                    Configuration                                        PX to operate at optimum performance. From the multiple
                                                                         architectures considered the PX Alliance has chosen a
                                                                         solution that enables the PX to manage risk by providing an unparalleled growth path. The I/O intensive front-end
                                                                         system has been designed to have significant in-cabinet
                                                                         upgrade capability for both processors and memory and fast bus I/O throughput at 1.2GB/sec. As the participants in the
                                                                         PX increases the solution offers in cabinet upgrades to 12
                                                                         CPUs. Beyond this a further processor may be added and
                                                                         ultimately further processor groupings may be added
                                                                         providing almost limitless flexibility.
------------------------------------------------------------------------------------------------------------------------------------

VOLUME II, SECTION 3

                                              CONFOR-
                                    PROP.      MANCE
SECTION          SECTION           SECTION     CODE
 NUMBER           NAME              REF.      S-C-E-A                   REMARKS
-------------------------------------------------------------------------------------------------
II.3.0    INSPECTION AND TEST    2.3.5, 11.2     S     The PX Alliance is dedicated to provide to
                                                       the PX a fully operational energy trading
                                                       market for California and rigorous testing
                                                       will be done to ensure this happens.
-------------------------------------------------------------------------------------------------
II.3.1    Test Plans and Test    2.3.5, 11.2     S     The PX Alliance has vast knowledge and
          Procedures                                   experience in the implementation of power
                                                       pool around the world. The testing plans
                                                       and procedures contributed to the success
                                                       of those power trading markets.
-------------------------------------------------------------------------------------------------
II.3.1.1  Test Plans               2.3.5 -       S
                                 2.3.8,11.2
-------------------------------------------------------------------------------------------------
II.3.1.2  Test Procedures          2.3.5 -       S
                                 2.3.8,11.2
-------------------------------------------------------------------------------------------------
II.3.2    Test Records              11.2         S
-------------------------------------------------------------------------------------------------
II.3.3    Variances                 11.2         S     Variance tracking is a normal part of the
                                  10.2.5.3             project management plan used for all
                                                       project done by the PX Alliance.
-------------------------------------------------------------------------------------------------
II.3.3.1  Variance Reporting      11.2, 10       S
-------------------------------------------------------------------------------------------------
II.3.3.2  Correction and            11.2         S
          Resolution of
          Variances
-------------------------------------------------------------------------------------------------
II.3.4    Test Initiation          11.2.2        S
-------------------------------------------------------------------------------------------------
II.3.5    Test Suspension           11.2         S
-------------------------------------------------------------------------------------------------
II.3.6    Test Completion           11.2         S     The PX Alliance will complete the testing
                                                       as required by the PX RFP. To ensure
                                                       clarity and uniformity, all commercial
                                                       items are further explained in the
                                                       commercial terms.
-------------------------------------------------------------------------------------------------
II.3.7    Inspection               2.3.7,        S
                                  10.2.4.1,
                                    11.2
-------------------------------------------------------------------------------------------------

                                                   CONFOR-
                                         PROP.      MANCE
 SECTION            SECTION            SECTION      CODE
  NUMBER             NAME                REF.      S-C-E-A                             REMARKS
-----------   ----------------------  ----------   --------   ----------------------------------------------------------------
II.3.8        System Tests              11.2         S
------------------------------------------------------------------------------------------------------------------------------

II.3.8.1      Incremental and Unit      11.2         S        The PX Alliance plans to use the products they have
              Testing                                         developed and proven globally to create the base system
                                                              standard hardware and software as a starting point on which the PX Specific elements will be incrementally added and
                                                              tested to ensure that the PX system will be operational on
                                                              1/1/98. The two minute restoration time will be met for the critical PX Systems as define in the RFP.
------------------------------------------------------------------------------------------------------------------------------

II.3.8.2      Hardware Integration      11.2         S
              Test
------------------------------------------------------------------------------------------------------------------------------

II.3.8.3      Function and              11.2         E        The approach has been outlined in Section 2 and 11. The
              Performance Testing                             test plans for the Functional and Performance testing will be agreed with the PX to ensure testing of all items listed.
------------------------------------------------------------------------------------------------------------------------------

II.3.8.4      Integrated System         11.2         S
              Stability Testing
------------------------------------------------------------------------------------------------------------------------------

II.3.8.5      Unstructured Testing      11.2         S
------------------------------------------------------------------------------------------------------------------------------

II.3.8.6      Operational Dry Run       11.2         S        The PX Alliance has extensive experience in transmission
                                                              systems and the business processes involved with those
                                                              systems. As a option, the PX Alliance is offering to also
                                                              design the business processes for the power exchange.
                                                              This would further ensure that the complete business
                                                              operations will be ready by 1/1/98.
------------------------------------------------------------------------------------------------------------------------------

II.3.8.7      Availability Test         11.2         S
------------------------------------------------------------------------------------------------------------------------------

II.3.8.7.1    Test Definitions          11.2         S
------------------------------------------------------------------------------------------------------------------------------

II.3.8.7.2    Test Satisfaction         11.2         S
------------------------------------------------------------------------------------------------------------------------------

VOLUME II, SECTION 4

                                                         CONFOR-
                                            PROP.         MANCE
SECTION                 SECTION            SECTION        CODE
NUMBER                    NAME               REF.        S-C-E-A                               REMARKS
--------------------------------------------------------------------------------------------------------------------------------
II.4.0            INSTALLATION,           2.0, 11.0         S        The PX Alliance is committed to ensuring the successful
                  MAINTENANCE, AND                                   operation of the California Energy Trading Market. This is
                  SPARE PARTS                                        especially important regarding the installation, maintenance
                  REQUIREMENTS                                       and spare parts provided under this contract. The PX
                                                                     Alliance's past experience with other power exchanges
                                                                     assures success in these areas.
--------------------------------------------------------------------------------------------------------------------------------
II.4.1            Installation Support       N/A            S
                  Services
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.1          Site Implementation        2.8            S        The PX Alliance has established a plan to transition to
                  Plan                                               Phase 2, and agree to all assuming all responsibilities for the transition if the PX Alliance is contracted to participate in Phase 2.
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.2          Systems Preparation,       N/A            S        The PX Alliance have initiated contract discussion with the
                  Packing, and Shipment                              hardware vendors to prepare, pack and ship the PX
                                                                     equipment during any transportation of the equipment.
                                                                     This, we believe, is another step to minimize risk to the PX insure that the PX Schedules are met.
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.2.1        Preparation for            N/A            S
                  Shipment
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.2.2        Packing                    N/A            S
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.2.3        Shipment                   N/A            S
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.3          Installation and        2.3, 11.0         S
                  Start-up
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.4          Technical Support         Comm            S        The PX Alliance will support the PX Systems throughout the
                                            App B                    entire useful life of the system at the agreed per-diem
                                                                     schedule.
--------------------------------------------------------------------------------------------------------------------------------
II.4.1.5          Change Notification      10.2.5           S
--------------------------------------------------------------------------------------------------------------------------------

                                       PROP.     CONFORMANCE
 SECTION             SECTION          SECTION       CODE
  NUMBER              NAME              REF.       S-C-E-A                    REMARKS
-----------------------------------------------------------------------------------------------------
             Service
-----------------------------------------------------------------------------------------------------
II.4.2       System Maintenance       Comm 4.0        S
-----------------------------------------------------------------------------------------------------
II.4.2.1     Maintenance Record       Comm 4.0        S
-----------------------------------------------------------------------------------------------------
II.4.2.2     Maintenance Prior to     Comm 4.0        S
             Shipment
-----------------------------------------------------------------------------------------------------
II.4.2.3     Maintenance During       Comm 4.0        S
             Installation, Field
             Test and Warranty
-----------------------------------------------------------------------------------------------------
II.4.2.3.1   Equipment Supported        Comm          S        The PX Alliance exceeds the industry
             by Maintenance            App D                   standard response time (four hours) by
             Contract                                          providing two hour response for
                                                               maintenance.
-----------------------------------------------------------------------------------------------------
II.4.2.3.2   Equipment Maintained by  Comm 4.0        S
             PX
-----------------------------------------------------------------------------------------------------
II.4.2.3.3   Software Support         Comm 4.0        S
-----------------------------------------------------------------------------------------------------
II.4.2.4     Maintenance After        Comm 4.0        S
             Warranty
-----------------------------------------------------------------------------------------------------
II.4.2.4.1   Computer and             Comm 4.0        S        The PX Alliance exceeds the industry
             Peripheral Equipment                              standard response time (four hours) by
             Maintenance Contract(s)                           providing a two hour response for
                                                               maintenance.
-----------------------------------------------------------------------------------------------------
II.4.2.4.2   Maintenance Contract     Comm 4.0        S
             for Other Equipment
-----------------------------------------------------------------------------------------------------
II.4.2.4.3   Software Maintenance     Comm 4.0        S
             After Final Acceptance
-----------------------------------------------------------------------------------------------------
II.4.3       Spare Parts and Test      App D          S
             Equipment
-----------------------------------------------------------------------------------------------------
II.4.3.1     Equipment Supported by    App D          S
             Maintenance Contract
-----------------------------------------------------------------------------------------------------

                                      PROP.       CONFOR-
SECTION           SECTION            SECTION       MANCE       REMARKS
NUMBER             NAME                REF.        CODE
                                                  S-C-E-A
--------------------------------------------------------------------------------
II.4.3.2     Equipment Maintained     App D          S
             by PX
--------------------------------------------------------------------------------

VOLUME II, SECTION 5

                                                CONFOR-
                                      PROP.      MANCE
 SECTION           SECTION           SECTION     CODE
  NUMBER            NAME              REF.      S-C-E-A                   REMARKS
--------------------------------------------------------------------------------------------------
II.5.0      TRAINING REQUIREMENTS     11.3         S     The PX Alliance will develop a
                                                         comprehensive training plan in
                                                         conjunction with the PX Managers to
                                                         provide the PX with the appropriate
                                                         training.
--------------------------------------------------------------------------------------------------
II.5.1      System Overview           11.3         S     The PX Alliance is proposing, as an
            Seminar                                      option, operating the PX with expertise
                                                         provided by the PX Alliance personnel.
                                                         This option affords a faster and more
                                                         complete transfer of the PX operation and
                                                         system knowledge to the operations of the
                                                         PX System. This arrangement would
                                                         minimize any potential disruptions,
                                                         maximize efficiencies and smooth
                                                         transition from development to
                                                         operations.
--------------------------------------------------------------------------------------------------
II.5.2      Training Program for      11.3         S
            PX Maintenance Staff
--------------------------------------------------------------------------------------------------
II.5.2.1    Database, Display,        11.3         S
            and Report Training
--------------------------------------------------------------------------------------------------
II.5.2.1.1  Database Generation       11.3         S
            and Maintenance
--------------------------------------------------------------------------------------------------
II.5.2.1.2  Display Generation        11.3         S
            and Maintenance
--------------------------------------------------------------------------------------------------
II.5.2.1.3  Report Generation and     11.3         S
            Maintenance
--------------------------------------------------------------------------------------------------
II.5.2.2    Hardware Training         11.3         S     As explained in II.5.1 above, the PX
                                                         Alliance is providing an option to supply
                                                         the personnel for the hardware
                                                         maintenance of the PX equipment for
                                                         enhanced performance.
--------------------------------------------------------------------------------------------------
II.5.2.2.1  Equipment Supported       11.3         S
            by a Maintenance
            Contract
--------------------------------------------------------------------------------------------------

                                                        CONFOR-
                                               PROP.     MANCE
 SECTION                  SECTION             SECTION    CODE
 NUMBER                    NAME                 REF.    S-C-E-A                            REMARKS
----------------------------------------------------------------------------------------------------------------------------
II.5.2.2.2       Equipment Maintained           11.3       S
                 by PX
----------------------------------------------------------------------------------------------------------------------------
II.5.2.3         Software Training              11.3       S
----------------------------------------------------------------------------------------------------------------------------
II.5.2.3.1       Programming                    11.3       S       The PX Alliance can and will offer these services as
                 (Optional)                                        required. It is recommended, however, that arrangement
                                                                   be made for the PX personnel obtain the training from the
                                                                   OEM software training group.
----------------------------------------------------------------------------------------------------------------------------
II.5.2.3.2       System Software                11.3       S       The PX Alliance can and will offer these services as
                                                                   required. It is recommended, however, that arrangement
                                                                   be made for the PX personnel obtain the training from the
                                                                   OEM software training group.
----------------------------------------------------------------------------------------------------------------------------
II.5.2.4         Integrated PX Systems          11.3       S
                 Training
----------------------------------------------------------------------------------------------------------------------------
II.5.2.4.1       System Diagnostics             11.3       S
----------------------------------------------------------------------------------------------------------------------------
II.5.2.4.2       Software                       11.3       S
                 Administration
----------------------------------------------------------------------------------------------------------------------------
II.5.2.4.3       System Generation              11.3       S
----------------------------------------------------------------------------------------------------------------------------
II.5.3           Training Prgram for            11.3       S
                 PX User Staff
----------------------------------------------------------------------------------------------------------------------------
II.5.4           Training for Participant       11.3       S       The PX Alliance proposes a class size for the Participant
                 User Staff                                        staff training is 10-15.
----------------------------------------------------------------------------------------------------------------------------
II.5.5           Supplemental Training          11.3       S
----------------------------------------------------------------------------------------------------------------------------
II.5.6           Training Course                11.3       S
                 Requirements
----------------------------------------------------------------------------------------------------------------------------
II.5.6.1         Class Size                     11.3       S
----------------------------------------------------------------------------------------------------------------------------
II.5.6.2         Training Schedule              11.3       S
----------------------------------------------------------------------------------------------------------------------------
II.5.6.3         Training Location and          11.3       S
                 Classrooms
-----------------------------------------------------------------------------------------------------------------------------
II.5.6.4         Instructors                    11.3       S
-----------------------------------------------------------------------------------------------------------------------------

                                      PROP.           CONFOR-
SECTION           SECTION            SECTION           MANCE            REMARKS
NUMBER             NAME                REF.            CODE
                                                      S-C-E-A
--------------------------------------------------------------------------------
II.5.6.5     Manuals and               11.3              S
             Equipment
--------------------------------------------------------------------------------
II.5.6.6     Video- and Computer-      11.3              S
             Based Training
--------------------------------------------------------------------------------

VOLUME II, SECTION 6

                                                       CONFOR-
                                            PROP.       MANCE
SECTION          SECTION                   SECTION      CODE
NUMBER            NAME                       Ref.      S-C-E-A                           REMARKS
------------------------------------------------------------------------------------------------------------------------
II.6.0         DOCUMENTATION                 11.3           S                Documentation is an important part of the
               REQUIREMENTS                                                  PX Systems and will be done to exceed the
                                                                             requirement of the RFP.
------------------------------------------------------------------------------------------------------------------------
II.6.1         General                       App B          S
                                              Q12
------------------------------------------------------------------------------------------------------------------------
II.6.2         System Description            11.3           S
               Document
------------------------------------------------------------------------------------------------------------------------
II.6.3         Hardware                      11.3           S
               Documentation
------------------------------------------------------------------------------------------------------------------------
II.6.3.1       Inventory, Floor Plans,       11.3           S
               Wiring, and Block
               Diagrams
------------------------------------------------------------------------------------------------------------------------
II.6.3.2       Site Preparation              11.3           S
               Manuals
------------------------------------------------------------------------------------------------------------------------
II.6.3.3       Reference Manuals             11.3           S
               and Instruction Books
------------------------------------------------------------------------------------------------------------------------
II.6.3.4       Maintenance Manuals           11.3           S
------------------------------------------------------------------------------------------------------------------------
II.6.3.5       Diagnostic Program            11.3           S
               Manuals
------------------------------------------------------------------------------------------------------------------------
II.6.4         Software                      11.3           S
               Documentation
------------------------------------------------------------------------------------------------------------------------
II.6.4.1       Software Inventory            11.3           S
------------------------------------------------------------------------------------------------------------------------
II.6.4.2       Standard Software             11.3           S
               Documentation
------------------------------------------------------------------------------------------------------------------------
II.6.4.3       Software Functional           11.3           S
               Requirements
               Documentation
------------------------------------------------------------------------------------------------------------------------
II.6.4.4       Functional Description        11.3           S
               Documents
------------------------------------------------------------------------------------------------------------------------

                                             PROP.          CONFOR-
SECTION             SECTION                 SECTION        MANCE CODE                              REMARKS
NUMBER               NAME                    REF.           S-C-E-A
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
               (Unrestricted)
------------------------------------------------------------------------------------------------------------------------------
II.6.4.5       Software Design               11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.5         User Documentation            11.3              S
------------------------------------------------------------------------------------------------------------------------------
II.6.5.1       PX User                       11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.5.2       PX Participant User           11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.6         System User                   11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.7         Database                      11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.8         Test Documentation            11.3              S
------------------------------------------------------------------------------------------------------------------------------
II.6.9         Training                      11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.10        Deliverable                   11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.10.1      Preliminary System            11.3              S
               Documentation
------------------------------------------------------------------------------------------------------------------------------
II.6.10.2      Program Source and            11.3              S
               Object Code and
               Executable Modules
------------------------------------------------------------------------------------------------------------------------------
II.6.10.3      Final Documentation           11.3              S
------------------------------------------------------------------------------------------------------------------------------
II.6.10.4      Document Quantities           11.3              S
------------------------------------------------------------------------------------------------------------------------------

                                         PROP.           CONFOR-
SECTION           SECTION               SECTION           MANCE                  REMARKS
NUMBER             NAME                   REF.            CODE
                                                         S-C-E-A
-------------------------------------------------------------------------------------------------------------
II.7.0       PROJECT                      N/A               S
             MANAGEMENT AND
             SCHEDULE
-------------------------------------------------------------------------------------------------------------
II.7.1       Project Management            10               S
-------------------------------------------------------------------------------------------------------------
II.7.2       Project Schedule          10, App H            S
-------------------------------------------------------------------------------------------------------------
II.7.2.1     Implementation            2,.3.4, 10           S
             Schedule
-------------------------------------------------------------------------------------------------------------
II.7.2.1.1   Contractor Activities      10, 11.2            S
-------------------------------------------------------------------------------------------------------------
II.7.2.1.2   PX Activities              10, 11.2            S
-------------------------------------------------------------------------------------------------------------
II.7.2.2     Documentation                11.3              S
             Schedule
-------------------------------------------------------------------------------------------------------------
II.7.2.3     Training Schedule            11.3              S
-------------------------------------------------------------------------------------------------------------
II.7.3       Progress Report              10.2              S
-------------------------------------------------------------------------------------------------------------
II.7.4       Meetings                     10.2              S
-------------------------------------------------------------------------------------------------------------
II.7.5       Transmittals                 10.2              S
-------------------------------------------------------------------------------------------------------------
II.7.6       Use of Consultants           N/A               S
-------------------------------------------------------------------------------------------------------------
II.7.7       Quality Assurance          10.2.4              S
-------------------------------------------------------------------------------------------------------------
II.7.8       Software Configuration       10.2              S
             Management
-------------------------------------------------------------------------------------------------------------
II.7.9       Document Review and          10.2              S
             Approval Rights
-------------------------------------------------------------------------------------------------------------
II.7.9.1     Modified and Custom          N/A               S
             Document Approval
-------------------------------------------------------------------------------------------------------------
II.7.9.2     Functional                   N/A               S
             Requirements and
             Test Document
             Approval
-------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 1

                                                CONFOR-
                                       PROP.     MANCE
SECTION            SECTION            SECTION    CODE
 NUMBER             NAME               REF.     S-C-E-A                       REMARKS
----------------------------------------------------------------------------------------------------------
III.1.0   INTRODUCTION                  N/A        C
----------------------------------------------------------------------------------------------------------
III.1.1   Background                    N/A        C
----------------------------------------------------------------------------------------------------------
III.1.2   The Mission and Structure     N/A        C
          of ISO and PX
----------------------------------------------------------------------------------------------------------
III.1.3   Intent and Scope of this      N/A        C
          Functional Requirements
          Documents
----------------------------------------------------------------------------------------------------------
III.1.4   Overall PX System             N/A        C
          Architecture
----------------------------------------------------------------------------------------------------------
III.1.5   Time-Phased                   N/A        C
          Implementation
----------------------------------------------------------------------------------------------------------
III.1.6   Organization of this          N/A        C
          Functional Requirements
          Document
----------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 2

                                       PROP.     CONFORMANCE
 SECTION             SECTION          SECTION       CODE
  NUMBER              NAME              REF.       S-C-E-A                    REMARKS
-----------------------------------------------------------------------------------------------------
             Service
-----------------------------------------------------------------------------------------------------
III.2.0      OVERALL SYSTEM                           C
             FUNCTIONAL
             REQUIREMENTS
-----------------------------------------------------------------------------------------------------
III.2.1      Process Description      N/A             C
-----------------------------------------------------------------------------------------------------
III.2.1.1    Overview of PX           4.0, 5.0,       C
             Functionality            6.0, 7.0,
                                      8.0, 9.0
-----------------------------------------------------------------------------------------------------
III.Exh.2-1  PX Functional Diagram    N/A             C        The proposed solution provided all the
                                                               functionality outlined in Exhibit 2-1.
                                                               Implementation details will be refined
                                                               in concert with the PX Program
                                                               Manager.
-----------------------------------------------------------------------------------------------------
III.2.1.2    Process Timeline         4.0, 5.0        C        Full compliance with bid process
                                                               timeline will be delivered.
-----------------------------------------------------------------------------------------------------
III.Exh.2-2  Process Timeline         N/A             C        Full compliance with bid process
                                                               timeline will be delivered.
-----------------------------------------------------------------------------------------------------
III.2.2      System Structure         3.0, 4.0,       C
                                      5.0, 6.0,
                                      7.0, 8.0,
                                      9.0
-----------------------------------------------------------------------------------------------------
III.2.3      Participant Master       4.2.1           S        Provided as a standard feature by
             File                                              ABB's P&SS product
-----------------------------------------------------------------------------------------------------
III.2.3.1    Participant              4.2.1           S        Provided as a standard feature by
             Registration                                      ABB's P&SS product
             Information
-----------------------------------------------------------------------------------------------------
III.2.3.2    Technical Registration   4.2.1           S        Provided as a standard feature by
             Information                                       ABB's P&SS product
-----------------------------------------------------------------------------------------------------
III.2.3.3    Performance              4.0, 5.0        C        The solution provided will include
             Measurement              6.0, 7.0,                statistical measurements of the items
                                      8.0, 9.0                 provided in the example, as well as,
                                                               other similar items. The base system
                                                               does not include automatic performance
                                                               statistic gathering for "real-time"
                                                               type activities, as bid response time,
                                                               screen call-up time, etc.
-----------------------------------------------------------------------------------------------------
III.2.3.4    Participant Master       4.2.1           C        The PX Alliance proposes, in addition
             File Maintenance                                  to e-mail, to use a Web-based
                                                               technology to notify a participant of
                                                               changes to Mater File Information.
                                                               This exceeds the specification
-----------------------------------------------------------------------------------------------------

                                             PROP.        CONFORMANCE
SECTION         SECTION                     SECTION          CODE
 NUMBER         NAME                        REF.           S-C-E-A                             REMARKS
------------------------------------------------------------------------------------------------------------------------------------
                                                                    requirements.
------------------------------------------------------------------------------------------------------------------------------------
III.2.4         Overall User                 N/A
                Requirements
------------------------------------------------------------------------------------------------------------------------------------
III.2.5         Overall Data Interface       N/A             C
                Requirements
------------------------------------------------------------------------------------------------------------------------------------
III.2.5.1       Interfaces between PX     3.0, 4.0, 5.0,     C      The PX Alliance proposed software with interfaces that are
                and ISO Systems               7.0                   currently specificed. The proposed software has the flexiablity to easily accommodate future modifications and interfaces.
------------------------------------------------------------------------------------------------------------------------------------
III.2.5.1.1     Data Interface Between    4.0, 5.0, 7.0      C      The PX Alliance proposed software with interfaces that are
                the PX and ISO                                      currently specificed. The proposed software has the flexiablity
                Scheduling Systems                                  to easily accommodate future modifications and interfaces.
------------------------------------------------------------------------------------------------------------------------------------
III.2.5.1.2     Interface Between the       4.0, 5.0         C      The PX Alliance proposed software with interfaces that are
                PX and the ISO                                      currently specificed. The proposed software has the flexiablity
                Bidding System                                      to easily accommodate future modifications and interfaces.
------------------------------------------------------------------------------------------------------------------------------------
III.2.5.1.3     Data Interface               7.0             C      The PX Alliance proposed software with interfaces that are
                Between PX and the                                  currently specificed. The proposed software has the flexiablity
                ISO Settlement                                      to easily accommodate future modifications and interfaces.
------------------------------------------------------------------------------------------------------------------------------------
III.2.5.1.4     Interfaces Between the    3.0, 4.0, 6.       C      The PX Alliance proposed software with interfaces that are
                PX System and                                       currently specificed. The proposed software has the flexiablity
                External Systems                                    to easily accommodate future modifications and interfaces.
-----------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 3


SECTION                   SECTION            PROP.             CONFORMANCE                            REMARKS
NUMBER                     NAME             SECTION               CODE
                                              REF.              S-C-E-A
------------------------------------------------------------------------------------------------------------------------------------
III.3.0               BIDDING MODULE           4.0                  C            The proposed Bidding Module offers a field-proven
                      FUNCTIONAL                                                 base product as described in the Technical
                      REQUIREMENTS                                               Proposal Section 4.
------------------------------------------------------------------------------------------------------------------------------------
III.3.1               Sub-process              4.0                  S            ABB's P&SS base product includes a complete
                      Description                                                bidding subprocess. The P&SS product supports
                                                                                 supply, demand and selected A/S bidding, a well
                                                                                 as handling of the user registration and master
                                                                                 file. The base product will be enhanced to
                                                                                 support the PX requirements. It will be also
                                                                                 extended the include all PX bidding cycles, i.e.
                                                                                 iterative day-ahead, hour-ahead, sequential or
                                                                                 simultaneous A/S bids, must-take, etc.
------------------------------------------------------------------------------------------------------------------------------------
III.Exh.3-1           Bidding Module           4.1                  C
                      Illustration
------------------------------------------------------------------------------------------------------------------------------------
III.Exh.3-2           Bidding Module           N/A                  C
                      Process Flow Diagram
------------------------------------------------------------------------------------------------------------------------------------
III.3.2               Module Features and      4.1, 4.2             C
                      Functions
------------------------------------------------------------------------------------------------------------------------------------
III.3.2.1             Bid Collection and       4.2                  C
                      Revision
------------------------------------------------------------------------------------------------------------------------------------
III.3.2.1.1           Bidding by FTP File      3.0, 4.0,            C            The computer link will be through intranet
                      Submittals                4.4.2                            (WENET) and internet connections. ABB's P&SS
                                                                                 product provides a full support for life based
                                                                                 bidding. FTP file transfers will be supported.
                                                                                 The capability to validate the files prior to
                                                                                 submission, will be provided. The file submission
                                                                                 will also be via a Web browser based interface.
------------------------------------------------------------------------------------------------------------------------------------
III.3.2.1.2           Bidding by Bulletin      4.1                  C            Bidding using interactive Web pages is proposed
                      Board                                                      instead of a bulletin board. This technology is
                                                                                 provided at a lower cost with enhanced
                                                                                 functionality.
------------------------------------------------------------------------------------------------------------------------------------

                                            PROP       CONFORMANCE
SECTION             SECTION                SECTION        CODE                              REMARKS
NUMBER               NAME                    REF.        S-C-E-A
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.1.3    Bidding by Fax               4.1            C         Provided as a standard feature of ABB's P&SS product.
               (Backup)
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.2      Bid Validation              4.2.3           S         Provided as a standard feature of ABB's P&SS product.
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.2.1    Participant Verification    4.2.3           S         Provided as a standard feature of ABB's P&SS product.
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.2.2    Bid Consistency Check       4.2.3           C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.3      Participant Notification    4.2.4           C         The PX Alliance will extend the base capabilities of P&SS to
               and Confirmation                                      provide the required functionality stated in Section 3.2.3 of the Amended FRD. This includes PX operator functions,
                                                                     various means of communication with the Participant
                                                                     Notification formats, and notification and confirmation logic.
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.4      Bidding Dispute            4.2,7.0          C         The base P&SS capabilities will be enhanced to support
               Resolution                                            these requirements.
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.5      Communicating with           4.3            C
               the ISO for Ancillary
               Services
-----------------------------------------------------------------------------------------------------------------------------------
III.3.2.6      "Must-take" Processing       4.3            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3        Data Description             4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.1      Participant Master File      4.2            C
               Technical Data
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.1.1    Generation and Import        4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.1.2    Load and Export              4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.1.3    Import and Export            4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.2      Bid Data                     4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.2.1    Supply Bid Data              4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.2.2    Demand Bid Data              4.2            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.3.3      Private Participant          4.2            C
               Data
-----------------------------------------------------------------------------------------------------------------------------------
III.3.4        Interfaces                   4.3            C
-----------------------------------------------------------------------------------------------------------------------------------
III.3.4.1      Communicating with           4.3            C
               Scheduling and Price
-----------------------------------------------------------------------------------------------------------------------------------

                                         PROP.           CONFOR-
SECTION           SECTION               SECTION           MANCE                  REMARKS
NUMBER             NAME                   REF.            CODE
                                                         S-C-E-A
-------------------------------------------------------------------------------------------------------------
             Determination
-------------------------------------------------------------------------------------------------------------
III.3.4.2    Communicating with           4.3               C
             the Settlement Module
-------------------------------------------------------------------------------------------------------------
III.3.4.3    Communicating with           4.3               C
             the ISO
-------------------------------------------------------------------------------------------------------------
III.3.5      Database Organization        4.3               C
-------------------------------------------------------------------------------------------------------------
III.3.6      User Input/Output            4.4               C
-------------------------------------------------------------------------------------------------------------
III.3.6.1    Computer Input/Output        4.4               C
-------------------------------------------------------------------------------------------------------------
III.3.6.2    Local Operator               4.4               C
             Interface
-------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 4

                                       PROP.     CONFORMANCE
 SECTION             SECTION          SECTION       CODE
  NUMBER              NAME              REF.       S-C-E-A                    REMARKS
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
III.4.0      SCHEDULING AND PRICE     5.0             C        The PX Alliance is proposing to develop
             DETERMINATION MODULE                              the Scheduling and Price Determination
             FUNCTIONAL REQUIREMENTS                           (SPD) function using existing software
                                                               modules and tailoring them to meet
                                                               the requirements of this section. The
                                                               main components of the proposed SPD
                                                               function are:
                                                               -  Program Scheduler (PS)- This module
                                                                  is used to schedule and control the
                                                                  process flow and is based on an
                                                                  existing function.
                                                               -  Resource Dispatch Scheduler (RDS)-
                                                                  This module is responsible for
                                                                  scheduling and pricing various
                                                                  resources and ancillary services.
                                                                  The existing Generation Dispatch
                                                                  function will be used as the basis
                                                                  for the development of this
                                                                  function.
                                                               As an alternative, the PX Alliance
                                                               could propose a Resource Commitment
                                                               Scheduler (RCS) that would use Linear
                                                               and Dynamic Programming optimization
                                                               methods to determine the optimum
                                                               schedule and price for the resources
                                                               that are bid into the exchange. The
                                                               price for the RCS is not included in
                                                               this proposal.
------------------------------------------------------------------------------------------------------
III.4.1      Sub-Process              4.0, and        C        Processing of "bid ready" flag will be
             Description              5.0                      done by the Program Scheduler function.
                                                               Two separate program execution
                                                               sequences will be supported, one for
                                                               the day-ahead market and the other for
                                                               the hour-ahead market. The RDS function
                                                               will be implemented to schedule and
                                                               price energy and ancillary services
                                                               either in the sequential mode (Option
                                                               1) or in the simultaneous mode (Option
                                                               2). It is assumed that prior to the
                                                               start of the project, only one of the
                                                               above mentioned options will be
                                                               selected.
------------------------------------------------------------------------------------------------------

                                                        CONFOR-
                                               PROP.     MANCE
  SECTION                SECTION              SECTION    CODE
  NUMBER                  NAME                  REF.    S-C-E-A                              REMARKS
---------------------------------------------------------------------------------------------------------------------------------
III.Exh.4-1      Scheduling and Price           5.0        C       The Program Scheduler function will control the process flow
                 Determination Module                              as depicted in Exhibit 4-1.
                 Process Flow Diagram
---------------------------------------------------------------------------------------------------------------------------------
III.Exh.4-1      Day Ahead Scheduling           5.1.1      C
                 Process Timeline
---------------------------------------------------------------------------------------------------------------------------------
III.Exh.4-3      Hour-Ahead                     5.1.1      C
                 Scheduling Process
                 Timeline
---------------------------------------------------------------------------------------------------------------------------------
III.4.1.1        Day Ahead Price                5.1.1      C
                 Determination
                 Protocols
---------------------------------------------------------------------------------------------------------------------------------
III.4.1.2        Rescheduling and               5.2        C       The PX Alliance proposed software with interfaces that are
                 Zone Price Protocols                              currently specified. The proposed software has the flexibility to easily accommodate future modifications and interfaces.
---------------------------------------------------------------------------------------------------------------------------------
III.4.1.3        Hour-Ahead Price               5.2        C       The same functionality as that implemented for the day
                 Determination                                     ahead market will be implemented for the hour ahead
                 Protocols                                         market.
---------------------------------------------------------------------------------------------------------------------------------
III.4.2          Module Features and            5.2        C
                 Functions
---------------------------------------------------------------------------------------------------------------------------------
III.4.2.1        Day-Ahead Scheduling           5.1.2      C
                 and Price
                 Determination
---------------------------------------------------------------------------------------------------------------------------------
III.4.2.1.1      Bid Data and                   4.0,       C
                 Information Collection        5.0, 5.1.2
---------------------------------------------------------------------------------------------------------------------------------
III.4.2.1.2      Preplanning                    5.1.2      C
                 Assessment
---------------------------------------------------------------------------------------------------------------------------------
III.4.2.1.3      Determination of               5.1.2      C
                 Overgeneration
                 Conditions
---------------------------------------------------------------------------------------------------------------------------------

SECTION             SECTION                  PROP.          CONFOR-                       REMARKS
NUMBER               NAME                  SECTION           MANCE
                                             REF.            CODE
                                                            S-C-E-A
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.4    Unconstrained Energy          5.1.2            C
               Schedule and Market
               Cleaning Price
               Determination
---------------------------------------------------------------------------------------------------------------------------
III.Exh.4-4    Example of a Valid Bid        5.0              C
---------------------------------------------------------------------------------------------------------------------------
III.Exh.4-5    Mathematical                  5.0              C
               Representation of a
               Bid
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.4.1  Option 1-Sequential           5.1.2            C          It is assumed that prior to the start of the
               Energy and A/S Bid                                        project, either the sequential or the simultaneous
               Processing                                                method will be selected for implementation.
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.4.2  Option 2-                     5.1.2            C          It is assumed that prior to the start of the
               Simultaneous Energy                                       project, either the sequential or the simultaneous
               and A/S Bid                                               method will be selected for implementation.
               Processing
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.5    Preferred Schedule            4.0,             C
               Preparation                5.0, 5.1.2
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.6    Scheduling and Price      5.0, 5.1.2           C          It is assumed that prior to the start of the
               Determination for             5.2                         project, either the sequential or the simultaneous
               Ancillary Services                                        method will be selected for implementation.
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.6.1  Option 1-Sequential       5.0, 5.1.2           C
               Energy and A/S                5.2
               Processing
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.6.2  Option 2-                 5.0, 5.1.2           C
               Simultaneous Energy           5.2
               and A/S Processing
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.7    Schedule Verification     5.0, 5.1.2           C
               and Presentation              5.2
---------------------------------------------------------------------------------------------------------------------------
III.4.2.1.8    Reschedule per ISO            5.0              C
               Instructions
---------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION                SECTION             SECTION            MANCE                              REMARKS
NUMBER                  NAME                 REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.4.2.1.9      Zonal Market Clearing      5.0,5.1.2           C
                 Price Determination           5.2
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.1.10     Committed/Final            5.0,5.1.1           C
                 Schedule and Price
                 Determination
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.1.11     Schedule and Price         5.0,5.1.1           C
                 Notification
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.1.12     Schedule Storage and       5.0,5.1.1           C
                 Retrieval
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2        Hour-Ahead                 5.0,5.1.3           C
                 Scheduling and Price
                 Determination
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.1      Bid Data and               5.0,5.1.3           C
                 Information Collection
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.2      Preplanning                5.0,5.1.3           C
                 Assessment
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.3      Determination of           5.0,5.1.3           C
                 Overgeneration
                 Conditions
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.4      Schedule Preparation       5.0,5.1.3           C
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.5      Market Clearing Price      5.0,5.1.3           C
                 Determination
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.6      Schedule Verification      5.0,5.1.3           C
                 and Presentation
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.7      Committed/Final            5.0,5.1.3           C
                 Schedule and Price
                 Determination
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.8      Schedule and Price         5.0,5.1.3           C
                 Notification
------------------------------------------------------------------------------------------------------------------------------------
III.4.2.2.9      Schedule Storage and       5.0,5.1.3           C
                 Retrieval
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 Retrieval
III.4.2.3        Voluntary Congestion       5.0,5.1.4           C              The PX Alliance can propose various tools for
                 Management (Option)                                           congestion management. These tools have been
                                                                               implemented in other projects and represent various
                                                                               levels of sophistication. It is assumed that during
                                                                               the Workstatement Phase of the project the
                                                                               requirements of the PX will be discussed and the
                                                                               proper tools for congestion management will be
                                                                               selected.
-----------------------------------------------------------------------------------------------------------------------------------
III.4.3          Data Description          5.0,5.1.5           C
------------------------------------------------------------------------------------------------------------------------------------
III.4.4          User Input/Output         5.0,5.1.6           C
------------------------------------------------------------------------------------------------------------------------------------
III.4.5          Data Interface            5.0,5.1.7           C
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.1        Interfaces with Other     5.0,5.1.7           C
                 PX Modules
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.2        Data Interfaces with      5.0,3.0             C
                 the ISO Systems
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.2.1      Interface Data            5.0,5.1.7           C
                 Requirements between
                 PX Staff and ISO
                 OASIS and Public
                 Information Modules
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.2.2      Interface Data            5.0,5.1.7           C
                 Requirements from
                 ISO Scheduling
                 System to PX
                 Scheduling Module
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.2.3      Interface Data            5.0,5.1.7           C
                 Requirements From            5.1.1
                 the PX to the ISO
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.2.3.1    Scheduling Information    5.0,5.1.7           C
                                              5.1.1
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.2.3.2    Supplemental Energy       5.0,5.1.7           C
                 Bids                         5.1.1
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.4.5.2.3.3    Information on PX         5,0,5.1.7,5          C
                 Participants Not          .1.1
                 Included in PX
                 Preferred Schedule
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.3        Date Interfaces with      5.0,5.1.1,5          C
                 External Systems          .1.7
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.3.1      Final Day-ahead           5.0,5.1.1,5          C
                 Schedule Information      .1.7
                 From PX to the PX
                 Participants
------------------------------------------------------------------------------------------------------------------------------------
III.4.5.3.2      Final Hour-ahead          5.0,5.1.1,5          C
                 Schedule Information      .1.7
                 From PX to the PX
                 Participants
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 5

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.5.0          PUBLISHING                6.0                  C            The proposed Publishing Module is fully compliant with
                 MODULE                                                      the specification requirements. It is based on field-
                 FUNCTIONAL                                                  proven technology, both developed and implemented by
                 REQUIREMENTS                                                the PX Alliance based on ABB's OASIS product.
------------------------------------------------------------------------------------------------------------------------------------
III.5.1          Sub-process               6.1                  S
                 Description
------------------------------------------------------------------------------------------------------------------------------------
III.5.2          Module Features           6.2                  C
                 and Functions
------------------------------------------------------------------------------------------------------------------------------------
III.5.2.1        Web Server                6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.2.1.1      Participant Login         6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.2.1.2      Participant               6.2                  C
                 Verification
------------------------------------------------------------------------------------------------------------------------------------
III.5.2.1.3      Firewall Security         6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.2.1.4      Access Monitoring         6.2                  C
------------------------------------------------------------------------------------------------------------------------------------
III.5.2.2        Web Agent                 6.2                  C
------------------------------------------------------------------------------------------------------------------------------------
III.5.3          Data Description          6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.3.1        Day-Ahead                 6.2                  C
                 Information
------------------------------------------------------------------------------------------------------------------------------------
III.5.3.2        Hour-Ahead                6.2                  C
                 Information
------------------------------------------------------------------------------------------------------------------------------------
III.5.3.3        Ex-Post Information       6.2                  C
------------------------------------------------------------------------------------------------------------------------------------
III.5.4          User Input/Output         6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.4.1        Navigation                6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.4.2        File Transfer             6.2                  S
------------------------------------------------------------------------------------------------------------------------------------
III.5.4.3        Web Server                6.2                  S
                 Maintenance
------------------------------------------------------------------------------------------------------------------------------------
III.5.5          Data Interface            6.2                  S
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 6

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.6.0          SETTLEMENT
                 MODULE
                 FUNCTIONAL
                 REQUIREMENTS
------------------------------------------------------------------------------------------------------------------------------------
III.6.1          Settlement Sub-Process    7.1.1                S
                 Description
------------------------------------------------------------------------------------------------------------------------------------
III.Exh.6-1      Settlements Timeline      N/A                  S
------------------------------------------------------------------------------------------------------------------------------------
III.6.1.1        Settlements for Day-      7.1.1                S            The capability to perform Settlement calculations on
                 Ahead Commitments                                           the basis of the day ahead schedule is a standard
                                                                             feature of ABB's P&SS product.
------------------------------------------------------------------------------------------------------------------------------------
III.6.1.2        Settlements for Hour-     7.1.1                C            The system will be configured to cater for the
                 Ahead Commitments and                                       explicit requirement of settling with suppliers and
                 Deviations                                                  buyers of energy for contract commitments on the basis
                                                                             of the hour-ahead prices.
------------------------------------------------------------------------------------------------------------------------------------
III.6.1.3        Settlements for Real-     7.1.1                C            The system will be configured to allow for any changes
                 Time Deviations                                             the real-time deviation calculations.
------------------------------------------------------------------------------------------------------------------------------------
III.6.1.4        Monthly Settlement        7.1.1                C            The addition of further calculations will be
                                                                             incorporated within the Settlement engine.
------------------------------------------------------------------------------------------------------------------------------------
III.6.1.4.1      Transmission Service      7.1.1                C            The addition of further calculations will be
                 Access Charges                                              incorporated within the Settlement engine.
------------------------------------------------------------------------------------------------------------------------------------
III.6.1.4.2      Administrative Fees       7.1.1                C            The addition of further calculations will be
                                                                             incorporated within the Settlement engine.
------------------------------------------------------------------------------------------------------------------------------------
III.Exh.6-2      Settlements Module        N/A                  S
                 Features and Functions
                 Process Flow Diagram
------------------------------------------------------------------------------------------------------------------------------------
III.6.2          PX Settlement Module      7.1.1,7.1.2          C            The features defined here are available as part of
                 Features and Functions                                      ABB's standard P&SS system.
                 Process Flow Diagram
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.1        Prepare Settlement        7.1.1,7.1.2          S            The required functionality is available in ABB's P&SS.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 Calculations                                                Revisions will be made to ensure that certain
                                                                             calculations, particularly ones related to zonal
                                                                             prices, congestion, and transmission access reflect the
                                                                             WEPEX rules and allocation of various PX system costs.
                                                                             Item(b):"customizable algorithm" - this feature will be
                                                                             provided by isolating this calculation as a replaceable
                                                                             program module.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.1.1      Day-Ahead Settlement      7.1.1                S            Additional Calculations will be incorporated into ABB's
                 Computations                                                P&SS in support of congestion and ancillary services
                                                                             related day-ahead settlement.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.1.2      Hour-Ahead                7.1.1                C            Additional calculations and workflows will be
                 Settlement                                                  incorporated into ABB's P&SS  in support of the hour
                 Computations                                                ahead settlements.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.1.3      Ex-Port Settlement        7.1.1                S            ABB's P&SS Ex-Post settlement calculations and
                 Computations                                                workflows will be modified to include congestion and
                                                                             ancillary services.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.1.4      Monthly Settlement        7.1.1                C            The billing-period settlement calculations will be
                 Computations                                                modified to reflect TX's administrative charge
                                                                             allocation algorithm as well as the ISO transmission
                                                                             access charge allocation algorithm.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.2        Trading Interval          7.1.1                C            P&SS will be modified to alert the PX operator if the
                 Energy Accounting                                           trial balance is not zero prior to the final processing
                                                                             of the settlements.
                                                                             Estimated or calculated meter data flags will be set by
                                                                             the Meter Agency along with changes to the metering
                                                                             data. This will ensure consistency between data
                                                                             received from the metering agency and the data used
                                                                             by P&SS.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.3        Prepare and Process       7.1.10               C            P&SS reports will be modified to include PX report
                 Settlement Statements                                       specifications. As per section 3.4.2, the settlement
                                                                             reports will be placed in the participant's private
                                                                             directory.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.4        Confirmation,             7.1.10               C            Participant notification and the subsequent
                                                                             confirmation will be as defined in section 3.4.2.
                                                                             P&SS will be modified to
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 Exception Reporting                                         support the automatic notification process.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.5        Settlement Dispute        7.1.4,7.1.5          S            Flags for dispute types will be included in P&SS.
                 Resolution                                                  P&SS will be modified to automate the dispute
                 Requirements                                                resolution process as far as possible.
------------------------------------------------------------------------------------------------------------------------------------
III.6.2.6        Security, Control, and    7.1.4,7.1.5          S            P&SS supports the required features.
                 Audit Trail               ,7.1.6,7.1
                 Requirements                   7
------------------------------------------------------------------------------------------------------------------------------------
III.Exh.6-3      Settlement Module            N/A               S
                 Functional Diagram
------------------------------------------------------------------------------------------------------------------------------------
III.6.3          PX Settlement Module         N/A               C
                 Data Description
------------------------------------------------------------------------------------------------------------------------------------
III.6.3.1        Day-Ahead Schedule           N/A               C            The database will be configured to store the required
                 Commitments                                                 information.
------------------------------------------------------------------------------------------------------------------------------------
III.6.3.2        Hour-Ahead Schedule          N/A               C            The database will be configured to store the required
                 Commitments and                                             information.
                 Deviations
------------------------------------------------------------------------------------------------------------------------------------
III.6.3.3        Real-Time Schedule           N/A               C            The database will be configured to store the required
                 Deviations                                                  information.
------------------------------------------------------------------------------------------------------------------------------------
III.6.3.4        Settlement Gross and         N/A               C            The database will be configured to store the required
                 Net Charge                                                  information.
------------------------------------------------------------------------------------------------------------------------------------
III.6.3.5        Receivables                  N/A               C            The database will be configured to store the required
                 Debits/Credits                                              information.
------------------------------------------------------------------------------------------------------------------------------------
III.6.4          PX Settlement Module         N/A               S
                 User Input/Output
------------------------------------------------------------------------------------------------------------------------------------
III.6.4.1        Schedules and Pricing     7.1.9,7.2            C            P&SS will be modified to automatically collect and
                                                                             store data provided by the ISO.
------------------------------------------------------------------------------------------------------------------------------------
III.6.4.2        Daily                     7.1.10               S            Billing information related functionality noted here is
                 Results/Statements                                          supported in the Billing module.
------------------------------------------------------------------------------------------------------------------------------------
III.6.5          PX Settlement Module         N/S               S
                 Data Interface
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.6.5.1        Data Interface with       8.1.1,8.3            C            The interface will be engineered to ensure all the
                 Other PX Systems                                            relevant information is passed over.
                 Modules
------------------------------------------------------------------------------------------------------------------------------------
III.6.5.2        Data Interface with          8.3               C            The database will be configured to store the required
                 ISO Systems                                                 information.
------------------------------------------------------------------------------------------------------------------------------------
III.6.5.3        Data Interface with          8.3               S            P&SS fully supports there information requirements. A
                 External Systems                                            metering interface has been developed and tested in
                                                                             previous installations
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 7

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.0          BILLING AND               8                  S              Fully meets.
                 CREDIT MODULE
------------------------------------------------------------------------------------------------------------------------------------
III.7.1          Billing and Credit        8.2                S              Fully meets.
                 Sub-Process
                 Description
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.1        Process Billing           8.2.1              C              Fully meets.
                 Invoices
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.2        Prepare Payments to       8.2.4              S              Fully meets. Payments processing handled in Accounts
                 Participants                                                Payable Section under Administrative systems.
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.3        Receipts and Credit        8.2.5             S              Fully meets.
                 Memo Processing
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.4        Accounts Receivable        8.2.2             S              Fully meets.
                 Accounting
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.5        Participant Accounting     8.2.3             S              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.6        Billing Dispute            8.2.7             S              Fully meets.
                 Resolution
------------------------------------------------------------------------------------------------------------------------------------
III.7.1.7        Credit and Collections     8.2.6             S              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2          PX Billing and Credit      8                 S              Fully meets.
                 Module Features and
                 Functions
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1        Billing Invoice            8.2               C              Fully meets.
                 Processing
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.1      Allow for user defined     8.3.3             S              Fully meets.
                 fields and field
                 lengths
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.2      Validate entries to        8.3.3             S              Fully meets. Control and validation tables within the
                 user defined fields                                         invoice and accounting processing are fully
                 from user parameters.                                       maintainable by users.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.3      Provide full validation    8.3.1             S              Fully meets. The windows and batch processing completes
                 of all fields                                               all designed validations before processing. All errors
                 regardless                                                  found
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 of errors encountered.                                      are displayed to the screen and detailed in an audited
                                                                             trail.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.4      Provide user               8.2.1               S            Fully meets. This table is one of several that
                 maintained table of                                         contains user defined values for use in the processing.
                 general ledger
                 accounts receivable
                 codes for validation.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.5      Provide multiple           8.2.1               S            Fully meets.
                 distributions on a cash
                 receipt or accounts
                 receivable invoice.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.6      Allow entry of             8.2.1               C            Fully meets. Adjustments entered can be maintained,
                 adjustments                                                 included on the current invoice or billed on a manual
                                                                             invoice
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.7      Provide the ability        8.2.1               C            Fully meets. If more than a small percentage of the
                 generate billing                                            participants expect to be billed in hardcopy format,
                 invoices by the                                             additional printers may be required than defined in
                 following means:                                            the FRD. These additional printers are not included
                 a) Hardcopy paper                                           in the hardware estimates.
                 b) Electronic Data
                    Interchange
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.8      Generate monthly           8.2.1               S            Fully meets.
                 fiscal review of billings
                 over a specified dollar
                 amount to include:
                 a) Total billings for the
                    period
                 b) Calculate average
                    days outstanding
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.9      Process monthly            8.2.1               S            Fully meets.
                 transactions and
                 update accounts
                 receivable invoice.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.2.1.10     Provide manual             8.2.1               S            Fully meets.
                 invoices and update
                 open items. Provide
                 for Open Item
                 Management.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.11     Produce invoices and       8.2.1               S            Fully meets.
                 billing notices.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.12     Produce a participant      8.2.1               S            Fully meets.
                 invoice register and a
                 participant invoice log
                 monthly.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.13     Show participant           8.2.1               S            Fully meets.
                 receipt activity in
                 detail on the billing.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.1.14     Maintain the following     8.2.1               S            Exceeds. In addition to these fields, invoice sent
                 data fields for each                                        date, confirmation date and invoice status are also
                 invoice:                                                    provided.
                 a) Participant number
                 b) Participant name
                 c) Invoice creation
                    date
                 d) Participant Remit-
                    to address
                 e) Comments
                 f) Closed items
                    indicator
                 g) Net amount due
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2        Receipts/Credit Memo       8.2.5               S            Fully meets.
                 Processing
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.1      Ability to enter receipts  8.2.5               S            Fully meets.
                 at a header level.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.2.2.2      Provide for lockbox         8.2.5             S              Fully meets.
                 receipts from banks,
                 and Electronic Funds
                 Transfer (EFT) per
                 participant per bank.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.3      Provide posting of          8.2.5              S             Fully meets.
                 credits and JE
                 adjustments to open
                 items at the same time
                 cash is applied.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.4      Provide the ability to      8.2.5              S             Fully meets.
                 apply debit/credit
                 memos that are not
                 related to invoices for
                 the participant's overall
                 balance.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.5      Provide the ability to      8.2.5              S             Fully meets.
                 relate a credit
                 memoranda to the
                 following:
                 a) Specific invoice
                 b) Unrelated balances
                 c) Multiple invoices
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.6      Purge accounts              8.2.5              S             Fully meets.
                 receivable invoices
                 with zero balances as
                 a result of the prior
                 months' activity.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.7      provide the ability to      8.2.5              S             Fully meets.
                 apply participant
                 overpayments to
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 participant accounts.
                 Provide the ability to
                 apply payment based
                 upon a user
                 determined algorithm
                 (e.g. aging schedule).
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.8      Provide the ability to      8.2.5             S              Fully meets.
                 apply participant
                 overpayments to
                 participant accounts.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.9      Allow posting of            8.2.5             S              Fully meets.
                 unapplied cash as on-
                 account cash.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.10     Provide the ability to      8.2.5             S              Fully meets.
                 apply cash manually
                 when the participant
                 and amount are
                 entered as per the
                 following techniques:
                 a) User-specified
                    invoices
                 b) Other user-
                    specified
                    techniques.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.11     Produce the following       8.2.5             S              Fully meets.
                 standard reports;
                 a) Cash Receipts
                    Journal
                 b) Cash Receipts
                    Application Control
                    Report
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.2.2.12     Reconcile daily             8.2.5             S              Fully meets.
                 postings to participant
                 accounts with total
                 cash received
                 manually.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2.13     Maintain the following      8.2.5             S              Fully meets.
                 data fields for each
                 receipt:
                 a) Participant number
                 b) Amount
                 c) Receipt date
                 d) Check number
                 e) Bank
                    name/identifier
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3        Credit and Collection       8.2.6             S              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.1      Provide the ability to      8.2.6             C              Exceeds. In addition to the interface to external
                 electronically obtain                                        credit reporting systems which provide credit ratings,
                 and store Credit                                             the ability to maintain participant profiles for
                 Information on                                               tracking credit worthiness, prompt payment discounts,
                 participants via Dun &                                       finance changes and many other participant attributes
                 Bradstreet, Dow Jones,                                       is available.
                 or other credit
                 reporting services.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.2      Provide a listing of        8.2.6             S              Fully meets.
                 items written of.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.3      Produce the following       8.2.6             S              Fully meets.
                 standard reports:
                 a) Aged Statements
                    of Account
                 b) Summary Aged
                    Balance Report
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 c) Finance changes
                    Report
                 d) Dunning Notices
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.4      Provide a daily             8.2.6             S              Fully meets.
                 collection report
                 showing:
                 a) Participant name
                 b) Outstanding
                    invoices showing
                    status, billing date,
                    and outstanding
                    amounts for each.
                 c) Outstanding credit
                    memo balances
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.5      Generate participant        8.2.6             S              Fully meets.
                 statements.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.6      Provide a monthly sub-      8.2.6             S              Fully meets.
                 ledger listing.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.7      Display complete            8.2.6             S              Fully meets.
                 transaction history of
                 open items per invoice
                 per participant.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.8      Produce Borrowings          8.2.6             C              Fully meets.
                 Base Certification
                 Report for pledged
                 receivables.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.9      Provide aging at           8.2.6             S              Fully meets.
                 participant account
                 level by cost
                 center/revenue type.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.3.10     Provide automated          8.2.6             S              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 preparation of dunning
                 notices and collection
                 letters.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.4        Banking/Check              8.2.5               S              Fully meets.
                 Reconciliation
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.4.1      Allow for bank             8.2.5               S              Fully meets.
                 reconciliation input.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.4.2      Report daily cash          8.2.5               S              Fully meets.
                 receipts by bank
                 account number.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.4.3      Report delinquent          8.2.5               S              Fully meets.
                 checks.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.4.4      Provide for automatic      8.2.6               S              Fully meets.
                 interfaces from Cash
                 Management system.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.4.5      Provide for payment of     8.2.4               S              Fully meets.
                 participation credits by
                 the following means:
                 a) Electronic funds
                    transfer (wire
                    transfer)
                 b) Check
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.5        Billing Dispute            8.2.7               S              Fully meets.
                 Resolution.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.5.1      Display complete           8.3.4               S              Fully meets.
                 transaction history per
                 participant.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.5.2      Provide a complete         8.3.4               S              Fully meets.
                 audit trail of all
                 input.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.2.5.3      Provide memo               8.2.7               S              Fully meets.
                 information with
                 account number.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.5.4      Provide a complete         8.3.4               S              Fully meets.
                 audit trail from entry
                 of invoices through
                 accounts receivable
                 sub-ledger posting.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.5.5      Retain closed items        8.3.4               S              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.6        Accounting                 8.2                 S              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.6.1      Subsidiary ledger for      9.1.3               S              Fully meets. The General Ledger function provides
                 recording summary                                             these features.
                 transaction information
                 including:
                 a) Accounts receivables
                    balances
                 b) Other accounting
                    assets/liabilities
                 c) Credit expenses
                 d) Other income/expenses
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.6.2      Provide for multiple       8.2.5               S              Fully meets.
                 bank accounts.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.6.3      Provide for multiple       8.2.3               S              Fully meets.
                 Participant accounts.
------------------------------------------------------------------------------------------------------------------------------------
III.7.6.4        Provide interface to the   8.3.5               S              Fully meets.
                 PX corporate general
                 ledger for transfer of
                 funds.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7        Participant Registration   8.2.3               S              Fully meets.
                 Reconciliation
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.2.7.1      Provide for entry,         8.3.4               S            Fully meets.
                 editing/validation,
                 balancing and
                 maintenance of
                 participant information,
                 invoices, receipts and
                 historical data.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.2      Produce a Participant      8.2.3               S            Fully meets.
                 Master File listing.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.3      Display participant        8.2.3               S            Fully meets.
                 reference information.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.4      Provide use of a           8.2.3               S            Fully meets.
                 common business
                 associate file for
                 participants and
                 affiliated entities.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.5      Maintain the following     8.2.3               S            Fully meets.
                 coding structure:
                 a) Company
                 b) Account number -
                    General
                 c) Account number-
                    Sub
                 d) Participant number
                 e) Contract
                    number/date
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.6      Maintain the following     8.2.3               S            Fully meets.
                 data fields for each
                 participant account
                 a) Participant name
                 b) Participant address
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 c) Participant
                    remittance address
                 d) Total amount
                    due/owed
                 e) Total cash applied
                 f) Bank/Account
                 g) Participant contact
                    name
                 h) Participant contact
                    telephone number
                 i) Open item indicator
                 j) Summary aged
                    balance
                 k) Affiliated participant
                    numbers
                 l) Particiapnt average
                    days paid
                 m) Date/amount of last
                    payment
                 n) Statement flag
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.7      Provide the ability to     8.2.3               S            Fully meets.
                 block/close individual
                 companies on-request.
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.7.8      Provide automatic          8.2.3               S            Fully meets.
                 deletion/de-activation
                 of participants with no
                 activity for a user-
                 defined number of
                 months.
------------------------------------------------------------------------------------------------------------------------------------
III.7.3          Data Description           8.2                 S            Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.3.1        Receivables                8.2.2               S            Fully meets.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 Debits/Credits
                 a) Participant number
                 b) Participant name
                 c) Invoice creation
                    date
                 d) Comments
                 e) Closed items
                 f) Indicator
                 g) Net amount due
                 h) Remit-to address
------------------------------------------------------------------------------------------------------------------------------------
III.7.2.2        Payment Transactions       8.2.4               S            Fully meets.
                 a) Participant number
                 b) Amount
                 c) Receipt date
                 d) Check number
                 e) Bank
                    name/identifier
------------------------------------------------------------------------------------------------------------------------------------
III.7.4          User Input/Output          8.2,8.3             S            Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.4.1        Invoice and Receipt        8.3.1               S            Fully meets.
                 Entry/Validation
------------------------------------------------------------------------------------------------------------------------------------
III.7.4.2        Participant Data           8.2.3               S            Fully meets.
                 Maintenance
------------------------------------------------------------------------------------------------------------------------------------
III.7.4.3        Credit and Collection      8.2.6               S            Fully meets.
                 Reports
                 a) Aged statements of      8.2.6               S            Fully meets.
                    accounts
                 b) Summary aged            8.2.6               S            Fully meets.
                    balance report
                 c) Finance charges         8.2.6               S            Fully meets.
                    report
                 d) Dunning notices         8.2.6               S            Fully meets.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.5          Data interface             8.2.1               C              Fully meets.
------------------------------------------------------------------------------------------------------------------------------------
III.7.5.1        Data interface With        8.2.1               C              Fully meets.
                 Other PX System
                 Modules.
------------------------------------------------------------------------------------------------------------------------------------
                 a) Net settlement for      8.2.1               C              Fully meets.
                    day-ahead commitments
                    (energy and ancillary
                    services)
------------------------------------------------------------------------------------------------------------------------------------
                 b) Net settlement for      8.2.1               C              Fully meets.
                    hour-ahead commitments
                    and deviations (energy
                    and ancillary services)
------------------------------------------------------------------------------------------------------------------------------------
                 c) Net settlement for      8.2.1               C              Fully meets.
                    real-time energy
                    balancing.
------------------------------------------------------------------------------------------------------------------------------------
                 d) Net settlement for      8.2.1               C              Fully meets.
                    ancillary services
                    deviations (capacity
                    and energy)
------------------------------------------------------------------------------------------------------------------------------------
                 e) Net settlement for      8.2.1               C              Fully meets.
                    Transmission Access
                    charges
------------------------------------------------------------------------------------------------------------------------------------
                 f) Net settlement for      8.2.1               C              Fully meets.
                    Usage (Congestion)
                    charges
------------------------------------------------------------------------------------------------------------------------------------
                 g) Net settlement for      8.2.1               C              Fully meets.
                    Intra-zonal congestion
                    charges
------------------------------------------------------------------------------------------------------------------------------------
                 h) Net                     8.2.1               C              Fully meets.
                    payable/receivable
-----------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.7.5.2        External Interface with   8.3.5                C              Fully meets.
                 Value Added Network
                 (EDI)
------------------------------------------------------------------------------------------------------------------------------------
III.7.5.3        External Interface With   8.3.5                C              Fully meets.
                 Automated
                 Clearinghouse (ACH)
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 8

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.8.0          PX ADMINISTRATIVE           9                 S              The recommended solution for all Administrative
                 SYSTEMS                                                       Systems except Payroll/Human Resources is to use
                 FUNCTIONAL                                                    standard Oracle applications packages. These packages
                 REQUIREMENTS                                                  meet all PX functional requirements and in many
                                                                               cases provide substantially more features and
                                                                               functions than specifically outlined in the
                                                                               Functional Requirements Document. These additional
                                                                               features and functions are described in the
                                                                               Attachment to this Table of Conformance.
------------------------------------------------------------------------------------------------------------------------------------
III.8.1          Sub-System                  9                 S
                 Descriptions
------------------------------------------------------------------------------------------------------------------------------------
III.8.1.1        General Ledger            9.1                 S
------------------------------------------------------------------------------------------------------------------------------------
III.8.1.2        Budget                    9.2                 S
------------------------------------------------------------------------------------------------------------------------------------
III.8.1.3        Cost Accounting           9.3                 S
------------------------------------------------------------------------------------------------------------------------------------
III.8.1.4        Accounts Payable          9.4                 S
                 Purchasing
------------------------------------------------------------------------------------------------------------------------------------
III.8.1.5        Payroll/Human             9.5                 S               The recommended solution for the Payroll/Human
                 Resources                                                     Resources requirements is to use an outsourced
                                                                               Service Bureau. The systems offered by the Service
                                                                               Bureaus met all PX functional requirements and in
                                                                               many cases provide substantially more features and
                                                                               functions than specifically outlined. These
                                                                               additional features and functions are described in
                                                                               the Attachment to this Table of Conformance.
------------------------------------------------------------------------------------------------------------------------------------
III.8.2          Data Description
------------------------------------------------------------------------------------------------------------------------------------
III.8.2.1        Accounting                App K               S
------------------------------------------------------------------------------------------------------------------------------------
III.8.2.2        Assets                    App K               S
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.8.2.3        Payroll/Human               App K             S
------------------------------------------------------------------------------------------------------------------------------------
III.8.3          User Input/Output
------------------------------------------------------------------------------------------------------------------------------------
III.8.3.1        Methods of Data Input       9.1.1             S              Additional capabilities including GUI, securities,
                                             9.2.1                            EDI, EFT are described in the Appendix K.
                                             9.3.1
                                             9.4.1
                                             9.5.1
------------------------------------------------------------------------------------------------------------------------------------
III.8.3.2        Report Writer               9.1.1             S
                 Capabilities/               9.2.1
                 Requirements                9.3.1
                                             9.4.1
                                             9.5.1
------------------------------------------------------------------------------------------------------------------------------------
III.8.4          Data Interface
------------------------------------------------------------------------------------------------------------------------------------
III.8.4.1        Data                        9.1.2             S
                 Interface/Integration       9.2.2
                                             9.3.2
                                             9.4.2
                                             9.5.2
------------------------------------------------------------------------------------------------------------------------------------
III.8.4.2        Data Interface With         9.1.2             S
                 Bidding, Settlement,
                 and Billing Subsystem
------------------------------------------------------------------------------------------------------------------------------------
III.8.4.3        Interface to External       9.1.2             S
                 Packages                    9.2.2
                                             9.3.2
                                             9.4.2
                                             9.5.2
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 9

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.9.0          USER INTERFACE               N/A              C              The PX Alliance is committed to delivering the best
                                                                              operational PX systems possible. As part of this
                                                                              commitment, the PX Alliance will deliver a user
                                                                              interface that will provide the optimum cost/
                                                                              performance/functionality necessary to meet all
                                                                              the business needs of the power exchange. The
                                                                              functionality of the user interface will satisfy
                                                                              all the business requirements and conform with the
                                                                              industry standards for the power exchange
                                                                              applications.
------------------------------------------------------------------------------------------------------------------------------------
III.9.1          General User Interface     3.5               N/A             As there is no requirement for Graphical Map Display,
                 Requirements                                                 World Coordinate Space is not include in this
                                                                              software package.
------------------------------------------------------------------------------------------------------------------------------------
III.9.1.1        Password Security          3.0,4.0            S
------------------------------------------------------------------------------------------------------------------------------------
III.9.1.2        Function and Data          3.0,4.0            S
                 Access Security
------------------------------------------------------------------------------------------------------------------------------------
III.9.1.3        General User Access        3.0,4.0            S
                 Privileges
------------------------------------------------------------------------------------------------------------------------------------
III.9.1.5        Data Entry                 3.5                S
------------------------------------------------------------------------------------------------------------------------------------
III.9.2          PX System Operator         3.5                S
                 Interaction Features
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.1        Viewports                  3.5                S
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.2        Element Highlighting       3.5                S              Standard 4GL GUI capabilities (Borland Delphi), e.g.,
                                                                              character inversion, color, etc. will be used to
                                                                              highlight user data.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.3        User Guidance              3.5                C              Indications of whether an action was accepted, was not
                                                                              accepted, or is pending will be provided.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.4        Cursor Position            3.5                S
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 Selection
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.5        Display Selection           3.5                S            Forward and reverse paging will be accomplished through
                                                                             point-and-click menu and icon selections.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.6        Interlocks                  3.5                C            Standard MS Windows capability for selecting active
                                                                             viewpoint for data entry will be provided.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.7        Trending                    3.5                S            Trending will be available for a prespecified classes
                                                                             of data.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.8        Display Hard Copy         3.3,3.5              S
                 Control
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.9        Report Control            3.3,3.5              C
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.10       System Configuration        N/A                C            Standard DEC Safe Cluster technology will be used to
                 Monitoring and Control                                      monitor the status of the system components.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.11       Application Program         3.5                S
                 Control
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.12       Warnings and Events         3.5                C
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.13       Dynamic Data                3.5                S
                 Presentation
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.14       Display Features            3.5                S            Time and Date will be displayed using standard Windows
                                                                             NT capabilities.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.14.1     Display Heading             3.5                S
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.14.2     Display Navigation Aid      3.5                S            Standard Windows NT scroll bar will be used to scroll
                                                                             around any display larger than the viewpoint.
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.14.3     User Guidance               3.5                S
                 Message Area
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15       Display Types               3.5                C
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15.1     Overview Displays           3.5                C
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15.2     Tabular Displays            3.5                S
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15.3     Configuration Displays      N/A                S            Standard DEC system system status monitoring
                                                                             capabilities will be used.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                             PROP.            CONFOR-
SECTION           SECTION                   SECTION            MANCE                              REMARKS
NUMBER              NAME                      REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.9.2.15.4     Warning and Event            3.5              C
                 Message summary
                 Displays
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15.5     Operating information        3.5              C
                 Summary Displays
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15.6     Trending Displays            3.5              C
------------------------------------------------------------------------------------------------------------------------------------
III.9.2.15.7     Application Program          3.5              C
                 Displays
------------------------------------------------------------------------------------------------------------------------------------
III.9.3          User Interface             3.5,6.0            C              Participants will be interfacing with the PX through
                 Summary Displays                                             interactive Web pages, data file upload and download,
                                                                              e-mail and Fax. Intranet and internet connections
                                                                              will be supported. It is expected that the participant
                                                                              will utilize a NetScape 3.0 compatible browser for
                                                                              accessing the PX Web pages.
------------------------------------------------------------------------------------------------------------------------------------
III.9.4          User Interface           3.5,8.0,9.0         C
                 Requirements for
                 Management and
                 Administration
                 Personnel
------------------------------------------------------------------------------------------------------------------------------------
III.9.4.1        Access Control           3.5,8.0,9.0          S
                 Summary Displys
------------------------------------------------------------------------------------------------------------------------------------
III.9.4.2        Displays/Reports         3.5,8.0,9.0          S
                 Summary Displys
------------------------------------------------------------------------------------------------------------------------------------
III.9.5          User Interface               3.9              S              Standard display building tools including Delphi's
                                                                              IDE, and Web display builder, will be provided.
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 10

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.10.0         SUPPORT
                 SOFTWARE
                 REQUIREMENTS
------------------------------------------------------------------------------------------------------------------------------------
III.10.1         Software                   3.1                 S
                 Standardization
------------------------------------------------------------------------------------------------------------------------------------
III.10.1.1       Adherence to Industry      3.1                 S            Full conformance to industry standards and open
                 Standards                                                   systems is detailed in the proposal.
------------------------------------------------------------------------------------------------------------------------------------
III.10.1.2       Design and Coding          3.1                 A            Re-compilation of certain code may be required to
                 Standards                                                   accommodate specified expansion.
------------------------------------------------------------------------------------------------------------------------------------
III.10.2         Programming                3.1                 S
                 Languages
------------------------------------------------------------------------------------------------------------------------------------
III.10.3         System Services            3.1                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.1       Operating System           3.1                 S            Standard, unmodified operating systems provided by the
                                                                             computer vendor fully comply.
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.2       Database Access            3.1                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.3       Time and Calendar          3.1                 S
                 Maintenance
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.4       Network Software           3.2,3.4             S
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.4.1     Network                    3.2,3.4             S
                 Communications
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.4.2     Network Security           3.2,3.4             S
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.4.3     Network Services           3.2,3.4             S
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.4.4     Network Management         3.4                 C            All network components will be SNMP complaint. In
                                                                             addition, proxy software will be provided, if required,
                                                                             for other resources.
------------------------------------------------------------------------------------------------------------------------------------
III.10.3.5       Window System              3.1.3.2.9,3.5       C            Standard terminal emulation for the range of computers
                                                                             supplied with the system will be provided.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.10.4         Database and               3.1                 S
                 Database
                 Management
------------------------------------------------------------------------------------------------------------------------------------
III.10.4.1       CCAPI Guideline            3.1                 S
                 Compliance (Option)
------------------------------------------------------------------------------------------------------------------------------------
III.10.4.2       Source Database            3.1                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.4.3       Database                   3.1                 S
                 Management
------------------------------------------------------------------------------------------------------------------------------------
III.10.4.3.1     Data Security              3.1                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.4.3.2     Data Base                  3.1                 S
                 Performance
------------------------------------------------------------------------------------------------------------------------------------
III.10.4.4       Run Time Database          3.1                 S
                 Generation and
                 Maintenance
------------------------------------------------------------------------------------------------------------------------------------
III.10.5         Display Generation       3.5,App. E            A            The PX Alliance is providing fully open 4GL tools
                                                                             rather than proprietary display generation tools.
                                                                             Page 10-10 third paragraph, last sentence: Display
                                                                             generation activities usually are not recommended in
                                                                             on-line processors, or some impact on system
                                                                             performance could occur.
------------------------------------------------------------------------------------------------------------------------------------
III.10.5.1       Display Elements           3.5                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.5.1.1     Symbols                    3.5                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.5.1.2     Dynamic                    3.5                 S
                 Transformation
                 Linkages
------------------------------------------------------------------------------------------------------------------------------------
III.10.5.1.3     User Interaction Field     3.5                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.5.1.4     Display Layers             3.5                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.5.2       Display Generation         3.5                 S
                 and Integration
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
III.10.5.3       Display Generation        6.0                C
                 Performance
                 Requirements
------------------------------------------------------------------------------------------------------------------------------------
III.10.6         Form and Report           3.5                S
                 Generation Software
------------------------------------------------------------------------------------------------------------------------------------
III.10.7         Software Utilities        3.0                S
                 Generation Software
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.1       Text Editor               3.1                S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.2       Code Management           3.1                S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.3       Compliers, Assemblers,    3.1                S
                 Linkers, and Loaders
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.4       Interactive Symbolic      3.1                S
                 Debugger
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.5       System Integration        3.1                S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.6       System Generation         3.1                S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.7       Software System           3.1                S
                 Upgrades
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.8       File Management           3.1                S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.9       Auxiliary Memory          3.2.6              S
                 Backup
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.10      Failure Analysis          3.2,App.B-Q15      S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.11      Diagnostics               3.1,3.2            S
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.12      System Performance        3.1,3.2            S
                 Monitor
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.12.1    Processor Resource        3.1,3.2            S
                 Usage Monitoring
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.12.2    Program Resource          3.1,3.2            S
                 Usage Monitoring
------------------------------------------------------------------------------------------------------------------------------------
III.10.7.13      Programmer                3.1,3.2            S              Manufacturers standard software tools for system
                                                                             services
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                            PROP.            CONFOR-
SECTION           SECTION                  SECTION            MANCE                              REMARKS
NUMBER              NAME                     REF.             CODE
                                                             S-C-E-A
====================================================================================================================================
                 Assistance                                                    (e.g. UNIX or Windows-based) is being supplied.
-----------------------------------------------------------------------------------------------------------------------------------
III.10.7.14      Other Utility Services     3.6                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.8         Participants Support       3.3,3.5,6.0         C
                 System Software
------------------------------------------------------------------------------------------------------------------------------------
III.10.8.1       Security of Access         4.0,6.0             A              Internet access via WEB pages and FAX access is
                                                                               proposed.
------------------------------------------------------------------------------------------------------------------------------------
III.10.8.2      Transaction Integrity       3.1,4.0,6.0         S
------------------------------------------------------------------------------------------------------------------------------------
III.10.8.3      Recovery From Faults        3.0                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.8.4      Archiving and Auditing      3.6                 S
------------------------------------------------------------------------------------------------------------------------------------
III.10.8.5      Replays                     3.6                 C              The proposed scope of this section will be met via
                                                                               the archiving and analysis facilities.
------------------------------------------------------------------------------------------------------------------------------------
III.10.8.6      Bid Acknowledgment          4.2.4               C              Intranet/Internet type connections will be provided
                and Schedule                                                   for computer-to-computer link.
                Confirmation
------------------------------------------------------------------------------------------------------------------------------------
III.10.9        Application Software        10.0                C              The extensive functionality of the Web Browser
                Change Management                                              technology proposed exceeds the requirements for
                                                                               bulletin board technology.
------------------------------------------------------------------------------------------------------------------------------------
III.10.10       Billing and Other           8.0                 C
                Interface Support
                Software
-----------------------------------------------------------------------------------------------------------------------------------

VOLUME III, SECTION 11

                                                 CONFOR
                                      PROP.      MANCE
SECTION     SECTION                  SECTION     CODE
NUMBER       NAME                      REF.     S-C-E-A                                   REMARKS
-------     -------                  -------    -------                                   -------

III.11.0    CONFIGURATION             3.3
            CHARACTERISTICS
            AND AVAILABILITY

III.11.1    PX System                 3.3          S       The PX Alliance recognizes the importance of ensuring the PX core systems
            Configuration                                  remain available and perform in an efficient manner so as to fully
            Overview                                       support participants wishing to engage in the California power pool.

                                                           Careful consideration has been given to balancing requirements scalability, resilience and performance against cost.

                                                           The system recommended by the Alliance offers maximum flexibility to respond to changing business conditions. All required peripheral devices have been included within the PX Alliance's solution. Development procedures will be based upon ISO 9000 standards.


                                                           Hardware will be provided to the PX complete with all field changes and modifications prior to delivery.

III.11.2    PX Site                   3.3          S       A final review of designs employed to maintain redundancy and concurrency will be made with the PX Program manager.

III.11.3    Processor and Device      See          S       Processors shall be identified as being in one of the following states:
            States                  Remarks                Primary; Backup; Off-line or Down as defined in section 11 of the
                                                           Functional Requirements Document.

                                                           Primary processors have been designed for the purpose of performing the ongoing operational workload within the PX.

------------------------------------------------------------------------------------------------------------------------------------
                                      PROP.              CONFOR
  SECTION        SECTION             SECTION             MANCE                    REMARKS
  NUMBER          NAME                REF.                CODE
                                                         S-C-E-A
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Specific processors are matched to the projected workload
                                                                       based upon the unparalleled experience of the PX Alliance.
                                                                       Backup processors are provided for core systems to enable
                                                                       processor fail-over and minimal operational disruption. It is proposed that the PX utilize backup processors in line
                                                                       with the definition in the FRD. The solution provided
                                                                       enables the PX to have maximum operational cover by
                                                                       providing a discrete backup processor for each core system.
                                                                       Off-line processors are provided by virtue of the systems
                                                                       running at the alternate or backup site. Off-line processors will be capable of providing support services in the form of tape or optical storage services so as not to add additional load to the primary processor groups.
------------------------------------------------------------------------------------------------------------------------------------
III. 11.3.1      Device States      See Remarks          S             The solution has be architect to provide high flexibility.
                                                                       For this reason all auxiliary storage provided on the core systems are Primary per the definition in section 11.3.1 of the FRD.

                                                                       Network print servers and PC shared file systems are
                                                                       provided with backup systems to be implemented in the event of a primary processor failure by the reboot of the PC
                                                                       network systems.

                                                                       Tape archival and optical archival systems are dependent
                                                                       upon their hosting processors. To ensure the maximum
                                                                       performance from the proposed system alternate tape and
                                                                       optical storage devices have been specified thus eliminating potential problems from dependent devices.
------------------------------------------------------------------------------------------------------------------------------------
III.11.4         Processor and      See Remarks         S              All devices operating in the designated processor groups are
                 Device                                                accessible by all processors with the exception of the Tape
                 Interconnections                                      and optical storage devices that are dependent upon their
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                      PROP.              CONFOR
  SECTION        SECTION             SECTION             MANCE                    REMARKS
  NUMBER          NAME                REF.                CODE
                                                         S-C-E-A
------------------------------------------------------------------------------------------------------------------------------------
                                                                       physically attached processor. In these cases alternate
                                                                       devices have been specified to ensure availability. All
                                                                       processors have multiple connections to the PX LAN. Core
                                                                       systems also have multiple access points to the ATM LAN used for high performance connectivity between processor groups and external entities to PX.

                                                                       All LAN based devices may be assigned to any processor by
                                                                       virtue of industry standard TCP/IP number assignments and
                                                                       name resolution.

                                                                       All LAN components and protocols are non-proprietary open
                                                                       systems and conform to IEEE and/or ISO Standards.
------------------------------------------------------------------------------------------------------------------------------------
III.11.5        Backup Databases     3.3                S              Backup databases are maintained through use of industry
                                                                       standard software from Oracle Corp. This software enables
                                                                       the maintenance of both "hot" and backup databases.

                                                                       Oracle Corporation currently hold the record for
                                                                       transactional performance. This was achieved using Digital
                                                                       Alpha technology as recommended within this proposal. Oracle have built specific software additions to the Oracle core
                                                                       products to exploit the unrivaled fail-over capabilities of the Digital equipment.

                                                                       Role back technology shall be employed to ensure that the
                                                                       integrity of the backup databases is maintained during and following a primary processor failure.

                                                                       All information required in performing daily PX operations will be held within the relational databases.
------------------------------------------------------------------------------------------------------------------------------------
III.11.6         Error Detection    See                 S              Operational software will be provided to enable the
                 and
------------------------------------------------------------------------------------------------------------------------------------

                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-E-A                                     REMARKS
-------         -------               -------       -------       -----------------------------------------------------------------
                Failure               Remarks                     designated operation staff member(s) to determine the state
                Determination                                     of any processor or processor systems within the operational and backup processor configuration.

III.11.6.1      Processor Errors      See           S             All processors shall log both recoverable and fatal processor
                                      Remarks                     errors. All recoverable errors shall be counted and should the number of such errors pass a predefined error level a
                                                                  fatal error shall be announced.

III.11.6.2      Device Errors         See           S             All devices shall log both fatal and recoverable errors. All
                                      Remarks                     recoverable errors shall be counted and should the number
                                                                  of such errors pass a predefined error level a fatal error shall be announced.

III.11.6.3      Software Errors       See           S             All software errors shall be dealt with in line with parameters
                                      Remarks                     defined in FRD section 11.6.3.

III.11.7        Processor             3.2.5         S             Through use of Digital's advanced MC clustering technology
                Redundancy and                                    the solution offered not only enables fail-over to a redundant
                Configuration                                     processor but also growth to add further processors acting
                Management                                        as a single processor. This exceeds all other manufacturers and offers the PX the maximum in flexibility by being
                                                                  configurable to a maximum of 36 Alpha 400Mhz processors
                                                                  (expected to rise to 700Mhz in quarter 1 1997) while still maintaining a redundant processor should any of the existing
                                                                  3 fail.

                                                                  All processors performing backup functions will not impact the system should they fail.

III.11.7.1      Function Restart      See           S             Restart shall be effected by either automatic or manual
                                      Remarks                     means. Processor failure will be handled automatically with a transfer of operational services to the backup processor.
                                                                  Software failures, should they occur, will require manual
                                                                  restart.

                                                                  Restart management shall include the assignment of backup

                                                       CONFOR
                                        PROP.          MANCE                                  REMARKS
SECTION        SECTION                SECTION          CODE
NUMBER          NAME                    REF.           S-C-E-A
-------        -------              ------------       -------   ------------------------------------------------------------------
                                                                 processor and functions to ensure that the correct number of processors is allocated to a specific task.

III.11.7.2     Processor Failover  3.2.5,3.3           S         Following primary processor failure core systems are transferred to the designated backup processor. The dependent devices on the failed processor will be regarded as down and alternate devices on the backup processor shall become live and resume primary system support.

                                                                 Failure of a specific disk drive within the RAID 5 auxiliary may be resolved with halting the RAID subsystem and thus ensuring operational integrity.

                                                                 Failover within a redundant processor group or cluster is
                                                                 transparent to the application running upon the processor and will not result in loss of information.

                                                                 An alarm condition is raised for the processor that has filed to ensure the operations team may take the appropriate actions.
                                                                 Should the processor have multiple CPU's installed and one CPU fails, the processor will restart on the remaining processors.

III.11.7.3     Processor Start-Up  See Remarks         S         During processor startup the processor will perform self
                                                                 diagnostics and ensure that it is able to connect to its assigned devices and the PX LANs.

                                                                 Processor startup will be within the time frame specified within the FRD.

III.11.7.4     Processor           See Remarks         S         Processors identified as Down will only be switched to another
               Reinstatement                                     state through operator intervention. On an attempt to start a processor the system will provide feedback as to whether the reinstatement was success or not.

                                                       CONFOR
                                        PROP.          MANCE                                  REMARKS
SECTION        SECTION                SECTION          CODE
NUMBER          NAME                    REF.           S-C-E-A
-------        -------              ------------       -------   ------------------------------------------------------------------
III.11.7.5     Processor            3.24               S         A redundant processor has been specified within each processor
               Redundancy                                        group. At no time during normal operation is the redundant processor required to supplement the primary processor.

III.11.8       Device Redundancy   3.2.6,3.2.7         S         Devices specified for auxiliary storage utilize RAID 5 technology
               and Configuration                                 to enable disks to be "Hot swapped" in the event of a disk
               Management                                        failing. Other devices will be regarded as down should they fail.
                                                                 Failed devices may be replaced by alternate devices allocated to the backup system.

                                                                 There is no single point of failure within the defined solution.
                                                                 For devices where a single device is specified, that device is been specified with redundant component to enable single component failure to occur without jeopardizing operational integrity.

III.11.8.1     Device Failover     See Remarks         S         Devices will enable fail-over in an orderly manner by allowing the
                                                                 PX operations staff to reassign tasks to alternate devices within the processor group. Device fail-over will be within the time specified within the FRD Appendix D.

                                                                 Communication device fail-over of the OC3 Mux supplied by the
                                                                 WENET provider will be managed as part of the WAN network
                                                                 management.

III.11.8.2     Device              See Remarks         S         In the event of a failed communication link the PX systems will
               Reinstatement                                     continue to retry the link until the link is finally
                                                                 re-established.

                                                                 All other device failure shall be recovered through operator commands.

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -------------------------------------------------------------
III.11.8.3      Device Redundancy     3.2.5,3.2.6,  S             All auxiliary storage used to support the core operational
                Determination         3.2.7                       systems utilize RAID 5 resilient storage and as such enable disk level redundancy.

                                                                  Redundant Micro channel connections are provided for redundancy within a processor group. For inter group connectivity redundant
                                                                  LAN topologies have been specified in the form of both ATM and
                                                                  100BaseT interconnects.

                                                                  Archive devices are dependent and have alternate devices
                                                                  configured to enable recovery from device failure.

                                                                  Printers are configured as "network" devices and as such any failure of a printer may be recovered easily by switching to an alternative printer.

                                                                  Consoles, workstations and ancillary equipment is not provided in a redundant manner. However, should a console or workstation fail alternate devices may be used while the device is being
                                                                  reinstated.

                                                                  Video copiers have been provided in a non redundant manner.
                                                                  Although work scheduled for a failed video copier may be switched to another which is still operational.

                                                                  Communication interfaces are provided through WENET. Resilience is
                                                                  b virtue of the WENET network.

                                                                  Remote consoles and workstations shall be accessible through WENET and as such enables a resilient communication path.

                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-E-A                                     REMARKS
-------         -------               -------       -------       -----------------------------------------------------------------
III.11.9        Configuration         3.6,2.2       S             Configuration management displays are in the form of a
                Management Displays                               graphical representation of the operational system provided as a schematic. Each component of the system may be
                                                                  interrogated by point and click operation.

                                                                  Digital cluster configuration and operation may be effected by drilling down the hierarchy of graphical symbols through use of the mouse.

III.11.10       Availability          See           S             Bidding and scheduling systems shall be available 99.9% of
                                      Remarks                     the time.

                                                                  Settlements and billing functions shall be available for 98%
                                                                  of the time.

                                                                  The PX Alliance has defined a solution that exceeds the
                                                                  requirements to protect against single point of failure
                                                                  protection. As a minimum the solution offers a two point of failure solution for core system.

III.11.10.1     Function              3.4           S
                Availability

III.11.10.2     Hardware              3.2.5,        S             The proposed solution will enable sufficient application
                Availability          3.2.6,                      processors, with all main memory, processor
                                      3.2.7                       interconnections, auxiliary memory and archival devices to be operating in conjunction with 2 medium peed printers, one video copier three operator consoles and sufficient
                                                                  communication software and hardware to maintain the
                                                                  operational environment. Should this not be possible though major failure or natural disaster the backup site will be
                                                                  invoked.

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -------------------------------------------------------------
III.11.10.3     Individual Device     See           S
                Availability          Remarks

III.11.11       Power and             3.3           A             With respect to power the purchaser is requested to supply a
                Environment                                       single and 3 phase 120/240 VAC supply. The PX Alliance will
                Conditions                                        define the location and type for suitable power outlets to be located in close proximity to the processor or device housings.

                                                                  All cabling is required to be shielded and run in separate ducts to that of and communication wiring.

III.11.11.1     Power Supply          3.3           S             Power should be supplied from an uninterruptible power source backup up by a generator should operation be required to be safeguarded against power outages lasting more than a few minutes.

                                                                  Generator ramp up time is such that the generator is fully stabilized and online 10 minutes before the uninterruptible power supply provided fails.

                                                                  The uninterruptible power supply and generator must be implemented in such a way as to safeguard the power requirements of the operator workstations within the PX building or complex.

III.11.11.2     Temperature/          See           S             Although the equipment specified will operate in temperatures
                Humidity/ Heat        Remarks                     ranging from 60 degrees F to 90 degrees F with a rate of change of
                Load                                              no more than 15 degrees F it is not recommended that the
                                                                  installation be allowed to deviate from 70 degrees F to ensure that backup information is readable at a later date. The equipment will operate in humidity ranging from 30% to 95% non-condensing although this is regarded high for normal computer room
                                                                  environments.

                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-E-A                                     REMARKS
-------         -------               -------       -------       -----------------------------------------------------------------
III.11.11.3     Acoustic Noise        See           C             Noise level of equipment shall be within the limits as defined
                Level                 Remarks                     by the California State regulations.

VOLUME III, SECTION 12
--------------------------------------------------------------------------------

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -----------------------------------------------------------------
III.12.0        COMMUNICATION         3.4           S             WEnet will provide the Wide Area Network communication
                REQUIREMENTS                                      for the PX. It is further acknowledged that WEnet is to be provided by an IaSP and is to be based on a fault tollerant network topology.

                                                                  It is acknowledged that the link to the PX LAN is via a
                                                                  SONET OC3 Multiplexor. The PX system will interface to
                                                                  this by means of an OC3 ATM switch (Gigaswitch) provided
                                                                  by Digital Electronic Computers.

                                                                  The Gigaswitch will enable the processors to connect to the
                                                                  WAN at 155MBps so as not to suffer any network
                                                                  degradation. It is our experience that this bandwidth is vital if throughput is to be maintained at peak times.

                                                                  IT IS STRONGLY RECOMMENDED THAT FIREWALL
                                                                  TECHNOLOGY BE IMPLEMENTED BETWEEN WEnet AND
                                                                  THE INTERNET.

                                                                  Should firewall technology not be implemented at this point,
                                                                  WEnet cannot be regarded as a trusted intranet. PX
                                                                  systems would then need specific firewall processors which may hinder the operation and though-put of the system.

                                                                  Following selection the PX Alliance will specify with the PX
                                                                  Program Manager the connection requirements to the
                                                                  Sonnet device.

III.12.1        Participant Data      See           S             Participants will be required to connect to either the WEnet
                Communication         Remarks                     Intranet or the Internet through their own network supplier


                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-E-A                                     REMARKS
-------         -------               -------       -------       -------------------------------------------------------------
                Requirements                                      and POP. The communication bandwidth required by the participants is no more than 28.8K so as not to prejudice small users
                                                                  accessing the systems via the internet.

III.12.1.1      File Transfers        See           C             PX Alliance has proposed WEB based interface for Bidding over
                and BBS Access        Remarks                     WEnet with internal file upload/download capability.

III.12.1.2      Fax Communication     See           C
                                      Remarks

III.12.1.3      E-mail                See           A             PX Alliance proposed dynamic WEB based messaging without loss
                                      Remarks                     of functionibility.

III.12.2        ISO Communication     3.4           C             PX communication will be implemented through use of the WEnet
                Requirements                                      intranet network. A number of file transfers will be initiated and received from the ISO.

                                                                  The PX system will have allocated a communication processor dedicated to the communication with ISO. This processor will ensure files are received or sent efficiently without degrading the primary processors.

III.12.3        Publishing            3.4           C
                Communication
                Requirements

III.12.4        Voice Communication   3.4           C             It is acknowledged that voice is defined for information only
                Requirements

III.12.5        Network Management    3.4           C             All devices supplied will support SNMP management. An "Open
                Requirements                                      Management Platform" will be supplied to manage the PX LAN components.

                                                                  A graphical display will be provided to enable management of the
                                                                  LAN.

                                                                  Network object management tools will be based upon X500 name services.

VOLUME III, SECTION 13
--------------------------------------------------------------------------------

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -----------------------------------------------------------------
III.13.0        MISCELLANEOUS         N/A           C             This section has been review and the interfaces will be
                SUPPORT                                           customized as appropriate.
                FUNCTIONS

III.13.1        Overview              N/A           C

III.13.1.1      Cash Management       N/A           C

III.13.1.1.1    Internal Cash         N/A           C
                Management

III.13.1.1.2    Services Provided by  N/A           C
                Banks

III.13.1.2      Credit Management     N/A           C

III.13.1.2.1    Established Credit    N/A           C
                Rating/Guarantee

III.13.1.2.2    Collateral Deposits   N/A           C

III.13.1.2.3    Prequalification of   N/A           C
                Creditworthiness

III.13.2        Data Interfaces       N/A           C

III.13.2.1      Interfaces for Cash   N/A           C
                Management

III.13.2.2      Interfaces for Credit N/A           C
                Management

VOLUME III, SECTION 14

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -------------------------------------------------------------
III.14.0        GENERAL               3.7           S             It is recognized that the systems operate by PC may be all
                REQUIREMENTS                                      regarded as critical depending upon the length of system
                FOR A BACKUP                                      outage. The Bidding and scheduling system are key to the
                SYSTEM                                            operation of the PX as is the publishing system which is the primary means of PX to Participant communication. It is also recognized that the installation is to be located in an area known to be a high risk zone for natural disasters. Recovery time from these disasters is known to take many weeks which adds further complexity to the backup requirement.

                                                                  With this in mind it is recommended that a second "backup" site be provided to support the computer systems. Due to the potential effect imposed upon the system by a natural disaster such as an
                                                                  Earthquake, it is to be expected that the system facility could be completely lost or made unsafe. Should this occur the backup site must provide for long term support of the operational systems including billing and administration systems.

                                                                  For this reason it is recommended that a "Mirror" site be provided and equipped with a duplication of the equipment installed and operated from the primary site.

                                                                  It is recommended that the Mirror and Primary sites be located as far apart as practically possible and that care is taken to avoid fault lines and other potential environmental hazards.

III.14.1        Backup System         3.7           S             The backup system objectives are to ensure minimal downtime
                Objectives                                        through use of replicated systems run on duplicate

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -----------------------------------------------------------------
                                                                  machines.

                                                                  The goal of the backup site is to be able to support the
                                                                  normal operation of the PX systems in the event of a major system outage or environmental disaster befalling the
                                                                  primary site.

                                                                  Further the system fail-over time is to be kept to a minimum to ensure continued hour ahead bid processing.

                                                                  In order to reduce the "load" placed upon the operational
                                                                  systems, tape archiving and security backups may be
                                                                  performed by the remote site at the operations team's
                                                                  discretion.

                                                                  The backup system is designed to provide a secondary
                                                                  running configuration in the event of the following localized conditions: Earthquake; Sever weather damage; Fires; Riots;
                                                                  Bomb threats and major facility component mechanical
                                                                  failures.

                                                                  Should the backup provision be invoked, the systems will be brought on-line in order of criticality as defined in Exhibit 14-
                                                                  1 of the Functional requirements document (FRD). For each
                                                                  of these systems the backup site will provide restoration of
                                                                  Calculation; Communication and Documentation services as
                                                                  defined in the FRD.

                                                                  Restoration of communication links with external parties is dependent on WEnet availability.

III.14.2        Backup System         3.7           S             A 1 hour fail-over time will be provided to enable the ramp up


                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -------------------------------------------------------------
                REQUIREMENTS                                      of the backup site in the event of loss of primary sit
                                                                  facilities.

                                                                  On transfer of primary operation the backup site will assume all forward market operations which will include: Bidding module functions; Scheduling and Price determination module functions;
                                                                  Communication with market participants and Communication with ISO.

III.14.1        Computer System       3.7           S             The backup system is designed to provide the same performance level as the PX primary site facility.

                                                                  The PX alliance believes that, although short term processor redundancy is not required (FRD section 14), the most likely even causing fail-over to the backup site will be from a natural disaster. In the event of a natural disaster the primary site may be inoperable for some weeks, during which the secondary site will be required to support the complete operation. A critical hardware failure during this time could result in loss of critical PX systems. With this in mind the PX Alliance recommends processor redundancy at the backup site as well as the Primary.

                                                                  On recover of the primary site, the PX may bring the primary back up to date from information held in the backup system (currently live information). After recovery the PX operating team may make a decision to switch back to the primary site or choose to continue from the backup. If the backup site continues it will be
                                                                  re-designated the primary.

III.14.2.2      Communication         See           S             Fax receiving equipment will be provided to support participants
                Requirements          Remarks                     effected by the outage and who wish to continue bidding pending there computer system reinstatement.

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -----------------------------------------------------------------
                                                                  The public information system is regarded by the PX alliance as a critical system due to it's operational use for the
                                                                  dissemination of operating information. Consequently the
                                                                  messaging facilities within the Publishing system will be
                                                                  brought on-line as a critical system.

III.14.3        Backup system         12            S             The PX Alliance recommends the implementation of a
                Options                                           separate backup site.

                                                                  This backup site may be provided as follows:-

                                                                  1) PX may purchase own site and operate the equipment.
                                                                  2) The Alliance will operate the equipment at the PX's site.

                                                                  See Creative Options

VOLUME III, APPENDIX A
--------------------------------------------------------------------------------

                                                    Confor-
                                      Prop.         mance
Section         Section               Section       Code
Number          Name                  Ref.          S-C-E-A                                     Remarks
-------         -------               -------       -------       -----------------------------------------------------------------
III.A.1         Abbreviations and     N/A           C
                Mnemonics

III.A.2         Applicable Technical  N/A           C
                Standards


VOLUME III, APPENDIX B

                                  EXHIBIT B-1

                           DATA EXCHANGE REQUIREMENT


====================================================================================================================================
                                                                                      ESTIMATED            CONFORMAN
                                                                                      DATA GROUP            CE CODE
  CATEGORY     DATA DESCRIPTION            FROM        TO       FREQUENCY                SIZE               S-C-E-A        REMARKS
------------------------------------------------------------------------------------------------------------------------------------
Participants    Day-Ahead bids          Participant    PX       Six times per day    1.5* (100% of
                                                                                     supply daily               C
                                                                                     schedules +
                                                                                     100% of demand
                                                                                     daily schedules)
------------------------------------------------------------------------------------------------------------------------------------
                Unit Schedules based    Participant    PX       Daily                15% of supply              C
                on portfolio bids                                                    daily schedules
                                                                                     + 15% of demand
                                                                                     daily schedules
------------------------------------------------------------------------------------------------------------------------------------
                Hour-Ahead bids         Participant    PX       Hourly               1.5* (100% of supply       C
                                                                                     schedules + 100% of
                                                                                     demand hourly schedules)
------------------------------------------------------------------------------------------------------------------------------------
                Notifications of        PX             Parti-   On Demand (at        100% of participants       C
                receipt and                            cipant   lease hourly plus
                acceptance                                      six times per day
                of bid submittals
------------------------------------------------------------------------------------------------------------------------------------

                                                                      ESTIMATED
                                                                      DATA GROUP     CONFORMANCE
CATEGORY  DATA DESCRIPTION         FROM      TO        FREQUENCY        SIZE         CODE S-C-E-A                REMARKS
--------  ---------------------    ----     ----       ---------      ----------     ------------   --------------------------------
          Confirmation of final    PX        Parti     Daily          100% of             C
          day-ahead bid schedul-             cipant                   participants
          ing results and service
          obligations

          Confirmation of final    PX        Parti     Hourly         100% of             C
          hour-ahead bid schedul-            cipant                   participants
          ing results and service
          obligations

          Net settlements amounts  PX        Parti     Daily          100% of             S         Based on ABB's P&SS product
          and net payables/                  cipant                   participants
          receivables

UDCs      "Must-take" schedules    UDC       PX        Twice          100% of             C
                                                       daily          "must-take"
                                                                      resources

          "Must-take" errors       PX        UDC       Daily          1% of "must-        C
          because of differences                                      take"
          between UDC and ISO                                         schedules
          "must-take" schedules
          submitted to the PX

ISO       All participant day-     PX        ISO       Daily          1.5* (100% of       C         Will be transmitted to the ISO
          ahead bids                                                  supply daily                  according to an established
                                                                      schedules +                   data transfer schedule and
                                                                      100% of demand                protocol, following the close
                                                                      daily schedules)              of the day-ahead bidding cycle.

                                                                      ESTIMATED
                                                                      DATA GROUP     CONFORMANCE
CATEGORY  DATA DESCRIPTION         FROM      TO        FREQUENCY        SIZE         CODE S-C-E-A                REMARKS
--------  ---------------------    ----     ----       ---------      ----------     ------------   --------------------------------
          All participant hour-    PX        ISO       Hourly         1.5* (100% of        C        Will be transmitted to the ISO
          ahead bids                                                  supply hourly                 according to an established data
                                                                      schedules +                   transfer schedule and protocol,
                                                                      100% of demand                following the close of the hour-
                                                                      hourly                        ahead bidding cycle.
                                                                      schedules)

          "Must-take" errors       PX        ISO       Daily          1% of "must-         C        Submitted at established
          because of differ-                                          take"                         schedules
          ences between UDC and                                       schedules
          ISO "must-take"
          schedules submitted
          to the PX

          Overgeneration report    PX        ISO       Daily          PX                   C        Submitted at established
                                                                      (scheduling                   schedules.
                                                                      coordinator)
                                                                      identifier and
                                                                      quantity of
                                                                      overgeneration

          Day-ahead preferred      PX        ISO       Daily          100% of supply       C        Submitted at established
          schedules                                                   daily schedules               schedules.
                                                                      + 100% of
                                                                      demand daily
                                                                      schedules

          Hour-ahead schedules     PX        ISO       Hourly         50% of supply        C        Submitted at established
                                                                      hourly schedules              schedules.
                                                                      + 100% of
                                                                      demand daily
                                                                      schedules

                                                                      ESTIMATED
                                                                      DATA GROUP     CONFORMANCE
CATEGORY  DATA DESCRIPTION         FROM      TO        FREQUENCY        SIZE         CODE S-C-E-A                REMARKS
--------  ---------------------    ----     ----       ---------      ----------     ------------   --------------------------------
          Day-ahead revised        PX        ISO       Daily          100% of supply       C        Submitted at established
                                                                      daily schedules               schedules.
                                                                      + 100% of
                                                                      demand daily
                                                                      schedules

          Day-ahead schedules      PX        ISO       Twice          100% of              C        Submitted at established
          of ancillary services                        daily          ancillary ser-                schedules.
          being self-provided                                         vice daily
          by the PX                                                   schedules

          Hour-ahead schedules     PX        ISO       Hourly         100% of              C        Submitted at established
          of ancillary services                                       ancillary ser-                schedules.
          being self-provided                                         vice hourly
          by the PX                                                   schedules

          Day-ahead unused         PX        ISO       Twice          50% of ancil-        C        Submitted at established
          ancillary service                            daily          lary service                  schedules.
          schedules (ancillary                                        daily
          service bids not used                                       schedules
          for PX self-provision),
          or ISO ancillary ser-
          vice market purchase
          requirements (to cover
          PX self-provided
          ancillary service
          shortfalls)

====================================================================================================================================
                                                                                      ESTIMATED            CONFORMAN
                                                                                      DATA GROUP            CE CODE
  CATEGORY     DATA DESCRIPTION            FROM        TO       FREQUENCY                SIZE               S-C-E-A     REMARKS
------------------------------------------------------------------------------------------------------------------------------------
               Hour-ahead unused        PX             ISO      Hourly               50% of ancillary          C        Submitted at
               ancillary service                                                     service hourly                     established
               schedules (ancillary                                                  schedules                          schedules.
               service bids not used
               for PX self-provision),
               or ISO ancillary
               service market purchase
               requirements (to cover
               PX self-provided
               ancillary service
               shortfalls)
------------------------------------------------------------------------------------------------------------------------------------
               "Must-take Schedules     ISO            PX       Twice daily          100% "must-take"          C
                                                                                     resources
------------------------------------------------------------------------------------------------------------------------------------
               Participant resource     ISO            PX       Daily                1% of resources           C
               status updates
               (changes in the
               qualification status
               of participant
               resources)
------------------------------------------------------------------------------------------------------------------------------------
               Day-ahead advisory       ISO            PX       Daily                10% of supply daily       C
               re-dispatch schedules                                                 schedules + 10% of
                                                                                     demand daily schedules
------------------------------------------------------------------------------------------------------------------------------------
               Day-ahead committed      ISO            PX       Daily                100% of supply daily      C
               schedules                                                             schedules + 100% of
                                                                                     demand daily schedules

------------------------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED         CONFORMAN
CATEGORY       DATA DESCRIPTION         FROM      TO        FREQUENCY      DATA GROUP          CE CODE     REMARKS
                                                                              SIZE             S-C-E-A
------------------------------------------------------------------------------------------------------------------------------------
               Hour-ahead committed     ISO       PX        Hourly         100% of supply         C
               schedules                                                   hourly schedules +
                                                                           100% of demand
                                                                           hourly schedules
------------------------------------------------------------------------------------------------------------------------------------
               Reliability criteria     ISO       PX        On demand      5 rule based values    C        These rules to be
               for ancillary services                                      for each type of                finalized during the
                                                                           ancillary service               functional definition
                                                                                                           phase of the project.
------------------------------------------------------------------------------------------------------------------------------------
               Transmission loss        ISO       PX        Hourly         100% of generating     C
               factors                                                     units
               Note: Published by
               ISO public module
------------------------------------------------------------------------------------------------------------------------------------
               Zonal market clearing    ISO       PX        Hourly         100% of zones          C
               price adders,
               congestion prices, and
               zonal constraints
               (Note: included in
               schedules)
------------------------------------------------------------------------------------------------------------------------------------
               Ancillary service        ISO       PX        Daily          100% of ancillary      C         To be received at
               reservation schedules                                       service schedules                specified schedule
               and prices for                                              for 1 day-ahead                  times.
               settlements                                                 market, 24 hour-ahead
               (Note: Included in                                          markets, and real-
               settlement statement)                                       time adjustments
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED         CONFORMAN
CATEGORY       DATA DESCRIPTION         FROM      TO        FREQUENCY      DATA GROUP          CE CODE     REMARKS
                                                                              SIZE             S-C-E-A
------------------------------------------------------------------------------------------------------------------------------------
               Schedule based network   ISO       PX        Daily          100% of supply         C        To be received at
               access charges for                                          schedules +                     specified schedule
               settlements (Note:                                          100% of demand                  times.
               Included in settlement                                      schedules for 1
               statement)                                                  day-ahead market,
                                                                           24 hour-ahead
                                                                           markets, and real-
                                                                           time adjustments
------------------------------------------------------------------------------------------------------------------------------------
               ISO Administrative       ISO       PX        Monthly        Invoice content        C
               fees
------------------------------------------------------------------------------------------------------------------------------------
Public         Committed schedule       PX        Web       On demand      50% of participants    C
Information    display                            agent                    each hour, possibly
               (See FRD Section 5)                                         many others

------------------------------------------------------------------------------------------------------------------------------------
               Committed schedule       PX        Web       On demand      100% of participants   C
               download                           agent                    each hour, possibly
               (See FRD Section 5)                                         many others
------------------------------------------------------------------------------------------------------------------------------------
               Zonal market clearing    PX        Web       On Demand      50% of participants    C
               prices display                     agent                    each hour, possibly
                                                                           many others
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                                      ESTIMATED            CONFORMAN
                                                                                      DATA GROUP            ce CODE
  CATEGORY     DATA DESCRIPTION               FROM        TO          FREQUENCY          SIZE               S-C-E-A     REMARKS
------------------------------------------------------------------------------------------------------------------------------------
               Zonal market clearing       PX             Web         On Demand      100% of participants      C
               prices download                            agent                      each hour, possibly
                                                                                     many others
------------------------------------------------------------------------------------------------------------------------------------
Administrative General Ledger;             PX Billing     General     Daily          2* (number of             C        Will be
Systems        Accounts receivables        and Credit     Ledger                     participants)                      achieved
               balances, credit            Module                                                                       through
               income/expense                                                                                           database
                                                                                                                        access.
------------------------------------------------------------------------------------------------------------------------------------
               Purchasing: Material        Purchasing     EDI         Daily          Ref. Appendix C           C
               pricing requests,           Sustem                                    (Purchasing)
               quotations, P.O.s
------------------------------------------------------------------------------------------------------------------------------------
               Accounts Payable:           Accounts       EFT         Daily          Ref. Appendix C           C
               EFT orders                  Payable                                   (Accounts Payable)
                                           System
------------------------------------------------------------------------------------------------------------------------------------
Other          ACH payment transactions    PX Billing     Participant Daily          25% of participants       C
External                                   and Credit     via ACH
Entities                                   Module
-----------------------------------------------------------------------------------------------------------------------------------
               EDI billing invoices        PX Billing     Participant Daily          50% of participants       C
                                           and Credit     via EDI
                                           Module
-----------------------------------------------------------------------------------------------------------------------------------
               Payment receipt             Third-party    PX Billing  Daily          75% of participants       C
               advice statements           Banks          and Credit
                                                          Module
                                                          via EDI
-----------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
                                                                                    ESTIMATED            CONFORMAN
                                                                                    DATA GROUP            CE CODE
  CATEGORY   DATA DESCRIPTION            FROM          TO               FREQUENCY      SIZE               S-C-E-A     REMARKS
------------------------------------------------------------------------------------------------------------------------------------
             Participant credit       Credit Bureau    PX Billing and   Daily       1% of participants    C
             information                               Credit Module
                                                       via Credit
                                                       Scoring System
------------------------------------------------------------------------------------------------------------------------------------

VOLUME III, APPENDIX C

====================================================================================================================================
                                                                                  CONFORMANCE
SECTION                       SECTION                                                CODE
NUMBER                          NAME                                                S-C-E-A                   REMARKS
====================================================================================================================================
 III.C    Number of participants                                                       C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of UDC's                                                              C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of Generator participants                                             C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of load participants                                                  C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of voltage levels per zone                                            C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of future day-ahead bids for each participant                         C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of future hour-ahead bids peer participant                            C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of energy blocks in a supply bid                                      C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of energy blocks in a demand bid                                      C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of generating units                                                   C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of forbidden zones per supply bid                                     C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of forbidden zones per demand bid                                     C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of segments to describe a reactive capability curve                   C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of day-ahead supply schedules at bid closing time                     C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of day-ahead demand schedules at bid closing time                     C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of hour-ahead supply schedules at bid closing time                    C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of hour-ahead demand schedules at bid closing time                    C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of day-ahead ancillary service schedules at bid closing time          C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of hour-ahead ancillary service schedules at bid closing time         C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of Automatic Clearing House (ACH) Providers                           C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Number of Electronic Data Interchange (EDI) providers                        C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    Administrative Systems:-                                                     C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    o   Number of daily invoices - accounts payable                              C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    o   Number of vendors - accounts payable                                     C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    o   Number of purchase orders per year - purchasing                          C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    o   Number of employees and contractors - payroll/human resources            C
------------------------------------------------------------------------------------------------------------------------------------
 III.C    o   Number of cost centers - budgeting                                       C
------------------------------------------------------------------------------------------------------------------------------------

                                                                           CONFOR-
                                                                            MANCE
SECTION                              SECTION                                CODE
NUMBER                                NAME                                 S-C-E-A                     REMARKS
-------         -----------------------------------------------------      -------       --------------------------------------
III.C           o Number of general ledger accounts - general ledger          C

III.C           o Number of FERC accounts - general ledger                    C


VOLUME III, APPENDIX D

TABLE OF CONFORMANCE

SYSTEM PERFORMANCE REQUIREMENTS

The PX Alliance accepts the Response Times set forth in Appendix D as design goal for the PX Systems design and implementation. In deciding how to accept all of these performance requirements as firm contractual commitments, several things need to be considered:

The PX will be the first large scale attempt to handle major commercial transactions via Internet technology.

The detailed design requirements for the PX bidding and publishing system, in terms of forms design and content, are not yet known.

The WEPEX protocols for pricing and scheduling are not settled and are still in a process of continuous definition and change.

The interfaces with the ISO and how these will finally work are similarly subject to potential change in the future.

Some of the performance requirements such as display call up times are seemingly derived from a real-time paradigm more appropriate to the ISO PMS systems than to a business system such as the PX Systems. We do not believe that WEPEX wants to see the kinds of proprietary data base and GUI architectures typical in that application carry over to the PX.

For these reasons, the PX Alliance believes that the subsystems and individual applications and forms are going to have to be designed for flexibility and ability to change while implementation is in process, as opposed to being designed for best case performance. The existing technology planned to be used by the PX Alliance does in general meet most of the performance requirements identified in its current implementation. However, there are questions of scaling and Internet technology which make the current performance a less than conclusive benchmark. This would indicate that performance commitments should be conservative.

The PX Alliance has configured and proposed hardware which is the best available at any practical cost for processing complex ORACLE transactions and for solving the kinds of numeric solutions which may be required of the PX. Nonetheless, it does not seem cost-effective at this time to incorporate and price the kinds of hardware and labor contingency which might be needed in order to accept all the performance requirements as contractual commitments. The PX Alliance has also negotiated extremely favorable terms from Digital and ORACLE should product upgrades be needed to improve performance.

The PX Alliance accepts the need for realistic performance from all of the subsystems and user interfaces in order to meet the business needs of the PX. We do not believe that these business needs dictate hard and fast response times on the order of 1 or 2 seconds, especially if this introduces excess cost and schedule risk in the project. Assuming that real business performance needs are met, we do not believe that arbitrary figures of merit on device utilization such as CPU load are meaningful; these too seem to be carried over from a SCADA paradigm.

Therefore, we propose to address the performance needs of the PX Systems as follows:

1. The PX Alliance accepts the performance requirements set forth as design goals. These goals shall be considered secondary to the goals of flexibility, schedule, and transparency.

2. The PX Alliance will commit at this time to achieve business performance of response times within the same order of magnitude as those set forth.

3. The PX Alliance will commit that the PX Systems will meet all the external business requirements. By this we mean that the PX Systems will in fact support the number of bidders and bids, the time frames required for accomplishing the day ahead and hour ahead schedule determination, and so on.

4. The PX Alliance proposes to implement a baseline PX system on the target hardware, scaled up to PX database requirements, early in the project. We propose that Alliance and WEPEX PX team members use this baseline implementation to assess performance issues so that corrective actions can be taken early in the design phase and such that critical performance behavior can be achieved and maintained through the customization process.

In summary, the PX Alliance commits to meeting the performance criteria as dictated by the business needs which are still evolving. The PX Alliance will work closely with WEPEX to ensure a cost effective, business solution is successfully implemented. Detailed comments highlighting our conformance to the specifications follow.

                                  EXHIBIT D-1

                 PX SYSTEMS FUNCTIONAL PERFORMANCE REQUIREMENTS

------------------------------------------------------------------------------------------------------------------------------------
                                          PERFORMANCE        PERFORMANCE
                                       REQUIREMENT FOR      REQUIREMENT      CONFORMANCE
                                        AVERAGE SYSTEM        FOR PEAK          CODE
FUNCTION    PERFORMANCE PARAMETER            LOAD           SYSTEM LOAD       S-C-E-A                     REMARKS
====================================================================================================================================
Bidding     Bid recognition once          5 seconds          15 seconds          A         Under normal system loading conditions
            it enters the system                                                           bids will be recognized well within
                                                                                           5 seconds. Normal loading condition is
                                                                                           when there is a reasonable separation of
                                                                                           time between the arrival of individual
                                                                                           bids. 15 seconds response time vs
                                                                                           dependent upon all market participants
                                                                                           not submitting bids at the same instance.

                                                                                           Bid recognition is performed for an
                                                                                           individual bid. Bulk bids, which may
                                                                                           include multiple units, or multiple bid
                                                                                           cycles may take longer to process. Bod
                                                                                           recognition is interpreted as the arrival
                                                                                           of the bid file.

                                                                                           Bids via fax, will be measured to
                                                                                           determine time to process.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               PERFORMANCE     PERFORMANCE
                                            REQUIREMENT FOR    REQUIREMENT      CONFORMANCE
                                             AVERAGE SYSTEM     FOR PEAK           CODE
FUNCTION   PERFORMANCE PARAMETER                 LOAD          SYSTEM LOAD        S-C-E-A                     REMARKS
====================================================================================================================================
           Bid format check and            0.1 seconds per     0.5 seconds           A        It is proposed that bid format check,
           notification to participant -   bid                 per bid                        i.e., syntax check at data field
           BBS mode)                                                                          level, will be performed at the
                                                                                              client end (Web screens). The
                                                                                              performance of this activity will not
                                                                                              be a function of the server loading.
                                                                                              However, depending on the client
                                                                                              workstation speed, the checking of the
                                                                                              syntax errors may take unto 1 second.

           Bid format check and            0.1 + (n-1)*0.01    0.5 + (n-1)          A         It is proposed that even in the case
           notification to participant     seconds             *0.025 seconds                 of the bids entered into the system
           (day-ahead bid - file                                                              via ftp, the bid format checking is
           transfer mode; file with                                                           done at the client site. This will be
           n bids)                                                                            made possible via a specialized ftp
                                                                                              script or via Web screens and applets.

                                                                                              The performance in this case will not
                                                                                              be a function of the Server loading.
                                                                                              Rather, it will be a function of the
                                                                                              capabilities of the client side
                                                                                              workstation.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               PERFORMANCE     PERFORMANCE
                                            REQUIREMENT FOR    REQUIREMENT      CONFORMANCE
                                             AVERAGE SYSTEM     FOR PEAK           CODE
FUNCTION   PERFORMANCE PARAMETER                 LOAD          SYSTEM LOAD        S-C-E-A                     REMARKS
====================================================================================================================================
           Bid consistency check and       0.2 seconds per     0.5 seconds           E        Bid consistency check will be
           notification to participant     bid                 per bid                        performed at the server level. Since
           (day ahead bid : BBS mode)                                                         normal loading condition may involve
                                                                                              recognition for multiple bids. Further
                                                                                              review will be to guarantee delivery
                                                                                              of notification to participants within
                                                                                              0.2 seconds. The delivery of the
                                                                                              notification to the participant may be
                                                                                              subject to communications loadings of
                                                                                              WEnet.

                                                                                              The Alliance guarantee on the server
                                                                                              performing consistency checks for a
                                                                                              single bid within 0.2 seconds under
                                                                                              normal conditions and 0.5 seconds
                                                                                              under peak loading condition.
                                                                                              Notifications to the participants
                                                                                              will require further measurement
                                                                                              (expected 1-3 seconds).

                                                                                              WEnet performance will impact
                                                                                              notification time. The scaling factor
                                                                                              of 1/13.33 for each additional bid is
           Bid consistency check and       0.2 + (n-1)*0.015   0.5+(n-1)*0.025      E         constrictive.
           notification to participant     seconds per bid     seconds
           (day ahead bid : file transfer
           mode, file with n bids)
------------------------------------------------------------------------------------------------------------------------------------
           Portfolio partition             0.05 + (n-1)*0.00   0.10 + (n-1)         E         WEnet performance impact on
           consistency check and           secs                *0.025 secs                    notification time will be removed.
           notification to participant
           (portfolio with n resources)
------------------------------------------------------------------------------------------------------------------------------------

                                                  PERFORMANCE         PERFORMANCE
                                                REQUIREMENT FOR       REQUIREMENT    CONFORMANCE
                                                AVERAGE SYSTEM          FOR PEAK        CODE
FUNCTION          PERFORMANCE PARAMETER              LOAD             SYSTEM LOAD      S-C-E-A                 REMARKS
--------       -----------------------------    ---------------       -----------    -----------    -------------------------------

               Ancillary service bids to          2 seconds            5 seconds          C         This is the elapsed time for
               the ISO                                                                              sending of A/S data from PX
                                                                                                    to ISO.

Publishing     From the time a participant        4 seconds            10 seconds         C
               request for data display is
               received by the Web server
               until the time the display
               begins to be output

               From the time a participant        4 seconds            8 seconds          C
               request for a file download
               is received by the Web server
               until the time file
               transmission begins

               Average amount of Web server       30%                  50%                C
               CPU utilization time over
               10 minutes

Scheduling     Determination of overgenera-       15 seconds           1 minute           C
and            tion conditions

Price          Day-ahead interim schedule
               and price determination

               a) Only energy bids [A/S           1 minute             2 minutes          C         Performance requirement is for
               Option 1)                                                                            the elapsed time of the
                                                                                                    calculations and excludes the
               b) Both energy and A/S bids        2 minutes            5 minutes          C         time spent in reading data from
               [A/S Option 2]                                                                       or writing data to flat files or
                                                                                                    the relational database.

               Day-ahead preferred schedule       2 minutes            5 minutes          C         Same as above.
               and price determination
               (energy and A/S)

                                                  PERFORMANCE         PERFORMANCE
                                                REQUIREMENT FOR       REQUIREMENT    CONFORMANCE
                                                AVERAGE SYSTEM          FOR PEAK        CODE                   REMARKS
FUNCTION       PERFORMANCE PARAMETER                 LOAD             SYSTEM LOAD      S-C-E-A
--------       -----------------------------    ---------------       -----------    -----------    -------------------------------
Determi-       Day-ahead revised schedule         5 minutes           10 minutes          C         Same as above.
nation         development and price
               determination

               Hour-ahead schedule develop-       1 minutes           2 minutes           C         Same as above.
               ment and price determination

Settle-        Invoice commitment release         95% of trans-       95% of trans-       C
ments,         time (complete client based        actions in 1        actions in 2
Billing        activities and move to next        second, each        seconds, each
and            work element)                      transaction         transaction
Credit                                            (no trans-          (no trans-
                                                  action taking       action taking
                                                  more than 2         more than 4
                                                  seconds             seconds

               Invoice commitment durable         1.5 minutes         2 minutes           C
               time (complete relevant
               business and data update
               processing)

               Input pre-commitment entry         95% of entries      95% of entries      C
               (key entry validation, cross       in 1 second each    in 2 seconds each
               field validation, list box         entry (no entry     entry (no entry
               retrieval, etc.)                   taking more than    taking more than
                                                  2 seconds)          3 seconds)

                                                  PERFORMANCE         PERFORMANCE
                                                REQUIREMENT FOR       REQUIREMENT      CONFORMANCE
                                                AVERAGE SYSTEM         FOR PEAK           CODE
FUNCTION       PERFORMANCE PARAMETER                 LOAD             SYSTEM LOAD        S-C-E-A                 REMARKS
--------       -----------------------------    ---------------       -----------      -----------    ------------------------------
               Retrieval of single business       95% of              95% of                C
               entity (e.g. invoice)              retrievals in       retrievals in
                                                  1 second each       2 seconds each
                                                  retrieval (no       retrieval (no
                                                  retrieval taking    retrieval taking
                                                  more than 2         more than 4
                                                  seconds)            seconds)

               Compound business object           95% of              95% of                C
               query and retrieval (e.g.          retrievals in       retrievals in
               retrieve open invoices for         3 seconds each      5 seconds each
               a participant) - screen            retrieval           retrieval
               presentation of initial block      (no retrieval       (no retrieval
               of data                            taking more than    taking more than
                                                  5 seconds)          10 seconds)

               Compound business object           95% of              95% of                C
               query and retrieval (e.g.          retrievals in       retrievals in
               retrieve open invoices for         1 seconds each      2 seconds each
               a participant) - screen            retrieval           retrieval
               presentation of next/              (no retrieval       (no retrieval
               previous block of data             taking more than    taking more than
                                                  2 seconds)          4 seconds)

Local          Display response time for          2 seconds           4 seconds             C
Operator       simple data displays (no
Inter-         sorting or calculating),
face           from the time a display is
               requested until data
               presentation is completed

                                                  PERFORMANCE         PERFORMANCE
                                                REQUIREMENT FOR       REQUIREMENT    CONFORMANCE
                                                AVERAGE SYSTEM         FOR PEAK         CODE                   REMARKS
FUNCTION       PERFORMANCE PARAMETER                 LOAD             SYSTEM LOAD      S-C-E-A
--------       -----------------------------    ---------------       -----------    -----------    -------------------------------
               Acknowledgment of requests         1 second             2 seconds          C
               for lengthy displays that
               require sorting and
               calculating

               Warning and event message          2 seconds            4 seconds          C
               display, from the time the
               event is detected, until the
               event message is displayed

               Acknowledgment of requests         2 seconds            4 seconds          C
               for report printout

               Entry into the print queue         1 minute             1 minute           C
               of requested reports

               Acknowledgment of requests         2 seconds            2 seconds          C
               for display hardcopy

               Completion of hardcopy image       1 minute             1 minute           C         Applies to printing screen
                                                                                                    images.

               Login Time                         15 seconds           1 minute           C

System         Processor startup time             5 minutes            5 minutes          C

Functions      Processor failover time            1 minute             1 minute           C

               Device failover time               30 seconds           30 seconds         C

               Processor utilization (any         30%                  50%                C
               primary processor regardless
               of its PX function) over
               10 minutes

               LAN utilization over 10 minutes    15%                  30%                S

                                  EXHIBIT D-2

         PX SYSTEMS DATABASE MAINTENANCE TOOLS PERFORMANCE REQUIREMENT

------------------------------------------------------------------------------------------------------------------------------------
                                            RESPONSE         RESPONSE      CONFORMANCE
DATA BASE             OPERATION               TIME             TIME           CODE                      REMARK
  NAME               DESCRIPTIONS           ON-LINE         BULK DATA        S-C-E-A
                                            EDITING           ENTRY
------------------------------------------------------------------------------------------------------------------------------------
Daily               Insert Schedule         1.0 minute      10/minute           S
Scheduling-         ----------------------------------------------------------------------------------------------------------------
Advisory and        Update Schedule         1.0 minute         N/A              S
Committed
------------------------------------------------------------------------------------------------------------------------------------
Hourly              Insert Schedule         15.0 seconds    100/minute          S
Scheduling          ----------------------------------------------------------------------------------------------------------------
                    Update Schedule         5.0 seconds        N/A              S

------------------------------------------------------------------------------------------------------------------------------------
Historical-         Insert Variable for     1.0 minute      500/hour            S
Long and            Collection
Short Term          ----------------------------------------------------------------------------------------------------------------
                    Update Variable         30 seconds         N/A              S
                    for Collection
                    ----------------------------------------------------------------------------------------------------------------
                    Insert Calculation      1.0 minute      500/hour            A        The historical storage system provided
                                                                                         will not require insertion of calculations
                    ----------------------------------------------------------------------------------------------------------------
                    Update Calculation      30 seconds         N/A              A        The historical storage system provided
                                                                                         will not require insertion of calculations.
------------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT D-3

               PX SYSTEMS DISPLAYS/FORMS PERFORMANCE REQUIREMENT

-----------------------------------------------------------------------------------------------------------------------------------
  DISPLAY             OPERATIONS           RESPONSE         COMMENTS          CONFORMANCE
/FORM NAMES          DESCRIPTIONS            TIME                                CODE            REMARK
                                                                               S-C-E-A
-----------------------------------------------------------------------------------------------------------------------------------
Displays            Editing/Create New       1.0 hour       Create New             S
                                                            Display using
                                                            Display Editing
                                                            tool
                    ---------------------------------------------------------------------------------------------------------------
                    Editing/Update           1.0 minute     Update Display         S
                    Attributes, New                         Attribute,
                    Linkage                                 Modifying Static
                                                            or
                                                            Add/Modify
                                                            Linkage
                    ---------------------------------------------------------------------------------------------------------------
                    Presentation Callup      5 seconds      Callup Display        S
-----------------------------------------------------------------------------------------------------------------------------------
Relational          Editing/Create New       2.0 hours      Creating New          S
Forms                                                       Form using form
                                                            building tools
                    ---------------------------------------------------------------------------------------------------------------
                    Editing/Update           6 minutes      Update Form           S
                    Attribute,                              Attribute,
                    New Row/Column                          Add/Modify Row
                                                            or Column
                    ---------------------------------------------------------------------------------------------------------------
                    Presentation/Call Up     10 seconds     Callup Form           S
-----------------------------------------------------------------------------------------------------------------------------------

Note 1:   Display tested should be based on 100 linkages
Note 2:   Performance Criteria specified apply to displays and forms at PX only

                                  EXHIBIT D-4

               PX ADMINISTRATIVE SYSTEMS PERFORMANCE REQUIREMENTS

                                                                                          CONFORMANCE
                                                                                             CODE
     OPERATION               RESPONSE TIME                   COMMENT                        S-C-E-A                       REMARK
     ---------               -------------                   -------                      -----------                     ------

Login time                                                                                     S
1) For 95% of logins     1) less than 5 seconds
2) Maximum login time    2) 60 seconds

Commitment of business   1) less than 1 second          For example, an invoice:               C
entity element           2) less than 1 minute          1) Complete client based
1) Release Time for                                     activities and move to
95% of transactions                                     next work element
                                                        2) Complete relevant
2) Durable Time for                                     business and data update
95% of transactions                                     processing

Input pre-commit-        less than 1 second             For example, validation of             C
ment entry for                                          key entry, cross field
95% of entries                                          validation, list box
                                                        retrieval

                                                                                          CONFORMANCE
                                                                                             CODE
     OPERATION               RESPONSE TIME                   COMMENT                        S-C-E-A                       REMARK
     ---------               -------------                   -------                      -----------                     ------

Retrieval of single      less than 1 second            For example, invoice                    C
business entity for
95% of entities

Compound business                                      For example, retrieve                   C
object query and                                       open invoices for a
retrieval                1) less than 3 seconds        participant

1) Screen presenta-
tion of initial          2) less than 1 second
block of data for
95% of queries and
retrievals
2) Screen presenta-
tion of next/prev-
ious blocks of data
for 95% of queries
and retrievals

System On-line                                         24 hours per day,                       S
Availability                                           7 days per week

Backup and recovery      less than 48 hours            Must restor complete                    S
capacity                 after system failure          system integrity

VOLUME III, APPENDIX E
--------------------------------------------------------------------------------

                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-E-A                                     REMARKS
-------         -------               -------       -------       -----------------------------------------------------------------
III.E           Report Descriptions   N/A           C

III.E.1         Report E-1            N/A           C

III.E.2         Report E-2            N/A           C

III.E.3         Report E-3            N/A           C

III.E.4         Report E-4            N/A           C

III.E.5         Report E-5            N/A           C

III.E.6         Report E-6            N/A           C

III.E.7         Report E-7            N/A           C

III.E.8         Report E-8            N/A           C

III.E.9         Report E-9            N/A           C

III.E.10        Report E-10           N/A           C

III.E.11        Report E-11           N/A           C

III.E.12        Report E-12           N/A           C

III.E.13        Report E-13           N/A           C

III.E.14        Report E-14           N/A           C

III.E.15        Report E-15           N/A           C

III.E.16        Report E-16           N/A           C

III.E.17        Report E-17           N/A           C

III.E.18        Report E-18           N/A           C

III.E.19        Report E-19           N/A           C

III.E.20        Report E-20           N/A           C

III.E.21        Report E-21           N/A           C


                                                                            CONFOR-
                                                                            MANCE
SECTION                          SECTION                                    CODE
NUMBER                            NAME                                      S-C-CE-A                  REMARKS
-------                         ---------                                   --------                 ---------
III.F           Bid files submitted by participant                              C           All historic information over
                                                                                            90 days old will be archived to
                                                                                            optical storage random access
                                                                                            media

III.F          Bid received by fax                                              C                             "

III.F          Audit trail entries                                              C                             "

III.F          Notification to participants of receipt and acceptance           C                             "
               of bid submittals

III.F          Confirmation to participants of final hour-ahead bid             C                             "
               scheduling results and service obligations

III.F          Net settlements amounts and net payables / receivables           C                             "

III.F          "Must-take" errors because of differences between UDC and        C                             "
               ISO "must-take" schedules submitted to PX

III.F          Participant day-ahead bids placed in the PX database             C                             "

III.F          Participant hour-ahead bids placed in the PX database            C                             "

III.F          Overgeneration report                                            C                             "

III.F          Day-ahead preferred schedules                                    C                             "

III.F          Hour-ahead preferred schedules                                   C                             "

III.F          Day-ahead revised schedules                                      C                             "

III.F          Day-ahead schedules of ancillary services being self-            C                             "
               provided by the PX

III.F          Hour-ahead schedules of ancillary services being                 C                             "
               self-provided by the PX

III.F          Day-ahead unused ancillary services schedules                    C                             "

III.F          Day-ahead unused ancillary services schedules (ancillary         C                             "
               service bids

                                                                            CONFOR-
                                                                            MANCE
SECTION                          SECTION                                    CODE
NUMBER                            NAME                                      S-C-CE-A                  REMARKS
-------                         ---------                                   --------                 ---------
                not used for PX self-provision), or ISO ancillary
                service market purchase requirements (to cover PX
                self-provided ancillary service short-falls)

III.F           Hour-ahead unused ancillary service schedules                  C                        "
                (ancillary service bids not used for PX
                self-provision), or ISO ancillary service market
                purchase requirements (to cover PX self-provided
                ancillary service short-falls)

III.F           Participant resource status updates (changes in                C                        "
                the qualification status of participant
                resources)

III.F           Day-ahead advisory re-dispatch schedules                       C                        "

III.F           Day-ahead committed schedules                                  C                        "

III.F           Hour-ahead committed schedules                                 C                        "

III.F           Reliability criteria for ancillary services                    C                        "

III.F           Transmission loss factors                                      C                        "

III.F           Zonal market clearing price adders, congestion prices,         C                        "
                and zonal constraints

III.F           Ancillary service reservation schedules and prices for         C                        "
                settlements

III.F           Schedule based network access charges for settlements          C                        "

III.F           ISO Administrative fees                                        C                        "

III.F           Zonal market clearing prices                                   C                        "

III.F           ACH payment transactions                                       C                        "

III.F           EDI billing invoices                                           C                        "

III.F           Payment receipt advice statements                              C                        "

VOLUME III, APPENDIX G
--------------------------------------------------------------------------------

                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-E-A                                     REMARKS
-------         -------               -------       -------       -----------------------------------------------------------------
III.G           Bidding and Bid       N/A           NOTED         Applicable requirements of this document are assumed to be
                Evaluation Protocol                               incorporated in other specification sections by Addendum
                published by the PX                               issued on 12-27-96.
                Definition Team on
                December 20, 1996


VOLUME III, APPENDIX X
--------------------------------------------------------------------------------

                                                    CONFOR-
                                      PROP.         MANCE
SECTION         SECTION               SECTION       CODE
NUMBER          NAME                  REF.          S-C-C-A                                     REMARKS
-------         -------               -------       -------       -----------------------------------------------------------------
III.X           List of References    N/A           C

                WEPEX-001             N/A           C

                WEPEX-002             N/A           C

                WEPEX-003             N/A           C

                WEPEX-004             N/A           C

                WEPEX-005             N/A           C

                WEPEX-006             N/A           C

                WEPEX-007             N/A           C

                WEPEX-008             N/A           C

                WEPEX-009             N/A           C

                WEPEX-010             N/A           C



                                   APPENDIX B



                                   [GRAPHIC]




APPENDIX B

APPENDIX B

QUESTIONNAIRE RESPONSE

The Bidder shall provide complete answers to the following questions regarding the proposed PX Systems. If certain questions are fully answered in the proposal, precise cross references to the proposal sections shall be provided. Answers to this Questionnaire will be used in evaluating Bidder's proposal.

1. DESCRIBE THE INDIVIDUAL APPLICATIONS MODULES AND THE INTEGRATION METHODS PROPOSED TO FULFILL THE FUNCTIONAL REQUIREMENTS IN VOLUME III, SECTIONS 3 THROUGH 8 OF THE RFP. (IF THE INDIVIDUAL APPLICATIONS OR MODULES ARE DESCRIBED IN SUFFICIENT DETAIL IN THE PROPOSAL, PLEASE REFR TO THE EXACT SECTION, AND TITLE OR PAGE NUMBER, WHERE EACH DESCRIPTION CAN BE LOCATED IN THE PROPOSAL.)

PX ALLIANCE RESPONSE:

The PX Alliance Technical Proposal provides descriptions of the individual modules and the integration methods which fully comply with the key functional requirements of Volume III, Sections 3 through 8 of the RFP. The following table provides a cross-reference of the Technical Proposal to the Specification.

Specification Section                                       Technical Proposal
(Volume III)                           Module                    Reference
---------------------         ------------------------      ------------------
All Sections                  Systems Integration              Section 2

Section 3                     Bidding Module                   Section 4

Section 4                     Scheduling and Price             Section 5
                              Determination Module

Section 5                     Publishing Module                Section 6

Section 6                     Settlement Module                Section 7

Section 7                     Billing and Credit Module        Section 8

Section 8                     PX Administrative Systems        Section 9

2. FOR EACH APPLICATIONS MODULE SPECIFIED IN VOLUME III, SECTIONS 3 THROUGH 8 OF THE RFP, CATEGORIZE THE SOFTWARE AS ONE OF THE FOLLOWING:

    A. STANDARD. FOR STANDARD APPLICATIONS ALSO INDICATE: (i) THE DATE OF THE INITIAL RELEASE AND PROJECT NAME IF APPLICABLE; AND (ii) THE PROGRAMMING LANGUAGE, PROCESSOR FAMILY AND OPERATING SYSTEM OF THE INITIAL RELEASE.

    B. MODIFIED STANDARD. FOR MODIFIED STANDARD APPLICATIONS, INDICATE THE EXTENT OF MODIFICATIONS NECESSARY TO FULLY COMPLY WITH THE REQUIREMENTS OF THE RFP.

    C. CUSTOMIZED. APPLICATIONS WHICH ARE FIRST DEVELOPED FOR THIS PROJECT OR WHICH HAVE BEEN DEVELOPED FOR AN EARLIER PROJECT BUT NEED EXTENSIVE REWORK TO MEET THE REQUIREMENTS OF THIS RFP.

PX ALLIANCE RESPONSE:

3. BIDDING MODULE

------------------------------------------------------------------------------------------------------------------------------------
APPLICATION     SOFTWARE       DATE OF INITIAL      PROGRAMMING        OPERATING         EXTENT OF
MODULE          CATEGORY       ISSUE                LANGUAGES          SYSTEM            MODIFICATION IF MS

                S-STANDARD

                MS-MODIFIED
                   STANDARD

                C-CUSTOM
====================================================================================================================================
P&SS            MS             Current Version      Oracle, PL/SQL,    UNIX, Windows NT  The existing P&SS bidding module provides
                               6/96                 C, Delphi MMI                        most of the base features required by PX.
                                                                                         This product will be modified to reflect
                                                                                         WEPEX specific bidding protocols.
------------------------------------------------------------------------------------------------------------------------------------
ABB's OASIS     MS             10/96                C, Java, HTML,     UNIX              The existing technology will be modified
                                                    Oracle                               to accommodate bidding and publishing, and
                                                                                         will be interfaced with P&SS.
------------------------------------------------------------------------------------------------------------------------------------
PowerWeb        MS             2/97                 C, Java, HTML,     UNIX              PowerWeb is a product which
                                                    Oracle             Windows
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       NT                extends the OASIS technology to support
                                                                                         power marketing and bidding. PowerWeb
                                                                                         focuses on Inter/Intranet functions as well
                                                                                         as interactive Web tools for support of
                                                                                         market participants.
------------------------------------------------------------------------------------------------------------------------------------

4.  SCHEDULING AND PRICE DETERMINATION MODULE

------------------------------------------------------------------------------------------------------------------------------------
APPLICATION     SOFTWARE       DATE OF INITIAL      PROGRAMMING        OPERATING         EXTENT OF
MODULE          CATEGORY       ISSUE                LANGUAGES          SYSTEM            MODIFICATION IF MS

                S-STANDARD

                MS-MODIFIED
                   STANDARD

                C-CUSTOM
====================================================================================================================================
ABB Resource    MS             Various releases     FORTRAN, C         UNIX, Win95, NT,  ABB brings to the project a suite of field
Scheduling                     over the past                           Open VMS          proven resource scheduling programs,
Suite of                       10 years                                                  including features for price based and
Programs                                                                                 congestion (security) constrained
                                                                                         operations. The PX scheduling application
                                                                                         will be developed from modified components
                                                                                         of the ABB Resource Scheduling programs.
------------------------------------------------------------------------------------------------------------------------------------
LP Based        MS             Current Version      FORTRAN            UNIX, Open VMS    Used in the NGC production grade scheduling
Economic                       5/96                                                      with enhancements for use in the NYPP's
Dispatch
------------------------------------------------------------------------------------------------------------------------------------

                                                                                            constrained
                                                                                            scheduling
                                                                                            package.

5. PUBLISHING MODULE

APPLICATION          SOFTWARE         DATE OF            PROGRAMMING        OPERATING       EXTENT OF
MODULE               CATEGORY         INITIAL ISSUE      LANGUAGES          SYSTEM          MODIFICATION IF MS

                     S-STANDARD

                     MS-MODIFIED
                     STANDARD

                     C-CUSTOM
---------------      -----------      -------------      -------------      ---------       --------------------
P&SS                 MS               The current        Oracle,            UNIX,           The existing
                                      version of         PL/SQL, C,         Windows         P&SS product's
                                      the bidding        Delphi MMI         NT              database and
                                      was                                                   reporting
                                      released at                                           subsystem will be
                                      6/96                                                  the basis for the
                                                                                            PX Publishing
                                                                                            module.

ABB's OASIS          MS               10/96              C, Java,           UNIX            The existing
                                                         HTML, Oracle                       proven
                                                                                            technology will be
                                                                                            modified for the
                                                                                            PX publishing
                                                                                            function and will
                                                                                            be the interface
                                                                                            with P&SS.

PowerWeb             MS               2/97               C, Java,           UNIX,           PowerWeb is a
                                                         HTML, Oracle       Windows         product which
                                                                            NT              extends the
                                                                                            OASIS
                                                                                            technology to
                                                                                            support power
                                                                                            marketing and
                                                                                            bidding.
                                                                                            PowerWeb
                                                                                            focuses on
                                                                                            Inter/Intranet
                                                                                            functions as well
                                                                                            as interactive Web
                                                                                            tools for support
                                                                                            of market
                                                                                            participants.

6. SETTLEMENT MODULE

APPLICATION          SOFTWARE         DATE OF            PROGRAMMING        OPERATING       EXTENT OF
MODULE               CATEGORY         INITIAL ISSUE      LANGUAGES          SYSTEM          MODIFICATION IF MS

                     S-STANDARD

                     MS-MODIFIED
                     STANDARD

                     C-CUSTOM
---------------      -----------      -------------      -------------      ---------       --------------------
P&SS                 MS               The current        Oracle,            UNIX,           The P&SS
                                      version of         PL/SQL, C,         Windows         product's
                                      the bidding        Delphi MMI         NT              settlements
                                      was                                                   subsystem will be
                                      released at                                           the basis for the
                                      6/96                                                  offering to PX.
                                                                                            Modifications will
                                                                                            be made to
                                                                                            provide the
                                                                                            necessary PX
                                                                                            specific format
                                                                                            and reports.

GasSolution(TM)      MS               9/95               Powerbuilder       Windows         The E&Y
Billing                                                  5.0-               NT              GasSolution(TM)
                                                                                            Billing includes
                                                                                            all settlements
                                                                                            functions. This
                                                                                            will be used as a
                                                                                            reference and a
                                                                                            supplementary
                                                                                            source of
                                                                                            technology for the
                                                                                            PX delivery.

7. BILLING AND CREDIT MODULE

APPLICATION          SOFTWARE         DATE OF            PROGRAMMING        OPERATING       EXTENT OF
MODULE               CATEGORY         INITIAL ISSUE      LANGUAGES          SYSTEM          MODIFICATION IF MS

                     S-STANDARD

                     MS-MODIFIED
                     STANDARD

                     C-CUSTOM
---------------      -----------      -------------      -------------      ---------       --------------------

GasSolution(TM)      MS               9/95               Powerbuilder       Win NT          The standard
Billing                                                  5.0                                invoice
                                                                                            production
                                                                                            models will be
                                                                                            modified to
                                                                                            interface with


                                                                                            Oracle and the
                                                                                            Settlements
                                                                                            module.

ORACLE               S                                   C                  UNIX,
Receivables                                                                 Win95, NT

8. PX ADMINISTRATIVE SYSTEMS

APPLICATION          SOFTWARE         DATE OF            PROGRAMMING        OPERATING       EXTENT OF
MODULE               CATEGORY         INITIAL ISSUE      LANGUAGES          SYSTEM          MODIFICATION IF MS

                     S-STANDARD

                     MS-MODIFIED
                     STANDARD

                     C-CUSTOM
---------------      -----------      -------------      -------------      ---------       --------------------

Oracle General       S                11/88              C                  UNIX,
Ledger                                                                      Win95, NT

Oracle Budget        S                11/88              C                  UNIX,
Ledger                                                                      Win95, NT

Oracle Fixed         S                3/90               C                  UNIX,
Asset                                                                       Win95, NT
Accounting

Oracle               S                6/91               C                  UNIX,
Purchasing                                                                  Win95, NT

Oracle Project       S                7/93               C                  UNIX,
Accounting                                                                  Win95, NT

Oracle               S                1/89               C                  UNIX,
Accounts                                                                    Win95, NT
Payable

Oracle               S                11/88              C                  UNIX,
Management                                                                  Win95, NT
Reporting

Payroll/             S                Varies from        Varies             Varies
Human                                 1988 to            (outsourced)       (outsourced)
Resources                             1991

3. BRIEFLY DESCRIBE THE IMPLEMENTATION HISTORY, EXPERIENCE, AND TECHNICAL ABILITIES OF YOUR PROPOSED SUPPLIER/INTEGRATOR TEAM IN THE AREAS OF THE APPLICATION MODULES DEFINED IN VOLUME III, SECTIONS 3 THROUGH 8 AND 13 OF THIS RFP.

PX ALLIANCE RESPONSE:

The following table briefly summarizes some of the implementation history, experience and technical capabilities of the PX Alliance as they relate to key recent engagements similar to the work required for the development of the PX Systems. Details of the PX Alliance experience are contained in Appendix F that contain Forms 1-3 previously submitted as part of our PX RFI Response. Additional detail is also provided in each section of the Technical Proposal as appropriate to amplify the descriptions for key projects.

     PX ALLIANCE
     MEMBER              PROJECT NAME                  ACTIVITY
     -----------         ------------                  --------
Perot Systems            East Midlands Electricity     Full Outsourcing of Information Services & Major
                                                       Applications Development

Perot Systems            Southern California           Wholesale Energy Billing, Payments, Contract
                         Edison                        Management, Process Redesign and Integration

Perot Systems            WEPEX/ISO                     Transmission Congestion Pricing Methodology

Perot Systems            Los Angeles Department        Transformation for competitive deregulation of
                         of Water and Power            electricity sector

Perot Systems            Swiss Bank Corporation        Full Information Services, Major Application
                                                       Development

Perot Systems            Europcar Interrent            Integrated On-line Transaction Processing
                                                       System; Enterprise-wide application
                                                       development roll-out

Perot Systems            MCI                           Application maintenance and development of
                                                       billing system

ABB                      National Grid Company         Generator Order And Loading (GOAL)
                                                       Replacement Project

ABB                      PUB Singapore                 Pooling and Settlement System

ABB                      Australian National           Power Exchange Systems
                         Electricity Market System
                         (NEMS)

ABB                      New York Power Pool           Bidding and Scheduling System including
                                                       Settlement System

ABB                      Alberta Pool (Canada,         Pool Scheduling Systems
                         ISA Pool (Colombia),
                         Eskom Pool (S. Africa)

Ernst & Young            British Gas                   System Development of Bidding, Settlements
                                                       and Billing Applications.

Ernst & Young            Panhandle Eastern             System Development of Bidding, Settlements,
                                                       Billing Applications

Ernst & Young            Southwestern Bell             System Development for Billing Systems

Ernst & Young            US Sprint                     System Development for Billing Systems

Ernst & Young            CSAA                          Administrative Systems Selection &
                                                       Implementation

Ernst & Young            Packard Bell                  Administrative Systems Selection &
                                                       Implementation

Following are details on selected projects listed in the table.

EAST MIDLANDS ELECTRICITY, NOTTINGHAM UK

Perot Systems built and operated Electricity Billing and Energy Trading (EBET) systems to prepare for introduction of April 1, 1994 100KW competitive retail market. Interfaces with UK Pool for Bidding, Scheduling, Settlement and Billing for the purchase of electricity were constructed. Perot Systems also built similar interfaces with such buyers as commercial and industrial customers, and all administrative systems and communication interfaces for EME.

The Energy Billing and Electricity Trading (EBET) adhered to standards common to other Regional Electricity Companies. Large volumes of data are downloaded on half-hourly basis. Auditability of historic data was provided for dispute resolution. Reliability was addressed because $2B/year was being billed. Scaleability, data security & flexibility were also addressed.

The system was tested and accepted into commercial use in 1994. Perot Systems was responsible for integrating all subsystems, testing the fully integrated systems and operating all back-office functions. This project supports sites all over the UK -- for both buyers and sellers of electricity. Perot Systems is presently engaged in further development and process analysis to create integrated business systems solutions for full retail market introduction scheduled to occur April 1, 1998.

SOUTHERN CALIFORNIA EDISON

The Wholesale Energy System (WES) is a comprehensive wholesale contract management system for Southern California Edison to administer and manage all 923 wholesale contracts for energy purchase/sales, ancillary services and transmission grid services for 403 independent power producers, 20 municipal I governmental agencies, 260 transmission grid users and 240 wholesale energy and WSPP contracts with all southwestern utilities and cooperatives. The WES includes the following subsystems which are very similar to the main PX system modules:

o    Hourly energy schedules based on maintenance plans

o    Processing of committed hourly energy and transmission schedules and prices

o    Hydro generation and curtailments reporting to independent power producers

o Complete settlement, billing, and credit management for all wholesale transactions with all entities

o General corporate accounting, budget, HIR, time keeping, project and management reporting, and FERC forms I reports

o    Comprehensive SCEnet fiber based data communication system

o    Comprehensive systems for dispute resolution and audit trails

o    Complete electronic interface system (promotes paperless environment)

o System software/database management and other support systems for maintenance and operations

o    All hardware components to support above modules and systems

The WES is designed for the expected scaleability to meet the needs for increasing wholesale transactions and is sized for growth and high system throughput. The system is also designed for proper level of reliability, security, audits and ease of use and meets all common industry and specific Edison infrastructure and software standards levels.

Perot Systems is responsible for integrating all subsystems and testing the fully integrated system. The WES integrates multiple sites for data access, billing and reporting.

NATIONAL GRID COMPANY

The National Grid Company (NGC) of the UK selected ABB to develop new software to replace a system called the Generator Order And Load (GOAL) system for the scheduling and dispatch of generation throughout England and Wales. The GOAL replacement system is used by grid system management to decide which generators will run to meet the fluctuating demands for electricity. The unit commitment and scheduling program for England and Wales incorporates such features as bid based operation, complex transmission constraints, 5-minute resolution, and many other modeling and functional features. The software also performs an after-the-fact analysis to support the settlements process. The program was developed under a strict quality program to withstand pool audits. The system underwent extensive testing by NGC, its auditors, and pool representatives who declared the system a significant improvement over the previous system and reported that the system provides the transparency, visibility and auditability to enable all participants in the market to understand the operation of the system.

POWERGRID SINGAPORE

PowerGrid Singapore selected ABB to implement and commission a Pooling and Settlement System (P&SS) to support the de-regulation of their wholesale electricity market. The deregulation of the electricity market in Singapore required the development of an IT system to capture plant bids of power on a half-hourly basis, manage the scheduling of plant (achieved by the integration of the ABB COUGER unit commitment program), and the calculation of settlement payments for generators and bills for suppliers.

ABB was awarded this contract on a `turn-key' basis, undertaking the interpretation of the pool rules, the development of the application, the integration of the system with existing software via robust interfaces and the testing of the completed system.

The work program was completed within tight time frames and under the strict quality control procedures demanded by the Singapore Government. This system was accepted by PowerGrid in July 1996 and is now undergoing trial running prior to live operation (planned for early 1997).

BRITISH GAS

British Gas (BG) supplies natural gas to England, Scotland, and Wales, and is the owner and operator of the gas transportation and distribution network of pipelines and facilities serving these markets. Until 1986, British Gas was a nationalized company owned by the government. Since 1992, there has been a push by both government and market forces to encourage competition in the natural gas industry, which has resulted in a breakup of British

Gas into five divisions, one of which is known as British Gas TransCo. The monopoly on gas sales is being removed by opening up the market to third party gas suppliers who can now contract for customers consuming 2500 therms per year or more. BG TransCo is the transportation and storage company that will offer transportation and storage services to these third party marketers and/or industrial consumers who elect to contract for their own supply.

To support the computer systems and procedures necessary for the new commercial environment, BG Transco selected E&Y to adapt the LINK gas transportation system already proven and operating in the U.S. for use in the UK. The resulting project is an Application Transfer project, porting the Panhandle Eastern LINK system to accommodate the natural gas Network Code as it defines the business in the UK. The functions supported are contracting for services, gas flov nominations, scheduling, confirmations, measurement, allocations, capacity release, an EBB for bidding of sales and purchases of gas within the pool, and transportation and storage invoicing. The new system became operational in October 1995. In addition to the computer systems and procedures, training material was developed for internal training, and support provided for new testing and orientation to the new on-line mode of operation.


PANHANDLE EASTERN CORPORATION

The Federal Energy Regulatory Commission (FERC) issued Order 636 in April, 1992 requiring all interstate pipelines to file new restructured tariffs to be compliant with a number of new requirements directed at making the pipelines essentially transporters of natural gas instead of marketers of natural gas. In June Texas Eastern Transmission Company, a division of Panhandle Eastern Corporation, became the first interstate pipeline to file a restructured tariff, calling for an implementation date of November 1, 1992. The new tariff called for a number of new approaches for doing business with the customers. Among the new approaches is a more detailed level of nominations for identifying gas transportation transactions on the pipeline: the need to submit predetermined allocations for the gas nominated; new rate schedules to meet FERC requirements for no-notice service; new capacity release procedures to be supported by an interactive EBB; and new and rigorous requirements for customers and shippers to manage their transactions accurately or be subject to unfavorable cash outs of transaction imbalances.

Panhandle Eastern selected Ernst & Young to provide the analysis, design, and installation of the computer systems to support the new environment. The resulting product is an integrated gas system supporting gas contracts for the service; nominations, scheduling, and confirmations of gas flow; allocations, balancing and accounting for all gas transactions; gas measurement and invoicing for services rendered; and electronic bulletin boards for capacity release and general information bulletins.

4. DESCRIBE THE REDUNDANCY AND AVAILABILITY CHARACTERISTICS OF THE PX SYSTEMS OFFERED, AND HOW THEY WILL MEET THE REQUIREMENTS SPECIFIED IN VOLUME III,
     SECTION 11 OF THIS RFP.

PX ALLIANCE RESPONSE:

The solution proposed by the PX Alliance is specifically designed to meet the PX requirements, while taking advantage of existing and proven software products, high performance computing, and modularity needed to meet the Power Exchange's evolving needs. The proposed PX System solution has been designed to offer flexibility and growth while managing risk and cost. The system architecture is a distributed computer environment. By utilizing a distributed approach, the PX Alliance is able to provide the PX a significant amount of processing while minimizing the risk from component failure. Section 3.4 of the Technical Proposal provides details of the PX Alliance solution for redundancy and availability.

The PX Alliance solution offers redundancy at the CPU, processor, network, storage, and site level. Experience has shown that the impact on performance often is underestimated when configuring redundant systems. Digital Equipment Corporation (Digital), the selected hardware vendor, offers full processor fail-over to a hot processor with a coordinated roll back with the proposed Oracle relational database.

Digital currently holds the performance record for transaction processing utilizing an Oracle relational database system and is a preferred processing platform by Oracle. The PX Alliance currently holds the world record for the largest transaction processing system on an Oracle distributed client server system. Experience gained in this environment, approximately 500 complex transactions per second, enables the PX Alliance to preempt issues that could arise during implementation. This enables the PX Alliance to reduce the time frame for implementation and ensures delivery by January 1, 1998, as required.

In addition to processors held in "hot" standby, the solution offered includes the introduction of a backup site to protect against earthquakes, natural disasters, and local civil unrest. The backup site will be maintained on an hour-behind basis and will be ready to operate should there be a significant failure at the primary site.

Periodically, maintenance processors will be taken down to enable upgrades and preventive maintenance to be performed. In order to perform maintenance over the complete processor set, processors will be rotated from primary to backup to off-line and then down.

All devices will be assigned a designation of primary, backup, dependent, and down. All devices connected to the Bidding and Scheduling processors will be regarded as primary with the exception of small DAT tape systems and CD drives used for software archival and software updates.

The Bidding, Publishing, DNS, and Scheduling systems run on redundant processor groups. With the exception of small DAT tape systems and CD drives used for software archival and software updates, all devices accessed by processors within the group will be available to the other group members should the primary processor fail.

Each group may be interrogated and configured through use of a graphical management tool. Fatal and recoverable errors will be tracked for both network and processor related failures. Tools will be provided to indicate the operational state of a processor, processor group, or device. All operational process errors and alarms will be logged for audit purposes.

Function restart is not required on the critical processor groups as the fail-over is transparent and automatic. The processors work with the database system to ensure integrity is maintained. Manual restart is required to start the non-critical systems after processor failure.

Failed processors may be repaired from the on-site maintenance kit. Should a CPU fail, the processor will automatically restart without the faulty CPU. Should the failure require repair time greater than acceptable, a decision may be made to switch to the mirror site.

The proposed system complies with the requirements detailed in the Functional Requirements Document, Section 11.8 - Device Redundancy and Configuration Management.

The system has been designed to provide the availability of 99.9 percent for Bidding and Scheduling and 98 percent for Settlements, Billing and Administration.

5. DESCRIBE THE USER INTERFACE CHARACTERISTICS AND FEATURES TO BE PROVIDED IN THE PX OPERATIONS CENTER AND AT THE PX BACKUP SYSTEM SITES. IN WHAT WAY DO THEY DIFFER FROM THE REQUIREMENTS STATED IN VOLUME III, SECTION 9, USER INTERFACE REQUIREMENTS?

PX ALLIANCE RESPONSE:

The PX Alliance is committed to delivering the best operational PX System possible to the PX. As part of this commitment, the PX Alliance will deliver a user interface that will provide the optimum cost/performance/functionality to meet all the business needs of the power exchange. The functionality of the user interface will satisfy all the business requirements and conform with the industry standards for power exchange applications.

Section 3.3 of the Technical Proposal describes the user interface characteristics and features of the PX System proposed. The proposed PX system architecture provides a full client/server configuration for the user interface. This allows the user interface applications to run on the client, while the database and the Commercial and Administrative applications run on the server.

Standard Microsoft Windows and Windows NT Graphical User Interface are used on the platform for the PX Operations personnel user interface. The user interface applications are developed with Borland's Delphi.

For the market participants, the user interface is based on web technology. The participant's user interface is compatible with standard web browsers, such as the Netscape Navigator. Details of the web technology, and associated tools are in Section 6 of the Technical Proposal.

6.   DESCRIBE THE SUPPORT SOFTWARE MODULES/PACKAGES SPECIFIED IN VOLUME III,
     SECTION 10 OF THE RFP, AND EXPLAIN HOW THEY MEET THE REQUIREMENTS OF THE PX FUNCTIONAL REQUIREMENTS DEFINITION DOCUMENT. (FOR THOSE SOFTWARE ELEMENTS THAT ARE DESCRIBED IN SUFFICIENT DETAIL IN THE PROPOSAL, PLEASE REFERENCE THE EXACT SECTION, AND TITLE OR PAGE NUMBER, WHERE EACH DESCRIPTION CAN BE LOCATED IN THE PROPOSAL.)

PX ALLIANCE RESPONSE:

The PX System software modules use standard off-the-shelf support software modules/packages. Details are described in Section 3.6 of the Technical Proposal.

7. DESCRIBE THE HARDWARE ELEMENTS OF THE PROPOSED SYSTEM AND HOW THEY MEET THE SPECIFICATIONS OF VOLUME II, SECTION 2 HARDWARE REQUIREMENTS. PROVIDE THE ENVIRONMENTAL POWER CONSUMPTION, AND HEAT REJECTION CHARACTERISTICS OF INDIVIDUAL HARDWARE.

PX ALLIANCE RESPONSE:

The hardware provided is standard commercial hardware and is described in
Section 3 (System Architecture) of the Technical Proposal. The environmental, power consumption, and heat rejection characteristics of individual hardware are contained in the Digital Systems and Options catalog, which will be supplied upon request.

8. DISCUSS THE TESTING METHODOLOGY OFFERED FOR THE ACCEPTANCE TESTING OF THE PX SYSTEMS, WITH REFERENCE TO THE TECHNICAL AND SCHEDULE REQUIREMENTS SPECIFIED IN VOLUME II, SECTION 3 OF THIS RFP. COMMENT ON ALL DEVIATIONS OR ALTERNATES, IF ANY, TO THE TESTING METHODOLOGY SPECIFIED BY PX.

PX ALLIANCE RESPONSE:

The proposed testing methodology has been described in the Technical Proposal
Section 11.2. Schedule requirements for the various tests have been identified on the preliminary project schedule proposed in Appendix H. The proposal is fully compliant with the testing methodology specified by the PX.

9. DESCRIBE THE WARRANTY SERVICES AND TERMS OFFERED. WILL YOU GUARANTEE A TWO YEAR WARRANTY PERIOD FROM THE TIME OF FINAL SYSTEM ACCEPTANCE (I.E., FROM SUCCESSFUL COMPLETION OF THE SYSTEM AVAILABILITY TESTS)?

PX ALLIANCE RESPONSE:

In order to minimize the cost to the PX, the PX Alliance has chosen to provide a one-year warranty, plus maintenance services for the second year and beyond. We believe that our Quality Control process, as described in this proposal, combined with our extensive testing, will result in superior reliability and lower cost. Section 4.0 of the Commercial Proposal, along with the General Terms and Conditions, describes maintenance services available upon completion of the warranty period for both the hardware and software supplied.

10. DESCRIBE THE MAINTENANCE PROCEDURES FOR HARDWARE AND SOFTWARE PRIOR TO SHIPMENT, DURING INSTALLATION, AND AFTER COMMISSIONING OF THE SYSTEM, INCLUDING THE POST-COMMISSIONING SERVICES AND MAINTENANCE AGREEMENTS AVAILABLE (REFER TO VOLUME II, SECTION 4).

PX ALLIANCE RESPONSE:

Maintenance services for the hardware and software prior to shipment, during installation, and after commissioning of the system, including post-commissioning services are handled as part of the system warranty. After completion of the warranty period, hardware maintenance is provided directly from the hardware vendor. Similar services are available for the third party software products that support the system (operating system, DBMS, etc.). Long term software maintenance service is also offered through the PX Alliance.
Section 4 of the Commercial Proposal (Maintenance Services) provides sample software maintenance agreements available from the PX Alliance.

11. PROVIDE FLOOR PLANS AND AREA (SQUARE FOOTAGE) TO ACCOMMODATE THE PX SYSTEMS FOR THE PURPOSE OF ARCHITECTURAL DESIGN, CABLE ROUTING, AND ERGONOMIC DESIGN OF FACILITIES.

PX ALLIANCE RESPONSE:

Detailed floor plans are provided in Appendix C of the Technical Proposal.

12. DESCRIBE DOCUMENTATION PROVIDED FOR REFERENCE, INSTRUCTION, MAINTENANCE AND USER MANUALS, PER VOLUME 11, SECTION 6. PROVIDE SAMPLES OF TYPICAL SOFTWARE DOCUMENTATION AND USER MANUALS FOR THE FUNCTIONS AND SUP POD SOFTWARE DESCRIBED IN VOLUME 114 FUNCTIONAL REQUIREMENTS DOCUMENT.

PX ALLIANCE RESPONSE:

Complete and comprehensive documentation is provided for the PX Systems software products. Section 11.3 of the Technical Proposal describes our documentation methodology. Documentation for 3rd party products such as Digital layered software and Oracle software is provided on CDROM. Sample documentation is provided in Appendix E. More detailed sample documentation is also contained on the enclosed CDROM.

13. DISCUSS THE TRAINING PROGRAMS OFFERED PER VOLUME 11, SECTION 6, TRAINING REQUIREMENTS.

PX ALLIANCE RESPONSE:

Throughout our proposal PX stakeholders play a key role in setting expectations and operating requirements for the systems. This is especially true in Training. The delivery of a quality Training program is critical to the successful implementation of the software systems being built to support the Power Exchange. A preliminary training plan has been developed based upon the information about the system that is currently available. It is designed as a working plan and will be modified and updated as the project progresses and additional system development milestones are defined.

Our goals for delivering training are as follows:

o    Streamline the training process

o    Leverage the use of technology

o    Utilize previously developed documentation for training materials

o    Combine system and business process training into one

o    Use relevant training examples

o    Provide a training environment that is reusable for future training

o    Measure training results to ensure quality training delivery

o    Provide refresher training as necessary

A significant facet in our training plan is the commitment of the PX stakeholders and the PX Alliance personnel in the development of training case material and the actual delivery of the training. The plan will involve each functional area in developing the training. This involvement ensures that:

o    Training material can be adjusted to future changes in business processes.

o    Training of new personnel can be accomplished in-house.

o The PX can modify training material and the training program to meet the needs of future system enhancements.

A more detailed description of this training is provided in Section 11.3 of the Technical Proposal.

14. DESCRIBE THE PREFERRED METHOD OF PROVIDING TRAINING TO PARTICIPANT PERSONNEL, CONSIDERING THAT PARTICIPANTS MAY USE DIFFERENT REMOTE DATA ENTRY AND COMMUNICATION FACILITIES TO COMMUNICATE EFFECTIVELY WITH THE PX SYSTEMS OPERATIONS CENTER (REFER TO VOLUME II, SECTION 5.4).

PX ALLIANCE RESPONSE:

Our preferred method of providing training to participant personnel is through training sessions held in various locations throughout the state, with a maximum class size of 20 students. This will provide optimal opportunity for the market participants to avail themselves of quality training on a first-hand basis.

The system has been designed to accommodate standard web browsers to minimize the requirement for specific time consuming training. The use of different remote data entry and communication facilities will be addressed in the training.

15. PROVIDE AN AVAILABILITY ANALYSIS OF THE PROPOSED PX SYSTEMS CONFIGURATION. THE ANALYSIS SHALL BE BASED ON AN AVAILABILITY BLOCK DIAGRAM AND INCLUDE THE MEAN TIME BETWEEN FAILURES (MTBF) AND MEAN TIME TO REPAIR (MTTR) FIGURES FOR THE PX SYSTEMS COMPONENTS, AND THE HISTORICAL, STATISTICAL AND EXPERIMENTAL BASIS OF THE ANALYSIS. ALL ASSUMPTIONS, SUCH AS LEVEL OF TRAINING, AVAILABILITY OF SPARE PARTS, MAINTENANCE RESPONSE TIME, AND PREVENTIVE MAINTENANCE FOR EACH DEVICE, SHALL BE LISTED.

PX ALLIANCE RESPONSE:

The following information details the MTBF and MTTR figures and the basis for calculation thereof for all major system components comprising the PX Alliance solution. This information is strictly Digital Equipment Corporation confidential.

---------------------- ------------------------------------- -------------- -------------- ----------
PART NUMBER                      DESCRIPTION                  MTBF (HOURS)   MTTR (HOURS)   BASIS(#)
---------------------- ------------------------------------- -------------- -------------- ----------
BA350-MA               Shelf HW Raid Controller                  72,359           1           1,5
BA350-MB               Shelf for HW Raid CNTRL W/SW PS          197,032           1           2,5
BA356-KC               7 Device Storage Expansion Ped           110,962           1           3,5
BA35X-HF               150W Universal AC Power Supply           203,409           1           2,5
BA35X-ME               Active Terminator, 16 Bits, SCSI-2       155,039          0.5          2,5
BA35X-MG               8-Bit I/O module for BA356             2,710,174          0.5          2,5
BA36R-AF               Rackmount BA356-SB W/ACP                 111,035           1           2,5


                                                            MTBF          MTTR
PART NUMBER                   DESCRIPTION                  (HOURS)       (HOURS)       BASIS#
-----------                   -----------                  -------       -------       ------

BA36R-RA            Retma mounting kit                       N/A           N/A           N/A

70-29764-05         Storageworks, power supply             203,409          1            3,5

70-31489-01         16 bit shelf assembly W SHI            244,499          1            3,5

70-31490-01         Wide SCSI, Personality               5,189,414          1            2,5

CCMAA-BA            PCI-Memory chan adapter                529,413          1            2,5

CCMHA-AA            Memory channel hub                     565,419          1            2,5

CK-BA35X-HF         SW shelf power supply                    N/A           N/A           N/A

BA35X-HF            150W Universal power supply                                           6

BA656-AA            Integrated storage assembly            250,000          1            2,5

E2034-AB            Turbo Laser terminator               2,766,000          1            2,5

H9A10-EA            Turbo Laser Rack sys pla               156,080          1            2,5

KFTHA-AA            Turbo lease I/O module                 211,000          1            2,5

BA356-JB            7 Device BA356 16-BIT                  101,632          1            2,5

DE500-XA            PCI to 100 base-TX Fast Ethernet       300,000          1            2,5

DWZZB-VW            SCSI signal converter                  161,178          1            2,5

KZPAA-AA            PCI to SCSI host bus adapter         3,050,962          1            2,5

KZPSA-BB            Storage PCI host bus adapter           513,723          1            2,5

MS7CC-FA            2GB Tlaser Memory                       64,000         0.5           2,5

RZ28D-VW            2.1GB 3.5" x 1" 7200RPM                800,000          1            3,5

51HAA-AA            Dodge drawer W/B30004-AA                16,328          1            2,5

DE500-XA            PCI to 100 base-TX                                                    6

KZPDA-AA            PCI 32 Fast Wide single              1,549,456          1            2,5

PB2GA-JB            TRIO64 PCI 1MB Graphics                221,255          1            2,5

---------------------- --------------------------------------------------- -------------- -------------- -----------
     PART NUMBER                          DESCRIPTION                       MTBF (HOURS)    MTTR (HOURS)    BASIS#
---------------------- --------------------------------------------------- -------------- -------------- -----------
PBXWS-WA               3 Button Mouse                                         381,000          0.3          2,5
LK47W-A2               FW, P5/2 Style keyboard                                449,984          0.3          2,5
M5330-EA               51 2MB EDO Memory option                                46,113          0.5          2,5
62040-BA               AXP 2000 CPU EV5 chip                                  233,107           1           2,5
BA740-B9               Digital 2100A Deskside                                  78,102           1           2,5
DE435-AA               32 Bit PCI Bus Ethernet                              1,901,234           1           2,5
LK471-A2               PS/2 style keyboard                                                                   6
M5451-DA               Digital server 2100 128MB                              312,851          0.5          2,5
PB2GA-JB               TR1064 1MB Graphics Memory                             162,136           1           2,5
PBXWS-AA               3 Button mouse                                         202,671          0.3          2,5
RRD45-AA               4x SCSI CDROM Drive                                     53,143           1           2,5
RX23L-AA               3.5" 1.44MB Floppy W/Ind                               227,066           1           2.5
RZ28D-VN               2.1GB 3.5" x 1" 7200 RPM                                                              6
54-23470-02            PCIA Daughter Board                                    355,000           1           2,5
DWZZB-VW               SCSI Signal Converter                                  161,178           1           2,5
H7266-AD               48v Redundant power supply                             127,812           1           2,5
H7291-AA               450 power supply                                       150,000           1           2,5
H7893-AA               2100 Server A500MP                                     175,600           1           2,5
H7600-AA               Power Controller Strip                                 709,407           1           2,5
BA36R-RA               BA356-RA 17-04825-02                                                                  6
RZ29B-VW               4GB 3.5" x 1.6" 7200RPM                                800,000           1           3,5
HSZ4O-CF               Storage works SCSI Controller                          140,000           1           3,5
H5Z40-YX               Write back Cache option                                250,000           1           3,5

---------------------- --------------------------------------------------- -------------- -------------- -----------
     PART NUMBER                          DESCRIPTION                       MTBF (HOURS)    MTTR (HOURS)    BASIS#
---------------------- --------------------------------------------------- -------------- -------------- -----------
KN304-BA               A 41 00/4000 UNIX                                       170,182          1            2,5
LK411-RA               108 Key keyboard                                        100,000         0.3           3,5
LK471-AA               NA 101 Keys                                             450,074         0.3           3,5
M5451-DA               128MB ECC Memory board                                  312,851         0.5           2,5
MS7CC-FA               2147MB Memory Module                                     64,000         0.5           2,5
P6641-AC               Alphastation 600 5/33 EDA UNIX                            N/A           N/A           N/A
MSP01-CC               Alphastation 600 128MB Simms                            125,000         0.5           2,5
MSP01-EC               4MB Cache MEM, IONS, 3                                  240,965         0.5           2,5
PB640-A9               333MHz EV5 RISC Kernal                                   14,815          1            2,5
PBXGB-AA               ZLXP-EN2, 2MB PCI Gaphics                               874,162          1            2,5
RZ28D-W                2.1GB 3.5" x 1" 7200RPM                                 800,000          1            3,5
DE500-XA               PCI to 100 $ase-TX faster Ethernet                                                     6
LK471-A2               P5/2 Style keyboard                                     450,074         0.5           2,5
RRD45-AA               4x SCSI CDROM Drive 600MB                                53,143          1            2,5
RZ28M-W                2.1GB 3.5" x 1" 5400RPM                                 800,000          1            3,5
30-46117-01            3 Button Mouse                                          381,117         0.3           2,5
54-24123-AA            16MX36 Buffered SIMM Qty 4                              394,581         0.5           2,5
PBXRW-NA               RZ29-W Wide SCSI Disk Drive 4.3GB                       800,000          1            3,5
RZ28D-VW               2.1GB SCSI Disk drive                                   800,000          1            3,5
RZ28M-VW               2.1GB SCSI Disk drive                                   800,000          1            3,5
RZ29B-VW               4.3GB 3.5" SCSI fixed disk drive                        800,000          1            3,5
5W800-FA               CAB W/Fan Tray 7200RPM                                   20,561          1            2,5
70-29760-03            350 Shelf Assembly                                      743,404          1            2,5

---------------------- --------------------------------------------------- -------------- -------------- -----------
     PART NUMBER                          DESCRIPTION                       MTBF (HOURS)    MTTR (HOURS)    BASIS#
---------------------- --------------------------------------------------- -------------- -------------- -----------
70-29764-05            Storage works power supply                              203,409            1           2,5
70-32155-01            16 Bit Personality Module                             3,510,004            1           2,5
54-23404-01            8-Bit personality module                              2,710,174            1           2,5
TL812-BA               52 cartridge DLT Tape library                             N/A             N/A          N/A
TLZ09-DB               4/8GB SCSI DAT Tape Drive                               200,000            1           3,5
TLZ7L-VA               4mm DAT tape loader snap in                              80,000            1           3,5
TZK11-LG              1/4" Cartridge tape drive                               175,000            1           2,5
VRC15-KA               Hi res monitor color                                     50,000           0.5          3,5
VRC15-WA               Hi res monitor color                                     50,000           0.5          3,5
VRC2 1-LA              Hi res monitor color                                     60,000           0.5          3,5
VT510-CA               Pcterm text terminal                                    110,000           0.5          3,5



# NOTES ON CALCULATION BASIS

1. MTBF based on calculations performed on collected and/or observed field actuals for the technology or similar technology

2.    MTBF is based on Digital's proprietary reliability estimating algorithm.

3.    MTBF is a design goal of the product or a similar technology.

4. MTBF is based on Digital's commercial adaptation of a MIL-like prediction technique.

5. MTTR is an engineering estimate based on similar technology using remove & replace maintenance philosophy.

6.    See MTBF already detailed for this part.

7.    Vendor supplied MTBF data.

8.    MTBF or MTTR not currently available.

9.    MTBF calculated using MIL-HNDBK-217E

10.   Factory repair or swap.

The above MTBF figures assume a trained operative is on-site and able to swap out whole boards with spares held on-site. It is further assumed that spares as defined in the recommended spares kit be kept replenished and at the correct and latest revision.

A 2 hour on-site maintenance response time is implicit in the calculation of the MTTR calculations as is the assumption that all equipment will be maintained in accordance with the manufacturers recommended maintenance schedule.

16. PROVIDE A UTILIZATION ANALYSIS OF EACH PROCESSOR, AUXILIARY MEMORY AND LAN UNDER THE NORMAL AND PEAK LOAD CONDITIONS DEFINED IN VOLUME III, APPENDIX D, SYSTEM PERFORMANCE REQUIREMENTS. SUFFICIENT DETAIL SHALL BE INCLUDED SO THAT PX CAN CLEARLY RECOGNIZE PROGRAM EXECUTION TIMES, PROCESSOR UTILIZATION (INCLUDING ALL SOFTWARE OVERHEADS), AND LAN LOADING. STATE ALL ASSUMPTIONS AND THE METHOD OF CALCULATION.

PX ALLIANCE RESPONSE:

The design of the PX hardware architecture, and the sizing of the system has been the result of a careful analysis of the PX functionality and the system performance requirements tempered with the PX Alliance's unique experience with Energy Systems within California and around the globe. Benchmarks of the existing software, together with the PX Alliance experience with systems of similar complexity and functionality, have been the basis of this analysis. The PX requirements include several features which are unique to the California Power Exchange, e.g., iterative bidding and scheduling protocol. Therefore, it is not possible to solely base the design and sizing of the system on existing software benchmarks. The PX Alliance has applied it's extensive experience with pooling systems coupled with state-of-the-art transaction processing and real-time systems to this process. The PX solution has a scaleable design utilizing hardware components with significant in-cabinet expansion capability.

The proposed distributed architecture spreads the PX functionality to processing nodes that are sized to meet the required performance, and expansion requirements of the respective function. In doing so, we have defined the following categories of functions:

1. Market Participant Interfaces including user registration, bidding and publishing functions. This involves processing of a large number of bids and requests from the market participants in a very short time frame.

2. Scheduling and Price Determination. This involves running computationally intensive calculations in a periodic fashion.

3. Settlements, Billing, Credit and Administrative Functions. This involves large database transaction processing over a more extended time period.

4. Interfaces with other systems, i.e., ISO, Metering and Financial Institutions (credit checks, bank transfers). These are communications servers.

In order to minimize risk the system components have been sized based upon a combination of analysis and prior experience with like system components. The analysis focused on three key areas:

1.    Input and output throughput

2.    Storage Requirements

3.    Processor utilization and processing performance

Items 1 & 2 may be extrapolated from known volumes and projected volumes detailed in Volume III of the FRD. Item 3 is dependent on utilization patterns and participant interactions. Unlike a SCADA type system, which can be sized on well defined usage benchmarks and specific empirical data, the sizing of the proposed solution has to be based on a combination of performance data from similar system and components from existing applications. Although there is often no direct correlation with the volume projected for the California Pool, the PX Alliances' judgment, and intimate knowledge of these systems enables the extrapolation of information for scale-up.

The following section details the base information and considerations taken into account.

Data communications bandwidth between various processing nodes is a critical design element. The network components are designed to handle a peak load situation. This is particularly important for front-end processors responsible for market interfaces. Peak loading will occur when the day ahead market closes at the same time as the hour-ahead market closes. At this time approximately 21,000 bytes of information will arrive on the PX LAN from the SONET Multiplexor per participant. Given a 10% overhead for frame and UDP acknowledgment packets, the load expected is 2000 x 23,100 bytes or 369.6MB. Since the SONET Multiplexor has a transfer rate of 155MB/s the, data can clear in three seconds or 2.066 seconds, assuming only 70 percent hit simultaneously. In addition the network loading is exacerbated as 20% of participants alter bids whilst normal query traffic is still proceeding.

It is vital to clear data as soon as possible. With this in mind, the PX Alliance has chosen to implement ATM OC-3 capability directly to the processor, 155mbps ATM LAN and WEnet. In addition, for future performance requirements the I/O bandwidth of the 8400 Digital processor enables the introduction of OC-12 as it becomes available without a major processor swap out.

From the performance standpoint, the most demanding category is the interface with the market participants. We have proposed a dual Alpha 8400, each fitted with four 437Mhz processors (max 12 processors), 2 GB of memory (max 14 GB) and 80 GB of disk space (over 39 Tera bytes). A dual AlphaServer 1000 with 256 MB memory is used for Domain Name and Authentication Server (DNS) to ensure connectivity to WEnet, and flexibility for future growth. Dual ATM VN900 devices have been configured on both the front-end processing systems. These processors are dual routing to the WAN.

A redundant set of Alpha 4100s with two 437Mhz processors and 500 Mbytes memory and 9 Gbyte of disk space, is used for running the Scheduling and Price Determination applications. This system can be scaled to 4 processors, up to 4 GB of memory, and 7.5 Terabytes of HD. The PX Alliance team's extensive experience in delivering dispatch and scheduling software for real-time applications has been applied in sizing the hardware. It is expected that a complete day-ahead scheduling run will take less than one minute on one of the proposed 4100 processors. The hour ahead scheduling will take only a few seconds. We believe that the loading of the scheduling processors will be well within the specified limits, given the iterative scheduling cycles.

The communications servers (ISO, Metering, Banks) are connected with other nodes via 100mbps Fast Ethernet connections. The sizing of these servers has been based on the PX Alliance's experience with similar implementations.

We have used the P&SS implementation at PUB Singapore as a reference for the design of the PX hardware. Even though the PUB system is significantly smaller than PX, it includes the majority of required PX functionality, including bidding, scheduling settlements and billing and credits. The PUB system is based on a dual Alpha Servers 1000-4/266 with 96 MB of memory and 9 GB hard drive. The bus speed on these machines is 132 Mbps. These servers are responsible for processing Oracle database functions, scheduling application (unit commitment optimization), settlements and billing. The PUB system also includes 2 NT communication Servers based on 133Mhz Pentium processors and similar nodes for operator interface. With this configuration, the P&SS has been exceeding the pool performance requirements with sufficient capacity to meet any required future expansions.

The California market is about 100-200 times larger than the Singapore market, with a more complicated bidding protocol. The system proposed here ha server processing power approximately 30-35 times more powerful than the PUB system. We have approximately 25 times more memory available to each CPU and the in-cabinet bus communications speed is approximately 10 times faster (132 Mbps on the AlphaServer 1000 vs. 1.2Gbps on the 8400s). Therefore, in aggregate, the proposed configuration is offering at a minimum a factor of 350 better performance than the PUB system.

17. PROVIDE BIOGRAPHICAL INFORMATION ABOUT THE PROJECT MANAGER AND THE KEY PROJECT STAFF, AND DESCRIBE THEIR POSITIONS, INDIVIDUAL RESPONSIBILITIES, QUALIFICATIONS, BACKGROUND IN SIMILAR PROJECTS, AND THE PERCENTAGE OF THEIR TIME TO BE ASSIGNED FOR WORK ON THE PX SYSTEMS PROJECT


PX ALLIANCE RESPONSE:

Resumes and brief descriptions of the team members' roles and responsibilities are provided in Appendix G. The project team structure is depicted in the PX Alliance Structure Exhibit, also in Appendix G. The project implementation and project management are described in Sections 2 and 10 of the Technical Proposal. Because of the complex nature of the PX Systems project as well as the time constraints, all the dedicated team members will focus 100% of their work time on the PX project.


18. PROVIDE A PRELIMINARY PROJECT SCHEDULE WHICH INCLUDES THE MAJOR MILESTONES, SCHEDULE REQUIREMENTS AS DESCRIBED IN VOLUME II, SECTION 7 AND THE CONTINGENCY TIME ALLOCATED IN THE PROJECT SCHEDULE FOR UNEXPECTED DELAYS. DESCRIBE YOUR CONTINGENCY PLANS FOR APPLYING ADDITIONAL RESOURCES TO MAINTAIN THE PROJECT SCHEDULE.

PX ALLIANCE RESPONSE:

A preliminary project schedule has been included in Appendix H. The project schedule is outlined in Section 2, the PX Implementation section of the Technical Proposal. In conjunction with the PX Program Manger, we will develop a comprehensive plan and supporting project schedules. Our proactive project management will enable us to identify and respond to deviations in schedule and react quickly and effectively to mitigate unexpected delays.

Resource assignments will be reviewed monthly with senior management from both the PX Alliance and the Power Exchange. The purpose of these reviews is to detect additional requirements sufficiently in advance so that appropriate resources are available when needed. In the case of sudden and unexpected resource needs, we will call upon contract software professionals. The PX Alliance has sufficient depth internally, supplemented with key strategic alliances, to provide experienced resources within a relatively short time frame and maintain the schedule.


19. PROVIDE A SAMPLE OF A PROGRESS REPORT FROM A PROJECT SIMILAR IN SCOPE TO THE PX SYSTEMS IMPLEMENTATION PROJECT

PX ALLIANCE RESPONSE:

A sample project progress report is provided in Appendix I of the Technical Proposal.

                                  [APPENDIX C]

                                   [GRAPHIC]

                                    [CHART]

                                    [CHART]

                                    [CHART]

                                    [CHART]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

APPENDIX D

APPENDIX D

               APPENDIX D - MAJOR HARDWARE & SOFTWARE DELIVERABLES

1.00 FEP                                                                                    QTY

        ALPHASERVER 8400                                                                      2
        Power regulator                                                                       2
        4 Alpha proc 437MHz                                                                   2
        2GB Memory modules                                                                    1
        SCSI Cable                                                                           14
        Storage PCI adapter                                                                  14
        SCSI Fixed disk                                                                       8
        Second 12 slot expansion unit                                                         2
        Cable for second expansion unit                                                       2
        4/8GB DAT Tape Drive                                                                  2
        SCSI-2 signal converter                                                               2
        Ansi VT510-A2 VDU                                                                     2
        Serial dot matrix printer                                                             2
        Keyboard for VT                                                                       2
        PCI memory channel adapter                                                            4
        PCI memory channel Hub                                                                2
        Cables for Hub                                                                        4

        Optical library Worm                                                                  2

        HIGH CAPACITY TAPE STORAGE SYSTEM
        7 Cartridge Tape Library doc and accessories                                          2
        Cable SCSI for tape                                                                   2
        Cable 68-pin for tape                                                                10
        Cable connectors h885-aa                                                             10
        SCSI terminator                                                                      10
        Cable SCSI-3.15M                                                                     10

        RAID STORAGE SYSTEM
        SW822-LA RAID controller                                                              1
        Sw800-FA cabinet                                                                      1
        Redundant power supply controller                                                     1
        Controller shelf                                                                      2
        Shelf expansion Unit                                                                 12
        8 Bit module for expansion unit                                                      12
        Power Supply                                                                          1
        SCSI cables BN21 H-02                                                                 6
        SCSI cables BN21 H-01                                                                12
        4.3 GB disks                                                                         27
        Dual 64MB SCSI controllers                                                            5
        Operating software for RAID                                                          10

1.01 DNS and Authentication Server
        Digital 1000 51333                                                                    2
        256MB Memory module                                                                   8
        Rack Mounting Kit                                                                     2
        8 Bit I/O module                                                                      4
        Power cords                                                                           6

         Controller Shelf for HSJ40                           1
         Rack Mounting Kit                                    1
         BN21H-02 cables                                      4
         SCSI-2 active terminators                            2
         SCSI disks 4.3 GB                                    4
         PCI Adapter                                          2
         SCSI-3 cables                                        2
         SCSI-3 terminator                                    2
         68 pin connectors                                    2
         SCSI-3 Tri-link                                      2
         SCSI controller 6 channel                            2
         RAID firmware                                        2
         TruCluster software                                  2
         67" cabinet                                          1
         Trip 64 S3 1MB DRAM PCI                              2
         Hi-res monitor                                       2
         4/8GB Tape drive                                     2

1.02 Settlements, Billing, and Administration
         Alphaserver 8400                                     1
         Power regulator                                      1
         6 Alpha proc 437MHz                                  1
         4GB Memory modules                                   1
         SCSI Cable                                           7
         Storage PCI adapter                                  7
         Storage PCI adapter                                  7
         SCSI Fixed disk                                      4
         Second 12 slot expansion unit                        1
         Cable for second expansion unit                      1
         4/8GB DAT Tape Drive                                 1
         SCSI-2 signal converter                              1
         Ansi VT510-A2VDU                                     1
         Serial dot matrix printer                            1
         Keyboard for VT                                      1
         PCI memory channel adapter                           2
         PCI memory Channel Hub                               1
         Cables for Hub                                       2

         Optical library WORM                                 1

         High capacity tape storage system
         52 Cartridge Tape Library doc and accessories
         Cable SCSI for tape                                  1
         Cable 68-pin for tape                                5
         Cable connectors h885-aa                             5
         SCSI terminator                                      5
         Cable SCSI-3 .15M                                    5

         SW822-LA RAID controller                             1
         Sw800-FA cabinet                                     1
         Redundant power supply controller                    1
         Controller shelf                                     2

         Shelf expansion unit                                           12
         8 Bit module for expansion unit                                12
         Power Supply                                                   17
         SCSI cables BN21H-02                                           6
         SCSI cables BN21H-01                                           26
         4.3 GB disks                                                   27
         Dual 64MB SCSI controllers                                     5
         Operating software for RAID                                    10

1.03 Scheduling
         Alphaserver 4100                                               2
         Power regulator                                                2
         2 Alpha proc 437MHz                                            2
         500MB RAM Module                                               0
         SCSI Cable                                                     14
         Storage PCI adapter                                            14
         SCSI Fixed disk                                                8
         Second 12 Slot expansion unit                                  8
         Cable for second expansion unit                                2
         4/8GB DAT Tape Drive                                           2
         SCSI-2 signal converter                                        2
         Ansi VT510-A2 VDU                                              2
         Serial dot matrix printer                                      2
         Keyboard for VT                                                2
         PCI memory channel adapter                                     4
         PCI memory channel Hub                                         2
         Cables for Hub                                                 4


         RAID STORAGE SYSTEM
         SW822-LA RAID controller                                       2
         Sw800-FA cabinet                                               1
         Redundant power supply controller                              1
         Controller shelf                                               0
         Shelf expansion unit                                           2
         8 Bit module for expansion unit                                12
         Power Supply                                                   12
         SCSI cables BN21H-02                                           17
         SCSI cables BN21H-01                                           6
         4.3 GB disks                                                   4
         Dual 64MB SCSI controllers                                     5
         Operating software for RAID                                    1

2.00 LAN
         Redundant Gigaswitch chassis                                   1
         ATM 4 line cards                                               4
         155MB driver cards                                             16
         Line card power supply                                         4
         16MB memory                                                    1
         Unit supply                                                    2
         ATM 1 655MB line card                                          1


         PCI Bus adapters                                               16
         Clear vision network management for Windows                    1
         Clear vision manager                                           1
         VN Switch 900                                                  4
         ATM Switch 900                                                 4
         1 Port 155MB mmf mod                                           4

3.00 Alphaserver 2100A
         Alphaserver 2100A                                              4
         Power regulator                                                4
         1 Alpha processor 275MHz                                       4
         256Mb RAM modules                                              4
         SCSI Cable                                                     14
         4/8GB DAT Tape Drive                                           4
         SCSI-2 signal converter                                        4
         Ansi VT510-A2 VDU                                              4
         Serial dot matrix printer                                      4
         Keyboard for VT                                                4
         Storage works 2.1GB disk                                       12

3.01 AlphaServer 400 4/233                                              2
         32MB RAM                                                       2
         1.05MB IDE disk                                                2
         Fast Ethernet interface                                        2
         15" Monitor                                                    2
         Keyboard                                                       2
         3 button mouse                                                 2
         33kbps Modem                                                   2

3.02 User Workstations                                                  26
         PC Pentium 133MHz with
         2 GB of IDE Disk
         32MB RAM
         28.8kbps Modem
         6x CD-ROM
         21" Monitor
         Keyboard
         3 button Mouse

3.04 Printers
         12ppm laser printer with LAN attached                          10
         Color Laser printer video copier                               2

4.00 Digital Server Software
         Trucluser software                                             6
         Trucluser Documentation                                        2
         Digital UNIX operating system                                  9
         Digital UNIX developers C                                      2
         Digital UNIX Alpha operating system CD Doc                     2
         Digital UNIX Hardcopy OS doc                                   2

         UNIX software lib doc CDROM                                    2
         Windows NT for Alpha                                           6
         Windows NT Workstation                                         30

5.00 Application software
         Oracle RDBMS                                                   1
         Oracle Parallel Server                                         7
         Oracle advanced networking                                     7
         Oracle Pro*c                                                   30
         Microsoft Office professional                                  30
         Microsoft mail post office                                     1
         Norton Anti-virus for NT                                       32

6.00 Webserver
         Netscape Commerce Server                                       2

7.00 Firewall
         Digital Digicheck                                              2

8.00 Development tools
         PVF Source control                                             65
         J++ Workbench                                                  30
         SQA Team Test                                                  30
         Performance Monitor                                            2
         Netscape Gold                                                  65
         FrontPage                                                      5
         Delphi                                                         65
         Windows developers kit & SDK                                   65
         Microsoft C++                                                  65
         Digital C, Fortran and C++                                     1
         Oracle developer, designer and progRAMmer 2000                 65
         Fax resource kit                                               5

9.00 Oracle Financials
         Oracle GL                                                      1
         Oracle Accounts Payable                                        1
         Oracle Project Billing and Costing                             1
         Oracle Purchasing                                              1
         Oracle Accounts Receivable                                     1
         Oracle Assets (No charge)                                      1
         Oracle Alert base                                              1
         Oracle Sales Analyst                                           1
         Oracle Financial Analyst                                       1
         Oracle Express Server                                          1
         Oracle Express Analyst                                         1
         Oracle Replication Server                                      1

10.00 Application Software
         Netscape browser-based participant interface                   1
         PX Bidding                                                     1

         PX Publishing                                                  1
         PX Scheduling & Price determination                            1
         PX Settlements                                                 1
         PX Billing & Credit                                            1
         Historical Information Manager (HIM)                           1
         Batch Scheduler and Execution Controller (BS/EC)               1

11.00 System management software
         BMC patrol agent for Digital                                   1
         BMC Patrol Developer Console                                   1
         BMS O/S                                                        1
         Polycenter manager on Netview                                  1
         BMC Patrol Knowledge Module                                    1
         DEC OSMS for Digital UNIX Optical Storage manager              2
         Polycenter Hierarchical Storage Manager                        9
         Polycenter Hierarchical Storage management client              8
         Polycenter network save and restore enterprise                 4
         Polycenter networker database client                           1
         Polycenter NSR for Digital                                     1
         Storage works command console                                  2

APPENDIX E

APPENDIX E

APPENDIX E

This appendix contains samples of documentation that is comparable to what will be delivered to the PX throughout the project. This section contains the following:

o Sample Technical Documentation: An excerpt from a Functional Process Description, Technical System Design and Process Flow diagram are shown as examples of system development documentation.

o Excerpt from the PowerGrid POOLING AND SETTLEMENTS SYSTEM User Guide: The document control form, Table of Contents, various pages from the body of the document and a screen flow diagram are shown as examples of user training materials.

The documentation shown is representative of the types of materials that the PX will have as reference. All documentation deliverables will be submitted to the PX accouding to the project plan. These documents are samples and do not necessarily represent the final deliverables the PX will receive. All items will be tailored to the PX requirements. The more complete versions of some of the items shown are available on the compact disc included with the proposal.

                               INVOICE GENERATION

                              PROCESS DESCRIPTION

                         FUNCTIONAL PROCESS DESCRIPTION

The invoice generation process includes the following subprocesses:

o Invoice Creation

  * In this process, invoices are generated for all invoice groups for which daily charge amounts exist. The daily charges could be either system generated charges of manual adjustment charges. A sequential, unique number will be assigned to each invoice group for the period, and all relevant charges and charge summaries will be associated to that invoice number.

o Charge Roll-up

  * This process identifies related charges (those having the same shipper, contract, location(s), rate component, and rate) and creates summary charge information. For example, a TF-1 contract will have 31 daily reservation charges for the month of January. If the applicable tariff and discounted rates remain unchanged throughout the month, a single summary charge will be created covering the entire month's charges. This will be done by rate component, i.e. there would exist summary charges for each: base rate, GRI, ACA, etc.

o Invoice Association

  * This process associated charges and charge summaries to invoices that were created by sub-process 1. For each new invoice, the process will seek out charges for that invoice group (customer/contract) and associate them to the new invoice. This association will occur at both the daily charge and the charge summary level.

                            TECHNICAL SYSTEM DESIGN

                                   [GRAPHIC]

This window provides functionality to create/maintain invoice groups. An invoice group is used to designate which contracts are billed together. Invoice Groups are setup by Customer/Contract. A customer may have more than one invoice group to allow different packages to be sent.

The associated screens are used to associate appropriate contracts for the purpose of sending "invoice packages" to customers and to associate appropriate addresses/addressees to designate recipients of the Invoice Group and may be accessed via a button on the top of the screen or via the Options pull-down menu.

VALID ACTIONS

   Create         Update          Delete        Read
------------   ------------   -------------  ----------
     X              X                            X


FIELDS

Cust Nbr            The identifier for the company

Invoice Group Nbr   System generated identifier of the Invoice Group.

Contract Nbr        The identifier for the Contract.

Start Date          The first day (month/year) the contract is associated with the invoice group - Billing Month.

End Date The last day (month/year) the contract is associated with the contract - Billing Month.

BUSINESS RULES AND PROCESSING LOGIC/VALIDATION

Rule                        Validation                                                         Business Scenario #
-------------------------   --------------------------------------------------------           -------------------
A Customer may have one      No validation - optional relationship.                            Scenarios 1, 2, 3
or more Invoice Group(s).
                             The initial creation of invoice groups is procedural;
                             for the customers that require groups, they must be
                             setup.

A Customer (with at least    Enforced by the following:                                        Scenarios 1, 2, 3
one invoice group) must
have one, and only one       The first invoice Group created is automatically set
Default Invoice Group.       as default.

                             The user can never deselect the default check:
                             Set Enabled event:
                             If checked enabled = False
                             End If

                             To change the default a user must designate an additional Invoice Group as default. When the user
                             Saves the changes, the original Invoice Group is no longer default:
                             Update Start event:
                             If checked
                                update INV_GROUP
                                set default = False
                                where customer_nbr = :cust_nbr
                             End If

An Invoice Group must        Enforce through the structure of the database:                    Scenario 1, 2, 3
be associated with one,
and only one Customer.       Both CO_ID and INV_GROUP_NBR comprise the Primary
                             Key of the INV_GROUP table.

Rule                        Validation                                                         Business Scenario #
-------------------------   --------------------------------------------------------           -------------------
An Invoice Group may have    No validation - optional relationship.
zero, one or many
Contract(s).                 As many contracts as exist for the given customer can be
                             added to an invoice group

A contract must be           Enforced through Default Invoice Group:
associated with one, and
only one Invoice Group       When a default invoice group is created all contracts for
(at a time).                 the associated customer are automatically placed in the
                             invoice group. To change invoice groups the contract must
                             be associated to a new invoice group. When the contract is re-associated, the original association is expired on the
                             day prior to the start date of the new association. If the start and end dates of the new association fall between the start and end dates of the existing association, then the
                             existing association is split. The end result is three
                             associations.

                              PROCESS FLOW DIAGRAM

                 INVOICE GENERATION PROCESS -- INVOICE CREATION

                                  [FLOWCHART]

ABB                 POWERGRID POOLING AND SETTLEMENTS SYSTEM
                                  USER GUIDE
--------------------------------------------------------------------------------

          -----------------------------------------------------------

                                    POWERGRID

                         POOLING AND SETTLEMENTS SYSTEM

                                   USER GUIDE

                         Version:       Issue 1.1
                         Author:        Claire Murray
                         Date:          20th May 1996

          -----------------------------------------------------------


The copyright of this work is vested in ABB and the document is issued in confidence for the purpose only for which it is supplied. It must not be reproduced in whole or in part of used for tendering or manufacturing purposes except under an agreement or with the consent in writing of ABB, and then only on the condition that this notice is included in any such reproduction. No information as to the contents or subject matter of this document or any part thereof arising directly or indirectly therefrom shall be given orally or in writing or communicated in any manner whatsoever to any third party being an individual firm or company or any employee thereof without the prior consent in writing of ABB.

(C) ABB 1996

--------------------------------------------------------------------------------
                                                                        Page: ix

ABB                   Power Pooling and Settlements System
                                   User Guide
--------------------------------------------------------------------------------

                             DOCUMENT CONTROL FORM

DOCUMENT TITLE:   PowerGrid Pooling and Settlements System User Guide

REFERENCE:        ABB\Clients\PG\c95323\docs\USRGDE\USRGDE_1.1.doc

PROJECT NUMBER:   C90323

DOCUMENT APPROVAL

APPROVAL TYPE       NAME           SIGNATURE AND DATE
-------------       ----           ------------------
TECHNICAL           Peter Holiday

QUALITY             Ann Hartley

SITE MANAGER        Ann Hartley

REVISION HISTORY

                                                    NUMBER OF
VERSION           DATE        CHANGE                PAGES
-------         --------      ------                ---------
Draft  1,0      07/05/96      First Draft                38

Issue  1.0      10/05/96      First Issue                37

Issue  1.1      20/05/96      Updated following FAT      44

DISTRIBUTION

COPY NUMBER         COPY HOLDER
-----------         -----------
1                   Dr Kang, Project Manager (PowerGrid)

2                   Jorgen Frey, Project Manager (Sweden)

3                   Tom McInally, Project Director (UK)

4                   Roger Boyle, Development Manager (USA)

5                   Paul Ziegler, Managing Director (ABB Singapore)

6                   File

ABB

                    PowerGrid Pooling and Settlements System
                                   User Guide

                                TABLE OF CONTENTS

1. INTRODUCTION ................................................................     13
        1.1. Overview of Guide .................................................     13
        1.2. Document Structure ................................................     13
        1.3. Use of the Guide ..................................................     13
        1.4. References ........................................................     13

2. OVERVIEW ....................................................................     14
        2.1. System Environment ................................................     14
        2.2. System Users ......................................................     14
        2.3. System initialisation .............................................     14

3. GENERAL INSTRUCTIONS ........................................................     15
        3.1. Starting the System ...............................................     15
        3.2. Menus/Push Buttons ................................................     15
              3.2.1. How to Use the Menus ......................................     15
              3.2.2. Structure .................................................     15
        3.3. Forms and Fields ..................................................     15
              3.3.l.Form Heading ...............................................     15
        3.4. Buttons ...........................................................     16
        3.5. Selection Screens .................................................     16
        3.6. Detail Screens ....................................................     16
        3.7. Fields ............................................................     16
        3.8. Messages ..........................................................     16
        3.9. Password Audit Trail ..............................................     16
        3.10. Leaving the System ...............................................     16

4. REFERENCE SECTION ...........................................................     17
        4.1. Introduction ......................................................     17
              4.1.1. Using the Main Screen .....................................     17
              4.1.2. Running the P&SS ..........................................     17
              4.1.3. Load Generator Meter Data .................................     18
              4.1.4. Load Supplier Meter Data ..................................     18
              4.1.5. Load Demand Reservation ...................................     18
              4.1.6. Load Offer Data ...........................................     18
              4.1.7. Set Auto Check ............................................     18
        4.2. Maintain Functions ................................................     19
              4.2.1. Pool Administration Charges ...............................     19
              4.2.2. Daily Reserve .............................................     19
              4.2.3. Generator Offers ..........................................     20
              4.2.4. Demand Reservations .......................................     20
              4.2.5. Fixed Generation ..........................................     20
        4.3. Administration Functions ..........................................     20
              4.3.1. Supplier Details ..........................................     21
              4.3.2. Generator Details .........................................     21
              4.3.3. Network Losses ............................................     21
              4.3.4. Spinning Reserve Library ..................................     21
              4.3.5. Dirty Reserve Library .....................................     21
              4.3.6. Constant Reserve Library ..................................     22
              4.3.7. Station Load Percentages ..................................     22


                                                                        Page: xi

ABB

                    PowerGrid Pooling and Settlements System
                                   User Guide

            4.3.8. Small Generation Profiles ...................................     22
            4.3.9. Startup Profiles ............................................     23
            4.3.10. Report Types ...............................................     23
            4.3.11. Report Allocations .........................................     23
            4.3.12. System Users ...............................................     24
            4.3.13. Calendar ...................................................     24
      4.4. Settlements Functions ...............................................     25
            4.4.1. Load Scheduler Results ......................................     25
            4.4.2. Record Redeclarations .......................................     26
            4.4.3. Record Instructions .........................................     26
            4.4.4. Record Test Results .........................................     26
            4.4.5. Record System Conditions ....................................     26
      4.5. Reports .............................................................     27
            4.5.1. Internal Reports ............................................     27
            4.5.2. Generator Confidential ......................................     27
            4.5.3. Supplier Confidential .......................................     28
            4.5.4. General Reports .............................................     28
      4.6. Analysis ............................................................     29
            4.6.1. Investigate Pool ............................................     29
            4.6.2. User Query and Reporting ....................................     29
      4.7. Audit ...............................................................     30
            4.7.1. File Tracking ..............................................      30
            4.7.2. Demand Reservations .........................................     31
            4.7.3. Daily Offers ................................................     31
            4.7.4. Schedule Runs ...............................................     32
            4.7.5. Ex Ante Post ................................................     33
            4.7.6. Ex Post Post ................................................     34
            4.7.7. Audit Log ...................................................     35
            4.7.8. Generator Metered Data ......................................     35
            4.7.9. Supplier Metered Data .......................................     36
      4.8. Account .............................................................     37
            4.8.1. Account Details .............................................     38
            4.8.2. Maintain Balance Account Details ............................     38

5. REPORTING PROBLEMS ..........................................................     39

6. APPENDIX A ..................................................................     40


                                                                       Page: xii

INTRODUCTION

OVERVIEW OF GUIDE

This User Guide provides information on how to use the Pooling and Settlements System (P&SS) which has been developed for PowerGrid by ABB. It will provide a description of how to use each function and where appropriate explain how the functions interrelate.

DOCUMENT STRUCTURE

The remainder of this document is structured as follows:

SECTION 2: is an overview describing the system environment, system users and initialisation;

SECTION 3: sets out the general instructions applying to the P&SS functions as a whole;

SECTION 4: provides detailed instructions for each facility provided by the
           P&SS;

SECTION 5: gives instructions for reporting any problems experienced when using the P&SS.

APPENDICES

APPENDIX A: includes an example Project Issue Report (PIR) form.

APPENDIX B: includes typical video copies of user screens

USE OF THE GUIDE

Users should start by reading the overview in Section 2 to provide a context for what follows, and then study Section 3 in detail. With a knowledge of this chapter, users should find it simple to follow the detailed instructions in
Section 4 when they need to refer to them.

It is intended that the guide be used in conjunction with the system.

REFERENCES

The following documents were referred to during the compilation of this document:

1. PowerGrid Pooling and Settlements System Functional Specification, version 1.0, dated 10 March 1996.

2. PowerGrid Pooling and Settlement System Quality Plan, version 1.0, dated 16 February 1996.



                                    13 of 16

OVERVIEW

SYSTEM ENVIRONMENT

The system will operate on PC Workstations running Windows 95, connected to an OSF UNIX Server running the Settlements System Oracle Database. Communications with the database will be via an SQL*NET TCP/IP listener. The network is based on Ethernet 10 Base T operating on twisted pair. External Interfaces are provided using two communication servers, running the Windows NT operating system, each of which supports a set of modems.

SYSTEM USERS

As with any comprehensive computer system it is important that different users are presented with a meaningful interface to that part of the system which affects their particular job. For that reason we have a mapping between functions available on the system and particular users who access it. Since user functions tend to be allocated to departments or groups of persons this control is applied to the user class rather than the user him or herself An example of this is that a Settlements Manager class of user may only have access to the System Users function of the system, whereas a System Administrator class of user may have access to every function except the System Users function.

The user classes which we have provided for in the system are as follows:

P&SS Manager:       Access to the System Users function

P&SS Administrator: Access to all system functions with the exception of System
                    Users

Dispatch engineer:  Access to Settlements functions with the exception of Load
                    Scheduler Results

SYSTEM INITIALISATION

The P&SS will have been fully configured by ABE before it is Used for the first time. However, it is good practice to ensure that any essential configuration data needed has been entered. This data consists of:

o        All Generator Standing Data Details provided by PowerGrid

o        All Supplier Standing Data Details provided by PowerGrid

o        Network Losses

o        Reserve Library Data

o        Calendar Details

o        Startup Profiles

o        Report Types and Allocations

o        Small Generation Profiles


                                    14 of 16

GENERAL INSTRUCTIONS

STARTING THE SYSTEM

The system is started by selecting the P&SS (Pooling and Settlement System) icon. A startup screen will display with a hint message to "Click Here to Start".

The user must enter his User Name in the appropriate field, press the tab key or click on the second field and then enter his Password. On selecting OK the user will be presented with the main screen from which the functions may be accessed, according to his class of User.

MENUS/PUSH BUTTONS

HOW TO USE THE MENUS

The P&SS main screen contains a menu bar with all the top level options. On highlighting each option the next level options will display for selection. The preferred method of navigation around the system is to select the menu option required by clicking on it with a mouse. The option can also be selected via the keyboard by pressing the underscored letter.

STRUCTURE

The main and sub-menu options provided by the P&SS are shown in the following diagram:



                                    15 of 16


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APPENDIX F

APPENDIX F



                                   [GRAPHIC]


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                                     FORM 1
                               GENERAL INFORMATION

All system Suppliers (system integrators and their subcontractors) applying for prequalification are requested to complete this form and supply all requested information.

When Supplier, as a prime contractor, proposes a team of subcontractors for the supply of certain major components/modules of the PX System, the following information shall also be supplied for each specialist subcontractor.

THE FOLLOWING INFORMATION IS FURNISHED FOR ABB. ADDITIONAL FORMS ARE ALSO PROVIDED FOR THE OTHER PX ALLIANCE PARTNERS ERNST & YOUNG LLP AND PEROT SYSTEMS CORPORATION.

Name of Respondent:                             ABE Power T&D Company Inc.
Head Office Address:                            1021 Main Campus Drive
                                                Raleigh, NC 27606-5021
Telephone Numbers:                              919-856-2500
Facsimile Numbers:                              919-856-2501
Place of Incorporation:                         Delaware
Year of Incorporation:                          1980
Tax ID Number:                                  36-3100018
Company Officers:
   President/COO:                               Ake Almgren
   Executive Vice-President:                    John Reckleff
   Vice-President - Engineering:                N/A
   Vice-President - Sales/Mktg.:                Jerome A. Norcia
   Vice-President - Finance:                    Anders Westin
   Chief Financial Officer:                     Anders Westin
Person in charge of this
proposed project:
   Name:                                        Mike Heinrich
                                                Manager of Sales and Marketing
   Address:                                     ABB Systems Control
                                                ABE Power T&D Company Inc.
                                                2550 Walsh Avenue
                                                Santa Clara, CA 95051
Telephone/Facsimile/E-Mail:                     408-988-3200/408-987-6066/
                                                mike.heinrich@ustra.mail.abb.com


Location of Manufacturing/Staging Facilities.
      Identify the location for manufacturing, staging, system integration and testing - (address and phone numbers).

2550 Walsh Avenue. Santa Clara, CA 95051

Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]


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          408-988-3200 (Phone)/408-987-6066 (FAX)

          Location of Engineering Centers.
                   Identify the location for engineering and software development (address and phone numbers).

          2550 Walsh Avenue, Santa Clara, CA 95051
          408-988-3200 (Phone)/408-987-6066 (FAX)

          Location of Service Centers.
                   Identify the location for providing warranty, maintenance, and post-delivery services - (address and phone number).

          2550 Walsh Avenue, Santa Clara, CA 95051
          408-988-3200 (Phone)/408-987-6066 (FAX)

          Years serving the electric utilities industries and the projects managed and/or products and systems supplied that are relevant to the PX Systems.

          28

          Years serving other industries in information management relevant to the PX Systems (name the specific customer bases) and the projects managed and/or products and systems supplied.

          28

          Annual revenues from the products and/or services years 1991 through 1995. described under (d) and (e) above, for the

                 1991:               $40M
                 1992:               $40M
                 1993:               $40M
                 1994:               $35M
                 1995:               $50M

          Average number of employees in 1994/95:   300
                                                 -------------------------------
          Percentage breakdown of employees in:
            Administration:                             25
                                               ---------------------------------

Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]



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Sales:                                   10
Manufacturing:                           10
Engineering:                            245
       Management:                       25
       Hardware:                         20
       Software:                        160
       Research & Development:           40
       Field Service:                    10



Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

          [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
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                                     FORM I
                       GENERAL INFORMATION - ERNST & Young

All system Suppliers (system integrators and their subcontractors) applying for prequalification are requested to complete this form and supply all requested information.

When Supplier, as a prime contractor, proposes a team of subcontractors for the supply of certain major components/modules of the PX System, the following information shall also be supplied for each specialist subcontractor.

Name of Respondent:                                    Ernst & Young LLP
Head Office Address:                                   787 Seven Avenue
                                                       New York, NY 10019
Telephone Numbers:                                     (212) 773-3000
Facsimile Numbers:                                     (212) 773-6350
Place of Incorporation:                                N/A - Partnership
Year of Incorporation:                                 N/A - Partnership
Tax ID Number:                                         34 656-5596
Company Officers:
    President:                                         Phil Laskawy - Chairman
    Vice-President:                                    Roger Nelson -  Deputy Chairman
                                                                       Management Consulting
    Vice-President - Engineering:                      N/A
    Vice-President - Sales/Mktg.:                      N/A
    Vice-President - Finance:                          N/A
    Chief Financial Officer:                           N/A
Person in charge of this proposed project:
    Name:                                              William F. Hunter
    Address:                                           One Houston Center
                                                       1221 McKinney St., Suite 2400
                                                       Houston, Texas 77010
    Telephone/Facsimile/E-Mail:                        (713) 750-1500 / (713) 750-8224
                                                Fax:   (713) 750-8684


Location of Manufacturing/Staging Facilities.
       Identify the location for manufacturing, staging, system integration and testing - (address and phone numbers).
Primarily client site: additional work at E&Y Los Angeles, San Francisco and San Jose offices, and at E&Y Advanced Development Centers


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

          [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
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       Location of Engineering Centers.
                Identify the location for engineering and software development (address and phone numbers).
       Primarily client site: additional work at E&Y Los Angeles. San Francisco and San Jose offices, and at E&Y Advanced Development Centers

       Location of Service Centers.
                Identify the location for providing warranty, maintenance, and post-delivery services - (address and phone number).
       Ernst & Young Mgt Consulting offices in Los Angeles. San Francisco and San Jose, California

       Years serving the electric utilities industries and the projects managed and/or products and systems supplied that are relevant to the PX Systems.

       Ernst & Young has served the electric utility industry for 20 years, providing enterprise-wide reengineering consulting services, organizational change management services and IT systems development and integration across all utility processes. E&Y has additionally assisted in analyzing and defining market rules in industry deregulation initiatives.

       Years serving other industries in information management relevant to the PX Systems (name the specific customer bases) and the projects managed and/or products and systems supplied.

       Ernst & Young has served the gas industry for 20 years. delivering consulting services and systems in gas marketing, transmission & storage, and distribution. E&Y has engaged in many diverse projects, ranging from reengineering of the order to cash management processes to development of electronic bulletin board systems.

       Annual revenues from the products and/or services described under (d) and
       (e) above, for the years 1991 through 1995. (Worldwide electric & gas utility revenues)

                   1991:        $35M                    1994:       $45M
                   1992:        $40M                    1995:       $55M
                   1993:        $42M

       Average number of employees in 1994/95:          69,000
                                              ----------------------------------
       Percentage breakdown of employees in:
          Administration:                  8%          Management:          N/A
          Sales:                           2%          Hardware:            N/A
          Manufacturing:                  N/A          Software:            N/A


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

          [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                               6
--------------------------------------------------------------------------------


          Engineering:                    N/A          R & D:            10%
          Field Service:                  80%


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

          [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                               7
--------------------------------------------------------------------------------

                                     FORM I
                               GENERAL INFORMATION

AS PER INSTRUCTIONS IN THE RFI. ALL RESPONSES GIVEN BY PSC IN FORMS 1-7 SHOULD BE TREATED AS CONFIDENTIAL.

All system Suppliers (system integrators and their subcontractors) applying for prequalification are requested to complete this form and supply all requested information.

When Supplier, as a prime contractor, proposes a team of subcontractors for the supply of certain major components/modules of the PX System, the following information shall also be supplied for each specialist subcontractor.

Name of Respondent:                             Perot Systems Corporation
Head Office Address:                            12377 Merit Drive, Suite 1100
                                                Dallas, Texas 75251
Telephone Numbers:                              (972) 383-5600 (800-688-4333)
Facsimile Numbers:                              (972) 383-5895
Place of Incorporation:                         Delaware
Year of Incorporation:                          1988
Tax ID Number                                   75-2230700
Company Officers:                               Mort Myerson - Chairman
    President:                                  Jim Cannavino
    Vice-President:                             Ed Smith
    Vice-President - Engineering:               Bill Harmon
    Vice-President - Sales/Mktg.:               Susan Farity
    Vice-President - Finance:                   not applicable
    Chief Financial Officer:                    Gil Marmol
Person in charge of this
proposed project:
    Name:                                       Pat Golden
    Address:                                    633 W. 5th Street, Suite 3620
                                                Los Angeles, CA 90071
    Telephone/Facsimile/E-Mail:                 (213) 452-446/452-4457 pat.golden@ps.net

Location of Manufacturing/Staging Facilities.
    Identify the location for manufacturing, staging, system integration and testing - (address and phone numbers).
not applicable


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

          [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                               8
--------------------------------------------------------------------------------




Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

        [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                               9
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Location of Engineering Centers.
          Identify the location for engineering and software development (address and phone numbers).
Dallas: 12377 Merit Drive, Suite 1100, Dallas, Texas 75251 (972)-383-5600 Colorado Springs: 6760 Corporate Drive, Suite 100, Colorado Springs,
                  CO 80919 phone: (719) 599-3800
Reston 1801 Robert Fulton Drive, Suite 200, Reston, Va 22091 (703) 716-1400 London; Morgan House, Madeira Walk, Windsor, Berkshire 5L4 1EU, UK
        phone: INT+44-753-670-555
HCL/PSC A-10-11, Sector ITT
          NOIDA, U.P. India 201301
          Phone: +91-11-852-0977 Harish Mysore

Location of Service Centers.
          Identify the location for providing warranty, maintenance, and post-delivery services - (address and phone number).
Dallas 12377 Merit Drive, Suite 1100, Dallas, Texas 75251 (972)-383-5600 Reston 1801 Robert Fulton Drive, Suite 200, Reston, Va 22091 (703) 716-1400 London; Morgan House, Madeira Walk, Windsor, Berkshire 5L4 1EU, UK
        phone: INT+44-753-670-555
Colorado Springs: 6760 Corporate Drive, Suite 100, Colorado Springs,
                  CO 80919 phone: (719) 599-3800
Detroit: 3800 Hamlin Road, P.O. Box 217027, Auburn Hills, MI 48321-7027
         phone:(810)340-6300
         Los Angeles: 633 W Fifth St., Suite 3829, Los Angeles, CA 90071
Nottingham: 398 Coppice Road, Arnold, Notts NG5 7HX +44 115 966 2015
Paris: 3 Ave du Centre, 78881 Saint-Quentin-en-Yvelines, Paris, France
       phone: INT+33-1-30 44 9049
Basel: P.O. Box 40002, Basel, Switzerland +41 61 288 2020
(PSC currently operates in 44 countries worldwide)

Years serving the electric utilities industries and the projects managed and/or products and systems supplied that are relevant to the PX Systems.

         Since 1990. (1) Electricity Billing and Energy Trading system. East Midlands Electricity, UK (2) Wholesale Energy System (includes billing and payments

Years serving other industries in information management Systems (name the specific customer bases) and the projects managed products and systems supplied.


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

        [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              10
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         Six years (1) Swiss Bank Corporation, Switzerland. (support operations of and interfacing with, financial exchanges) (2) Europcar. France. (largest client/server based transaction Processing system in the world)


Annual revenues from the products and/or services described under (d) and (e) above, for the years 1991 through 1995.

                                   1991:           $157,099,000
                                   1992:           $247,137,000
                                   1993:           $291,657,000
                                   1994:           $292,155,000
                                   1995:           $342,306,000

Average number of employees in 1994/95:              3,200

Percentage breakdown of employees in:
    Administration:                                    6%
    Sales:                                             5%
    Manufacturing:
    Engineering:
          Management:                                  2%
          Hardware:                                   15%
          Software:                                   35%
          Research & Development:                      7%
    Field Service:                                    30%


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

        [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              11
--------------------------------------------------------------------------------

                                     FORM 2

                           RELEVANT EXPERIENCE RECORD

Name of Supplier: ABB PX Alliance

All Suppliers (system integrators and their major subcontractors) are requested to supply the information in this form. The information to be supplied is the breakdown of annual revenues from the on-line hardware/software business of the Supplier that is directly relevant to the PX Systems described in Section 2, 3 and 4 of this RFI document, in terms of the amounts billed to and paid for by clients for each calendar year over the last three years. Supplier optionally may include estimated 1996 revenues.

THE FOLLOWING INFORMATION IS FURNISHED FOR ABB. ADDITIONAL FORMS ARE PROVIDED FOR THE OTHER PX ALLIANCE PARTNERS ERNST & YOUNG LLP AND PEROT SYSTEMS CORPORATION.

                                                   REVENUES ($/YR.) IN CALENDAR YEARS
            TYPE OF BUSINESS                       ----------------------------------
                (SYSTEMS)                          1993          1994            1995
            ----------------                       ----          ----            ----
(a)    Bidding                                    $ 2M           $ 4M            $ 6M

(b)    Energy Scheduling and Pricing              $ 4M           $ 4M            $ 5M

(c)    Settlement, Billing and Crediting          $ 0            $ 2             $ 4M

(d)    Administrative Systems:                    $ 0            $ 0             $ 0
       (General ledger, budget, fixed
       assets accounting, project accounting
       purchasing, accounts payable
       management reporting, human
       resources, cash/credit management,
       etc.)

(e)    Other Transaction-based Computer           $ 0            $ 0             $ 0
       System

(f)    Real-Time Computer Systems                 $ 34M          $ 35M           $ 35M

                    TOTAL                         $ 40M          $ 45M           $ 50M

When the primary Supplier (system integrator) proposes a team of subcontractors for certain major components/modules of the PX Systems, the information supplied herein shall identify which member of the team will be responsible for each major

Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

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component/module of the PX Systems, and the revenue data in the above table shall be identified with the major subcontractor responsible for the supply of that component/subsystem, as applicable. Use a separate sheet for each major subcontractor (major subcontractor is defined herein as one that is expected to supply ten percent (10%) or more of the total contract value).


                                     FORM 2
                           RELEVANT EXPERIENCE RECORD


Name of Supplier:        Ernst & Young
                 ---------------------------------------------------------------


                                                      REVENUES ($/YR.) IN CALENDAR YEARS
            TYPE OF BUSINESS                       -----------------------------------------
                (SYSTEMS)                          1993              1994               1995
            ----------------                       ----              ----               ----
(a)    Bidding                                    $ 12M             $ 20M               $ 16M

(b)    Energy Scheduling and Pricing

(c)    Settlement, Billing and Crediting

(d)    Administrative Systems:                    $ 65M             $ 80M               $150M
       (General ledger, budget, fixed
       assets accounting, project accounting
       purchasing, accounts payable
       management reporting, human
       resources, cash/credit management,
       etc.)

(e)    Other Transaction-based Computer           $ Not Available   $ Not Available    $ Not Available
       System

(f)    Real-Time Computer Systems                 $ --              $ --               $ --

                    TOTAL                         $ 77M             $100M              $166M


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

        [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                             13
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                                     FORM 2

                           RELEVANT EXPERIENCE RECORD


Name of Supplier:          Perot Systems Corporation
                 --------------------------------------------------------------

                                                   REVENUES ($ MILLION/YR.) IN CALENDAR YEARS
            TYPE OF BUSINESS                       ------------------------------------------
                (SYSTEMS)                          1993         1994         1995        1996
            ----------------                       ----         ----         ----        ----
(a)    Bidding                                    $  1.5        $  2.0       $  2.1     $  6.5

(b)    Energy Scheduling and Pricing              $  0.0        $  0.3       $  3.0     $  5.9

(c)    Settlement, Billing and Crediting          $ 38.0        $ 43.0       $ 45.5     $ 97.0

(d)    Administrative Systems:                    $ 55.0        $ 60.9       $ 90.0     $165.0
       (General ledger, budget, fixed
       assets accounting, project accounting
       purchasing, accounts payable
       management reporting, human
       resources, cash/credit management,
       etc.)

(e)    Other Transaction-based Computer           $ 70.0        $ 90.0       $120.0     $225.0
       System

(f)    Real-Time Computer Systems                 $ 10.0        $ 10.0       $ 15.0     $ 30.0

                    TOTAL                         $174.5        $205.5       $275.6     $529.0


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

        [ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              14
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                                     FORM 3
                           SPECIFIC EXPERIENCE RECORD

          Name of Supplier: ABB PX Alliance

All Suppliers are requested to complete the information in this form. A Separate sheet should be submitted for each major subcontractor/supplier.

On separate pages, using the format of Form -A, each Supplier is requested to list at least three (3) contracts similar in scope and complexity to the PX Systems described in Sections 2, 3 and 4 of this RFI. The referenced projects must have been completed within the last 4 years (1993, 1994, 1995, and 1996).

At least two (2) of the listed contracts must meet the following requirements:

(a) The project included several subsystems similar to the main PX System modules identified in Section 3 of this RFI, in addition to the system software and hardware, user interface, and communications interface.

(b) The project fulfilled system requirements similar to those outlined for the PX System in Section 4 of this RFI.

(c) The system supplied has been tested and accepted by the customer for commercial use.

(d)    The contract value for the project exceeded $ ---- million.

(e) A single system integrator was responsible for integrating all subsystems and testing the fully integrated system

(f) The project preferable supports widely distributed (e.g., state-wide) sites.

THE FOLLOWING INFORMATION IS FURNISHED FOR ABB. ADDITIONAL FORMS ARE PROVIDED FOR THE OTHER PX ALLIANCE PARTNERS ERNST & YOUNG LLP AND PEROT SYSTEMS CORPORATION.


Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

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FORMS ARE ATTACHED FOR THE FOLLOWING PX ALLIANCE PROJECTS:

PX ALLIANCE COMPANY       PROJECT NAME                   ACTIVITY
-------------------       ------------                   --------
ABB                       NGC - GOAL Project             Bidding and Dispatch System

ABB                       PUB Singapore                  Pool & Settlement System Project

ABB                       Alberta Pool                   Pooling System

Ernst & Young             New Zealand (Several           Deregulation
                          engagements listed)

Ernst & Young             Australia (Several             Deregulation
                          engagements listed)

Ernst & Young             British Gas                    System Development of Bidding, Settlements, Billing
                                                         Applications

Ernst & Young             Panhandle Eastern              System Development of Bidding, Settlements, Billing
                                                         Applications

Ernst & Young             Southwestern Bell              System Development for Billing Systems

Ernst & Young             US Sprint                      System Development for Billing Systems

Ernst & Young             IMACS project at McDonnell     Program Management and System Integration
                          Douglas

Ernst & Young             Bell South                     Program Management and System Integration

Ernst & Young             CSAA                           Administrative Systems Selection & Implementation

Ernst & Young             Jack Nadel                     Administrative Systems Selection & Implementation

Ernst & Young             Packard Bell                   Administrative Systems Selection & Implementation

Perot Systems             East Midlands Electricity      Full Outsourcing of Information Services & Major
                                                         Applications Development

Perot Systems             Southern California Edison     Wholesale Energy Billing, Payments, Contract
                                                         Management, Process Redesign and Integration

Perot Systems             WEPEX/ISO                      Transmission Congestion Pricing Methodology

Perot Systems             Los Angeles Department of      Transformation for competitive deregulation of
                          Water and Power                electricity sector

Perot Systems             Swiss Bank Corporation         Full Information Services, Major Application
                                                         Development

Proprietary (C) ABB Power T&D Company Inc. 1996. All rights reserved.
        [PEROTSYSTEMS(TM) LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]





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Perot Systems             Europcar Interrent     Integrated On-line Transaction
Processing System


FORM 3-A

              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY


        Name of Supplier:           ABB

        Identification of
          Contract:                 -------------------------------------------

        Name of Project:            NGC - GOAL Project

        Country or State:           UK

        Purchaser's Name:           National Grid Company

        Purchasers Address:         St. Catherine's Lodge, Bearwood Road,
                                    Sindlesham, Berkshire, RG1 15BN. England

        Contact for Reference:      National Grid Company

                 Name:              Mr. Bernard Moles

                 Title:             Project Manager

                 Address: St. Catherine's Lodge, Bearwood Road, Sindlesham, Berkshire, RG115BN, England

                 Telephone/Fax:
                 Numbers:           +44 1734 363700/+44 1734 363777 (FAX)

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. PRIME CONTRACTOR.


         Value of Contract:         Please Contact Customer

        Date of Contract Award:     1993

        Identification of
          Contract:                 GOAL Replacement

        Scheduled Contract

        Completion Date:            1996

        Actual Contract

        Completion Date:            1996


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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                                                                              17
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Contract Duration:                38  (Months)

Specific Criteria (as listed in Form 3)

         Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.

The National Grid Company (NGC) of Britain selected ABB Systems Control to develop new software needed by NGC and pool members for the bidding and dispatch of generation in England and Wales. The system is used by grid system management to decide which generators will run to meet the fluctuating demands for electricity. The unit commitment and scheduling program for England and Wales incorporates such features as bid based operation, complex transmission constraints, 5 minute resolution, and many other modeling and functional features. The software performs an after the fact analysis to support the settlements process. The program was developed under a strict quality program to withstand pool audits. The system underwent extensive testing by NGC, its auditors, and pool representatives who declared the system a significant improvement over the previous system and reported that the system provides the visibility and auditability to enable all participants in the market to understand the operation of the system.


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

        Name of Supplier:           ABB

        Identification of Contract: Contract for the Supply of an Integrated
                                    Pooling and Settlement System for PowerGrid
                                    Singapore
        Name of Project:            PowerGrid Singapore Pooling & Settlement
                                    System

        Country or State:           Singapore

        Purchaser's Name:           PowerGrid PTE Ltd

        Purchaser's Address:        111 Somerset Road, #08-01 Singapore 238164

        Contact for Reference:

                 Name:              Dr Kana Chena Guan

                 Title:             Manager (Computer systems). Energy
                                    Management Division

                 Address:           As above

                 Telephone/Fax:
                 Numbers:           (65) 733 1868

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor


        Value of Contract:          L.1,000,000 (one million rounds sterling)

        Date of Contract Award:     23 January 1996

        Identification of Contract: None

        Scheduled Contract

        Completion Date:            July 1996

        Actual Contract

        Completion Date:            July 1996

        Contract Duration:          Seven months

Specific Criteria (as listed in Form 3)

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Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.

PowerGrid Singapore selected ABB to implement and commission a pooling and settlement system to support the de-regulation of their wholesale electricity market. The opening up of the electricity market required the development of an IT system to capture plant bids of power on an half-hourly basis, manage the scheduling of plant (achieved by the integration of the ABB COUGER unit commitment program), and the calculation of settlement payments for generators and bills for suppliers.

ABB was awarded this contract on interpretation of the pool rules, the integration of the system with existing testing of the completed system. a `turn-key' basis, undertaking development of the application, software via robust interfaces and

The work program was completed within tight timescales and under the quality control procedures demanded by the Singapore Government. system was accepted by PowerGrid in July 1996 and is now undergoing running prior to live operation (planned for early 1997).


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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

        Name of Supplier:           ABB

        Identification of Contract:
                                    -------------------------------------------

        Name of Project:            Alberta Pool Scheduling System

        Country or State:           Alberta, Canada

        Purchaser's Name:           Alberta Pool Ltd.

        Purchaser's Address:        10035 - 105 Street, Edmonton, Alberta
                                      T5J 2V6 Canada

        Contact for Reference:

                 Name:              Mr. David E. Felzien

                 Title:
                                    -------------------------------------------

                 Address:           Same as above

                 Telephone/Fax:
                 Numbers:           403-420-7841/403-317-0833 (FAX)

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

        Value of Contract           Please contact customer

        Date of Contract Award:     October 1995

        Identification of Contract:
                                    -------------------------------------------

        Scheduled Contract

        Completion Date:            Januarv 1996

        Actual Contract

        Completion Date:            Januarv 1996

        Contract Duration:          3 (Months)

Specific Criteria (as listed in Form 3)

        Attach brief description of the system supplied by your firm for listed, specifically addressing the criteria (a) through (f) in Form 3.


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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               RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

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           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

        Name of Supplier:           Ernst &Younga LLP

        Identification of Contract: Development of Transportation Management
                                    System

        Name of Project:            UK-LINK

        Country or State:           United Kingdom

        Purchasers Name:            British Gas Transportation and Storage

        Purchasers Address:         31 Homer Road, Solihull, West Midlands,
                                    B9I3LT, Great Britain

        Contact for Reference:

                 Name:              David Dewar

                 Title:             Director Development

                 Address:           As Above

                 Telephone/Fax:
                 Numbers:           01144-021-6264431

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor

        Value of Contract           $18 Million

        Date of Contract Award:     February 1994

        Identification of Contract: Not Applicable

        Scheduled Contract

        Completion Date:            November 1996

        Actual Contract

        Completion Date:            November 1996

        Contract Duration:          30 Months

Specific Criteria (as listed in Form 3)


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

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                                                                              23
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         Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.

BRITISH GAS

Application Transfer with enhancements of the LINK Natural Gas Transportation System

ENGAGEMENT DATES:

February 1994 - December 1995

CLIENT BUSINESS ISSUES:

British Gas supplies natural gas to England, Scotland, and Wales, and is the owner and operator of the gas transportation and distribution network of pipelines and facilities serving these markets. Until 1986, British Gas was a socialized company owned by the government. Since 1992, there has been a push by both government and market forces to encourage competition in the natural gas industry, which has resulted in a breakup of British Gas into five divisions, one of which is known as British Gas TransCo. The monopoly on gas sales is being removed by opening up the market to third party gas suppliers who can now contract for customers consuming 2500 therms per year or more. BG TransCo is the transportation and storage company that will offer transportation and storage services to these third party marketers and/or industrial consumers who elect to contract for their own supply. Our client, BG TransCo, has a requirement for computer systems and procedures to support the operation of this new commercial environment.

OUR APPROACH:

Ernst and Young LLP has developed systems for the US gas industry that support functions very similar to those that British Gas is pursuing. In 1992, under the direction of FERC Order 636, the US gas industry began a transition in which the interstate pipelines ceased to provide the merchant services of buying and selling gas and instead began offered services of transportation and storage of other parties gas. The LINK system that E&Y developed for Panhandle Eastern Corporation was designed specifically for the new commercial operations, and has functionality very similar to what is needed by BG TransCo in the new environment in the UK. British Gas recognized the similarities of the commercial environment of post 636 US gas business, and the planned commercial operations in the UK, and contracted with Ernst & Young to assist in developing the commercial processes in the UK. Our approach was to take the functional models and data models of US pipeline operations and use them as a basis for defining the business processes that would be required to support the business as it was being defined in the UK. The models and approaches were used in formulating operating policy among BG TransCo, its shipping customers, and the regulatory authority, OFGAS (Office of Gas Supply).

OUR SOLUTION:

Based on the acceptability of the industry models, BG TransCo contracted E&Y to adapt the LINK gas transportation system for use in the UK. The resulting project is an Application Transfer project, porting the Panhandle Eastern LINK system to accommodate the natural gas


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                                                                              24
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Network Code as it defines the business in the UK. The functions supported are:
Contracting for Services, Gas Flow Nominations, Scheduling, Confirmations, Measurement, Allocations, Capacity Release, an EBB for Gas Flexibility Bidding, and Transportation and Storage Invoicing. The new system will be in place to support the new environment in October 1995. addition to the computer systems and procedures, we are developing training material for internal training, and will support new testing and orientation to the new on-line mode of operation.

VALUE RECEIVED BY CLIENT:

The reorganization of an industry, a company, and the supporting infrastructure of systems and procedures is a task of huge proportions. Undertaking it with the support and consultation of a firm who has demonstrated the capability to execute it provides a significant reduction in the risk involved. In British Gas' own words, they wanted a "catalyst" who could make it happen in the United Kingdom with a minimum of lost time and motion. Ernst & Young has



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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

        Name of Supplier:           Ernst & Young LLP

        Identification of Contract: Development of Transportation Management
                                    System

        Name of Project:            LINK

        Country or State:           Texas

        Purchaser's Name:           Panhandle Eastern - Texas Eastern
                                      Transmission Company

        Purchasers Address:         5400 Westheimer Court, Houston, TX 77056

                                    -------------------------------------------

        Contact for Reference:

                 Name:              David Jewell

                 Title:             General Manager

                 Address:           As Above

                 Telephone/Fax:
                 Numbers:           713-6274706

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor

        Value of Contract           $25 Million

        Date of Contract Award:     November 1991

        Identification of Contract: Not Applicable

        Scheduled Contract

        Completion Date:            September 1994

        Actual Contract

        Completion Date:            September 1994

        Contract Duration:          34 Months


           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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PANHANDLE EASTERN CORPORATION
LINK System

ENGAGEMENT DATES:
November 1991 - September 1994

CLIENT BUSINESS ISSUES:

The Federal Energy Regulatory Commission (FERC) issued Order 636 in April, 1992 requiring all interstate pipelines to file new restructured tariffs to be compliant with a number of new requirements directed at making the pipelines essentially transports of natural gas instead of marketers of natural gas. In June, Texas Eastern Transmission Company, a division of Panhandle Eastem Corporation, became the first interstate' pipeline to file a restructured tariff, calling for an implementation date of November 1, 1992. The new tariff, and consequently the new computer system, called for a number of new approaches for doing business with the customers. Among the new approaches are a more detail level of nominations for identifying gas transportation transactions on the pipeline: the need to submit predetermined allocations for the gas nominated; new rate schedules to meet FERC requirements for no-notice service; new capacity release procedures to be supported by an interactive electronic bulletin board; and new and rigorous requirements for customers and shippers to manage their transactions accurately or be subject to unfavorable cashouts of transaction imbalances.

OUR APPROACH:

Panhandle Eastern engaged Ernst & Young to provide the analysis, design, and installation of the computer systems to support the new environment. The resulting product is an integrated Gas System supporting Gas Contracts for the service; Nominations, Scheduling, and Confirmations of gas flow; Allocations, Balancing and accounting for all gas transactions; gas Measurement and Invoicing for services rendered; and electronic bulletin boards for Capacity Release and general information bulletins.

OUR SOLUTION:

The engagement was based on Ernst & Young's proven capabilities in both the industry competencies and large system installation competencies. The work was performed utilizing the Integrated Systems Architecture (ISA), which is a productivity tool developed by Ernst & Young. The system was installed and put in production on schedule, and has since been rated in an industry survey by Gas Daily magazine as the number one Interstate Pipeline Customer Interface System.

SYSTEM FEATURES / FUNCTIONS

o FERC 636 compliant addressing:

o Unbundled sales and transportation services

o Provides open access transportation

o Provides open access storage

o Provides information through Electronic Bulletin Board

o Allows flexibility of entry and exit points

o Successfully implemented for three has pipeline companies

o Currently being implemented for one large international pipeline


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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o Proven flexibility for all gas transportation processes

HIGH LEVEL BUSINESS PROCESSES

o Contracts

o Nominations and Confirmations

o Scheduling

o Measurement

o Allocations

o Balancing

o Billing

o Capacity Release

o Electronic Bulletin Board


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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                                     FORM 3A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

        Name of Supplier:           Ernst & Young LLP

        Identification of Contract: Financial System Implementation

        Name of Project:            Package Selection

        Country or State:           California

        Purchasers Name:            Jack Nadel, Inc

        Purchasers Address:         Los Angeles

        Contact for Reference:

                 Name:              On request through coordinator

                 Title:

                 Address:

                 Telephone/Fax:

                 Numbers:

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor

         Value of Contract:         $1.5 Million

         Date of Contract Award:    Fall 1992

         Identification of
           Contract:                Financial Systems

         Scheduled Contract
         Completion Date:           Winter 1993

         Actual Contract
         Completion Date:           Winter 1993

         Contract Duration:         18 Months

         Specific Criteria (as listed in Form 3)

         Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]
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JACK NADEL, INC.

We assisted this Direct Response Promotion Agency to define their unique business requirements, document their needs, and select applications software to satisfy those needs. The preferred hardware platform was a Sequent Server so vendors whose software could operate in that environment were the focus of our analysis. We completed a preliminary analysis of the packages and scheduled demonstrations with the top four candidates. We later assisted the Nadel project team with evaluation of the vendors and guided them to a selection.

Once the software vendor was chosen, we assisted with Contract Negotiations. We then worked with Nadel to hire an MIS director and prepared a plan for implementation of the FourGen software. Additionally, we developed detailed system design specifications for the vendor to develop custom modifications to the FourGen software.

APPLICATIONS:             General Ledger          Order Processing
                          Purchasing              Sales Analysis
                          Billing
                          Accounts Payable
                          Accounts Receivable
HARDWARE:                         Sequent Server
SOFTWARE:                         FourGen, Informix
ERNST & YOUNG CONTACT:            Paul McNulty, Los Angeles (213) 977-4241.
ENGAGEMENT DATE:                  FaIl, 1992, Winter, 1993
LOCATION:                         Los Angeles


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

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                                    FORM 3-A
                    DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY


        Name of Supplier:           Ernst & Young LEP

        Identification of Contract: Financial Systems Implementation

        Name of Project:            SSA Implementation

        Country or State:           California

        Purchasers Name:            Packard Bell

        Purchasers Address:         Westlake Village, California

                                    -------------------------------------------
        Contact for Reference:

                 Name:              On request through coordinator

                 Title:

                 Address:

                 Telephone/Fax:
                 Numbers:

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor

        Value of Contract           $2.5 Million

        Date of Contract Award:     May 1994

        Identification of
          Contract:                 As above

        Scheduled Contract

        Completion Date:            September 1995

        Actual Contract

        Completion Date:            September 1994

        Contract Duration:          18 Months


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

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PACKARD BELL

Ernst & Young worked closely with this $4 Billion manufacturer and distributor of computers and computer components to plan for and successfully implement BPCS from SSA. While implementing this new software we worked to reengineer many Manufacturing, Distribution, and Order Administration processes to take advantage of advanced features within BPCS. The scope of this implementation included all domestic manufacturing, warehousing, customer service, order management, and accounting areas of Packard Bell in their major locations (Westlake Village, Chatsworth, Camarillo, Sacramento, Salt Lake City, and Memphis). Additionally, planning and design concepts were used by Packard Bell with their implementation of BPCS to support their operations in both Canada and Australia. The European implementation is planned for 1996.

APPLICATIONS:                    Accounts Payable        Inventory
                                 Accounts Receivable     Order Management
                                 Billing                 Credit and Collection
                                 Bill of Materials       MRP
                                 General Ledger          Purchasing
                                 Returns                 Customer Service

SOURCE HARDWARE:                 IBM AS/400
OBJECT HARDWARE:                 IBM AS/400
SOFTWARE:                        BPCS version 4.01
ENGAGEMENT DATE:                 5/94 -- 9/95
CLIENT CONTACT:                  On request


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

         Name of Supplier:           Ernst & Young LLP
                                     -------------------------------------------

         Identification of Contract: Financial Systems Implementation
                                     -------------------------------------------

         Name of Project:            Dunn and Bradstreet Implementation
                                     -------------------------------------------

         Country or State:           California
                                     -------------------------------------------

         Purchaser's Name:           California State Automobile Association
                                     (CSAA)
                                     -------------------------------------------

         Purchaser's Address:        San Francisco
                                     -------------------------------------------

         Contact for Reference:

                  Name:              On request through coordinator
                                     -------------------------------------------

                  Title:

                  Address:
                  Telephone/Fax:
                  Numbers:

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor
                                                  -----------------------------

         Value of Contract:          $2.0 Million
                                     -------------------------------------------

         Date of Contract Award:     January 1998
                                     -------------------------------------------

         Identification of Contract: As above
                                     -------------------------------------------

         Scheduled Contract

         Completion Date:            June 1991
                                     -------------------------------------------

         Actual Contract

         Completion Date:            June 1991
                                     -------------------------------------------

         Contract Duration:          40 Months
                                     -------------------------------------------



Proprietary (C) ABB Power T&D Company Inc. 1995. All rights reserved.

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CALIFORNIA STATE AUTOMOBILE ASSOCIATION (CSAA)

CSAA, a $1.5 billion enterprise associated with AAA, engaged Ernst & Young to assist with the implementation of their new financial and procurement systems. The applications included all financials and procurement systems together with chart of accounts redesign, process and procedure redesign, training, testing, and technical support.

APPLICATIONS:                   General ledger                          Fixed assets
                                Accounts payable                        Accounts receivable
                                Financial reporting                     Budgeting
                                Procurement                             Inventory control
SOURCE HARDWARE:                IBM Mainframe
OBJECT HARDWARE:                IBM Mainframe
SOFTWARE:                       DBS (Dun and Bradstreet Software)
ENGAGEMENT DATE:                January 1988 to June 1991
CLIENT CONTACT:                 On Request from Project Director



Proprietary (C) ABB Power T&D Company Inc. 1995. All rights reserved.

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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

         Name of Supplier:           Ernst & Young LLP
                                     -------------------------------------------

         Identification of Contract: Deregulation
                                     -------------------------------------------

         Name of Project:            New Zealand Electric Market Restructuring
                                     -------------------------------------------

         Country or State:           New Zealand
                                     -------------------------------------------

         Purchaser's Name:           Electricity Corporation of NZ
                                     -------------------------------------------

         Purchasers Address:         Wellington, NZ
                                     -------------------------------------------

                                     -------------------------------------------

         Contact for Reference:      Electricity Corporation of NZ
                                     -------------------------------------------

                  Name:              Peter Larsen
                                     -------------------------------------------

                  Title:             General Manager of Marketing
                                     -------------------------------------------

                  Address:           Wellington, NZ
                                     -------------------------------------------

                  Telephone/Fax:
                  Numbers:           64-4-472-3550
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime Contractor
                                                  ------------------------------

         Value of Contract:          $4-5 million NZ ($3-4 million US)
                                     -------------------------------------------

         Date of Contract Award:     Jan 1988
                                     -------------------------------------------

         Identification of Contract: New Zealand Electric Market Restructuring
                                     -------------------------------------------

         Scheduled Contract

         Completion Date:            N/A (this work is ongoing)
                                     -------------------------------------------

         Actual Contract

         Completion Date:            N/A (this work is ongoing)
                                     -------------------------------------------

         Contract Duration:          8 years
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

         Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.



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CLIENT BUSINESS ISSUES:

The government of New Zealand sought to privatize and deregulate its electric industry by implementing a series of reforms. Many of these reforms parallel those currently taking place in California and involve the separation of functional entities, the creation of electricity markets -- and the independent operation of a national transmission system.

OUR APPROACH:

Within the New Zealand electricity sector our Energy Consulting Group has had a significant role in every key development in the electricity industry reforms. Specific relevant assignments in the last few years include the following:

o Ernst & Young was the lead consultant in a major project to develop a competitive wholesale electricity market system in New Zealand. We have reported on a general framework for such a market and the principles of this were accepted by members of the industry.

o Ernst & Young developed and presented a series of workshops on the concepts of and processes for development of a wholesale electricity market for New Zealand and the likely resulting activities and roles for individual market participants. Also included were processes for developing a strategy for the national grid operator to develop the market and to position itself for appropriate roles in the new market.

o Ernst & Young developed and assessed a range of options for developing a competitive market for generation in New Zealand and subsequently to develop an implementation framework for the preferred option. This report was a major input to the Wholesale Electricity Market Development Group (WEMDG) and was adopted in the final WEMDG report.

o Ernst & Young analyzed key market issues in the national wholesale electricity market in Australia and develop and document for the National Grid Management Council the structure of the market and various operating processes and market transactions.

o Ernst & Young worked with the national transmission service provider to project manage the conceptual design document of the New Zealand Wholesale Electricity Market to use as a basis for the development of the market in conjunction with other market participants.

o Ernst & Young developed a strategy for the national grid operator to develop the market and to position itself for appropriate roles in the new wholesale electricity market.

o Ernst & Young completed an analysis of demand for and provision of ancillary services systems, in particular economic, commercial issues, in the deregulated wholesale electricity market.



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o    Ernst & Young has undertaken a major study into options for development for electricity wholesale market development including system dispatch and settlements.

o Ernst & Young was engaged to provide advice on the separation of Trans Power from the Electricity Corporation, and its formation into a club form of ownership, and the associated Articles of Association. The company formation issues, functions and regulatory environment of Trans Power, the inter-relationships between the club members, transmission pricing, and the associated transition issues were investigated.

o Ernst & Young was engaged by the New Zealand Treasury to advise them on likely efficiency gains and other consequences or effects of the corporatization (and possible privatization) of the electric power companies.

o Ernst & Young provided specialist institutional advice to define a regulatory environment that promotes appropriate performance and behavior of the monopoly transmission company. This involved assessment of the performance outcomes being sought as well as the interests of various stakeholder groups.

o Ernst & Young has provided ongoing advice to the New Zealand Treasury and the Ministry of Commerce on the various options for electricity industry structure and the associated regulatory framework during the recent corporatization and deregulation of the New Zealand electricity sector.

ENGAGEMENT SCOPE:

The multitude of engagements summarized here touch upon a vast number of entities involved in electricity provision throughout New Zealand including state sponsored organizations, newly corporatized distribution companies and independent transmission operators.

VALUE RECEIVED BY THE CLIENT:

By providing vital expertise in a multitude of disciplines, Ernst & Young has assisted New Zealand in meeting the challenge of competition, promoting economic efficiency and coping with the complexities of deregulation.



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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY


         Name of Supplier:           Ernst & Young LLP
                                     -------------------------------------------

         Identification of Contract: Deregulation
                                     -------------------------------------------

         Name of Project:            Powernet Victoria Internal Auditing
                                     -------------------------------------------

         Country or State:           State of Victoria, Australia
                                     -------------------------------------------

         Purchasers Name:            PowerNet Transmission Company, Victoria
                                     -------------------------------------------

         Purchaser's Address:        Spring Street Melbourne, Australia
                                     -------------------------------------------

                                     -------------------------------------------

         Contact for Reference:
                                     -------------------------------------------

                  Name:              Ms. Sally Farrier
                                     -------------------------------------------

                  Title:
                                     -------------------------------------------

                  Address:           350 Spring Street, Melbourne, Victoria
                                     -------------------------------------------

                  Telephone/Fax:
                  Numbers:           61-39-651-3208
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime contractor

         Value of Contract:          $1.2 Million
                                     -------------------------------------------

         Date of Contract Award:     May, 1994
                                     -------------------------------------------

         Identification of Contract: Powernet Victoria Internal Auditing
                                     -------------------------------------------

         Scheduled Contract

         Completion Date:            N/A (this work is ongoing)
                                     -------------------------------------------

         Actual Contract

         Completion Date:            N/A (this work is ongoing)
                                     -------------------------------------------

         Contract Duration:          29 months to date (this work is ongoing)
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.



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CLIENT BUSINESS ISSUES:

The State Electricity Commission of Victoria and other government sponsored agencies sought expertise in the area of corporatization, deregulation and the creation of competitive markets for electricity. Newly independent entities created during this process also sought expertise in areas of asset evaluation, tariff formulation, performance measurement and other areas.

OUR APPROACH:

In Australia, our Energy Consulting Group has had a significant role in every key development in the electricity industry reforms that have taken place, principally in the state of Victoria. Our most recent work includes the following relevant assignments:

o retention by the Victorian Electricity Supply Industry (ESI) Reform Unit in late 1994 and early 1995 to undertake an independent review of the various financial models prepared by CS First Boston, KPMG Peat Marwick and Victorian Power Exchange (VPX) which form the basis of decisions made to restructure the Victorian ESI, including in respect of Yallourn, Loy Yang A, Hazelwood, VicHydro, Jeeralang and Newport power stations.

o development of a functional description of the National Market and performance of an audit of the paper trail of the wholesale electricity marketing system for the National Grid Management Council.

o retention in early 1994 by the Department of Energy and Minerals, prior to the appointment of the Regulator-General, to develop principles for the separation of line/energy businesses.

o provision of an overview of the corporatization process as it was likely to impact on National Electricity including advice on the approach for calculating an appropriate cost of capital, transmission pricing and the wholesale market and development of a comprehensive financial model.

o development of the regulatory principles for separation of the monopoly and competitive elements of electricity distribution businesses as part of the reform of the Victorian ESI.

o    for the State Electricity Commission of Victoria

     - review and evaluation of alternative costing methodologies for tariff formulation

     - development of performance measures and targets including comparisons to other Australian Utilities for the Power Generation Group as part of their productivity improvement program

     -    a competitive business review

     -    strategic assessment of National Grid Transmission Service pricing



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     -    performance of a benchmarking study involving comparisons with selected generating plants located in the United States

o    for National Electricity/PowerNet Victoria

     - an overview of the corporatization process including a listing of major components of the process and an indicative work plan was provided

     - advice on the approach for calculating an appropriate cost of capital for the business and the methodology for ensuring the revenue level is sufficient to earn the target rate of return

     - development of a comprehensive financial model for National Electricity as a business planning, valuation and management tool

     -    advice on transmission pricing and establishment of wholesale market

     -    internal audit of National Electricity and PowerNet.

o the Department of Energy & Minerals engaged Ernst & Young to develop the regulatory principles for separation of the monopoly and competitive elements of electricity distribution businesses as part of the reform of the Victorian ESI.

o development of a complex cost of supply model for each of the customer service businesses and municipal electricity undertakings in Victoria.

ENGAGEMENT SCOPE:

The multitude of engagements summarized here touch upon a vast number of entities involved in electricity provision throughout Australia including state sponsored organizations, newly corporatized distribution companies and independent power exchanges.

VALUE RECEIVED BY THE CLIENT:

By providing vital expertise in a multitude of disciplines, Ernst & Young has assisted the state of Victoria in meeting the challenge of competition, promoting' economic efficiency and coping with the complexities of deregulation.



Proprietary (C) ABB Power T&D Company Inc. 1995. All rights reserved.

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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

         Name of Supplier:           Ernst & Young LLP
                                     -------------------------------------------

         Identification of Contract: Program Management/System Integration
                                     -------------------------------------------

         Name of Project:            Bell South RNS
                                     -------------------------------------------

         Country or State:           Birmingham, Alabama
                                     -------------------------------------------

         Purchaser's Name:           Faye Dodgen, Bell South
                                     -------------------------------------------

         Purchasers Address:         3535 Colony Parkway, Birmingham,
                                     -------------------------------------------
                                     Alabama 35243
                                     -------------------------------------------

         Contact for Reference:
                                     -------------------------------------------

                  Name:              Faye Dodgen
                                     -------------------------------------------

                  Title:             Manager
                                     -------------------------------------------

                  Address:           3535 Colony Parkway, Birmingham,
                                     Alabama 35243
                                     -------------------------------------------

                  Telephone/Fax:
                  Numbers:           205-977-0142
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime contractor

         Value of Contract:          $3.5 million
                                     -------------------------------------------

         Date of Contract Award:     July 1994
                                     -------------------------------------------

         Identification of Contract: Bell South RNS
                                     -------------------------------------------

         Scheduled Contract

         Completion Date:            December 1996
                                     -------------------------------------------

         Actual Contract

         Completion Date:            October 1996
                                     -------------------------------------------

         Contract Duration:          22 months
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.



Proprietary (C) ABB Power T&D Company Inc. 1995. All rights reserved.

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CLIENT BUSINESS ISSUES:

The Consumer Services Regional Negotiating System (RNS) is a fourth generation distributed computing system which serves as the information management platform for the customer contact personnel within this clients residence service centers. RNS supports sales, service negotiation, order issuance, billing, payment arrangements, collections, generation of marketing statistics for tracking, report generation for management and on-line documentation for references. In developing the strategic initiatives for RNS, the director identified goals for the improved performance and skill sets of the personnel within the organization that plan and manage projects.

Ernst & Young LLP was engaged to assist in the definition and implementation of a Program Management Infrastructure that standardizes and improves processes for program and project structuring, planning, controlling, reporting, and assessing. Ernst & Young LLP was also asked to assist in the definition and implementation of a standard analysis phase workplan and business requirements document, and to provide support for RNS related business area analysis projects.

OUR APPROACH:

Program Management is an extension of the Ernst & Young Navigator System Series(EY/NSS) Project Management approach. Program Management provides techniques and deliverables to address the management of multiple IS and non-IS related projects.

Leveraging the EY/NSS Program and Project Management approaches, methods, and techniques, this engagement customized and enhanced those components to more effectively address the specific needs of Consumer Services. Approaches and procedures were defined to address:

o    Issue Management

o    Scope Management

o    Risk Management

o    Quality Management

o    Knowledge Coordination

o    Performance Measurement

o    Knowledge Transfer

o    Communications.

Once this infrastructure was defined, a plan was executed to systematically implement this infrastructure across the entire Consumer Services RNS organization. This plan called for training and execution of a series of pathfinder projects to use and modify these approaches and procedures. Ernst & Young LLP provided EY/NSS Project Management and tool training for the program team, as well as knowledge transfer of the EY/NSS Program and Project Management methods and techniques and Knowledge Coordination techniques.



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The Analysis Phase of the EY/NSS Client/Server Development using a 4GL/GUI Route
Map was used as the basis for the RNS Analysis Phase standard workplan and business requirements document. The standard RNS Analysis Phase workplan included only the Business Area Requirements Analysis Stage. The standard RNS Business Requirements Document included:

o    Scope

o    Context-Diagram

o    Business Event Description

o    Elementary Process Description

o    Elementary Process Procedures

o    Entities/Attributes

o    Business Rules/System Constraints.

The same implementation plan used for the program and project management infrastructure was used to implement the standard analysis workplan and business requirements document.

ENGAGEMENT SCOPE:

This engagement touched several divisions of the company including marketing, sales, customer service, facilities management, and billing.

VALUE RECEIVED BY THE CLIENT:

As a result of this engagement, the client has developed a more structured and efficient approach to planning and managing its projects, and developing business requirements documents. Prior to the implementation of standard business requirements, each business analyst used his or her own format. This had considerable impact on RNS's ability to continuously improve the requirements process and in transitioning analysts in and out of the organization. Through the implementation of standards, RNS has been able to quickly and consistently communicate process improvements to the business analysts. RNS is also able to offer a standard training program for new analysts and can easily transfer requirements between analysts.

EY formalized and improved communications procedures, and established roles and responsibilities for all resources within the Program. All personnel have raised their skill sets in current PC/LAN application and project management software tools. As a result of Ernst & Young LLP's assistance, the RNS Program was able to complete an aggressive 1995 Workplan and complete a large collections project that had failed on two prior occasions.



Proprietary (C) ABB Power T&D Company Inc. 1995. All rights reserved.

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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY

         Name of Supplier:           Ernst & Young LLP
                                     -------------------------------------------

         Identification of Contract: Billing Systems
                                     -------------------------------------------

         Name of Project:            Sprint billing PONS (Purch. Order No.
                                     System)
                                     -------------------------------------------

         Country or State:           Kansas City, Mo
                                     -------------------------------------------

         Purchasers Name:
                                     -------------------------------------------

         Purchaser's Address:        903 110th St, KC, MO
                                     -------------------------------------------

                                     -------------------------------------------

         Contact for Reference:      Will be provided upon request
                                     -------------------------------------------

                  Name:
                                     -------------------------------------------

                  Title:
                                     -------------------------------------------

                  Address:
                                     -------------------------------------------

                  Telephone/Fax:
                  Numbers:
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture. Prime contractor

         Value of Contract:          $4.5 million
                                     -------------------------------------------

         Date of Contract Award:     October 1992
                                     -------------------------------------------

         Identification of Contract: Sprint billing PONS (Purch. Order No.
                                     System)
                                     -------------------------------------------

         Scheduled Contract

         Completion Date:            April 1994
                                     -------------------------------------------

         Actual Contract

         Completion Date:            December 1993
                                     -------------------------------------------

         Contract Duration:          14 months
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.



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CLIENT BUSINESS ISSUES:

The local service division of Sprint, which provides local telephone service to a limited geographic area, was in need of assistance in reengineering its process for upgrading and supporting its billing system. Sprint was required to continually modify its billing system to accommodate new service offerings by long distance service providers for whom Sprint would provide billing services. The current process was inefficient and required substantial changes.
OUR APPROACH:

Ernst & Young LLP was hired to assist Sprint in its endeavor to upgrade its billing system. Several major areas of assistance constituted this engagement:

o We stabilized the current systems, designed and implemented a variety of system enhancement for product and service billing, provided system maintenance and support and project management support.

o Sprint also engaged Ernst &Young to assist them in performing "National Accounts Division" billing system support. As a part of this support, we customized several billing and reporting systems, assisted in stabilizing current systems, and developed a system to support billing for bulk service agreements.

o We assisted Sprint in implementing a system of changes to stabilize, enhance, and maintain their Major Accounts Billing System. This implementation reduced the billing backlog (a four-month delay) and produced accurate bills on a timely basis. This team also designed, programmed, and implemented enhancements to accommodate the rapid release of new product offerings by the Company.

o Ernst & Young also assisted the Company with a system conversion from an older IBM OS/VS computer to 3090 Model 600 under MVS/XA. This conversion included functional software changes, program modifications, physical transport of data and software to a new data center, regression testing, and ongoing production support for quality control.

ENGAGEMENT SCOPE:

The 62 member project team included 22 people from E&Y and 40 people from Sprint. Two hundred people from Sprint's IS staff were affected by this project.

VALUE RECEIVED BY THE CLIENT:

As a result of the project, Sprint is now better able to enhance its current systems and add functionality with fewer IS resources.



Proprietary (C) ABB Power T&D Company Inc. 1995. All rights reserved.

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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY


Name of Supplier:                 Ernst & Young LLP
                                  ----------------------------------------------

Identification of Contract:       Bidding, Settlements and Billing
                                  ----------------------------------------------

Name of Project:                  Wireless Co. Bidding Support
                                  ----------------------------------------------

Country or State:                 Kansas City. Mo.
                                  ----------------------------------------------

Purchaser's Name:                 Wireless Co. (now Spectrum)
                                  ----------------------------------------------

Purchasers Address:               9221 Ward Pkwy, Ste 100 KC, MO 64114
                                  ----------------------------------------------

  Contact for Reference:

        Name:                     Tom Mateer
                                  ----------------------------------------------

        Title:                    Asst. VP
                                  ----------------------------------------------

        Address:                  Same as above
                                  ----------------------------------------------

        Telephone/Fax:
        Numbers:                  913-624-6940, 913-624-6964 fax
                                  ----------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor,
system integrator, or partner in a joint venture.     Prime-contractor
                                                      --------------------------

   Value of Contract :            $750,000 ($300.000 E&Y, $450,000 contractor)
                                  ----------------------------------------------

   Date of Contract Award:        July 1994
                                  ----------------------------------------------

   Identification of Contract:    Wireless Co. Bidding Support
                                  ----------------------------------------------
   Scheduled Contract

   Completion Date:               December 1994, system on line. Ongoing support
                                  ----------------------------------------------
   Actual Contract

   Completion Date:               December 1994 on line. Support continues today
                                  ----------------------------------------------

   Contract Duration:             Four months (not including ongoing support)
                                  ----------------------------------------------

Specific Criteria (as listed in Form 3)

         Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.


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CLIENT BUSINESS ISSUES:

In December of 1994, the Federal Communications Commission conducted a simultaneous, multiple round auction of the Broadband Personal Communication Services (A and B blocks). The Entrepreneurial Consulting practice of the Kansas City office of Ernst & Young was engaged by WirelessCo, a partnership of Sprint, TCI, Comcast and Cox, to design, develop, implement and provide on-going support of a Decision Support System to be used during this auction process. The key success factors for this engagement were the ability to integrate high impact consultants, from several different organizations by acting as a general contractor to WirelessCo, quickly deploy to meet the 4 month delivery requirement and provide on-going support throughout the auction proceedings.

OUR APPROACH:

Below is a summary of involvement of the Ernst & Young engagement team on this mission critical project.

SYSTEMS INTEGRATION - GENERAL CONTRACTING

A key factor in winning the Bidding System engagement was the ability to act as the general contractor during the development and support phases of the project. The completed project required specialized network design, hardware configuration, data repository design, custom database programming, specialized mapping functionality and integrated communication systems in a cross platform environment. By the conclusion of the project, resources had been coordinated from eight separate vendors ranging from hardware integration to custom programming. As general contractors, we were responsible for negotiating contracts with vendors which would ultimately meet the requirements of the client, provide a single source bill to the client for all equipment and services required for completion of the project, monitor project budgets and integrate and test components independently developed by each vendor.

Systems Integration - Component Integration

To provide continuity to the project, the Ernst & Young team was responsible for all component integration and testing. The E&Y team worked with the client to develop the component conceptual design which would be the basis of the functional design developed by the E&Y team and the appropriate vendor. Upon completion of the development, the E&Y team would verify functionality and then integrate with any associated components. It was the responsibility of the E&Y team to debug the system integration and communicate any changes to the appropriate vendor.



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4 MONTH DEPLOYMENT

The time allotted from conceptual design to live bidding was approximately 4 months. Due to the rapid deployment requirement, resources from outside the firm were used to complete highly specialized elements of the complete system. In all possible cases, components were designed, benchmarked and developed in parallel. Vendors were assigned aggressive due dates to allow for debugging the integration and facilitate changes in the system requirements. The E&Y team was able to meet the 4 month deployment goal through focused efforts on identifying resources, providing a consistent testing environment, managing client expectations, removing barriers and maintaining the high level overview of the project objectives.

ON-GOING SUPPORT

The auction process lasted for approximately four months with bidding occurring 1 to 3 times each day. Throughout the auction, the E&Y team was responsible for ensuring that the system was functioning, as designed, 100% of the time. Tasks included, network administration, software support, on-going system design modifications and integration, bidding summary reporting by round, ad-hoc reporting and system documentation.

The E&Y team was viewed as the system expert and were expected to be able to resolve any problems that might arise. When we did not have the expertise to resolve an issue, we quickly deployed whatever resources were necessary to solve the problem. To facilitate such emergencies, special arrangements were made with each contractor which would expedite allocation of resources should the need arise.

ENGAGEMENT SCOPE:

The project team of 14 plus individuals was organized as a task force involving four persons from E&Y, an equivalent of two persons from various contractors, four individuals from Wireless and executive team of four persons. Additional staffing was used when needed.

VALUE RECEIVED BY THE CLIENT:

The success of the project can be summarized by the fact that the E&Y team continues to work with the client on successive auctions. The successful completion of the original project was the impetus to the formulation of a new entity, Sprint Spectrum. Through careful assembly of a "best of breed" team, Ernst & Young, acting as a general contractor, was able to deliver a mission critical decision support system with an extremely tight deadline, while at the same time providing the level of service and support that our clients expect.


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]



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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY






   Name of Supplier               Ernst & Young LLP
                                  ----------------------------------------------

   Identification of Contract:    Program Management and System Integration
                                  ----------------------------------------------

   Name of Project:               Integrated Mfg. and Control Systems (IMACS)
                                  ----------------------------------------------

   Country or State:              St. Louis, Mo.
                                  ----------------------------------------------

   Purchaser's Name:              Bill Duncan, McDonnell Douglas
                                  ----------------------------------------------

   Purchaser's Address:           PO Box 516, StL, Mo, 63166-0516 Mail #111-1055
                                  ----------------------------------------------

   Contact for Reference:

          Name:                   Bill Duncan
                                  ----------------------------------------------

          Title:                  Director
                                  ----------------------------------------------

          Address:                PO Box 516, StL. Mo. 63166-0516 Mail #111-1055
                                  ----------------------------------------------

          Telephone/Fax:
          Numbers:                314-234-1233
                                  ----------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor,
system integrator, or partner in a joint venture.       Prime contractor
                                                        ------------------------

   Value of Contract:             $5 million billed to date. $6 million for next
                                  2 years
                                  ----------------------------------------------

   Date of Contract Award:        June 1995
                                  ----------------------------------------------

   Identification of Contract:    IMACS project
                                  ----------------------------------------------
   Scheduled Contract

   Completion Date:               December 1998
                                  ----------------------------------------------
   Actual Contract

   Completion Date:               N/A (project is ongoing)
                                  ----------------------------------------------

   Contract Duration:             16 months to date (ongoing)
                                  ----------------------------------------------

Specific Criteria (as listed in Form 3)

     Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]



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CLIENT BUSINESS ISSUES:

McDonnell Douglas Aerospace (MDA) decided to implement integrated manufacturing and control systems (IMACS) based primarily on commercial off-the-shelf (COTS) software packages and sought assistance in systems integration and project management support. The core of IMACS is Western Data Systems' COMPASSContract, an MRPII package and computer-aided process planning package, HMS CAPP. MDA's objective is to implement improved processes, based on industry best practices, and the supporting COTS software (MRPII & CAPP). Specific quantitative objectives and value proposition were not defined. The approach taken by MDA is to implement the Bill of Material module of WDS-CC across all programs followed by the implementation of all the other modules and functionality on a program by program (T-45, F18, all other aircraft, etc.) basis

OUR APPROACH:

This engagement is ongoing. To date, the following work has been completed:

o    An implementation schedule and plan have been completed

o    A communications plan has been completed

o    A risk and risk mitigation plan has been completed and executed

o A single Bill of Materials module has been implemented across all divisions of McDonnell Douglas Aerospace on a single program (T45).

ENGAGEMENT SCOPE:

The project team involves approximately 200 people including personnel from E&Y, software vendors, corporate IT resources, users and a corporate core team.

VALUE RECEIVED BY THE CLIENT:

The following improvements are expected as a result of the implementation:

o    Improved quality of delivered products

o    Reduced cycle times


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

                                                                              50
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                                     FORM 3
                           SPECIFIC EXPERIENCE RECORD
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.


     Name of Supplier:   Perot Systems Corporation
                         -------------------------------------------------------

All Suppliers are requested to complete the information in this form. A Separate sheet should be submitted for each major subcontractor/supplier.

On separate pages, using the format of Form -A, each Supplier is requested to list at least three (3) contracts similar in scope and complexity to the PX Systems described in Sections 2, 3 and 4 of this RFI. The referenced projects must have been completed within the last 4 years (1993), 1994, 1995, and 1996).

At least two (2) of the listed contracts must meet the following requirements:

(a) The project included several subsystems similar to the main PS System modules identified in Section 3 of this RFI. in addition to the system software and hardware, user interface, and communications interface.

(b) The project fulfilled system requirements similar to those outlined for the PX System in Section 4 of this RFI.

(c) The system supplied has been tested and accepted by the customer for commercial use.

(d)  The contract value for the project exceeded $-- million.

(e) A single system integrator was responsible for integrating all subsystems and testing the fully integrated system

(f) The project preferable supports widely distributed (e.g., state-wide) sites.


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

                                                                              51
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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.

Name of Supplier:             Perot Systems Corporation
                              -------------------------------------------------

Identification of Contract:   East Midlands Electricity
                              -------------------------------------------------

Name of Project:              Full Outsourcing of Information Services &
                              Major Applications Development
                              -------------------------------------------------

Country or State:             Nottingham, UK
                              -------------------------------------------------

Purchasers Name:              East Midlands Electricity
                              -------------------------------------------------

Purchasers Address:           398 Coppice Road, Arnold
                              Nottingham, MG5 7HX, UK
                              -------------------------------------------------

Contact for Reference:
                              -------------------------------------------------

                  Name:       Norman Askew
                              -------------------------------------------------

                  Title:      CEO
                              -------------------------------------------------

                  Address:    398 Coppice Road, Arnold, Nottingham
                              -------------------------------------------------

                  Telephone/
                  Fax
                  Numbers:    +(44) 155 9269711
                              -------------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

                              Prime Contractor
                              -------------------------------------------------

Value of Contract:            $600,000,000
                              -------------------------------------------------
Date of Contract Award:       June 1991
                              -------------------------------------------------
Identification of Contract:
                              -------------------------------------------------
Scheduled Contract:
                              -------------------------------------------------
Completion Date:              June 2003
                              -------------------------------------------------
Actual Contract:
                              -------------------------------------------------
Completion Date:              On-going
                              -------------------------------------------------
Contract Duration:            144 (Months)
                              -------------------------------------------------

Specific Criteria (as listed in Form 3)

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.
-------------------------------------------------------------------------------
          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

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--------------------------------------------------------------------------------


Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.






Proprietry(C) ABB Power T&D Company Inc. 1996. All rights reserved.

           [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

                                                                              53
--------------------------------------------------------------------------------


                               FORM 3 DESCRIPTIONS
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.

      Name of Supplier:    Perot Systems Corporation (East Midlands Electricity)
                           -----------------------------------------------------

(a) The project subsystems similar to the main PS System modules identified in
Section 3 of this RFI.

Built and operated Electricity Billing and Energy Trading (EBET) systems. Interfaced with UK Pool for Bidding. Scheduling. Settlement and Billing for the purchase of electricity. Similar interfaces built with buyers, such as commercial and industrial customers. Also built all administrative systems for EME, and communication interfaces with external entities.

(b) The project system requirements similar to those outlined for the PX System in Section 4 of this RFI.

EBET adhered to standards common to other RECS. Large volumes of data is downloaded on half-hourly basis. Auditability of historic data was provided for dispute resolution. Reliability was addressed because $2B/year was being billed. Scalability, data security & flexibility were also addressed.

(c) The system supplied has been tested and accepted by the customer for commercial use.

     The system was tested and accepted into commercial use in 1994

(d) The contract value for the project exceeded $ ---- million.

     The contract value for this work was $25 million.

(e) A single system integrator was responsible for integrating all subsystems and testing the fully integrated system

     PSC was responsible for integrating all subsystem and testing the fully integrated systems

(f) The project preferable supports widely distributed (e.g., state-wide) sites. This project supports sites all over the UK - for both buyers and seller of electricity.


Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

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                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.


   Name of Supplier:              Perot Systems Corporation
                                  ----------------------------------------------

   Identification of Contract:    Southern California Edison
                                  ----------------------------------------------

   Name of Project:               Wholesale Electricity System (WES)
                                  ----------------------------------------------

   Country or State:              California
                                  ----------------------------------------------

   Purchaser's Name:              Southern California Edison
                                  ----------------------------------------------

   Purchaser's Address:           2244 Walnut Grove Ave.,
                                  ----------------------------------------------
                                  Rosemead, CA 91770
                                  ----------------------------------------------

   Contact for Reference:

        Name:                     Vikram S Budhraja
                                  ----------------------------------------------

        Title:                    Senior Vice President
                                  ----------------------------------------------

        Address:                  Southern California Edison
                                  ----------------------------------------------
                                  2244 Walnut Grove Ave., RM 428
                                  ----------------------------------------------
                                  Rosemead, CA 91770
                                  ----------------------------------------------

        Telephone No.:            818-302-9578
                                  ----------------------------------------------
        FAX Number:               818-302-8984
                                  ----------------------------------------------

State if the contract was carried as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

   Value of Contract              $ 10,000,000
                                  ----------------------------------------------

   Date of Contract Award:        November 1, 1994
                                  ----------------------------------------------

   Identification of Contract:    Prime Contractor
                                  ----------------------------------------------
   Scheduled Contract

   Completion Date:               December 1996
                                  ----------------------------------------------
   Actual Contract

   Completion Date:               On-going
                                  ----------------------------------------------

   Contract Duration:             25 Months
                                  ----------------------------------------------

Specific Criteria (as listed in Form 3)

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

                                                                              55
--------------------------------------------------------------------------------




Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.






Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

                                                                              56
--------------------------------------------------------------------------------




                               FORM 3 DESCRIPTIONS
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.


     Name of Supplier           Perot Systems Corporation
                        -------------------------------------------------------

(a) The project subsystems similar to the main PS System modules identified in
Section 3 of this RFI.

     The Wholesale Energy System (WES) is a comprehensive wholesale contract management system for Southern California Edison to administer and manage all 923 wholesale contracts for energy purchase/sales, ancillary services and transmission grid services for 403 independent power producers. 20 municipal / advernmental agencies 260 transmission grid use and 240 wholesale energy and WSPP contracts with all southwestern utilities and cooperatives. The WES includes the following subsystems. identical to the main PX system modules:

o    Bidding Module: Hourly energy schedules based on maintenance plans

o Scheduling and Pricing Module: Processing of committed hourly energy and transmission schedules and prices

o Publishing Module: Hydro generation and curtailments reporting to independent power producers

o Settlement, Billing and Credit Module: Complete settlement, billing, and credit management for all wholesale transactions with all entities

o Administrative Module: Includes general corporate accounting, budget, H/R, time keeping, project and management reporting, and FERC forms / reports

o Communication system: Comprehensive SCEnet fiber based data communication system

o Historical data Storage/Retrieval : Comprehensive systems for dispute resolution and audit trails

o Contract Managers Interface System : Complete electronic interface system (promotes paperless environment)

o System software/database management and other support systems for maintenance and operations

o    All hardware components to support above modules and systems SEA v EDGAR




Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601

                                                                              57
--------------------------------------------------------------------------------





(b) The project system requirements similar to those outlined for the PX System in Section 4 of this RFI.

The WES is designed for the expected scalability to meet the needs for increasing wholesale transactions and is sized for growth and high system throughput. The system is also designed for proper level of reliability, security, audits and ease of use and meets all common industry and specific Edison infrastructure and software standards levels.

(c) The system supplied has been tested and accepted by the customer for commercial use.

     The system is being tested and implemented as it gets completed in phases.


(d) The contract value for the project exceeded $ --- million.

          The contract value for this work is over $10 million.

(e) A single system integrator was responsible for integrating all subsystems and testing the fully integrated system

     PSC is responsible for integrating all subsystem and testing the fully integrated system.

(f) The project preferable supports widely distributed (e.g., state-wide) sites. The WES integrates multiple sites for data access, billing and reporting.

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROT SYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              58
--------------------------------------------------------------------------------

                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.

    Name of Supplier:                Perot Systems Corporation
                                     -------------------------------------------
         Identification of Contract: WEPEX/ISO
                                     -------------------------------------------
         Name of Project:            Transmission Congestion Pricing Methodology
                                     -------------------------------------------
         Country or State:           California
                                     -------------------------------------------
         Purchaser's Name:           PG&E, SCE & SDG&E
                                     -------------------------------------------
         Purchaser's Address:        2244 Walnut Grove Ave.
                                     -------------------------------------------
                                     Rosemead, CA 91770
                                     -------------------------------------------

         Contact for Reference:      Ashish Bhaumik (SCE), Carl (PG&E)
                                     -------------------------------------------
              Name:                  Ashish Bhaumik
                                     -------------------------------------------
              Title:                 Transmission Grid Consulting Engineer
                                     -------------------------------------------
              Address:               2244 Walnut Grove Ave, Rosemead CA 91770
                                     -------------------------------------------
              Telephone/Fax:.
              Numbers:               818-302-1546
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

         Value of Contract:          $150,000
                                     -------------------------------------------
         Date of Contract Award:     July 1996
                                     -------------------------------------------
         Identification of Contract: Prime Contractor
                                     -------------------------------------------
         Scheduled Contract
         Completion Date:            December 1996
                                     -------------------------------------------
         Actual Contract
         Completion Date:            On-going
                                     -------------------------------------------
         Contract Duration:          6 (Months)
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              59
--------------------------------------------------------------------------------

Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.







Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              60
--------------------------------------------------------------------------------

                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.

    Name of Supplier:                Perot Systems Corporation
                                     -------------------------------------------
         Identification of Contract: Los Angeles Department of Water and Power
                                     -------------------------------------------
         Name of Project:
                                     -------------------------------------------
         Country or State:           California
                                     -------------------------------------------
         Purchaser's Name:           LADWP
                                     -------------------------------------------
         Purchaser's Address:        111 N. Hope Street
                                     -------------------------------------------
                                     Los Angeles, CA 90012
                                     -------------------------------------------

         Contact for Reference:
                                     -------------------------------------------
              Name:                  William McCarley
                                     -------------------------------------------
              Title:                 General Manager
                                     -------------------------------------------
              Address:               111 N. Hope Street, LA, CA 90012
                                     -------------------------------------------
              Telephone/Fax:.
              Numbers:               213-367-1338
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

         Value of Contract:          $26,000,000
                                     -------------------------------------------
         Date of Contract Award:     February 1995
                                     -------------------------------------------
         Identification of Contract: Prime Contractor
                                     -------------------------------------------
         Scheduled Contract
         Completion Date:            February 1997
                                     -------------------------------------------
         Actual Contract
         Completion Date:            On-going
                                     -------------------------------------------
         Contract Duration:          24 (Months)
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              61
--------------------------------------------------------------------------------

Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.





Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              62
--------------------------------------------------------------------------------

                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.

    Name of Supplier:                Perot Systems Corporation
                                     -------------------------------------------
         Identification of Contract: Swiss Bank Corporation
                                     -------------------------------------------
         Name of Project:            Full Information Services, Major
                                     Application Development
                                     -------------------------------------------
         Country or State:           Switzerland & Global
                                     -------------------------------------------
         Purchaser's Name:           Swiss Bank Corporation
                                     -------------------------------------------
         Purchaser's Address:        P.O. Box 40002, Basel, Switzerland
                                     -------------------------------------------
         Contact for Reference:
                                     -------------------------------------------
              Name:                  Mr. Peter Wuffli
                                     -------------------------------------------
              Title:                 Chief Financial Officer
                                     -------------------------------------------
              Address:               P.O. Box 40002, Basel, Switzerland
                                     -------------------------------------------
              Telephone/Fax:.
              Numbers:               +41 61 288 2020
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

         Value of Contract:          $6,250,000,000
                                     -------------------------------------------
         Date of Contract Award:     January 1996
                                     -------------------------------------------
         Identification of Contract: Prime Contractor
                                     -------------------------------------------
         Scheduled Contract
         Completion Date:            January 2021
                                     -------------------------------------------
         Actual Contract
         Completion Date:            On-going
                                     -------------------------------------------
         Contract Duration:          300 (Months)
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Attach brief description of the system supplied by your firm for each project listed, specifically addressing the criteria (a) through (f) in Form 3.

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

[ILLEGIBLE] RESPONSE TO POWER EXCHANGE (PX) SYSTEMS RFI Z310601
                                                                              63
--------------------------------------------------------------------------------

                                    FORM 3-A
              DETAILS OF CONTRACTS OF SIMILAR SCOPE AND COMPLEXITY
              NOTE: THE INFORMATION IN THESE FORMS IS CONFIDENTIAL.

    Name of Supplier:                Perot Systems Corporation
                                     -------------------------------------------
         Identification of Contract: Europcar Interrent
                                     -------------------------------------------
         Name of Project:            Full Information services, Major
                                     Application Development.
                                     -------------------------------------------
         Country or State:           France (9 European Countries)
                                     -------------------------------------------
         Purchaser's Name:           Europcar
                                     -------------------------------------------
         Purchaser's Address:        65 Avenue Edouard Vaillant
                                     -------------------------------------------
                                     Paris, France
                                     -------------------------------------------

         Contact for Reference:      Yves Mellanger
                                     -------------------------------------------
              Name:                  MIS Corporate Director
                                     -------------------------------------------
              Title:                 65 Avenue Edouard Vaillant
                                     -------------------------------------------
              Address:               92000 Boulogne-Billian Court, France
                                     -------------------------------------------
              Telephone/Fax:.
              Numbers:               +(33) 1 4910 5444
                                     -------------------------------------------

State if the contract was carried out as a prime contractor, subcontractor, system integrator, or partner in a joint venture.

         Value of Contract:          $700,000,000
                                     -------------------------------------------
         Date of Contract Award:     1992
                                     -------------------------------------------
         Identification of Contract: Prime Contractor
                                     -------------------------------------------
         Scheduled Contract
         Completion Date:            2002
                                     -------------------------------------------
         Actual Contract
         Completion Date:            On-going
                                     -------------------------------------------
         Contract Duration:          120 (Months)
                                     -------------------------------------------

Specific Criteria (as listed in Form 3)

Proprietary(C) ABB Power T&D Company Inc. 1996. All rights reserved.

          [PEROTSYSTEMS LOGO] o [ERNST & YOUNG LLP LOGO] o [ABB LOGO]

APPENDIX G

                                [GRAPHIC OMITTED]

                      APPENDIX G - BIOGRAPHICAL INFORMATION
--------------------------------------------------------------------------------

The team to serve the PX is comprised of the most experienced and qualified individuals from the Alliance firms. Each service professional was selected because of his or her unique experience in projects such as yours. Because of the complex nature of the PX Systems Project as well as the time constraints, all the team members wilt dedicate 100% of their work time to the PX project.

Following is a brief biographical profile on each of the key members of the team, outlined according to your Request for Proposal. We can provide you with more detailed information on anyone's professional experience and a complete list of their publications and presentations if you need them.

The PX Alliance Project Management Structure is depicted graphically at the end of this section.

                                      G.1

                   ACCOUNT & COMMERCIAL MANAGER/ADVISORY BOARD
--------------------------------------------------------------------------------

EDWARD SMITH

     Mr. Smith will be responsible for overseeing the work the PX Alliance performs for the Power Exchange.

     QUALIFICATIONS SUMMARY

     Ed. Smith is Vice President of Perot Systems Energy Corporation and Chief Executive Officer, Perot Systems Europe (Energy Services) Ltd. He is responsible for the Energy Service Group's global operations and development of industry strategies. He brings to the Alliance over 20 years of experience in engineering design strategy and project development.

     RELEVANT PROFESSIONAL EXPERIENCE

     o Led the development of PSC's Energy Service Group business from an initial engagement valued at $1 million to contracts valued at over $500 million.

     o Held profit and loss responsibility for the international and domestic operations of a privately held engineering company. Target industries serviced included telecommunications, electricity, gas, and water, Increased historical profit margins by over 60% and new business revenues by over 20%.

     o Served as Director, Executive & Financial, for AT&T Network Operations Group.

          o Led the financial strategies development for AT&T's southeastern region.

          o Oversaw analysis strategies for operating budgets totaling over $9 billion.

     o As District Manager of AT&T Network Operations Group, directed the company's design strategies and project efforts, developing pan-North American customized telecommunications networks for corporate enterprises, with revenues to AT&T valued in the billions of dollars.

     o As Operations Manager of AT&T Network Operations Group southeastern region, directed the technical analysis and support for the region's digital and analog switching centers, serving as key interface with Bell Laboratories. Developed and implemented the strategic service plan for the region's intertoll voice network.

                                      G.2

                                 ADVISORY BOARD
--------------------------------------------------------------------------------

WILLIAM HUNTER

     QUALIFICATIONS SUMMARY

     Mr. Hunter is a Partner in the information Technology Services Group of Ernst & Young LLP's Southern Management Consulting region, specializing in the utility industry. He has more than 20 years of experience in implementation and management of computer systems, covering a range of commercial and scientific applications. His experience includes real-time systems design, software engineering, strategic information systems planning, and as strategic business planning for the software and computer systems industry.

     RELEVANT PROFESSIONAL EXPERIENCE

     o Assisted a very large US utility in managing their response to retail wheeling initiative. This included creating organization, processes and technology tools to manage a complete program that included regulatory and tariff filings, protocol definition, functional requirements definition, and governance.

     o Facilitated a series of sessions with major stakeholders (IOUs, municipals, industrial customers, etc.) to define the organization to develop protocols and systems for a fully unbundled electric generation and transmission market.

     o Directed the design of an innovative system for the control of electrical power distribution and co-generation for the southwest division of a major chemical company. System included functions for operations training and for predictive (what if) modes of operation.

     o Partner in charge of Future State Definition Project for a large gas transmission and distribution company as it began providing unbundled transmission to the residential level.

     o Quality Assurance partner for the implementation of shipper-facing systems for a very large northern European natural gas utility. Scope includes all high-pressure transmission and storage facilities in a newly established open access environment. Scope of Ernst & Young LLP's involvement is analysis, design and implementation of bulletin board, contracts, nominations, allocations and billing functions.

     o Industry advisor on a systems planning engagement for a new southern European natural gas pipeline. Scope includes both construction phase systems (material management geographic information system, financial systems) and operations' (SCADA interface, supply and demand management gas accounting, billing).

     o Partner in charge of a focused improvement project to improve the core processes of an interstate pipeline, including contracts, nominations, allocations, imbalance accounting and billing. This resulted in over 300 individual improvement items, significantly reducing overtime and shortening the cycle time for key business processes.

     o Project Director for requirements analysis, design, and implementation of a gas information system for a major interstate gas pipeline involved in gathering, transmission and distribution. included assessing the impact of Order 636 on the client's business processes and systems needs. Scope of system included contract administration; nominations (on and off system); volume allocations; purchase gas payments; transportation payments; billing for transportation, industrial sales, storage, and no-notice and other services; and account distribution.

                                      G.3

                                 ADVISORY BOARD
--------------------------------------------------------------------------------

RALPH B. MASIELLO

     QUALIFICATIONS SUMMARY

     Dr. Masiello has a comprehensive background in the planning and operation of electric power systems on an international basis. He has led or participated on large systems operations projects throughout North America, and on numerous large projects for national and regional operations in South America, Europe, the Middle East, China, and the Pacific Rim. He has regularly lectured in 2 short courses at the University of California Berkeley and Arizona State University, and has taught graduate Power System Engineering at the University of Minnesota. Dr. Masiello has been very active in the IEEE, including serving as Chairman, Power System Engineering, PICA (Power industry Computer Applications), and has served on the editorial board of IEEE Proceedings. He has led and been responsible for technical teams which have made broad advances in the operations and analysis of electric power systems for a decade. He pioneered the use of modern analytical tools such as security analysis in the cost-benefit justification of advanced control systems, operational practices, and lineage of planning and operational practice.

     RELEVANT PROFESSIONAL EXPERIENCE

     o Vice President, Energy Systems and Systems Control Divisions at ABB SC. Currently responsible F for ABS SC's business with Electric, Water & Gas Utilities, including:

          o    Energy Management and SCADA systems.

          o Software products for power system planning and operations, power plant analysis and Operations.

          o    EPRI DOE, and other research.

     o    Ten years with Control Data Corporation.

          o    Director, Projects and Planning.

          o Manager, Systems Planning and Delivery for the Energy Management Systems Division.

          o Worked in Control Data Corporation's Systems Planning and Delivery division, where he was responsible for all software activities in EMS projects.

          o Responsible for proposal preparation, cost estimates, marketing support, and all divisional product management.

     PUBLICATIONS AND PRESENTATIONS

     A complete list of publications and presentations is available upon request.

                                      G.4

                                 PROGRAM MANAGER
--------------------------------------------------------------------------------

LARRY SMITH

     Mr. Smith will be responsible for overall program management.

     QUALIFICATIONS SUMMARY

     Larry Smith has over 25 years of experience in virtually all aspects of the software business. His expertise includes global project management, software development, business process reengineering, financial models and product market strategy. He brings to bear significant experience leading multi-million dollar projects involving multiple vendors and international deployment. He has served in numerous technical and managerial positions for a wide range of hardware and software products, information systems, and client solutions in worldwide industries and markets. His performance in entrepreneurial projects demonstrates his ability to set and communicate strategy, define goals, and deliver results.

     RELEVANT PROFESSIONAL EXPERIENCE

     o    Served as Area Manager for IBM's Corporate Common Applications.

          o Managed $30+ million annual application development portfolio in an organization of 47 suppliers in 4 countries with product delivery to 24,800 users in 20 countries.

          o Provided strategy, planning, development, packaging, and delivery of internal software and microcode environments.

     o    Lead project manager for IBM's Corporate Reengineering.

          o Led evolution of host-based procedural environment to workstation-based object-oriented development, packaging and service. This $24 million project was developed by 9 vendors in 4 countries, and is being deployed to 9,000 users worldwide.

     o    Served as IBM Consulting Branch Manger, Plant Operations.

          o Managed a 28-member team offering consulting services with special emphasis on computer-integrated manufacturing.

     o Managed software, microcode, electronics, applications and customer solutions for IBM printer attachments worldwide, including integrating products and their support into customer environments.

     o Initiated new product design methodologies for reuse and usability for IBM software and hardware.

     o Developed over 500,000 lines of new code, integrating into 8 million lines of existing code, shipping over 1 million units worldwide with zero software defects. Reduced product development cycle from 36 months to 18 months.

                                      G.5

                             PROGRAM OFFICE MANAGER
--------------------------------------------------------------------------------

CYNTHIA BLACK

     Ms. Black will be responsible for program office management.

     QUALIFICATIONS SUMMARY

     Cindy Black has nearly 18 years of experience in systems organization and project management. She is currently Program Manager for Perot Systems global infrastructure organization.

     RELEVANT PROFESSIONAL EXPERIENCE

     o Initiated, reviewed and approved monthly critical path analysis for $8.2 billion Department of Energy line item construction project.

     o Assisted with integration of the activity based costing (ABC) system running under Oracle on UNIX system.

     o Created a carrying cost analysis model then implemented the Just-in-Time Inventory System for a Fortune 500 company. Measurable results were noted by a reduction of inventories by 40% during the first two years.

     o Revised project reporting and procedures for federally-funded construction project which resulted in the reporting system validation of the cost and schedule reporting by the Department of Energy audit team.

     o Established a Program Management Office for the Perot Systems infrastructure Organization which is responsible for the management of 300 separate projects relative to data centers, networks and network consolidation.

     o As Project Manager for Swiss Bank Corporation, established a Program Management Office for the Perot Systems Global Distributed Infrastructure Program which was responsible for deploying NT workstations to over 25,000 users worldwide. Recruited staff, established procedures, formalized processes, interfaced with the client.

     o Established processes and procedures for Digital- Corporation's (Maynard, Mass.) program management reporting for corporate wide system. Reviewed SAP implementation and produced first integrated schedule of entire implementation covering all business units. Created a project analysis tool to measure project value with stated strategic and economic goals.

     o Established a schedule for client software implementation from development through software live dates for Care Systems. Created work breakdown structure for the maintenance/operations phase to enable separation of future implementation and maintenance/operations costs. Created a time collection system using Access and ExceL Created a work status queue report to track major deliverables for the Production Services Division.

     o Responsible for the specification of the financial feed file requirements for a conglomeration of 80 universities functioning as the prime contractor for the Department of Energy and responsible for the design, construction, installation, operation, and maintenance phases of the high-energy physics research facility.

                                      G.6

               PROJECT MANAGER - BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------

ALI IPAKCHI

     Dr. Ipakchi will be responsible for overseeing the areas of Bidding, Scheduling & Settlements.

     QUALIFICATIONS SUMMARY

     Dr. Ali Ipakchi has more than 20 years of experience in software development, project management and applied R&D in process control and the utility industry. He is currently manager of the Power Applications department at ABB SC. This department has been growing at the rate of 30% per year and currently supports more than 50 engineers who generate revenue in excess of $15 million annually.

     RELEVANT PROFESSIONAL EXPERIENCE

     As an Associate of ABB Systems Control, Dr. Ipakchi has been involved in a number of projects.

     o Currently manager of Power Applications Software Business Unit with responsibility for financial and technical performance and business development.

     o Technical lead for industry deregulation activities at ABB SC. Responsible for business and product development in the areas of pooling and settlements, open transmission access, OASIS, energy scheduling and trading, transmission analysis, and energy planning products.

     o Managed many large software development projects with many successful field implementations, including development of software products for power transfer capability evaluation, dynamic security analysis, and compact simulator, plus plant automation and advanced core monitoring framework projects.

     o Technical leader for design specification and development of a PC-based engineering workstation with interactive graphics for power systems and power plant applications.

     o Project manager of PWR Power Shape Monitoring System (PSMS) project, which resulted in highly accurate techniques for on-line monitoring and simulation of a reactor power distribution.

     o Member of the Disturbance Analysis and Surveillance System (DASS) design team assembled at EPRI, and SC Project Manager for the development of methods, design and implementation of the DASS software, including on-line database management information processing, and dynamic graphic display functions.

     o Main contributor in the development and implementation of statistical and residual analysis concepts for a Power shape Monitoring System
          (PSMS) for a nuclear reactor core, resulting in online adaptive techniques that provide with high accuracy and anomaly detection capability. A patent application on the results of this project has been filed with the U.S. Patent Office.

     PUBLICATIONS AND PRESENTATIONS

     A complete list of publications and presentations is available upon request.

                                      G.7

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------

EUGENE ADRIAN

     QUALIFICATIONS SUMMARY

     Gene Adrian has over twenty years of experience in software design and implementation for hardware ranging from large mainframe systems to personal computers. He has also designed multimedia products and catalogs, including software for both Internet and CD-ROM based catalogs and served as primary software architect for CD-ROM reference titles.

     RELEVANT PROFESSIONAL EXPERIENCE

     o Serves as Senior Engineer at ABB Systems Control. and Lead Designer for the Oasis Product. Also working on the New York Power Pool Project, designing and implementing the bidding system to allow marketing participants to submit bids to New York Power Pool for new deregulated operation.

     o Designed and implemented an Ethernet based, multi-computer gateway system that permits a mainframe to access communication lines operating on a bit serial protocol. Each gateway computer could be interfaced to two separate Ethernets. The system was modular and expandable, and provided a maintenance capability that could be used while the system was on-line.

     o Designed and implemented a Data Exchange Communications front-end system for electric utilities to permit dissimilar HOST computers to exchange data over an X.25 network. This software was designed initially to run on OS/2 and then subsequently ported to DEC VMS and HP-UX. The X.2S end was modular and supported four different X.25 hardware options. The HOST interface was also modular and supported RS-232, DECnet and TCP/IP.

     o Designed and implemented a number of scientific applications specific to the control, analysis, and optimization of electric utility networks.

     o Involved in the design, implementation, testing and field commissioning of large Energy Management Systems for electric utilities.

     o    Areas of experience include

          o    Communications Protocols: RS-232 Serial Asynchronous, DECnet
               TCP/IP

          o Languages: C/C++, Java, Pascal, FORTRAN, Visual Basic, Microsoft Access Basic, Macromedia Director Lingo

          o Operating Systems: DOS, Windows, Windows95, Windows NT, 05/2, DEC VMS, HP-UX, IBM AIX

                                      G.8

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------

NARAYANASAMY ARUNASALEM

     QUALIFICATIONS SUMMARY

     Dr. Arunasalam is a Principal Engineer in the Product Development Department of ABB. During his 12 years with the company, he has been involved primarily in the design and development of realtime power applications software. As part of this process, he has also supervised software development groups and been the Project Engineer and technical lead for several EMS projects. More recently, he has participated in or led R&D projects in the areas of EMS software portability, Object Oriented Technology feasibility assessment RDBMS-based application development and man-machine interface consistency considerations.

     RELEVANT PROFESSIONAL EXPERIENCE

     o Coordinated Oracle RDBMS based Data Engineering activities at USNET (ABB Network Control).

     o Supervised Generation Control and Generation Scheduling 'related development and porting activities.

     o Local (USNET) contact for SPIDER Documentation and Software Performance Report management.

     o Principal Reviewer for an Oracle based Interchange Transaction Scheduling project.

     o Developed tools and guidelines for porting real-time power application software to the SPIDER environment from the existing EMSYS product environment.

     o Developed Object Oriented EMS Data Models and analyzed Object Oriented Databases as part of a pool-wide Object Oriented Technology assessment project.

     o Project Engineer for the Cincinnati Gas & Electric EMS Project and the Florida Power Corp. EMS project.

     o Served as System Integration Team Member, Michigan Electric Power project Detroit Edison project.

          o Ensured that all the different pieces of power application software in an EMS system worked together and met customer requirement of 99-99O/ availability. Work also included factory acceptance tests, site acceptance tests, and 24x7 field support.

     o Developed guidelines and tools for a software development methodology used to develop baseline software that is common to many projects with different functional requirements; supervised the development of the baseline.

     o Led the development of ABB's first Dispatcher Training Simulator. This involved the development of large scale power system simulation software and its interfaces to the real-time SCADA and Power Applications.

                                      G.9

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------


WILLIAM BAKER

         QUALIFICATIONS SUMMARY

         Bill Baker has considerable hands-on experience in helping utilities in the UK and Australia respond to the changing needs of their deregulated industry particularly in the area of trading, pooling and settlement. He has also been involved in advising several merchant banks on contracts for differences for independent power projects in the UK.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Business Analyst for Thames Power Services Limited, working on the multi-million dollar Barking Power project. Duties included:

                  o        Financial modeling and cash flow analysis.

                  o        Contract Management.

                  o        Trading system development.

         o Operations Consultant with the Electricity Pool of England and Wales.

                  o        Member of the Chief Executive's Office.

                  o Served as Technical Secretary to the Metering and Data Collection Subcommittee.

                  o Chaired various work groups established by the MDC/Operations Group.

                  o        Advised on trading arrangements.

                  o        Coordinated changes to the Pooling and Settlement
                           Agreement.

         o        Business Consultant to ABB ForStar.

                  o Worked in South Africa advising on trading, pooling and settlement and information requirements for the planned wholesale electricity market.

                  o Supported the implementation of ForStar's products for the planned wholesale electricity market in Australia, including interpreting the national pool rules.




                                      6.10

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------


ARTHUR COHEN

         QUALIFICATIONS SUMMARY

         Dr. Cohen is Principal Consultant with ABB Systems Control with more than 28 years of experience in a wide variety of technical areas, most frequently as project manager or lead engineer. He holds a Ph.D. in Electrical Engineering and Computer Sciences and is Assistant Professor in that Department at UC Berkeley, working in the area of systems theory and optimization.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Electric Power Systems - Contributed significantly to several projects in the field of electric power operations and scheduling, including:

                  o Design and implementation of transmission constrained unit commitment for NGC which combines price based scheduling and network security analyses in a single package.

                  o Design and implementation of the NGC GOAL replacement program and service as the lead designer for the NGC scheduling project.

                  o A load management scheduling program to determine the optimum control schedule for water heaters and air conditioners for residential load control.

                  o A program to determine the best sequence of reconfigurations to use in a distribution network to minimize unserviced customers during emergency periods.

         o Department of Energy - Developed a unified approach to hydro-thermal operations scheduling. Served as lead engineer of a project which developed a computer system for the monitoring and control of a load management system.

         o Engine Control - Led a project for the design of optimal control schedules for microprocessor-based systems to maximize fuel economy while ensuring that the EPA emission standards are met. This project encompassed engine testing and data collection, engine modeling, control design and control implementation. Developed the algorithms used for the design of controls for hot engine operations and controls used for cold starts. His paper describing the development of control schedules for a cold engine won the Vincent Bendix Automotive Electronics Engineering Award for 1985.

         o Operations Research and Software Development - Led a project to develop a simulation of the aluminum can production line for the Coors Container Corporation. The project involved analysis, modeling, and control of the production line.

         o Software Packages - Developed three software packages to aid in the long-range planning of mines. Two of the programs (one for surface coal mines, the other for open pit mines) determine the extraction schedule that maximizes the return on investment while satisfying operational constraints. The other program is a general data base program for the collection and analysis of drill hole data and the calculation of reserve estimates.


         PUBLICATIONS AND PRESENTATIONS

         A complete list of publications and presentations is available upon request.




                                      6.11

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------


ROB COOKE

         QUALIFICATIONS SUMMARY

         Rob Cooke began his training as an apprentice with British Nuclear Design and Construction over 20 years ago. He has a broad range of experience in Research and Development as well as significant insight into the engineering aspects of power station design, construction and operation. He has served both commercial and government clients in the US and the UK. During his time with ABS ForStar, he has gained considerable insight and experience in the operation of the UK deregulated electricity wholesale market and the trading arrangements experienced by IPPs within this market. He is also knowledgeable in the formulation and operation of CfDs and EFAs and the manner in which they are traded in the open market.


         RELEVANT PROFESSIONAL EXPERIENCE

         o        Joined ABS ForStar Limited as Wholesale Electricity Manager.
                  Responsibilities include:

                  o        Running the support department.

                  o Overseeing the maintenance of ForStar's existing Pool Trading and Contract Management Systems.

                  o        Developing further trading systems for new customers.

         o Oversees activities within ABS ForStar's major accounts to ensure customer satisfaction and level of service.

         o Supports ForStar's sales and marketing activities, including providing input in the bid preparation process.

         o Served as Project Manager for a team of analysts and programmers involved in developing analyticaL simulation and database software for commercial and government clients.

         o Worked as Analyst/Programmer to develop simulation software for the defense industry.

         o Involved in the production of complex FORTRAN code to simulate the operation and characteristics of military aircraft and ground attack vehicles.





                                      6.12

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------


KHAI LE

         QUALIFICATIONS SUMMARY

         Khai Le is a well-known authority on operational-planning techniques. For the past 19 years, he has worked closely with major utilities in North America, Europe, and Asia to implement operational-planning and post-analysis software. He has contributed significantly to bridging the gap between the real world and the theoretical world by developing logarithms as well as meeting real-life operational needs of a number of utilities.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Contributed significantly to the development and implementation of resource-scheduling software. Using a mixture of branch-and-bound theory dynamic programming techniques, and expert rules, the global optimization method that he developed in 1979 forms the heart of Wescouger, a resource-scheduling software widely used around the world and now used in the US on a daily basis to schedule around 40 percent of the US generating capacity.

         o Fine-tuned this optimization technique to meet important utility needs, including:

                  o        Pumped-storage coordination.

                  o        Purchase/sale optimization.

                  o        Multi-area model to handle transmission limitations.

                  o Post-analysis module to measure how well the system was actually dispatched.

                  o Single-pass Lagrangian Relaxation model to handle fuel constraints.

                  o        Total-cost method to dispatch large hydro plants.

                  o Monthly unit commitment, emission dispatch, real-time pricing, and module to cost ancillary services.

         o Helped utilities set up effective training programs for operating and plant personnel.

         o        Automated the man-machine interface to speed up data entry.

         o Added expert rules to make the optimization algorithm more robust.

         o        Set up real-time pricing programs.

         o Helped organize an annual user's group meeting to facilitate exchange of information among utilities.

         o Pioneered the concept of open architecture. Wescouger product he developed now runs on a variety of computer hardware, from 486/586 PCs and Unix workstation to large minicomputers and mainframes.


         PUBLICATIONS AWl PRESENTATIONS

         Mr. Le has conducted over 120 short courses on a variety of topics and authored over 100 technical papers and articles. A complete list of publications and presentations is available upon request.




                                   6.13

                        BIDDING, SCHEDULING & SETTLEMENTS
--------------------------------------------------------------------------------


JAMES W. PATMORE

         QUALIFICATIONS SUMMARY

         James Patmore has more than two decades of experience in the analysis of power systems and their control. His areas of expertise include systems analysis, decision analysis, engineering economics and electric utility planning and applications software. He is currently completing an assignment as Project Engineer for the ABS Network Control Integration Project, which involves the integration of ABS SC Power Applications software into the ABS Sweden S.P.I.D.E.R. EMS platform.


         RELEVANT PROFESSIONAL EXPERIENCE

         Over 25 years of experience with ABS Systems Control, where he has worked on a variety of power systems and energy control projects. His assignments include:

         o        Project Manager for NGC GOAL replacement project.

         o Applications Software Project Engineer for the Florida Power Corporation EMS Project.

         o Project Manager for an innovative turn-key load management system that optimizes control strategies.

         o Direction of a group developing optimization and scheduling software for EMS applications, including new optimal power flow, unit commitment, and training simulator algorithms.

         o Development of unit commitment and power flow programs for a desktop computer system.

         o Manager of or principal contributor to numerous projects for the Electric Power Research Institute (EPRI) and the Department of Energy (DOE), including:

                  o Managed development of a computer-based closed-loop load management system.

                  o Managed a study of reliability impacts of distributed power systems.

                  o Contributed to computer-based load management experiment evaluating alternative electric heating systems and control strategies.

                  o Contributed to two major projects developing a comprehensive load management evaluation methodology and a load management assessment handbook.

                  o Contributed to the development of a method for prioritization of Research and Development activities.

                  o Managed a study evaluating the applicability of energy models to electric utility Research and Development planning.

                  o Managed a study assessing the applicability of several supply/demand models to regional planning for electric power systems.

                  o Contributed to a study assessing European load management practices.

                  o Contributed to the design of resource allocation and scheduling algorithms for various applications.


                                      6.14

                   PROJECT MANAGER - BILLING & ADMINISTRATION
--------------------------------------------------------------------------------


STEPHEN A. BEHRENS

         Mr. Behrens will be responsible for overseeing all the work done on the Billing and Administration modules of the PX System, from development through testing and implementation.


         QUALIFICATIONS SUMMARY

         Steve Behrens is a Senior Manager in Ernst & Young LLP's Utility Consulting practice. He has over 19 years of consulting experience, with emphasis on the application of information technology to serve business problems. He has 14 years of experience in the electric and gas utility industry participating in the planning, design and development of a broad range of systems including customer management and billing, service order management, financial reporting, budgeting, employee management power plant maintenance, and materials management.

         RELEVANT PROFESSIONAL EXPERIENCE

         o Managed the requirements definition and development of a functional and technical prototype of a customer management and billing graphical user interface (GUI) at the New York City Water Board, an 850,000 customer water utility serving New York City.

         o Managed the definition, design and construction of a Customer Management & Billing GUI at the New England Electric Company, a 1.2 million customer electric utility.

         o Managed the reengineering and streamlining of the Customer Management business processes for New England Electric Company prior to the consolidation of distributed regional call centers into a single centralized call center.

         o Managed a project to document and re-engineer the interfaces to the CIS and define the future client/server technology direction for the CIS related functions at Santee Cooper, a medium sized electric utility.

         o Participated in a Business Process Reengineering project which documented, streamlined and restructured the top ten business activities of the Customer Service organization at Santee Cooper.

         o Provided leadership and guidance to Louisville Gas and Electric, a medium sized electric and gas utility, in the development of an Information Technology Strategic Architecture.

         o Project manager for the development of a Strategic Information System Plan for Central Illinois Public Service, a medium sized electric and gas utility.

         o Responsible for the development of Price Waterhouse's electric and gas utility industry enterprise process and data models, and for Field 2000, a full service order planning, scheduling and routing system.

         o Managed the design and development of a custom computer-assisted service order planning and dispatching system for Union Gas Limited, a medium sized gas utility.

         PUBLICATIONS AND PRESENTATIONS

         A complete list of publications and presentations is available upon request.


                                      6.15

                            BIDDING & ADMINISTRATION
--------------------------------------------------------------------------------

LISA BLACKWOOD

         QUALIFICATIONS SUMMARY

         Lisa Blackwood is a Manager in the Information Technology group of Ernst & Young LLP. She has over 6 years of industry experience in energy and systems development integration. She has managed several development teams in the analysis, design and development phases of system development projects.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Managed the definition, design and development effort at British Gas TransCo for two software releases of AT-LINK, the software system built to support the deregulated energy market. The AT-LINK functional processes within the development scope encompassed bidding, measurement allocations, energy balancing, settlements, invoicing production, and interfaces to back office systems.

         o Managed the definition, design and development of the initial release of the settlements and invoice production processes for British Gas TransCo's AT-LINK system.

         o Served as functional expert of gas pipeline processes including services, capacity, nominations, allocations, balancing, invoicing and storage for British Gas TransCo. Advised on business rule development for the initial deregulated market and on the evolution of the deregulated market after implementation of the supporting software systems.

         o Designed and developed the capacity trading, electronic bulletin board, contract management settlements and invoice production processing for Consolidated Natural Gas Transmission, a large gas transportation and storage company. Developed internal and external user training materials.

         o Conducted functional testing on the gas trading and bidding processes on gas marketing system for Chevron. Trained users on complex data set-up of pipeline contracts, meters and first month nomination information. Converted contract and point data from legacy system.

         o Conducted a software research, comparison and recommendation of financial systems software for a large equipment rental and sales company.

                                      6.16

                            BILLING & ADMINISTRATION
--------------------------------------------------------------------------------


BOB HEFFLEY

         QUALIFICATIONS SUMMARY

         Bob Heffley is a Senior Manager in Ernst & Young LLP's Information Technology Services practice in Los Angeles, specializing in information systems planning and management. He has more than 25 years of experience in the management of large-scale programs and projects, strategic planning, cost/benefit analysis, and package implementations in mainframe and distributed environments. He also has extensive experience in the analysis, design, selection, and implementation of financial, procurement, materials management payroll, and related information systems. Mr. Heffley is an ORACLE certified applications master. His skill set and experience will help facilitate the timely implementation of the PX billing and administration module.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Multiple Project Coordinator for a project team of 15 individuals for the planning, analysis, and implementation of financial information systems at a major power company.

         o Engaged as a line executive for a major automotive importer to manage a department consisting of 29 individuals in its internal information systems division in a large mainframe production environment.

         o Project manager for the design and planning phase for the implementation of materials management systems for a major port authority.

         o Major accounts project coordinator for large, multiple application and multiple location clients. Selected by client recommendations for unprecedented 3 annual "Excellence in Client Support" national awards:

         o Regional coordinator of the Applications Enhancement Committee for a major applications software company. Administered the collection, analysis, and recommendations from clients for software enhancements, and participated in the packaging and management of releases.

         o Performed the role of internal Project Management mentor and coach for the rollout of the E&Y Project Management methodology at a major automotive importer. Coached, mentored, and reviewed the project management work of 75 client Project Managers.

         o Implemented financial information systems at a Colorado county government.

         o Project manager for the feasibility, conceptual design and cost/benefit analysis for consolidating and networking of over 20 independent information systems environments for a major ($3.5 billion) publishing, printing, and cable conglomerate.

         o Project leader for the requirements analysis and definition for a construction cost accounting system for a major national commercial constructor.

         o Author and instructor of a project management course directed toward clients implementing packaged applications software.


                                      6.17

                            BILLING & ADMINISTRATION
--------------------------------------------------------------------------------


RICHARD MILLER

         QUALIFICATIONS SUMMARY

         Rich Miller is a Manager in the Performance Improvement Group of Ernst & Young LLP's South/West Management Consulting region. He has over 9 years of experience in operational consulting, specializing in the analysis, design and implementation of business solutions for utilities, aerospace & defense manufacturing, industrial and consumer products manufacturing, and state government. His project management expertise includes business requirements definitions, software development and customization, and package implementation and training. He also has experience in business strategy development including resource planning, financial analysis and performance measures, and with production operations and product costing.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Established the baseline integrated program plan for Pacific Gas & Electric (PG&E) to support WEPEX restructuring initiatives, including all projects necessary to create an Independent System Operator (ISO) and Power Exchange.

         o Managed the development of prototypes of a power exchange auction and of an ISO bidding and scheduling system. Defined business rules including bidding, pricing and congestion management protocols, and determined user and informational requirements.

         o Determined business processes within the wholesale power marketing department at a New England utility.

         o Managed the implementation of corporate planning decision support system at Long Island Lighting Company.

         o Managed the marketing and service delivery of an engagement with Delmarva Power & Light (DP&L) to develop DSM program data, conduct program impact analyses, and perform benefit/cost analysis as part of the company's DSM screening process.

         o Developed long range forecasts of marginal and avoided energy costs of New York Power Pool, NEPOOL, and PJM in support of an assessment of competitive position for a northeastern utility. Involved modeling the entire northeastern region's supply resource plan and performing incremental hourly production cost simulations.





                                      6.18

                   PROJECT MANAGER - INTEGRATION & ROLLOUT
--------------------------------------------------------------------------------



PATRICK GOLDEN

         Mr. Golden will be responsible for systems integration, implementation, rollout and training.


         QUALIFICATIONS SUMMARY

         Pat Golden is an Associate in Business development in the California office of Perot Systems Corporation (PSC). He has over 16 years of management and technical experience with all disciplines of Information Technology.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Global Energy Team - Designed and developed International Initiative with major utilities throughout the world to provide competitive advantage in the new open market. Deliverables include a real-time, economic, production level customer interface capable of providing two way communications between the utility and the customer premise for Distribution Automation and Demand Side Management; network and economic models; marketing information; and organizational capabilities required for success in an open competitive environment.

         o Southern California Edison (SCE) - Provided a prototype for data acquisition and two way communications as well as the utilization of meter and other customer-related information from the large municipalities served by SCE. Project is now starting production rollout of the prototype.

         o Los Angeles Department of Water and Power (LADWP) - Member of the Core Project Team responsible for Information Technology and future industry solutions for LADWP designed to transform the utility company to a competitive business able to prosper in the new open utility markets.

         o East Midlands Electricity - Technical Director and Manager of the Information Engineering Unit (Data Center). Consistently exceeded all service level agreements while improving efficiencies that reduced cost and increased the bottom line. Developed a customer care prototype now moving into production, and the strategy for Distribution Automation and Demand Side Management. Also managed the initiation of a mobile data joint venture with Metricom Corporation to establish and operate a mobile data communications company in the United Kingdom.

         o Shell Oil Company FALCON Project - Developed a replacement system for the Plant Automation System which links 65 Shell truck rack facilities nationwide to the Houston Data Center. Plan calls for UNIX systems at the plants, networked with a distributed database to the Houston Data Center.

         o United States Data Corporation - Director of software development. Managed US Data's software engineering division. Responsibilities included the FactoryLink product and the porting of FactoryLink to a multi-platform product running on 05/2, DEC VMS, and UNIX (HPUX, DEC Ultrix, IBM AIX). Provided technical expertise for the DEC VMS design and implementation. Implemented a company network with PC workstations running DECnet and TCP/IP, used as US Data's development platform. Ported the OS/2 implementation to VAX/VMS and UNIX including DEC Ultrix, HPUX, and IBM AIX.

                                      6.19

                              INTEGRATION & ROLLOUT
--------------------------------------------------------------------------------


PABLO CARRERA

         QUALIFICATIONS SUMMARY

         Pablo Carrera has 28 years of technology and customer service experience that spans industry lines from financial services to airlines to telecommunications. His areas of expertise include hands-on participation as well as supervisory and human resource management roles.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Currently Information System Consultant for Perot System Corporation (PSC), with responsibility for analysis, evaluation, recommendation and support of cost effective initiatives. Successes include improving efficiency and productivity with existing resources, and achieving annual cost reduction of well over $2,000,000.

         o        Manager of Security First Data Center in Los Angeles.

                  o Responsible for managing day-to-day operations and human resource functions.

                  o Established team work and customer service levels and consistently surpassed production goals and reliability and customer service levels.

         o Manager of Data Center for Turner Entertainment Company, with responsibility for day-to-day operations as well as computer operations, tape library, business services, and change control

         o Responsible for analyzing, designing and implementing modifications to Flying Tigers' on-line cargo systems and on-line test systems. Coding in Assembler, CMS, ACP/PARS
                  (TPF).

         o Analyzed, designed and implemented modifications to Western Airlines' on-line reservations system.


                                      6.20

                              INTEGRATION & ROLLOUT
--------------------------------------------------------------------------------


TERRY KURTZ

         QUALIFICATIONS SUMMARY

         Terry Kurtz has more than 25 years of experience that ranges from hands-on engineering expertise to operations, marketing and financial management including deregulation projects. An Associate with PSC Energy, he is working with the Los Angeles Department of Water and Power in their efforts to respond to the deregulated electric energy market and implement a business transformation process.


         RELEVANT PROFESSIONAL EXPERIENCE

         o        Assisted Los Angeles DWP with:

                  o Unbundling, both structurally and financially, their generation and transmission functions.

                  o        Restructuring their 3500 employee Energy Service
                           Division.

                  o Responding to Competition Transition Charges (CTC-Stranded Costs).

         o Worked with Central Illinois Light Company to oversee their power sales / purchases contracts, regulatory compliance and rate setting.

                  o Helped establish general guidelines to cover hour-to-hour economy transactions.

                  o Oversaw responsibility for regulatory environmental compliance.

         o Pioneered an energy partnership with a major industrial customer, which involved an $18.2 million cogeneration facility. The project received an award from the Cogeneration Trade Association for being the most creative, innovative utility/industrial partnership in 1995.

         o Served as Controller for Central Illinois Light Company, with responsibility for the accuracy and timeliness of all financial reports.

         o Served as Vice President of Central Illinois Light Company and member of the executive management team, with responsibility for environmental affairs, legislative affairs, real estate, energy control and planning, plant engineering, and fuel procurement.



                                      6.21

                             INTEGRATION & ROLLOUT
--------------------------------------------------------------------------------

GEORGE MUNDY

         QUALIFICATIONS SUMMARY

         George Mundy is currently IT Strategist / Process Reengineering for Perot Systems Energy Group. He has over 20 years of experience in Information Technology, with specific expertise in project management, strategic planning and development and customer interface.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Responsible for providing and setting direction, and developing business/IT strategies for clients for the PSC Energy Group practice, including: creating strategies and developing models and architectures which incorporate reengineering of client processes as well as the plans to execute and implement the strategies and models.

         o Work with clients' senior IT management to reengineer and introduce new automated methods and processes to improve efficiency as client organizations downsize.

         o Served as Group Manager, Chief Architect for First Bank Systems, Minneapolis, MN, with responsibilities for departments including Infrastructure Facilities, Statements/Imaging, Environment Control, Testing Methodologies and Strategic Planning.

                  o Responsible for reengineering and standardizing testing environments across application and user areas to reduce the costs and redundancies associated with testing in a mainframe and client/server environment.

                  o Responsible for strategic planning, including defining strategies for IT in the areas of hardware and software platforms, tools, DBMS's and emerging technologies.

                  o Worked with the bank's user community to define strategic applications for improving the delivery of new and existing products to bank clients.

                  o Served as Hogan Development Manager, Chief Architect, with responsibility for ensuring that implementation of strategic objectives within the development area are in conformance with the architectural objectives of IT. Provided direction, consultation and support to other IT and business areas in the consultation and implementation of enterprise-wide architectures and applications.

                  o Delivered a new client/server based, paperless Project Life Cycle and Cost Control System for IT that integrates all functions and processes, from business requests to the testing and implementation of requests, while tracking and providing historical and statistical cost data.

                  o Provided strategic and tactical direction on all design and implementation processes for new statements and modifications to existing statements. Proposed a new Messaging and Advertising System to centralize all messaging functions to the customers and support statements as well as other platforms and devices.

         o Designed for the Kingdom of Saudi Arabia's Ministry of Post, Telephone and Telegraph a set of enterprise-wide architectures. Reengineered the delivery processes and developed a migration strategy as part of an overall SISP (Strategic Information System Plan) to support the future acquisition of new client/server systems.



                                      6.22

                             INTEGRATION & ROLLOUT
--------------------------------------------------------------------------------


RUSSELL PRENTICE

         QUALIFICATIONS SUMMARY

         Russell Prentice has more than 18 years of experience in Computer Science in both Europe and the United States, including the past four as Business Manager with Perot Systems Europe and PSC. He has worked primarily in the areas of Business Process redesign and the implementation of more effective business system processes and procedures.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Handled Business Process redesign project for Southern California Edison to enable the company to compete in a deregulated and competitive marketplace.

                  o Developed and sold the cost model, resource plan, and initial project plan and approach for the $10M implementation phase of SoCal Edison's reengineering project.

                  o Demonstrated the use of client server technology to solve integration issues that Edison had been working on for two years.

                  o Prepared compelling business case for change and for sale of stage 2 of the redesign project, which was unanimously accepted by Edison senior management. Wrote and presented all technology deliverables within that stage.

         o Led a team to develop new billing solutions for East Midlands Electricity's expanded client base that arose from industry deregulation.

                  o Developed and implemented "How to" guide that fostered improved skill building as well as increased understanding of the required processes, problems and solutions.

                  o Raised morale within the districts and mobilized district managers to continue improvement efforts.

         o Worked with the Thomas Cook Business Improvement group to design and implement corporate change strategy that would place the company on solid business footing for the next century.

                  o Expanded project scope from minor step change to corporate transformation.

                  o Developed Thomas Cook vision and strategy group and instigated transformation.

         o Worked with East Midlands Electricity's Energy Services division (ES) following privatization to develop and implement business systems that would enable ES to trade autonomously.

                  o Designed, procured and delivered 12 networks and state-of-the-art multiplexed WAN.

                  o Provided system support for payroll, ledgers, contract management stock management, purchase order processing, works order processing, price book estimating and office automation. Project was delivered and operational in 11 months.

         o Served as senior project manager for Sun Oil International's IT development strategy and migration planning. Handled all project development within the Geoscientific, Petrochemical, Stock and Supply, Maintenance, and Mapping departments.

         PUBLICATIONS AND PRESENTATIONS

         A complete list of publications and presentations is available upon request.


                                      6.23

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

FARROKK ALBUYEH

         QUALIFICATIONS SUMMARY

         Dr. Albuyeh is a Principal Consultant with ABB Systems Control. His field of specialization includes real-time and study network analysis, generation forecasting and scheduling, load management, and transmission expansion planning.


         RELEVANT PROFESSIONAL EXPERIENCE

         o Manager of a group of software engineers at ABB engaged in the specification, design, and implementation of real-time and study network analysis functions. Provided technical support in the design and implementation of software for load management applications.

         o Senior Consultant at Energy & Control Consultants Inc., specializing in advanced applications analysis for EMS and integration of load management into the system control center operations.

                  o Participated in functional requirements definition, preparation of specifications, review of design specifications, proposal evaluation, and factory acceptance testing for electric power utilities.

                  o Participated in the development of a Decision Support System to operate the coordinated load management system, and in the development of a load shape model to analyze the effects of load control on each delivery point's load shape.

                  o Participated in two EPRI-sponsored red projects on the application of load management in utility operations.

                  o Managed an EPRt project on dynamic system security assessment.

         o Manager of R&D projects involving the development of new software and enhancements to the existing software for the Power Systems Analysis Department of Control Data Corporation, Minneapolis, MN. Responsibilities included:

                  o Preparation, review, and approval of specifications, consultation, training of customers, preparing proposals, and estimating computer resource and manpower requirements.

                  o Development of a contingency screening method for applications in power system security analysis, a method for determining corrective strategies to alleviate line overloads and bus voltage limit violations, and a new unit commitment scheduling program.

         o Engineer with National Iranian Oil Company, Abadan Refinery, involved with the installation of generating units and the refinery's microwave link.



                                      6.24

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

NIGEL CORN WALL

          QUALIFICATIONS SUMMARY

          Nigel Cornwall is an associate with Perot Systems. He has more than 15 years of experience in the utility industry in the UK, New Zealand and the US. He has participated in development implementation and support of utility privatization and company restructuring, with emphasis on the business aspects of regulatory strategy and compliance. He has extensive experience with the New Zealand and UK Power Pools. Mr. Cornwall will apply his first hand experience in other major power pools to help ensure a successful and timely operation of the California Power Exchange.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Provides advisory services to Transpower New Zealand Limited related to separation, regulatory strategy and wholesale market development.

          o Provided general advisory support on US and UK energy sector strategy and marketing.

          o Provided technical analyst to Wholesale Market Development Group (WEMDG).

          o Served as team leader for WEMDG regulation and "Benchmark' workstreams.

          o Secretary to the Electricity Industry Committee (general industry policy group) and Secretary to Contract Steering Committee (Development of contracts for energy and transmission).

          o Provided support to EMCO to assist with project management of wholesale market design and implementation, including analytical support to the following groups:

               o    Rules Committee (Peer Group).

               o    Dispatch and pool operation.

               o    Regulation/governanca

               o    Clearing and settlement.

               o    Contracts market.

          o    Served as Market Structure Advisor for National Grid Company, UK.

               o    Advised on energy sector developments in Australia.

               o Directed restructuring advice to PNB (Indonesian Utility) and to Tenaga (Malaysian Utility).

               o Provided review of Hungarian electricity/regulatory structures.

               o    Provided ad hoc advice on various electricity markets.


                                      6.25

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

JOHN DAY

          QUALIFICATIONS SUMMARY

          John Day has participated and led studies in the areas of utility planning, utility operations, and power systems reliability. He was elected Fellow of the IEEE in 1989 for his contributions to the power systems industry in power systems planning methods. He taught power systems while on the EE faculty of the U.S. Naval Academy, and has taught graduate level courses in power systems economics and reliability Mr. Day managed the Generation Systems Center of the Westinghouse Advanced Systems Technology Division, and the Energy Planning Center of ABB Systems Control Division of ABB Power T&D Company Inc.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Served as Manager of Software Products and Services for the ABB Systems Control Division since August 1994. He is responsible for both the Energy Planning Center and Transmission Products, with primary responsibility for the development and commercialization of power systems software products.

          o Managed the Energy Planning Center of ABB Systems Control, with responsibility for an operation that provides software, consulting, and training services for the operation and planning of electric energy resources.

          o Worked 30 years with Westinghouse Electric in a number of areas including:

               o Advanced Systems Technology Division, with responsibility for the development and commercialization of generation planning, operations, and reliability methods and software products.

               o    Corporate Supervisor of Engineering Training.

               o Senior Engineer of the Defense and Space Divisions, working in the areas of computer development radar Interface design, and software simulation of physical environments.

          PUBLICATIONS RHO PRESENTATIONS

          A complete list of publications and presentations is available upon request.




                                      6.26

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

DAVID FELZIEN

          QUALIFICATIONS SUMMARY

          David Felzien is a senior electrical engineer with more than 17 years of broad electric utility experience in transmission planning, system operations, power pool operations, and all facets of electric utility deregulation.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Responsible for all facets of Alberta Power Ltd.'s (APL) IS Support, System Operations role, including:

               o Supervising and developing information systems support staff.

               o Providing information systems support for market modeling, energy trading and business planning.

               o Providing information systems support for intranet web site content development.

          o    Participated in Alberta's Electric Industry restructuring by:

               o Developing detailed implementation requirements of the new Power Pool of Alberta design alternatives.

               o Providing project leadership in developing and implementing the Power Pool of Alberta trading system and scheduling system.

               o    Developing the new Power Pool of Alberta information system.

               o Providing project leadership in developing and implementing the Grid Company of Alberta OASIS site.

               o Providing support in negotiating bilateral tariff agreements.

               o Providing training in the fundamentals of the new Alberta electric industry model.

          o Responsible for all facets of APL's Security Planning, System Operations role, including:

               o Performing advanced system model development as welt as loadflow and stability simulation studies in evaluating power system performance.

               o Performing transmission system and generation performance measurements and data acquisition analysis.

               o Performing measurements and studies in power system stabilizers installed on generating units.

          o    Performing measurements and studies in HVDC installations.




                                      6.27

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------


PAUL GRIBIK

          QUALIFICATIONS SUMMARY

          Dr. Gribik is an associate with Perot Systems, with over 16 years of experience in the electric and gas utility industries, both within the utilities and as a consultant. He has assisted utilities in developing processes to improve their operations and planning in areas such as transmission planning, power supply planning, contracts evaluation, and fuel planning. He has primarily focused on restructuring utility practices to meet new regulatory requirements in increasingly competitive environments and is recognized within the state of CaLifornia as an expert in congestion management schemes. Dr. Gribik holds a BS degree in Electrical Engineering, an MS in IndustriaL Administration and a Ph.D. in Operations Research, all from Carnegie Mellon University.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Assisted gas utilities in developing approaches to unbundle the components of such integrated gas services as storage and transportation.

          o Evaluated the market potential of new services, including alternate fuel vehicles and new generation technologies.

          o Assisted several utilities in developing a methodology to manage and price transmission congestion that will maximize the economic use of transmission while providing nondiscriminatory access.

          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.








                                      6.28

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

PHILIP JOHN

          QUALIFICATIONS SUMMARY

          Philip John, an associate of Perot Systems, has twenty years of experience managing, developing, implementing and delivering Information Services to support the business operations of a wide range of companies in the UK, mainland Europe and the USA. His primary focus has been on assisting companies undergoing significant change -- from identifying the forces driving change and their consequential effects to developing strategies and implementing business programs. He also has significant experience with financial profit and loss responsibility, from developing initial estimates and budgets through reporting and managing.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Account Manager and customer lead for PSC's Los Angeles Department of Water and Power account.

               o Handled initial development of corporate relationships between PSC Energy and LA DWP.

               o Built a team of PSC Energy associates to act as change managers to assist LA DWP in meeting emerging regulatory and competitive challenges.

               o Developed and implemented strategies, plans and initiatives to create a customer service approach and culture within LA DWP in replacing its existing bureaucratic organization and defining requirements for systems to support the customer service activities.

          o Primary participant in Perot Systems Europe's work with East Midlands Electricity (EME).

               o Handled general management and leadership of a significant number of PSE associates in developing and implementing business solutions for EME's regulated business.

               o Led the development of an Information Services Strategy closely aligned with EME's Business Strategy.

               o Led the development of a customer service business solution to enable EME to carry on its non-franchise electricity supply business with 100KW customers.

          o Participated in the development and initial operation of an interim settlements system for privatization of the UK electricity industry. The system enabled the payments between generators and distribution companies to be made pending delivery of the permanent Settlements system.

          o Participated in the development and support of systems for second tier metering (SDCS), energy contracts management (ECMS) and pool price analysis for Regional Electricity Companies. Managed the project team which developed the systems using VAX/VMS and ORACLE, and negotiated and managed the maintenance and support contract.



                                      6.29

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------


RICHARD JONES

          QUALIFICATIONS SUMMARY

          Richard Jones is a Senior Manager in Ernst & Young LLP's Utility Consulting Practice, with over 15 years of experience in providing integrated business services for the utility and process control industries. He is currently working as business leader developing solutions in response to the business, legislative and regulatory changes occurring in the California Electricity Market, with emphasis on strategic services that support energy utilities in a fully competitive environment. He is a frequent speaker and author of numerous thought leadership materials and industry requirements documents on utility deregulation.


          RELEVANT PROFESSIONAL EXPERIENCE

          o Member of the project management team at a leading California utility assisting in the development of the utilities strategy and projects structure for the development of the new market infrastructure. (Internal response as well as the Independent System Operator and Power Exchange.) Responsible for the initial specification of the information systems, technical interfaces and new processes required for the commercial development of an Independent System Operator and a Power Exchange in California.

          o Served as advisor to a leading Canadian utility on privatization strategy

          o Conducted review of future state "generation" process and strategy for a leading West Coast utility to provide guidance for the development of their future business and operations strategies.

          o Conducted review of Transmission and Distribution strategy and operations for Electricity Company De Azores to assist in developing a multi-functional plan to increase grid reliability and reduce the number of outages and customer complaints.

          o Conducted review of IT strategy for a leading government-owned multi-service utility, with emphasis on external strategies targeted at wholesale customers and issues pertaining to the alignment of IT and operating philosophies with business strategies.

          o Served as the lead technologist for a primary Midwestern IOU, with responsibility for system integration and client-server development issues. Project included specification and implementation of a distribution facilities management information system with control of limited distribution automation and metering systems.

          o Designed and developed a Global Information System at a Midwestern IOU to provide simplified user (including executive) access to enterprise-wide information in the generation, energy delivery and customer service business areas. This three-tier client-server implementation used utility and industry standards was subsequently chosen by the Electric Power Research Institute for funding as a demonstration project of utility communication and data access standards.

          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.





                                      6.30

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

HEMANT LALL

          QUALIFICATIONS SUMMARY

          Hemant Lall has been with Perot Systems Corporation since 1989. He is noted for his industry experience in the areas of electricity and gas trading and has served as Perot's head strategist in developing approaches for those business markets. He has also developed novel optimization techniques which are currently being used world-wide to solve complex, inter-disciplinary business problems. For the last five years, Mr. Lall has been working in the U.K. and in California to help major electric utilities transition from a regulated to a competitive environment. Prior to that, he played a similar role in the de-regulation of the gas industry in the U.S.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Led a group of 65 associates at Southern California Edison for over two years. Projects included:

               o Development of wholesale energy ($2.4 billion/yr) billing and payment system.

               o Conceptualization of congestion management in the restructured environment.

               o    Information systems strategy for a business unit.

               o Development of management and financial reporting systems for transportation services department.

          o Initiated business process re-engineering efforts at East Midlands Electricity, U.K. Led a risk management project for the purchase of (pound)800 million electricity annually. Led a team that developed a neural network based software program for forecasting national customer demand and spot market price of electricity.

          o Led a Business Process Re-engineering effort at Shell Lubricants Division; led a similar initiative at the $4 billion/year Shell Fuels Division. Scope of work covered the entire supply chain, from order entry to invoicing.

          o Led seven departments of an oil and gas pipeline company in Houston to re-engineer the accounting process. Redesigned the inventory, nomination, revenue, and billing processes. Transaction based processing provided information in real-time instead of once a month.

          o Developed and implemented a compressor station optimizer for operation of a 1000 mile oil and gas pipeline. Optimizer is expected to provide fuel savings of over $2 million annually.

          o Worked with math modeling group to design and implement various new oil drilling programs, which provided savings potential of over $15 million annually. Successfully conducted experiments with Shell and Sohio to better understand downhole drilling process.

          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.



                                      6.31

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------


TOM MCINALLY

          QUALIFICATIONS SUMMARY

          Tom McInally has more than 15 years of experience in the electricity supply industry throughout the world. He has been involved in advising a number of power companies since the beginning of the evolving de-regulated wholesale electricity market to satisfy their changing business needs.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Worked in Switzerland together with Brown Boveri St Cie (BBC) on the development of the new range of power distribution and energy management centers, BECOS 40. Took one of the resulting systems into operation in a two-tier control and monitoring network for the REKO-T region in Sweden.

          o Served as group manager responsible for the development of the NGC settlements systems (Settlement 1 and 2), which now handles all trading in the privatized electricity pool of England and Wales.

          o Actively involved in development of the trading activities of the majority of new generating companies to emerge following privatization, including Lakeland Power, the first new commercial organization to trade in the UK electricity market following privatization.

          o Served as consultant to the Association of Independent Electricity Producers Tom, representing the independent generating companies on a number of pool issues, including the GOAL replacement as a member of the project steering committee.

          o Actively involved in the development of systems and procedures to handle power contracts, second tier supply, and distribution management in the free market environment.



                                      6.32

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

E. ODGERS OLSEN, JR.

          QUALIFICATIONS SUMMARY

          Dr. Olsen is a partner in the Ernst & Young Utilities Consulting practice and directs the firm's International Utility Practice. He has extensive experience in electric utility regulatory matters, representing electric utility companies, large industrial users and regulatory commissions. He also has experience in the private power sector. He spent two years in London directing the participation of the Ernst & Young Utility Group in both the privatization of the UK electricity industry and the UK water industry. Dr. Olsen is an expert in microeconomics, statistics, mathematics, economics, and modeling, particularly with reference to utilities.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Worked extensively in preparing various entities for the changes resulting from the privatization of the electric industry, including North Eastern Electricity Board, London Electricity Board, Midlands Electricity Board, South Western Electricity Board, British Coal and Shell UK/Esso UK.

          o Participated in Ernst & Young's effort in the privatization of the LLN, the government-owned utility in Malaysia. /

          o Directed numerous projects concerned with cogeneration and small power production for cogenerators, utilities and regulatory bodies, including Texas Study Group on Cogeneration, Occidental Chemical, Houston Lighting & Power (HL&P), Dow Chemical, Texas-New Mexico Power Company, and Texas Industrial Energy Consumers.

          o Directed a study for the Texas Public Utilities Commission to determine the avoided capacity costs of Houston Lighting & Power.

          o Completed short run marginal cost studies for use as a cost basis for time-of-use rates and has testified extensively on this topic.

          o Directed Ernst & Young's development of the meth6d of determining the avoided capacity costs which was adopted by the PUCT for all utilities in Texas.

          o Directed engagements related to avoided cost for the investor owned electric utilities in Indiana, Empire District Electric Company, Argonne National Laboratory, and Mitchell Energy Corporation as well as for International Paper' Company, Dow Chemical Company and Stone Container Corporation.

          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.






                                      6.33

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

JIM PEEDIN

          QUALIFICATIONS SUMMARY

          Jim Peedin has more than 25 years of experience in the power industry. He joined Perot Systems on assignment at the Los Angeles Department of Water and Power to reengineer and restructure LADWP into a customer focused, commercially-minded organization. He brings to the PX Alliance a strong technical background in power generation as well as a diverse experience base in the power generation business that includes eleven years of experience with an investor owned utility and another eight years of experience with an independent power company.


          RELEVANT PROFESSIONAL EXPERIENCE

          o Senior consultant to LADWP to help prepare the Power Generation Base Unit for the competitive market.

               o Developed new rate structures and contracts for major customers.

               o    Implemented a cooperative labor-management strategy.

               o    Developed a regulatory strategy for the Department.

               o Developed a business strategy that includes partnerships and new business structures.

          o Led the marketing efforts for Cogentrix Energy, Inc. (Charlotte, NC) in the eastern US

               o Developed a comprehensive business strategy for the deregulated electric power industry.

               o Analyzed energy-related industries for future business diversity and opportunities.

               o Led the team that negotiated the company's first international power purchase agreement for a $500 million coal-fired power plant. Acted as project manager during the development process.

               o    Initiated corporate marketing efforts in Latin America.

          o Organized and staffed a startup company operations and maintenance department with profit and loss responsibility. This effort included:

               o    Overseeing final plant checkout and startup.

               o    Establishing operating procedures.

               o    Converting from contract employees to a permanent staff..

               o    Establishing hiring criteria and personnel policy.

               o Establishing maintenance programs, and resolving warranty problems.

               o    Establishing a warehouse and inventory control system.

               o    Starting up two new facilities each year.


          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.




                                      6.34

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

VAHID SHERKAT

          QUALIFICATIONS SUMMARY

          Dr. Sherkat holds a Ph.D. in Electrical Engineering. His primary areas of expertise are in development of advanced methods and software for operation planning and resource scheduling in hydro-thermal electric power generation systems, and for emissions and fuel planning and resource scheduling. Dr. Sherkat has worked with ABB Systems Control for over 25 years.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Manager of Transmission Software Projects group. Some of the key projects/products under this group include OASIS, Interchange Scheduling, OASIS Gateway, and Energy Accounting.

          o    Involved in several Oracle RDBMS projects.

          o Project manager and lead engineer on a number of major operation planning software development projects for large hydro-thermal systems, which have included:

               o Development and integration of advanced resource scheduling application software for long-term, medium-term, and short-term hydro-thermal generation optimization and coordination.

               o    Annual fuel planning and fuel resource scheduling.

               o    Generation maintenance scheduling.

               o    Thermal unit commitment scheduling.

          o Development of an optimization program for annual emission and fuel planning and resource scheduling.

          o Feasibility study, functional requirements, specification, and design development for hydro scheduling applications for electric utilities.

          o Assessment and methods development to analyze the impact of thermal heat rate uncertainties on economic dispatch and unit commitment.

          o Load management scheduling for real-time control of loads. Responsible for developing the Peak Load Reduction Scheduling function and its integration with the real-time control system for a utility client.

          o Design and integration for installing EMS network planning applications on a personal computer supported by advanced PC-based MMI and user-change-case processing functions.

          o Development of energy-based direct methods for analysis of transient stability and development of methods for analysis of small-signal stability in large-scale power systems (both projects funded by the U.S. Department of Energy).

          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.



                                      6.35

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

DARIUSH SHIRMOHAMMADI

          QUALIFICATIONS SUMMARY

          Dr. Shirmohammadi is an Associate with Perot Systems Corporation. He has over 20 years of experience with the electric utility industry, primarily in the development and implementation of methodologies and computer models for operations, planning, costing and pricing of electric power systems. He has held positions as researcher with Hydro Quebec; transmission planner with Ontario Hydro; and systems engineer, transmission planner, automation engineer, and Director of the Energy Systems Automation Organization with PG&E. Dr. Shirmohammadi has been a visiting professor at the University of Wisconsin at Madison, California Polytechnic University at San Luis Obispo, the University of Toronto, Canada, and Helsinki University of Technology, Finland.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Conducted a project for EPRI to identify the analytical methodologies and computer tools needed in the emerging energy markets.

          o Conducted a project for EPRI to define and specify the analytical methodologies and computer tools required for secure and efficient operation of the transmission system in the emerging energy markets.

          o Contributed to the design of California's 1991 competitive multi-attribute resource acquisition framework

          o Developed the methodology and the computer model for evaluating transmission access requirements, costs and prices for California's 1991 competitive multi-attribute resource acquisition framework.

          o Designed and implemented general computer architecture including hardware platforms, Operating systems, networking scheme, gateways and applications for specific technical functions for PG&E.

          o Designed and participated in the deployment of relational databases for transmission system and power flow data for PG&E.

          o Developed transmission pricing methodologies and computer models for PG&E.

          o Performed transmission planning studies for Ontario Hydro and PG&E using optimal power flow, reliability evaluation, and transient stability models for Ontario Hydro and PG&E.

          o Developed numerous advanced analytical methodologies and computer applications for the analysis, optimization, costing and pricing of large scale electric power systems.

          PUBLICATIONS AND PRESENTATIONS

          Dr. Shirmohammadi has authored numerous technical papers and reports and has lectured in academic, industrial and regulatory forums all around the world on various topics related to electric power systems, particularly on utility industry restructuring and transmission access. A complete list is available upon request.



                                      6.36

                                 INDUSTRY EXPERT
--------------------------------------------------------------------------------

ALI VOJDANI

          QUALIFICATIONS SUMMARY

          Dr. Vojdani is an Associate of Perot Systems Corporation. A recognized expert in technical issues related to electric industry restructuring, he has 16 years of managerial and technical experience in the development and implementation of power industry computer applications, including three years as Manager of Power System Analysis for Electric Power Research Institute (EPRI) and 11 years with Pacific Gas and Electric Company. He holds a Doctorate in Electrical Engineering from McGill University, with emphasis on secure and economic operation of power systems.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Managed the implementation of numerous systems including the world's largest generation resource scheduling program for PG&E, the Hydro-Thermal Optimization (HTO) system.

          o Development of operation schedule optimization program for PG&E's HELMS pumped storage plant.

          o Development of PG&E's prototype Chronological Operation Simulation program.

          o    Design of PG&E's Multi-Attribute Resource Bidding Framework.

          o Development of a Multi-Area Reliability Evaluation Framework for PG&E and EPRI.

          o    Development of PG&E's Generating Unit Performance Database.

          o    Development of PG&E's Cyber to LAN data communications

          o Implementation of American Electric Powers EMS platform and advanced applications for open transmission access.

          o    Development of EPRI's Transfer Capability Evaluation program
               TRACE.

          o Development of EPRI's specifications for the Open Access Same Time Information System (OASIS).

          o Development and applications of EPRI's Transmission Services Costing Framework.

          o Development of EPRI% specifications for Transmission Dispatch and Congestion Management System (TDCMS) for Independent System Operator (ISO).

          o Demonstration of on-line Available Transfer Capability computation at CENTERIOR Energy.

          o Application of EPRI's value-based probabilistic planning methodology at utilities (e.g., ENERGY, SDG&E, SCE, SCS, Atlantic Electric).

          o Development of EPRI's methodology and specifications for power grid maintenance scheduling software.

          PUBLICATIONS AND PRESENTATIONS

          Dr. Vojdani has authored more than 40 technical articles and chaired numerous seminars, workshops and technical panels on industry restructuring, A complete list is available upon request.





                                      6.37

                              FUNCTIONAL INTEGRATOR
--------------------------------------------------------------------------------

BILL FORSBERG

          QUALIFICATIONS SUMMARY

          Bill Forsberg has been with Perot Systems since 1988 as a key manager and designer of business and technical architectures for some of the company's largest clients. Throughout his career he has gained an extensive knowledge of information technology hardware and software ranging from legacy systems to client/server environments to business modeling tools.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Managed the architecture development for one of the world's largest client/server reengineering projects in the world.

          o Led PSC's technology architecture group in developing a total business Strategy for a large financial services client.

          o Managed a major business planning and implementation project for a large nationwide long distance carrier as well as one of the largest RBOCs in the US.

          o Served as Vice President of Research & Development for a medium-sized software company.

          o Worked as an expert system development manager, communications division product manager, and head of development for the engineering and office automation departments of one of the largest information technology companies in the world.






                                      6.38

                              FUNCTIONAL INTEGRATOR
--------------------------------------------------------------------------------

NIGEL PRICE

          QUALIFICATIONS SUMMARY

          Nigel Price is an Associate of Perot Systems Corporation, who has developed a broad set of technical and business skills throughout his 28 years of experience in information technology and the telecommunications industry. He is credited with introducing several new technologies during his career with British Telecommunications
          (BT), including the development of the line systems for the Megastream product (the UK equivalent of T1) and opening the first commercial video conferencing studio in London. Just after privatization, he was responsible for managing the transition of the largest Government Defense network from a Civil Service-run organization to an outsourcing arrangement with BT. One of his major achievements with BT was designing and building the digital cellular network for BT's Cellnet, the UK's largest cellular network. He also has been a key member of PSC's team to work with the Los Angeles Department of Water and Power to develop strategies for their telecommunications operations and other revenue generating enterprises.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Leads PSC's telecommunications initiatives within the Global Energy Team.

          o Currently working with the Los Angeles Department of Water and Power to analyze their operations and implement necessary changes in management processes to improve efficiency. Producing strategic telecommunications plans in preparation fbr the deregulation of the industry to derive maximum economic advantage from the telecommunications infrastructure.

          o Served as Director of Engineering for Crane TelecommUnications Ltd., with responsibility for all engineering operations and the introduction of new products and customer services.

          o Served as Head of Engineering Management Systems Development at Cellnet Group Ltd. and developed systems involving the integration of Cellnet's real-time network management systems and tools for both TACS and GSM. The system, which provided customer service operators with network status update information, was instrumental in reducing network faults and improving the quality of service to the mobile user.

               o Designed, developed and constructed the initial GSM digital cellular test network for Cell-net a multi-million dollar project which involved the management of three major suppliers and five functional management sections with their teams of professional engineers.

               o    Managed deployment of early base-stations for pilot service.

               o Prepared multi-million investment plan for Cellnet's GSM network through the year 2000.

               o    Worked as principal consultant to British Telecommunications
                    (BT) Network Systems to provide specialist support in solving problems with large corporate networks.

               o Consistently provided cost-effective solutions that led BT to win several major bids.

          PUBLICATIONS AND PRESENTATIONS

          A complete list of publications and presentations is available upon request.





                                      6.39

                              FUNCTIONAL INTEGRATOR
--------------------------------------------------------------------------------

DONALD WILSON

          QUALIFICATIONS SUMMARY

          Donald Wilson has nearly ten years of experience in analysis and design, training, project management, IT system architecture and high level strategy throughout the utility industry and as a consultant. An associate of Perot Systems Corporation, he has a proven track record of contract negotiations, strategic planning, and development of efficient, creative solutions to complex business and technological problems.

          RELEVANT PROFESSIONAL EXPERIENCE

          o Worked with executive team of East Midlands Electricity (EME) to develop their Information Systems strategy in light of major industry changes and an evolving business strategy.

          o Handled contract pricing and outsourcing arrangements between EME and PSC, including technical and operational aspects of the agreement and a fundamental re-design of systems out-sourcing.

          o Developed EME's IT strategy, architecture and infrastructure, including:

               o Installation of base hardware and software in EME's business units.

               o Technologies to capture and make available data from many diverse legacy systems.

               o Technologies to support, manage and protect infrastructure's hardware, telecommunications and software

          o Worked with the privatized Regional Electricity Companies of England and Wales to define new business processes and develop the core set of systems for the settlements process.

          o Supervised Mercury Communications Ltd/s internal development of an improved client/server based customer response system.

          o Organized, managed and conducted a review of National Power's Energy Management Centre to improve the performance of the system controlling the company's bidding and operation of the power station.

          o Worked with North West Water to develop a multi-million dollar, leading edge customer service system based on a multiple tier client/server architecture using a central IBM mainframe (E59000 with MVS, CICS and DB2), UNIX servers and workstations.

          o Conducted and managed the review of the technical architecture and strategy for a telecommunication's company's customer service system, including the selection of an appropriate client/ server development tool and the definition of the migration route to move from its current environment and systems while continuing to support a dramatically increasing volume of business.

          o Served as strategic planning manager for ASDA STORES LTD. in the UK, with responsibilities for structuring an approach to modern, effective, efficient applications development.

          o Familiar with numerous technical environments and tools, including ORACLE, INGRES, RDB, DB2, ADABAS, UNIX (AIX), VMS, MVS, AOS, COBOL, PL/1, FORTRAN, C, ORACLE SQL *Forms INGRES 4GL, INGRES Windows 4GL, and UIM/X/(AIC).




                                      6.40

                    PX ALLIANCE PROJECT MANAGEMENT STRUCTURE

                                    [CHART]

APPENDIX H

APPENDIX H

                               PX SYSTEMS PROJECT

                                    [CHART]

APPENDIX I

APPENDIX I

                                   APPENDIX I
                              ACTIVE PROJECT LIST
                            BI-WEEKLY STATUS REPORT
                                 AS OF 12/16/96

PROJECT NAME                   ACCOMPLISHMENTS                 ISSUES AND CONCERNS                   CORRECTIVE ACTIONS
------------                   ---------------                 -------------------                   ------------------
o  EMC DASD INSTALLATION       PPUB02, PPUB04, POPT03,         Year ended processing requirements.
                               POPT04, SOPT01, SOPT02, are     Scheduling necessary downtime to
                               complete, PPUB02 99% complete,  move online related datasets (DB2,
                               PSTR10, PSTR11 95% complete.    IMS, CICS). Data moves during the
                                                               week are limited to inactive data.
                                                               There will be no more windows this
                                                               year to move data.

o RACF TO ACF2 CONVERSION                                      The implementation of the ACF2        Issues need to be defined as
                                                               security/data access software was     well as a test/implementation
                                                               delayed.                              plan.

o TEST SYSTEM                  See FX Globalization status     As part of FX Global additional
                                                               issues concerning the test have
                                                               been raised. These issues are
                                                               being addressed in the FX Global
                                                               study.

o FX GLOBALIZATION                                             FX globalization is a key initiative  A cohesive definition of the
                                                               for the bank. The data center         issues and requirements need
                                                               concerns have delayed the             to be formulated and agreed on.
                                                               implementation. Recovery/restart      There is a draft of 24 hour,
                                                               procedures need to be updated to      multiple batch processing
                                                               reflect a global view with 24         procedures. To be reviewed by
                                                               hour processing requirements.         Apps Management and Data Center
                                                                                                     staff.

  o TESTING ENVIRONMENT        - Completed discussions
                                 with both apps and ops to
                                 define issues and learn
                                 the current dev cycle
                               - Begun draft doc for
                                 solutions, doc being
                                 reviewed by apps leads

  o RECOVERY STRATEGY                                                                                dcf the applications area is
                                                                                                     coordinating a joint initiative
                                                                                                     by Tech Services and
                                                                                                     Application IT. On Dec. 18,
                                                                                                     Wednesday, cde chaired a

Printed: 01/10/97                                                        Page: 1

                                   APPENDIX I
                              ACTIVE PROJECT LIST
                            BI-WEEKLY STATUS REPORT
                                 AS OF 12/16/96

PROJECT NAME                   ACCOMPLISHMENTS                 ISSUES AND CONCERNS                   CORRECTIVE ACTIONS
------------                   ---------------                 -------------------                   ------------------
FX GLOB. RECOVERY STRATEGY                                                                           meeting of Tech Services and
CONT...                                                                                              Application IT personnel to
                                                                                                     identify issues and actions.
                                                                                                     Several issues for both areas
                                                                                                     were identified. sde will be
                                                                                                     distributing meeting notes and
                                                                                                     follow-on actions


o  CICS 4.1 UPGRADE                                            The dates on the previously           The new plan will be discussed
                                                               distributed CICS4.1 plan were         with xer again on 1/6/97. After
                                                               documented for discussion with        the meeting any adjustments
                                                               cbs. New Dates will be set starting   will be made and the plan
                                                               the project on 1/15/97 with other     published as the official
                                                               tasks inserted into the original      project plan. This is a result
                                                               plan that will allow the CICS team    of the postponement of the
                                                               to implement and test on the          original plan and the need
                                                               P390 device in New York.              to review the tasklist to
                                                                                                     incorporate changes

o ADVANCED MAINFRAME           Mary Lee held meeting           a) Current project plan has 162       Familiarizing myself with
  RECOVERY                     for xxx and yyy                 tasks. Plan is out of date and        schedule. As quickly as
  o REMOTE JOURNALING          participants. Arranged          is likely incomplete fromads          schedules permit identify
                               and participated in             perspective. b) Ownership of          tasks that areasd or both.
                               meeting for xxx to              tasks not identified in the           Review with abc and zzz to
                               address security.               plan. c) Holiday period impacting     identify additional tasks.
                                                               availability of people for            Republish plan and track
                                                               review.                               execution according to plan.

o IMS 5.1 UPGRADE              Project has been postponed

o OS/390 UPGRADE                                               There is the ability to run the       The system is installed in NY
                                                               mainframe O/S and subsystems on       and could be used as to test
                                                               a high end PC for testing. This       applications/operating systems
                                                               P/390 is planed to be installed       compatibility
                                                               as a small production processor
                                                               running identical applications
                                                               in locations with data residency
                                                               issues.

Printed: 01/10/97                                                        Page: 2

                                   APPENDIX I
                              ACTIVE PROJECT LIST
                            BI-WEEKLY STATUS REPORT
                                 AS OF 12/16/96

PROJECT NAME                   ACCOMPLISHMENTS                 ISSUES AND CONCERNS                   CORRECTIVE ACTIONS
------------                   ---------------                 -------------------                   ------------------
o SECURITY ISSUES              - The TCP/IP test on the        Remote access for Systems             There have been IT security
                                encryption connection from     Programming from Dallas would         concerns about data links,
                                Pitman to NY was performed     provide more technical expertise      encryption, data access and
                                with 99% completion and no     to delve into detail performance/     authorizations. The solution
                                recorded errors. Additional    capacity/tuning issues                set is well underway and
                                tests will be run using FTP.                                         requires completion of the
                                                                                                     implementation
                               - The external frame encryption
                                test is 90% complete.

                               - Approval received to order
                                encryptors for encryption
                                between Pitman and the RIMF.

o VTAM/NETMASTER               - Complete                      xxx has requested information         zxw is researching the disable
                                                               on how the VTAM can be disable.       question.

o SECUR ID                     No plan is available.

o SBC FIREWALL                 No plan is available.

o USER ACCEPTANCE TESTING      o Created region request form   A valid and fully functional           The requirements need to be
  ENVIRONMENT                  o Defined region rqts and meet  test environment does not exist.       defined and reviewed and scope
                                 with env. team to discuss     This will become increasingly          estimate prepared
                                 issues and dates              crucial as systems software is
                               o Begun db2 and ims prep work   updated and testing is required
                                                               as well as the relocation and
                                                               year 2000 initiative are begun.

Printed: 01/10/97                                                        Page: 3

                                   APPENDIX I
                              ACTIVE PROJECT LIST
                            BI-WEEKLY STATUS REPORT
                                 AS OF 12/16/96


PROJECT NAME                  ACCOMPLISHMENTS               ISSUES AND CONCERNS                     CORRECTIVE ACTIONS
------------                  ---------------               -------------------                     ------------------
o  STAMFORD MOVE              1st draft of equipment list   Procurement                             Workshop scheduled 1/9
                              1st draft of space layout          Define Procurement
                                                                 Responsibilities

                                                            Hardware
                                                                 Revise Hardware List
                                                                 Provide Hardware Pricing
                                                                 xxx Approval of Hardware List
                                                                 xxx Approval of Software Pricing

                                                            Software
                                                                 Inventory Software
                                                                 Provide Software List
                                                                 Provide Software Pricing
                                                                 abc Approval of Software List
                                                                 abc Approval of Software Pricing
                                                                 Print Connectivity
                                                                 Print Evaluation
                                                                 Print Strategy

                                                            Mainframe Planning
                                                                 Mainframe Migration Strategy
                                                                 Mainframe Detail Task Plan
                                                                 Mainframe Network Requirements
                                                                 Mainframe Backoff Plan

                                                            DEC Planning
                                                                 DEC Migration Strategy
                                                                 DEC Contingency Plan
                                                                 DEC Detail Task Plan
                                                                 DEC Mirroring Network
                                                                 Requirements

                                                            Tandem Planning


Printed : 01/10/97                                                       Page: 4

                                   APPENDIX I
                              ACTIVE PROJECT LIST
                            BI-WEEKLY STATUS REPORT
                                 AS OF 12/16/96


PROJECT NAME                  ACCOMPLISHMENTS               ISSUES AND CONCERNS                         CORRECTIVE ACTIONS
------------                  ---------------               -------------------                         ------------------
                                                            Data Misc. Equipment

                                                            Finalize Data Center Layouts

STAMFORD MOVE-CONT.                                         Work Flow Procedures

                                                            Mainframe/Midrange Applications Plans

  o  PRINT CONNECTIVITY       Reviewed with xxx ob-         Re: connectivity.                           Sent mail to xxx asking for
  o  PRINT EVALUATION         jectives for each. xxx        Proposals for extended channel connec-      Perot preference on alter-
  o  PRINT STRATEGY           turned over several           tion are from February 1996, apparent       natives, xxx indicated yyy
                              proposals for connect-        responses to an RFP dated 15 February.      may have a preference. Will
                              ivity.                        Also have an undated proposal for BARR      follow up with xxx. If we
                              Understand priority           solution. Some key questions are: do        have no preference I believe
                              order to be connectivity,     we have a preferred solution for xxx;       the most expeditious
                              equipment analysis, and       who needs to be part of the "we" to         approach would be to discuss
                              move strategy.                make determination for approach to          status with zzz(abc) and
                                                            propose to xxx. Additional issue is we      work with xxx to make a
                                                            are apparently 10 months late on this       selection.
                                                            decision, decision needs to be
                                                            expeditiously made.


Printed: 01/10/97                                                        Page: 5

APPENDIX J

APPENDIX J

APPENDIX J - DATA BASE SIZING

BASE PARAMETERS

The Database Sizing Analysis is from information in Appendices B and C of the FRD. Appendix B allows for a total of 15000 supply and 15000 demand day ahead bids at bid closing time. This is approximately 7.5 supply bids and 2 demand bids per participant. Exhibit B-1 of the FRD specifies a total daily flow of 1.5*(100% Supply + 100% Demand) bids. This is a total of 3000 supply bids and 12000 demand bids. To arrive at a reasonable number, particularly in light of the newly specified "iterative bidding" requirements, certain assumptions were made. These assumptions are stated below.

TABLE J-1 BASE SYSTEM PARAMETER

BASE PARAMETERS
Zones                                          30

Suppliers                                    2000

Purchasers                                   8000

Min Day Ahead Bids per participant              7

Average Day Ahead Bids                       10.5
per participant = 1.5 * min day ahead bids

Min Hour Ahead Bids                            24

Average Hour Ahead Bids = 1.5 * min hour
ahead bids                                     36

Day Ahead Schedules                             6

Hour Ahead Schedules                           24

Daily Settlements (Preliminary, Final,
and 1 dispute related)                          3

TABLE J-2 BASE RECORD SIZES

Estimates of the storage requirements for the different Oracle RDBMS data types such as integer, real, character string are given below. These are the basic data types that are used to construct each record.

ORACLE STANDARD DATA STORAGE
----------------------------
Date and Time                                7 bytes each

Varchar2 (Variable Character String)         1 byte/character

Number                                       3 byte + truncate(p/2)
                                             where p is the precision

The following basic record types and record sizes were identified using the basic data type sizes above and the contents of the various bids, schedules and settlements.

TABLE J-3 RDBS SIZING FOR PX DATA

                                  RDBMS
----------------------------------------------------------------------------
DATA CATEGORY           BYTES      COMMENTS
-------------           -----      --------
DAY AHEAD BIDS

Supply Energy Bid        2888      Assumed an average of 10 piecewise linear
                                   price segments

Supply A/S Bid          12635      per hour.

Demand Energy Bid        2787

Demand A/S Bid           5266

HOUR AHEAD BIDS
---------------
Supply Energy Bid                   289

Supply A/S Bid                     1065

Demand Energy Bid                   188

Demand A/S Bid                      453

DAY AHEAD SCHEDULES
-------------------
Supply Energy Schedule              500

Supply A/S Schedule                1870

Demand Energy Schedule              500

Demand A/S Schedule                 800

HOUR AHEAD SCHEDULES
--------------------
Supply Energy Schedule              100

Supply A/S Schedule                 200

Demand Energy Schedule              100

Demand A/S Schedule                 200

DAILY SETTLEMENT CALCULATIONS
-----------------------------
Daily Energy                       2000

Daily Energy A/S                  10000

Daily Demand                       2000

Daily Demand A/S                   7000

TABLE J-4 SIZING OF OTHER INCOMING DATA

OTHER INCOMING DATA                          BYTES
-------------------                          -----
Must Take Gen Schedules                        500

Participant Resource Status Change             200

Day Ahead Advisory Re-Dispatch                 500

Day Ahead Committed Schedules                  500

Hour Ahead Committed Schedules                 300

Reliability rules for ancillary services       100

Transmission Loss factors                      100

Zonal Market Clearing Prices                   300

Anc Srvc Supply Schedule and Prices           1870

Anc Srvc Demand Schedule and Prices            800

Network Access Supply Charge                   100

Network Access demand Charge                   100

The final database size is determined by multiplying the number of records of each type by the appropriate record size. This is detailed below along with the rationale for the "number of records" multiplier.

TABLE J-5 STORAGE REQUIREMENTS FOR BIDDING, SCHEDULING AND SETTLEMENTS

                         RDBMS                                  RATIONALE
INCOMING DATA         MULTIPLIER          BYTES              FOR MULTIPLIER
-------------         ----------        ----------     --------------------------
DAY AHEAD BIDS

Supply Energy Bid         21,000        60,648,000     10.5 day ahead bids * 2000

Supply A/S Bid             3,000        37,905,000     1.5 day ahead bids * 2000

Demand Energy Bid         84,000          2.34E+08             10.5*8000

Demand A/S Bid            12,000        63,192,000             10.5*8000
                                        ----------
Total                                     3.96E+08
                                        ==========

HOUR AHEAD BIDS

Supply Energy Bid         72,000        20,808,000            1.5*24*2000

Supply A/S Bid            72,000        76,680,000

Demand Energy Bid        288,000        54,144,000            1.5*24*8000

Demand A/S Bid           288,000           1.3E+08
                                        ----------
Total                                     2.82E+08
                                        ==========

OTHER INCOMING DATA
-------------------
Must Take Gen Schedules                         4000      2,000,000           1000 Must Take
                                                                             Resources*2/Day*

                                                                         (1 from UDC + 1 from ISO)

Participant Resource Status Change               100         20,000            1%*(2000+8000)

Day Ahead Advisory Re-Dispatch                 1,000        500,000            10%*(2000+8000)

Day Ahead Committed Schedules                 10,000      5,000,000            100%(2000+8000)

Hour Ahead Committed Schedules               240,000     72,000,000            24*(2000+8000)

Reliability rules for ancillary services           0              0

Transmission Loss factors                     48,000      4,800,000               24*2000

Zonal Market Clearing Prices                     720        216,000                30*24

Anc Srvc Supply Schedule and Prices            6,000     11,220,000               3*2000

Anc Srvc Demand Schedule and Prices           24,000     19,200,000               3*8000

Network Access Supply Charge                   6,000        600,000               3*2000

Network Access demand Charge                  24,000      2,400,000               3*8000
                                                         ----------
Total                                                      1.18E+08
                                                         ----------
Total Incoming                                             7.96E+08
                                                         ==========

CALCULATED DATA

SCHEDULING INFORMATION
--------------------------------------------------------------------------------------------
DAY AHEAD SCHEDULES

Supply Energy Schedule             12,000         6,000,000           6 schedules/day * 2000

Supply A/S Schedule                 2,000         3,740,000           1 schedule/day * 2000

Demand Energy Schedule             48,000        24,000,000                   6*8000

Demand A/S Schedule                 8,000         6,400,000
                                                 ----------
Total                                            40,140,000
                                                 ----------
HOUR AHEAD SCHEDULES

Supply Energy Schedule             48,000         4,800,000                   24*2000

Supply A/S Schedule                48,000         9,600,000

Demand Energy Schedule            192,000        19,200,000                   24*8000

Demand A/S Schedule               192,000        38,400,000
                                                 ----------
Total                                            72,000,000
                                                 ----------

SETTLEMENT INFORMATION
----------------------
Daily Settlement Calculations

Daily Energy                       6,000          12,000,000     3 Settlements/Day*2000

Daily Energy A/S                   6,000          60,000,000

Daily Demand                      24,000          48,000,000             3*8000

Daily Demand A/S                  24,000            1.68E+08
                                                  ----------
Total                                               2.88E+08
                                                  ----------
Total Generated Data                                   4E+08
                                                  ==========

APPENDIX K

APPENDIX K

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                 GENERAL LEDGER
-----------------------------------------------------------------------------------------
INPUT REQUIREMENTS                                               STANDARD
------------------                                               --------
The system should provide a graphical user interface which       Yes, all provide Oracle applications
allows windowing, mouse actions, icons and hot key navigation,   furnish a full featured Windows GUI.
drill-down, and context sensitive help.

ACCOUNT CODING
--------------
The General Ledger account coding structure (accounting          Yes
flexfield) is user-definable and is 25 segments long with
30 alphanumeric characters in each segment. It can
accommodate the following structure:

ACCOUNT FIELD           # DIGITS       NUMERIC OR ALPHANUMERIC
-------------           --------       -----------------------
Organization               2                  Numeric

Cost Center                2                  Numeric

Corporate Account          4                  Numeric

FERC Account               4                  Numeric

Project                    4                  Numeric

Activity                   3                  Numeric

Cost Component             3                  Numeric

FIXED ASSETS ACCOUNTING
-----------------------
The system should be able to maintain the following              Yes
information about its fixed assets:

o Location

o Original Cost

o In-service Date

o Retirement Date

o Depreciation Method

o Tax Grouping

o Salvage Code Asset Number

o Asset Description

The system should support depreciation methods such as:          Yes

o Straight Line

o ACRS and MACRS

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                                GENERAL LEDGER
----------------------------------------------------------------------------------------------------------------
o Declining Balance

o Double Declining Balance

o Sum of Years Digits

o Suspense

o Non-Depreciable

o Group Composite by Primary (FERC)
  Account by System

o User definable

Support the flexible designation of first year              Oracle comes with the standard prorate and
conventions, such as half-year, mid-quarter and             retirement conventions: actual months, half-year,
full year.                                                  standard modified half-year, alternate modified
                                                            half-year, following month, ACRS half-year, mid-
                                                            month, and mid-quarter.

Allow the user to specify the schedule by which             Depreciation is run by set of depreciation books.
depreciation is applied and posted to the general           The user then launches the program to create the
ledger. The system should provide the capability            fixed asset journal entries in the general ledger
to establish schedules for assets groups or                 system. Users can specify whether depreciation is
specific assets. The system should allow separate           being run for depreciation or tax books.
depreciation schedules for tax and financial books.

Provide the user with the ability to adjust book            Net book value is a calculated, display only field.
values manually and generate the appropriate journal        It can be changed only be changing the asset's
entries. The system should require an explanation           current cost or depreciation reserve (accumulated
for the adjustment.                                         depreciation.) It is also updated when depreciation
                                                            is run.

Provide the ability to identify assets that qualify         Users can set up an ITC rate and a basis reduction
for investment tax credit.                                  for any asset in any tax book. Oracle calculates
                                                            the ITC amount and basis reduction amount and
                                                            reduces the asset's depreciable basis. If you retire
                                                            the asset while ITC recapture still applies, Oracle
                                                            calculates it for you.

Allow the user to switch depreciation methods for a         This can be done by reclassifying the asset
specific fixed asset or group of fixed assets during        (assigning the asset to a different category) or
the life of the asset(s) (e.g., switch from an              on an individual asset basis.
accelerated method to straight line in order to
maximize depreciation).

Allow proration of depreciation expenses when               User can specify whether to expense the adjustment
changes occur.                                              to reserve in the current

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                                GENERAL LEDGER
----------------------------------------------------------------------------------------------------------------
                                                            accounting period or to amortize the adjustment over
                                                            the remaining life of the asset.

JOURNAL ENTRY PROCESSING
------------------------
Include a journal entry number. This number can be          Yes
automatically generated by the system or can be
entered manually.

Maintain an effective posting date (MMDDYY).                Yes, but the Oracle date is the international
                                                            standard (DD-MON-YYYY)

Maintain a reversing date to indicate the date that         Yes
the entry should be automatically reversed by the
system (MMDDYY).

Maintain a reason code to indicate the purpose of the       Yes, journal categories
journal entry (e.g., general, reconciliation, late
entry, amortization, etc.).

Maintain the ability to input out of balance journal        Yes
entries, but not to post them (save to future post).

Maintain the organization to which the detailed entry       Yes, if defined in the accounting flexfield.
should be posted. The organization must be valid per
the chart of accounts.

Maintain the account/sub-code to which the detailed         Yes, if defined in the accounting flexfield.
entry should be posted. The account must be valid per
the chart of accounts.

Maintain the Responsibility Center to which the             Yes, if defined in the accounting flexfield.
detailed entry should be posted. The RC must be valid
per the chart of accounts.

Require a description on the detailed entry to provide      There are descriptions associated with the
an explanation of the detailed entry. The description       entire journal entry as well as with each
can apply to the entire journal entry or can apply to       journal entry line.
a specific detailed entry.

Maintain a transaction type indicator to identify if        Minus (-) is used for credits.
the detailed entry is a debit or credit.

Provide the capability to enter statistical journal         Yes
entries.

Provide the capability to enter statistical amounts         Yes
associated with a journal entry amount.

Provide the capability to enter negative and positive       Yes
amounts on the journal entry.

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                         GENERAL LEDGER
----------------------------------------------------------------------------------------------------
INTERFACE JOURNAL ENTRY PROCESSING
----------------------------------
Provide the capability to assign journal entry control           Yes
numbers to the interface transactions.

Include the same journal entry data, detailed entry              Yes
data, and data editing as discussed in the on-line
entry function.

Provide journal entry balancing edit. Reject out of              Yes
balance journal entries including all detailed
entries included in the journal entry.

RECURRING, STANDARD AND REVERSING JOURNAL ENTRY PROCESSING
----------------------------------------------------------
Provide for the entry and maintenance of the following
types of journal entries:

RECURRING - a journal entry that posts a fixed amount to         Yes
the organization/account/cost center beginning on the
effective date and continuing through the purge date
(e.g. rent)

STANDARD - a journal entry that posts to the                     Yes
organization/account/cost center beginning on the
effective date and continuing through the purge date.
The amount must be supplied each business period prior
to its posting to the general ledger (e.g. phone bill)

REVERSING - a journal entry that posts an accrual to             Yes
the organization/account/cost center during a business
period and is reversed the following business period.

Include a unique journal entry number. This number can           Yes
be automatically generated by the system or can be
entered manually.

Maintain an effective posting date (MMDDYY).                     Yes, but the Oracle date is the
                                                                 international standard (DD-MON-YYYY)

Maintain a reversing date to indicate the date that the          Yes
entry should be automatically reversed by the system
(MMDDYY).

Maintain a purge date to indicate the date that recurring        Yes
and standard entries should no longer be processed (MMDDYY).

Maintain an indicator to identify the type of journal entry      Yes
(recurring, standard, reversing)

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                   GENERAL LEDGER
------------------------------------------------------------------------------------------------
Maintain a reason code to indicate the purpose of the       Yes
journal entry (e.g., general, reconciliation, late
entry, amortization, etc.)

Maintain a transaction category indicate to identify        Yes
if the journal entry is posting a dollar amount or a
statistical amount.

Maintain a transaction type indicator to identify if        Yes, minus (-) is used for credits.
the entry is a debit or credit.

Provide the capability to enter a statistical journal       Yes
entry.

Provide the capability to enter statistical amounts         Yes
on financial journal entries.

Provide the capability to enter negative and positive       Yes
amounts on the journal entry.

Provide ability to delete recurring and standard            Yes
journal entries prior to the effective date.

APPLICATION SETUP AND PROCESSING
--------------------------------
Permit periodic consolidation of data, the timing of        Yes
which is controlled by the user, with the ability to
replace the results if a consolidation is run more
than once for a period due to changes at the detail
level

Perform allocations based upon financial and                Yes
statistical data stored within the General Ledger

Provide the capability to include several methods used to create allocation journal entries. The methods should include:

o Modify the entire account and/or responsibility
  center and/or project code                                Yes

o Modify parts of the account and/or responsibility
  center and/or project code (e.g. modify the first
  position of the account code)                             Yes

o Reverse the incoming journal entry                        Yes

o Create an entirely new journal entries                    Yes

o Create statistical journal entries                        Yes

o Create multiple journal entries based on a single         Yes
  incoming journal entry

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                                GENERAL LEDGER
----------------------------------------------------------------------------------------------------------------
o Provide the capability to maintain an allocation table
  that is used to create allocation journal entries. The
  allocation table should include the following
  components:

o Accounts and responsibility centers from which amounts    Yes
  will be allocated

o Accounts and account structures to which the allocated    Yes
  amounts will be distributed

o Algorithms to be used for the allocations                 Yes

CLOSING
-------
Provide the ability to close accounting periods on a        Yes
monthly and annual basis

Provide the capability to automatically create              Yes
authorized journal entries to close retained earnings
for each company

Maintain life to date balance on projects and project       Yes
information after year-end period closing

Provide the capability to close accounting periods using    Yes
existing edit and validation procedures

PROCESSING REQUIREMENTS                                     STANDARD

GENERAL
-------
Maintain closed (deactivated) account code structures       Yes, by disabling an account code
until such time that the records are identified for         combination
archiving.

Provide user-definable fields per account that can be       Yes, through the use of descriptive
used to classify financial data as:                         flexfields to further define accounts.

o Direct

o Indirect

o Allocable

o Attributable

o Other

Provide the capability to establish a new account           Manual process
number and move either the balance only or balance
and detail information from an existing account to
the new account

Allow an unlimited amount of text description to be         Yes
maintained for

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                                GENERAL LEDGER
----------------------------------------------------------------------------------------------------------------
an account, responsibility center, or project number

FIXED ASSETS ACCOUNTING
-----------------------
o Provide for multiple DD&A books (including net book       Handles US only.
  value for each asset) for:

o US and foreign financials

o US and foreign tax

o State and other taxing authorities

o Ad Valorem tax

o "What if" analysis of alternative depreciation methods

Apply the appropriate depreciation methods to the           Oracle applies depreciation based on the
fixed assets based upon the established depreciation        category to which an asset is assigned. The
methods. The depreciation should be applied based on        system posts the appropriate journal entries
the established depreciation schedules and the              in the general ledger. The system allows the
appropriate journal entries posted.                         user to define optional levels of detail at
                                                            which the asset journal entries are posted.

Provide the ability to calculate the annualized and         Users can run a Depreciation Projection
forecast depreciation expense.                              Report to project depreciation expense for
                                                            assets. Users can project depreciation for
                                                            any number of periods, for up to five
                                                            depreciation books at once.

Provide the ability to recalculate depreciation for         Oracle allows users to adjust the depreciation
previous periods, within a calendar year, whenever          expense for all assets in a tax book for the
changes occur (e.g. when rebates from vendors are           previous fiscal year. (this function may or
allocated)                                                  may not fulfill the requirement).

Allow single fixed asset depreciation to be                 An asset can be assigned to general ledger
allocated, per the user's designation, to multiple          accounts, cost centers, locations, and
departments or other appropriate divisions (e.g.,           employees. Can designate an asset as a shared
large computer mainframe depreciated and the                use asset and apportion depreciation expense
depreciation is allocated to all user departments).         by percentage or units used.

Maintain both Financial and Tax books. The tax books        Can set up multiple corporate books that post
should be maintained in multiple variation (e.g.,           to different general ledger sets of books or
earnings and profit, state                                  to one general ledger set of

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                                GENERAL LEDGER
----------------------------------------------------------------------------------------------------------------
and federal tax, alternative minimum tax, and ACE).         books. For each corporate book, you set up multiple
                                                            tax and budget books (ACE, etc.).

Allow the Financial and Tax books to be processed           Running the depreciation program closes a period
and closed independent of each other. Allow the             for a set of books in Assets. The processing can
Financial group to process transactions but have            be performed separately for the depreciation and
the transactions suspended while the Tax group              tax books.
processes returns. (Do not allow the new
transactions to affect the processing of the tax
returns.)

Automatically compute investment tax credits on             Users can set up an ITC rate and a basis reduction
qualifying assets.                                          for any asset in any tax book. Oracle calculates
                                                            the ITC amount and basis reduction amount and
                                                            reduces the asset's depreciable basis. If you retire
                                                            the asset while ITC recapture still applies, Oracle
                                                            calculates it for you.

Comply with all IRS regulations. This includes such         Delivered, the system does not allow for the entry
regulations as:                                             of a TERRA code for an asset. User can set up
                                                            descriptive flexfields, however, to capture this
o The Tax Reform Act of 1986                                information.

o The Tax Reform Act of 1984

o ACRS

o TEFRA (Tax Equity and Fiscal Responsibility Act)

o ADR (Asset Depreciation Range System)

o Class Life System

o Group and Composite

Insure compliance with the FASB96, FASB33, FASB109,         Oracle Assets does comply with FASB96.
FASB13 and FASB34 regulations

Allow comparison of different methods of                    Yes, through reporting.
depreciation for an asset.

Allow for property tax classification, such as:             For assets in the US can specify whether
                                                            the asset has a property class of personal
o Personal                                                  or real.

o Real

o Public service

o Not subject to tax (e.g. environmental - Proposition 2 in Texas)

Support IRS and other effective dated tax tables            Yes.

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                              GENERAL LEDGER
-------------------------------------------------------------------------------------------------------------
o Property tax

o Income tax

o Sales and Use tax

Support tax credit recapture at retirement, as necessary    Yes, if the asset is retired while ITC recapture
                                                            still applies, Oracle calculates it for you.

Calculate/classify ordinary/capital profit and loss from    Yes.
dispositions

Provide for tax capabilities, such as:                      Yes.

o DD&A forecasts

o Operating budgets

o Future basis at various levels of detail

o Involuntary conversions

o Like-kind exchanges

o Deferred intercompany transactions

o Preparation of forms

JOURNAL ENTRY PROCESSING
------------------------
Restrict posting to selected accounts (e.g. balance sheet   Yes, through the use of flexfield security.
accounts) to the appropriate department personnel. The
system should notify the preparer that the account is
restricted.

Provide a mechanism to review journal entries which         Yes, through the use of security.
require approval. Upon review and approval, the
journal entries can be posted to the general ledger.

Provide the capability to suspend and hold incorrect        Yes
or incomplete entries for later recall by the
preparer. This feature will be used if a preparer is
entering a complex journal entry and needs to research
a problem prior to correcting and completing the
journal entry.

Maintain all journal entries at the lowest detail level.     Yes

INTERFACE JOURNAL ENTRY PROCESSING
----------------------------------

Provide for entry and correction of detailed entries         Yes
in error.

Accept interface journal entry transactions from             Yes
various feeder systems.

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                              GENERAL LEDGER
-------------------------------------------------------------------------------------------------------------
RECURRING, STANDARD AND REVERSING JOURNAL ENTRY PROCESSING

Save the recurring, standard and reversing journal entries for             Yes
future maintenance and posting.

Provide on-line viewing of the status of standard, recurring, and          Yes
reversing journal entries by user type.

Automatically reverse journal entries identified as reversing              Yes
entries on the reversal date.

ACCOUNT ANALYSIS

Provide the capability to identify actuals vs. trend and actuals vs.       Yes
budget variances based on user defined analysis criteria (e.g., actual postings vs. 12 month rolling trend within an account, actual postings greater than budget by a predefined percentage, etc.)

Provide an "exception" basis analysis report. The exceptions               Yes, with special reporting
would be based on predefined materiality levels and percentage deviation filters. For example:

o Materiality level is $500.

o First % filter is 5%.

o Second % filter is 25%.

o If determined to be OVER $500, and OVER 5% of the budget
  (or trend), the account and related data will print on the exception report.

o If UNDER $500, but OVER 25% of the budget (or trend), the account and related data will print as a significant deviation.

Provide easy access to detailed journal entry data in order to             Yes
analyze account variances and deviations. The system should
allow the user to drill down to the detailed date from a higher level account view.

Provide easy access to detailed data within the Accounts Payable           This can be done for journal entries
or Fixed Asset Systems to research and analyze a detailed                  from any Oracle application, but a
journal entry. The system should allow the user to drill back to           special program would need to be
the source system by selecting a specific journal entry.                   written to allow drill down to feeder
                                                                           systems.

Provide the users with the ability to perform analysis of actuals vs.      Actual vs. budget - yes
trend and actuals vs. budget within the appropriate

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                              GENERAL LEDGER
-------------------------------------------------------------------------------------------------------------
organization/account/cost center                                         Actual vs. Trend - no

Provide capability to navigate between the General Ledger                Yes
System and the Accounts Payable and Fixed Assets Systems.

ALLOCATION SETUP AND PROCESSING

Automatically create allocating journal entries based on the             Yes
characteristics of incoming journal entries and the contents of the conversion file.

o Apply surcharges reflecting a percentage increase over the
  original transaction amount                                            Yes

o Allocate overhead to companies, responsibility centers or
  projects                                                               Yes

o Perform intercompany allocations                                       Yes

o Allocate employee benefits to the responsibility center level          Yes

o Allocate direct and indirect expenses to a project                     Yes

o Allocate based on fixed percentage and from a range of
  accounts                                                               Yes

o Allocate based on budget or actual amounts                             Yes


CLOSING

The general ledger system will support rollups at any and all            Yes
levels of organization, account, and responsibility center

Provide function to automatically roll calender at year-end period       Yes
closing

Ability to create year-end journal entries which set the income and      Yes
expense account balances to zero and update the retained
earnings account balance

Capability to re-close any accounting period (e.g. ability to book       Yes
late transactions for a closed period and perform the closing process again)

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                              GENERAL LEDGER
-------------------------------------------------------------------------------------------------------------
OUTPUT REQUIREMENTS                                                        STANDARD

GENERAL

Provide an audit trail of all additions, deletions and updates to GL and System tables, including, but not restricted to:

o Updated table/file                                                       Yes with the use of Audit function in
                                                                           RDBMS

o User/department who created/requested                                    Yes

o User/department who last updated                                         Yes

o Reason for the update                                                    Yes

o Effective date for change                                                Yes, with use of Audit

o Old data                                                                 Yes

o New  Data                                                                Yes


Allow the user to access the General Ledger tables to display              Yes
general, descriptive information (full descriptions, coding rules, effective dates, etc.) about a selected account code structure.

Allow on-line user access to the various reporting and posting             Yes
relationships maintained by the system.

REPORTING REQUIREMENTS

FIXED ASSETS ACCOUNTING

Provide access to depreciation setup data based on user defined            Yes.
selection criteria (i.e., current depreciation method and life used for all office furniture).

Provide access to depreciation information based on user refined           Yes.
selection criteria (i.e., year-to-date depreciation that has been booked for office furniture within the IS department).

Provide the ability to view the projected results of a change in           Yes.
depreciation methods for an assets group or a specific asset.

Provide access to projections of depreciation over a user                  Yes.
specified period of time for budgeting purposes.

Support the generation of multiple types of depreciation tax return        Yes.
forms in the IRS format.

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                              GENERAL LEDGER
-------------------------------------------------------------------------------------------------------------
Produce reports to facilitate the reconciliation between the               Yes.
financial and tax books.

Produce reports on depreciation expense/reserves                           Yes.

JOURNAL ENTRY PROCESSING

Maintain all posted detailed entries on-line until a user-determined       Yes
time when the detail files will be purged up to a user-defined date.

Provide audit trail for all financial and non-financial transactions.      Yes

o Provide access to detailed journal entry activity based on user          Yes
  specified selection criteria:

o All journal entries for a specified month by reason code                 Yes

o All posted transactions entered by a certain individual                  Yes

o All proved or approved transactions                                      Yes

o Transaction history for the current year plus 2 prior years              Yes

o Transaction detail for a particular Journal ID                           Yes

o Transactions of a particular dollar amount                               Yes


Provide access to all held transactions awaiting posting.                  Yes

INTERFACE JOURNAL ENTRY PROCESSING

Provide for on-line inquiry and reporting of rejected journal              Only last update.
entries.

Provide an audit trail of all posted journal entries                       Yes

Provide access to the journal entry posting audit trail based on           Yes, through the use of special
user specified selection criteria (e.g., by organization/account, by       reporting
department, by reason code within department, etc.).

Provide a control report that summarizes the results of a the journal      Yes, through the use of special
entries posted from each feeder system (e.g., number of journal            reporting
entries, number of detailed entries, total debits/credits).

RECURRING, STANDARD AND REVERSING JOURNAL ENTRY PROCESSING

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                              GENERAL LEDGER
-------------------------------------------------------------------------------------------------------------
Provide access to the recurring and standard journal entries               Yes
based on user specified selection criteria (e.g., one or all journal entry types, one or all statuses (posted, unposted) for one or all business periods).

ACCOUNTS ANALYSIS

Provide the capability to display or print account variance and            Yes
deviation data based on user specified filters. The filters can be established and maintained by the user in order to support
management analysis

Provide access to general ledger data to support analysis of               Yes
"budget" variances.

ALLOCATION SETUP AND PROCESSING

Provide an audit trail reflecting the incoming journal entries and         Yes
the journal entries created based on the contents of the
conversion file.

Provide an audit trail reflecting the allocation journal entries           Yes
created based on processing of the allocation table.

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                           ACCOUNTS PAYABLE/PURCHASING
-------------------------------------------------------------------------------------------------------------
INPUT REQUIREMENTS                                                         STANDARD

INVOICES                                                                   Yes

o Use Invoice Workbench to design custom views of data for each user or workgroup

o Record sales, use, and VAT with complete tax reporting

o Quickly enter invoices with AutoEntry

o Process employee expense reports

o Apply prepayments to invoices and expense reports

o Match credits to originating invoices

o Automatically generate recurring invoices

o Automatically check for duplicate invoices

o Import and validate invoices with Invoice Import

o Adjust distributions as needed

o Cancel invoices on demand

o Set payment terms: Proxima, Split Multiple discounts

o Perform online inquires


Online Approvals and Enforced Security                                     Yes

View purchase orders and receive consolidated shipments using              Yes
the new Cascading Receipts feature.


PROCESSING REQUIREMENTS                                                    STANDARD

PURCHASING ORDER MATCHING                                                  Yes

Perform two-three-, and four-way purchase order matching

Use QuickMatch to automatically create invoice accounting

Automatically record price, quantity, and exchange rate variances

Set quantity and price tolerances percentage-based Value-based


ACCOUNTING CONTROLS                                                        Yes

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS

                                          ACCOUNTS PAYABLE/PURCHASING
-------------------------------------------------------------------------------------------------------------
o Specify multiple open and future periods

o Specify separate closing status

o Choose from several accounting methods, including: Accrual basis, Cash basis, Combined basis

o Post to general ledger anytime

o Define intercompany payables

o Perform Encumbrance accounting

o Set Budgetary Controls

o Purge invoices, purchase orders, purchase requisitions, & suppliers from your database


PURCHASING CAPABILITIES                                                    Yes

o Create and rank approved-supplier lists by item

o Prevent purchases from unapproved supplier

o Compare actual volume to target volume by supplier

o Assess supplier price, service, and quality performance

o Define unlimited addresses and contacts for each supplier

o Create request for quotations (RFQs) automatically from online requisitions

o Define custom supplier quotation lists for RFQs

o Convert supplier quotations automatically from RFQs, or enter them directly

o Analyze quotations and decide which should be available to reference on requisitions and purchase orders (POs)

o Access and reference your catalog/quotation information online while building POs

o Receive online notification when quotations are about to expire Requisitions

o Access or define your own supplier/item catalogs to create documents

o Use folder technology to customize requisition, PO, and receiving screens to your needs

o Source requisitions automatically from agreement and catalogs using approved supplier lists

o Distribute expenses across costs centers, projects, or departments

o Use multiple currencies

                                   APPENDIX K
          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS
--------------------------------------------------------------------------------

                                              ACCOUNTS PAYABLE/PURCHASING
------------------------------------------------------------------------------------------------------------------------------------

o Build account distributions automatically for reqs and POs

o Provide multimedia attachments to buyers and receivers

o Use requisition templates for frequently requested items

o Automatically assign a buyer to requisition lines by item

o AutoCreate POs from online requisitions, either singly, in groups, or from all online requisitions

o Consolidate and centralize purchase requirements from multiple warehouses or locations

o Create POs in any currency

o Define blanket agreements

o Define general purchasing contracts and reference them on POs

o Build account distributions automatically

o Create PO lines for any item

o Provide multiple shipment schedules per PO line

o Access sourcing and inventory information online while building Pos

o Split requisition lines according to sourcing policies

o Print POs individually, or group by PO number or buyer name

o Print change orders for PO revisions

o Freeze, cancel, or final close POs to control future transactions

o Record supplier acceptances

o Purchase specific item revisions Receiving

o Cascade receipts of consolidated deliveries

o Receive supplier shipments, inter-organization transfers, or internal requisitions

o Receive items into receiving/inspection, or directly to inventory

o Receive unordered items and later match them to POs

o Record lot and serial numbers

o Use express transactions for fast data entry

o Track dock-to-stock movement of receipts

o Receive substitute items

o Print receipt travelers

o View complete receiving history
------------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX K

          ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS
--------------------------------------------------------------------------------

                         ACCOUNTS PAYABLE / PURCHASING
--------------------------------------------------------------------------------

o  View expected receipts by promised date

o  Control receiving routing

--------------------------------------------------------------------------------

                                   APPENDIX K

ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS
--------------------------------------------------------------------------------

                           PAYROLL / HUMAN RESOURCES
--------------------------------------------------------------------------------
INPUT REQUIREMENTS                                                      STANDARD
--------------------------------------------------------------------------------
Record key elements of the employee master file including:              Yes

o   Name - Deductions

o   Address

o   Employee number

o   Gender

o   Social Security number

o   EEO Classification

o   Job Title

o   Date of Birth

o   Date of Employment

o   Marital Status

o   Retirement data

o   Veteran Status

o   Organizational Unit

o   Handicapped Status

o   Supervisor

o   Education

o   Office Phone Number

o   Federal and State Exemptions

o   Pay Scale/Grade/Step

--------------------------------------------------------------------------------
PROCESSING REQUIREMENTS                                                 STANDARD
--------------------------------------------------------------------------------
o   Payroll is processed with standard 24 hour delivery                 Yes

o   Payroll checks are signed and sealed

o   Manual checks can be created at any time

o The payroll system interfaces to the general ledger to post the payroll expenses

o Provides ability to allocate employee time to multiple departments, general ledger accounts, or jobs

o   Time & attendance can be either entered manually by
    entering information from timecards, or by interfacing with automated time & attendance systems. The automated time
--------------------------------------------------------------------------------

                                   APPENDIX K

ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS
--------------------------------------------------------------------------------

                           PAYROLL / HUMAN RESOURCES
--------------------------------------------------------------------------------
    and attendance system offers the advantage of eliminating the chore of reconciling time cards and job costing.

o The system allows the user to view and create a wide variety of reports, including non-payroll reports. Payroll data can be exported to other applications such as Lotus, Excel, or Word

o   Audit trail is provided by reviewing changes by the users

o Direct deposit is available for employees wages to accounts identified in the employee master file

o Calculates vacation and sick accruals according to the company's policies

o Customer service representative are assigned to your company and available to address all payroll issues

o Training is provided on the payroll and human resources systems at either the company's locations or the payroll and human resource provider depending on the provider

o   Provides software enhancements to the payroll system

--------------------------------------------------------------------------------
o   Payroll and Human Resource provider assumes the liability             Yes
    for timely and accurate tax deposits paid to the Internal
    Revenue Service and to the state

o   Provides W-2's to employees and 1099's to contractors

o   Prepares and files including the quarterly federal tax return
    (941), the quarterly state (DE-6), annual federal unemployment insurance return (940), recap of federal withholding (W-3), and the reconciliation return (DE-7)

o   Provides copies of federal and state payroll tax returns

o   Provides software enhancements and tax-related updates

--------------------------------------------------------------------------------
HUMAN RESOURCE SERVICES:                                                  Yes

o Benefits module verifies and enrolls employees based on the company's eligibility parameters

o Provides the ability to track all applicants and manage recruitment

o   Maintains and tracks EEO and I-9 information

o Maintain and track job performance information including review date, change amount and reason, and next review date

o Provides the ability to log the specific position and pay grade for each employee

--------------------------------------------------------------------------------

                                   APPENDIX K

ADMINISTRATIVE SYSTEMS - ADDITIONAL FUNCTIONAL REQUIREMENTS
--------------------------------------------------------------------------------

                           PAYROLL / HUMAN RESOURCES
--------------------------------------------------------------------------------
o Track details and renewal dates on important employee events such as training, licenses, bonuses, and memberships

o   Provides assistance in administering the Section 125
    Cafeteria plan to save the employer and employees significant amounts on taxes

o Assistance the administration and record keeping for a 401(k) plan for the organization

o   Provides accident and workers compensation claims tracking

o Offers the option of producing an Employee handbook which establishes and administers consistent policies for your business

o Offers the option of producing employee packets which are a packet of forms for payroll, performance appraisals, recruiting, and other pertinent employee matters

o Updates with current changes to state and federal employment laws and other human resource issues

o Posters mandated by Federal and state labor laws regarding certain employee information are made available for posting

o Customer service representative are assigned to your company and available to address all human resource issues

--------------------------------------------------------------------------------